     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1998


                                                      REGISTRATION NO. 333-51011
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       CITADEL COMMUNICATIONS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              NEVADA                            4832                          86-0748219
 (STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                              140 SOUTH ASH AVENUE
                              TEMPE, ARIZONA 85281
                                 (602) 731-5222
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               LAWRENCE R. WILSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       CITADEL COMMUNICATIONS CORPORATION
                              140 SOUTH ASH AVENUE
                              TEMPE, ARIZONA 85281
                                 (602) 731-5222
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

         BRYAN D. ROSENBERGER, ESQ.                    MARC WEINGARTEN, ESQ.
    ECKERT SEAMANS CHERIN & MELLOTT, LLC            MICHAEL R. LITTENBERG, ESQ.
        42ND FLOOR, 600 GRANT STREET                 SCHULTE ROTH & ZABEL LLP
            PITTSBURGH, PA 15219                         900 THIRD AVENUE
               (412) 566-6000                           NEW YORK, NY 10022
                                                          (212) 756-2000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                 [ ]
                                                                 ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION--DATED JUNE 26, 1998

PROSPECTUS
--------------------------------------------------------------------------------

CITADEL LOGO
                                6,720,796 Shares
                       CITADEL COMMUNICATIONS CORPORATION
                                  Common Stock
--------------------------------------------------------------------------------

Of the 6,720,796 shares of common stock, par value $.001 per share (the "Common Stock"), offered hereby, 6,250,000 shares are being sold by Citadel Communications Corporation (the "Company") and 470,796 shares are being sold by selling stockholders (the "Selling Stockholders").

Prior to this offering (the "Offering"), there has been no public market for the Common Stock of the Company. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. See "Principal and Selling Stockholders." It is currently anticipated that the initial public offering price for the Common Stock will be between $15.00 and $17.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.


The Common Stock has been approved for inclusion in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "CITC."


SEE "RISK FACTORS" ON PAGES 15 TO 22 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.
--------------------------------------------------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

=======================================================================================================================
                                                               Underwriting                             Proceeds to
                                             Price to          Discounts and        Proceeds to           Selling
                                              Public          Commissions(1)        Company(2)         Stockholders
-----------------------------------------------------------------------------------------------------------------------
Per Share..............................          $                   $                   $                   $
-----------------------------------------------------------------------------------------------------------------------
Total(3)...............................          $                   $                   $                   $
=======================================================================================================================

(1) The Company and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated to be $1,000,000.

(3) The Company has granted the several Underwriters a 30-day over-allotment option to purchase up to 1,008,119 additional shares of the Common Stock on the same terms and conditions as set forth above. If all such additional shares are purchased by the Underwriters, the total Price to Public will be
    $          , the total Underwriting Discounts and Commissions will be
    $          , the total Proceeds to Company will be $          and the total
    proceeds to Selling Stockholders will be $          . See "Underwriting."
--------------------------------------------------------------------------------

The shares of Common Stock are offered by the several Underwriters, subject to delivery by the Company and the Selling Stockholders and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the shares to the Underwriters is expected to be made through the facilities of The Depository Trust Company, New York, New
York, on or about             , 1998.

PRUDENTIAL SECURITIES INCORPORATED
                       DONALDSON, LUFKIN & JENRETTE
                    SECURITIES CORPORATION

                          GOLDMAN, SACHS & CO.

                              NATIONSBANC MONTGOMERY SECURITIES LLC

            , 1998.

[This inside front cover pictures a map of the United States depicting the markets in which the Company owns or operates radio stations after giving effect to the Pending Dispositions. Text also includes the number of FM and AM radio stations owned or operated by the Company and the 1997 radio group revenue rank for the Company's Stations in each such market.]




CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK, THE BROADCASTING NOTES, THE BROADCASTING EXCHANGEABLE PREFERRED STOCK AND, IF ISSUED, THE BROADCASTING EXCHANGE DEBENTURES (AS SUCH TERMS ARE DEFINED) TO STABILIZE THEIR MARKET PRICES, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                MARKET AND STATION DATA AND CERTAIN DEFINITIONS

     Unless otherwise indicated herein, (i) all metropolitan statistical area ("MSA") rank information and information concerning the number of stations in a market have been obtained from Investing in Radio 1998 Market Report (1st ed.) (the "1998 BIA Report") published by BIA Publications, Inc. ("BIA"); (ii) all audience share and primary demographic share and rank information have been obtained from the Fall 1997 Radio Market Report (the "Arbitron Reports") published by The Arbitron Company ("Arbitron"); (iii) station group market revenue share and rank information for the Albuquerque, Colorado Springs, Eugene, Little Rock, Modesto, Reno, Salt Lake City, Spokane and Wilkes-Barre/Scranton markets are given for 1997 and have been obtained from the December 1997 Miller, Kaplan Market Revenue Report, a publication of Miller, Kaplan, Arase & Co., Certified Public Accountants; (iv) station group market revenue share and rank information for the Allentown/Bethlehem, Billings, Boise, Harrisburg, Medford, Tri-Cities and York markets are given for 1997 and have been obtained from the 1998 BIA Report; (v) station group market revenue share and rank information for the Providence market is given for 1997 and has been obtained from the December 1997 Radio Revenue Report, a publication of Hungerford, Aldrin, Nichols & Carter, P.C., Certified Public Accountants ("Hungerford"); (vi) market revenue is given for the period indicated and, with respect to a particular market, has been obtained from the same source from which station group market revenue share and rank information have been obtained for such market; and (vii) information concerning the number of viable stations in a market has been obtained from Duncan's Radio Market Guide (1997 ed.) ("Duncan's") compiled by Duncan's American Radio, Inc. Duncan's defines "viable stations" as stations which are active and viable competitors for advertising dollars in the market. If the total number of viable AM or viable FM stations within a market was not a whole number, that number was rounded up to the nearest whole number. A viable AM/FM combination has been counted as one viable FM station.

     A radio station's designated market may be different from its community of license. If a radio station's call letters have changed during the time the Company has owned or operated the station, the station is described by its call letters currently in use, unless otherwise indicated.

     "Broadcast cash flow" consists of operating income (loss) before depreciation, amortization and corporate expenses. "EBITDA" consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles ("GAAP"), management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, the term "Company" refers to Citadel Communications Corporation and its subsidiaries, and the term "Citadel Broadcasting" refers to Citadel Broadcasting Company, all of the common stock of which is owned by Citadel Communications Corporation, and its subsidiary. Unless the context otherwise requires, the term "operate," as used in connection with the Company's radio station activities, includes the provision of programming and the sale of advertising pursuant to local marketing agreements ("LMA") or the sale of advertising pursuant to joint sales agreements ("JSA"). Unless otherwise indicated, all information in this Prospectus assumes that (i) the Underwriters' over-allotment option will not be exercised and (ii) prior to the closing of the Offering, (a) the Recapitalization, including a three-for-one stock conversion, discussed under "Description of Capital Stock," and (b) the Warrant Exercise (as defined), will occur. Certain capitalized terms used in this Prospectus are defined herein under the caption "Glossary of Certain Defined Terms."

                                  THE COMPANY


     The Company is a radio broadcasting company that focuses on acquiring, developing and operating radio stations in mid-sized markets. Upon completion of the Pending Dispositions (as defined), the Company will own or operate 65 FM and 30 AM radio stations in 17 markets, including clusters of four or more stations in 13 markets, and will have the right to construct one additional FM station. The Company's stations comprise the first or second ranked radio station group in terms of revenue share in 15 of its 17 markets. On a pro forma basis, after giving effect to the Completed Transactions (as defined) and the Pending Dispositions as if all such transactions had occurred on January 1, 1997, the Company would have had net broadcasting revenue and broadcast cash flow of $117.4 million and $35.9 million, respectively, for the 12 months ended March 31, 1998.


     The Company's primary strategy is to secure and maintain a leadership position in the markets it serves and to expand into additional mid-sized markets where it believes a leadership position can be obtained. Upon entering a market, the Company seeks to acquire additional stations which, when integrated with its existing operations, allow it to reach a wider range of demographic groups that appeal to advertisers, increase revenue and achieve substantial cost savings. The Company has completed 30 station acquisitions in markets where it already owned stations and entered into a JSA for eight additional stations in those markets. Primarily as a result of this strategy, in the six markets in which the Company has owned radio stations since 1994, the Company has increased its average revenue share and average broadcast cash flow margin from 37.3% and 19.9%, respectively, for the year ended December 31, 1995, to 51.5% and 32.2%, respectively, for the 12 months ended March 31, 1998.

     The Company believes that mid-sized markets represent attractive opportunities because, as compared to the 50 largest markets in the United States, they are generally characterized by (i) lower radio station purchase prices as a multiple of broadcast cash flow, (ii) fewer sophisticated and well-capitalized competitors, including both radio and competing advertising media such as newspapers and television and (iii) less direct format competition due to the smaller number of stations in any given market. The Company believes that the attractive operating characteristics of mid-sized markets coupled with the opportunity to establish or expand in-market radio station groups create the potential for substantial revenue growth and cost efficiencies. As a result, management seeks to achieve broadcast cash flow margins that are comparable to the higher margins that historically were generally achievable only in the 50 largest markets.

     The Company chooses programming formats for its stations that are intended to maximize its cash flow. The Company's portfolio of stations is diversified in terms of format, target demographics and geographic location. Because of the size of its portfolio and its individual radio station groups, the Company believes it is not unduly reliant upon the performance of any single station. The Company also believes that the diversity of its portfolio of radio stations helps insulate the Company from downturns in specific markets and changes in format preferences. The Company considers many of the radio station groups it has assembled in the last 18 months to be underdeveloped with the potential for substantial growth through the implementation of the Company's operating strategies, including targeted programming and aggressive sales techniques.

                                  RISK FACTORS

     An investment in the Common Stock offered hereby involves a high degree of risk. Such risks include the Company's history of net losses, the Company's substantial leverage, certain limitations on the Company's acquisition strategy and the restrictions imposed by the Company's indebtedness. See "Risk Factors" for a discussion of these and other risks attendant to an investment in the Common Stock.

                               STATION PORTFOLIO


     Upon completion of the Pending Dispositions, the Company will own 59 FM and 25 AM radio stations in 17 mid-sized markets, operate six additional FM and five additional AM radio stations in its markets pursuant to LMAs or JSAs and have the right to construct one additional FM radio station.



     The Company has entered into an agreement to sell its two FM radio stations in Johnstown, Pennsylvania and its two FM and two AM radio stations in State College, Pennsylvania for the aggregate sale price of approximately $8.5 million in cash. In addition, the Company has entered into an agreement to sell one AM radio station in Allentown/Bethlehem, Pennsylvania in connection with the acquisition by the Company of one FM radio station in that market in October 1997. The Company has also entered into an agreement to sell its three FM radio stations and one AM radio station in Quincy, Illinois for the aggregate sale price of approximately $2.3 million in cash. Such transactions are collectively referred to as the "Pending Dispositions." See "The Pending Dispositions."


     The following chart sets forth certain information with respect to the radio stations owned or operated by the Company after giving effect to the Pending Dispositions:


                                                    NUMBER OF STATIONS                         COMBINED
                                            -----------------------------------   COMBINED      MARKET
                                                   FM                 AM           MARKET      REVENUE
                                     MSA    ----------------   ----------------   AUDIENCE   ------------
                                     RANK   OWNED   OPERATED   OWNED   OPERATED   SHARE(1)   SHARE   RANK
                                     ----   -----   --------   -----   --------   --------   -----   ----
  Providence, RI...................   31      4        --        2        --        22.2%    36.7%     1
  Salt Lake City, UT...............   35      4        --        2        --        22.3     22.5      2
  Wilkes-Barre/Scranton, PA(2).....   63      5         2        4         1        29.6     31.6      2
  Allentown/Bethlehem, PA..........   66      2        --       --        --        23.8     26.5      2
  Albuquerque, NM..................   70      5        --        3        --        37.6     55.9      1
  Harrisburg, PA(3)................   73      1        --       --        --         4.9     13.5      3
  Little Rock, AR(4)...............   82      8        --        3        --        31.0     41.1      2
  Spokane, WA(5)...................   87      2         2        2         2        42.0     52.7      1
  Colorado Springs, CO(5)..........   94      3         2       --         2        39.4     63.5      1
  York, PA(3)......................  103      1        --        1        --        10.2     10.2      4
  Modesto, CA......................  121      4        --        1        --        27.5     64.3      1
  Boise, ID........................  126      4        --        1        --        37.4     42.0      2
  Reno, NV.........................  130      3        --        1        --        31.5     48.5      1
  Eugene, OR.......................  144      2        --        1        --        20.2     31.5      1
  Tri-Cities, WA...................  202      4        --        1        --        30.3     42.2      1
  Medford, OR......................  204      4        --        2        --        32.3     40.8      1
  Billings, MT.....................  242      4        --        1        --        45.2     50.5      1
                                             --        --       --        --
         TOTAL.....................          60         6       25         5


---------------


(1) Combined market audience share has been derived from Arbitron surveys of persons ages 25 to 54, listening Monday through Sunday, 6:00 a.m. to 12:00 midnight.


(2) Includes two stations for which the Company provides programming and sells advertising under an LMA and one station for which the Company sells advertising under a JSA (all of which the Company has an option to acquire).

(3) Harrisburg and York are adjacent markets with numerous overlapping radio signals.

(4) One FM station is not yet operational. Three of these stations serve the surrounding communities outside of Little Rock.

(5) Includes four stations in each of Colorado Springs and Spokane for which the Company sells advertising under a JSA.

                               OPERATING STRATEGY

     In order to maximize its radio stations' appeal to advertisers, and thus its revenue and cash flow, the Company has implemented the strategies described below. The Company intends to continue to expand its existing strategies and to develop new methods to enhance revenue and reduce costs.

     Ownership of Strong Station Groups. The Company seeks to secure and maintain a leadership position in the markets it serves through the ownership of multiple stations in a market. By strategically coordinating programming, promotional and selling strategies among a group of local stations, the Company attempts to capture a wide range of demographic groups which appeal to advertisers. The Company believes that the diversification of its programming formats and its collective inventory of available advertising time strengthen relationships with advertisers and increase the Company's ability to maximize the value of its inventory. The Company believes that having multiple stations in a market also enhances its ability to market the advantages of radio advertising versus other advertising media, such as newspaper and television, thus potentially increasing radio's share of the total advertising dollars spent in a given market.

     The Company believes that its ability to leverage the existing programming and sales resources of its station groups enables it to enhance the growth potential of both new and underperforming stations while reducing the risks associated with undertaking means of improving station performance, including launching new formats. The Company also believes that operating leading station groups allows it to attract and retain talented local management teams, on-air personalities and sales personnel, which it believes are essential to operating success. Furthermore, the Company seeks to achieve substantial cost savings through the consolidation in each of its markets of facilities, management, sales and administrative personnel and operating resources (such as on-air talent, programming and music research) and through the reduction of other redundant expenses.

     Aggressive Sales and Marketing. The Company seeks to maximize its share of local advertising revenue in each of its markets through numerous sales and marketing initiatives. The Company provides extensive training for its sales personnel through in-house sales and time management programs, and it retains various independent consultants who hold frequent seminars for, and are available for consultation with, the Company's sales personnel. The Company also emphasizes regular, informal exchanges of ideas among its management and sales personnel across its various markets. Because advertising time is perishable, the Company seeks to maximize its revenue through the utilization of sophisticated inventory management techniques that allow it to provide its sales personnel with frequent price adjustments based on regional and local market conditions. To further strengthen its relationships with advertisers, the Company also offers and markets its ability to create customer traffic through on-site events staged at, and broadcast from, an advertiser's business. The Company believes that, prior to their acquisition by the Company, many of its acquired stations had underperformed in sales, due primarily to undersized sales staffs responsible for selling inventory on multiple stations. Accordingly, the Company has significantly expanded the sales forces of many of its acquired stations.

     Targeted Programming. To maintain or improve its position in each market, the Company combines extensive market research with an assessment of its competitors' vulnerabilities in order to identify significant and sustainable target audiences. The Company then tailors the programming, marketing and promotion of each station to maximize its appeal to its target audience. Within each market, the Company attempts to build strong franchises through (i) the creation of distinct, highly visible profiles for its on-air personalities, particularly those broadcasting during morning "drive time" traditionally between 6:00 a.m. and 10:00 a.m., (ii) the formulation of recognizable "brand names" for select stations such as the "Bull" and "Cat Country" and (iii) active involvement in community events and charities. The Company has achieved particular success in programming country formats and currently operates the leading country station in nine of its 14 markets where it programs country music.

     Decentralized Operations. The Company believes that radio is primarily a local business and that much of its success is the result of the efforts of regional and local management and staff. Accordingly, the Company decentralizes much of its operations to these levels. Each of the Company's regional and local station groups is managed by a team of experienced broadcasters who understand radio format trends, demographics and competitive opportunities of the particular market. Regional and local managers are responsible for preparing annual operating budgets, and a portion of their compensation is linked to meeting or surpassing operating targets. Corporate management approves each station group's annual operating budgets and imposes strict financial reporting requirements to track station performance. Corporate management is responsible for long range planning, establishing Company policies and serving as a resource to local management. The Company has implemented local sales reporting systems at each station to provide local and corporate management with daily sales information.

                              ACQUISITION STRATEGY

     As the Company has achieved a leading position in most of the markets it currently serves, the Company expects that, in addition to acquiring additional radio stations in existing markets, it will emphasize the acquisition of radio stations in new markets which present opportunities for the Company to apply its operating strategies. The Company believes that such acquisitions will enable it to achieve, among other things, greater size and geographic diversification. The Company anticipates that it will continue to focus on mid-sized markets rather than attempt to expand into larger markets. Although competition among potential purchasers for suitable radio station acquisitions is intense throughout the United States, the Company believes that less competition exists, particularly from the larger radio operators, in mid-sized markets as compared to larger markets, affording the Company relatively more attractive acquisition opportunities in these markets. There can be no assurance, however, that the Company will be able to identify suitable and available acquisition opportunities or that it will be able to consummate any such acquisition opportunities.

     In evaluating acquisition opportunities in new markets, the Company assesses its potential, over time, to build leading radio station groups in those markets. The Company believes that the creation of strong station groups in local markets is essential to its operating success and generally will not consider entering a new market unless it believes it can acquire multiple stations in the market. The Company also analyzes a number of additional factors which it believes are important to its success, including the number and quality of commercial radio signals broadcasting in the market, the nature of the competition in the market, the Company's ability to improve the operating performance of the radio station or stations under consideration and the general economic conditions of the market.

     The Company believes that its acquisition strategy, if properly implemented, could have a number of benefits, including (i) diversification of revenue and broadcast cash flow across a greater number of stations and markets,
(ii) improved broadcast cash flow margins through the consolidation of facilities and the elimination of redundant expenses, (iii) a broader range of advertising packages to offer advertisers, (iv) improved leverage in various key vendor negotiations, (v) greater appeal to top industry management talent and
(vi) increased overall scale which should facilitate the Company's capital raising activities.

             CORPORATE HISTORY AND RECENTLY COMPLETED TRANSACTIONS

     Citadel Broadcasting was incorporated in Nevada in 1991, and in 1992 it acquired all of the radio stations then owned or operated by Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership (collectively, "Predecessor") and certain other radio stations. Lawrence R. Wilson, Chief Executive Officer of the Company, was a co-founder and one of the two general partners of Predecessor. In 1993, the Company was incorporated and Citadel Broadcasting was reorganized as a wholly-owned subsidiary of the Company. The Company acquired ownership of additional radio stations in each of 1993, 1994, 1996, 1997 and 1998.

     The Company's operations are conducted through Citadel Broadcasting and Citadel License, Inc. ("Citadel License"), a wholly-owned subsidiary of Citadel Broadcasting. The Company owns all of the outstanding common stock of Citadel Broadcasting.

     Effective as of January 1, 1997, the Company acquired Deschutes River Broadcasting, Inc. ("Deschutes") which owned 18 radio stations in Montana, Oregon and Washington. The total consideration paid was approximately $26.0 million. Following the acquisition, Deschutes was operated as a sister company to Citadel Broadcasting until June 20, 1997 when Deschutes was merged with and into Citadel Broadcasting.

     On July 3, 1997, the Company purchased all of the outstanding capital stock of Tele-Media Broadcasting Company ("Tele-Media") which owned or operated 16 FM and ten AM radio stations in Pennsylvania, Rhode Island and Illinois (the "Tele-Media Acquisition"). The purchase price for the Tele-Media Acquisition, following post-closing adjustments, was approximately $115.8 million, which included the repayment of certain indebtedness of Tele-Media and the redemption of certain corporate bonds and warrants of Tele-Media (collectively, the "Tele-Media Bonds"). Upon consummation of the Tele-Media Acquisition, Tele-Media was merged with and into Citadel Broadcasting.

     In addition, in various other transactions consummated since January 1, 1997, the Company has acquired in eight markets an aggregate of 29 stations, the right to construct an additional station and certain related assets, including an Internet access service provider, for an aggregate purchase price of $123.6 million.

     On July 3, 1997, Citadel Broadcasting consummated the offerings of $101.0 million principal amount of its 10-1/4% Senior Subordinated Notes due 2007 (the "Broadcasting Notes") and 1.0 million shares of its 13-1/4% Exchangeable Preferred Stock (the "Broadcasting Exchangeable Preferred Stock") which, subject to certain conditions, at the option of Citadel Broadcasting, are convertible into its 13-1/4% Subordinated Exchange Debentures due 2009 (the "Broadcasting Exchange Debentures"). Concurrently with the closing of such offerings (the "Broadcasting Offerings"), Citadel Broadcasting entered into amendments to its Credit Facility (as defined). As of June 1, 1998, the Credit Facility allowed for borrowings of up to $145.0 million, and the outstanding principal amount borrowed thereunder was approximately $121.1 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Indebtedness."

                              THE RECAPITALIZATION

     Prior to the consummation of the Offering, the Company will engage in a series of transactions (collectively, the "Recapitalization") which will result in the Company having outstanding capital stock consisting of the Common Stock and convertible preferred stock, par value $.001 per share (the "Convertible Preferred Stock"). Contemporaneously, (i) each outstanding share of capital stock of the Company, other than those owned beneficially or of record by ABRY Broadcast Partners II, L.P. ("ABRY II") and ABRY/ Citadel Investment Partners, L.P. ("ABRY/CIP"), will be converted into three shares of Common Stock, (ii) each share of capital stock of the Company owned beneficially or of record by ABRY II or ABRY/CIP will be converted into three shares of Convertible Preferred Stock and (iii) each outstanding option or warrant to acquire shares of capital stock of the Company will be converted into an option or warrant to acquire three times the same number of shares of Common Stock.

     The Company currently anticipates that, immediately after consummation of the Recapitalization and prior to the consummation of the Offering, Bank of America National Trust and Savings Association ("Bank of America"), which will then hold a warrant to acquire 414,303 shares of Common Stock, will transfer such warrant to BankAmerica Investment Corporation ("BankAmerica"), one of the Selling Stockholders, and BankAmerica will exercise such warrant for a nominal exercise price (the "Warrant Exercise") and sell the shares acquired upon such exercise in the Offering.

                                  THE OFFERING

Common Stock Offered by the Company(1)..............   6,250,000 shares

Common Stock Offered by the Selling
Stockholders(2).....................................     470,796 shares

Common Stock to be Outstanding after the
Offering(1)(2)(3)(4)................................  15,180,664 shares

Convertible Preferred Stock(4)......................   9,506,561 shares

Capital Stock to be Outstanding after the
Offering(1)(2)(3)...................................  24,687,225 shares

Relative Voting Rights of Common
Stock and Convertible Preferred
  Stock............................    After giving effect to the
                                       Recapitalization, holders of the Common
                                       Stock offered hereby and holders of the
                                       Convertible Preferred Stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally. Both classes vote together as a single class on all matters except the election or removal of the Class B
                                       Director (as defined) and when class
                                       voting is required by applicable law.
                                       Only holders of Convertible Preferred
                                       Stock are entitled to vote for the
                                       election of the Class B Director.
                                       Immediately after the Offering, ABRY II
                                       and ABRY/CIP together will beneficially
                                       own all of the outstanding Convertible
                                       Preferred Stock, representing
                                       approximately 38.5% of the voting power
                                       of the outstanding capital stock of the
                                       Company, and the Voting Trustee (as
                                       defined) who votes such shares will have the power to elect the Class B Director and significantly influence the election of Class A Directors (as defined) and other matters submitted to a vote of the stockholders. See "Management,"
                                       "Principal and Selling Stockholders" and
                                       "Description of Capital Stock."

Other Rights.......................    After giving effect to the
                                       Recapitalization, the Convertible
                                       Preferred Stock is convertible into
                                       Common Stock on a one-for-one basis at
                                       the election of the holder and
                                       automatically upon transfer to a
                                       non-affiliate and in certain other
                                       circumstances. Except for the differences described above and a nominal liquidation preference applicable to the Convertible
                                       Preferred Stock, the Common Stock and the
                                       Convertible Preferred Stock are identical in all respects. See "Description of Capital Stock."

Use of Proceeds by the Company.....    To repay outstanding indebtedness under
                                       the Credit Facility. See "Use of
                                       Proceeds."


Nasdaq National Market Symbol......    CITC

---------------

(1) Excludes 1,008,119 shares of Common Stock that may be issued if the Underwriters' over-allotment option is exercised in full. See
    "Underwriting."

(2) Gives effect to the Warrant Exercise.

(3) Gives effect to the Recapitalization. Does not include (i) 2,657,064 shares of Common Stock issuable upon the exercise of options at an average exercise price of $3.53 per share, (ii) 75,000 shares issuable upon the exercise of options to be granted to employees upon consummation of the Offering, all of which will have an exercise price per share equal to the initial public offering price per share of Common Stock and (iii) 319,815 additional shares of Common Stock reserved for issuance under the Company's 1996 Equity Incentive Plan. See "Management" and "Description of Capital Stock."

(4) Gives effect to the Recapitalization. Convertible Preferred Stock is convertible into Common Stock on a one-for-one basis at the election of the holder and automatically upon transfer to a non-affiliate and in certain other circumstances. See "Description of Capital Stock."

                       SUMMARY HISTORICAL FINANCIAL DATA

     The summary historical financial data of the Company presented below as of and for each of the years in the five-year period ended December 31, 1997 are derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The summary historical financial data of the Company presented below as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are derived from unaudited consolidated financial statements of the Company which, in the opinion of management, contain all necessary adjustments of a normal recurring nature to present the financial statements in conformity with GAAP. The consolidated financial statements of the Company as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 and the independent auditors' report thereon, as well as the unaudited consolidated financial statements of the Company as of March 31, 1998 and for the three months ended March 31, 1997 and 1998, are included elsewhere in this Prospectus. The financial results of the Company are not comparable from year to year because of the acquisition and disposition of various radio stations by the Company. The summary historical financial data below should be read in conjunction with, and is qualified by reference to, the Company's Consolidated Financial Statements and related notes, "Selected Historical Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                     THREE MONTHS
                                                                                                         ENDED
                                                         YEAR ENDED DECEMBER 31,                       MARCH 31,
                                          -----------------------------------------------------   -------------------
                                            1993       1994       1995       1996       1997        1997       1998
                                          --------   --------   --------   --------   ---------   --------   --------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)              (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net broadcasting revenue................  $ 21,376   $ 32,998   $ 34,112   $ 45,413   $  89,803   $ 14,506   $ 28,139
Station operating expenses..............    17,081     24,331     26,832     33,232      65,245     11,277     21,897
Depreciation and amortization...........     5,265      7,465      4,921      5,189      14,661      2,529      5,946
Corporate general and administrative....       961      2,504      2,274      3,248       3,530        750      1,118
                                          --------   --------   --------   --------   ---------   --------   --------
Operating income (loss).................    (1,931)    (1,302)        85      3,744       6,367        (50)      (822)
Interest expense (1)....................     2,637      4,866      5,242      6,155      12,872      2,177      4,759
Other income, net.......................       149        657        781        414         451         11         37
                                          --------   --------   --------   --------   ---------   --------   --------
Income (loss) before income taxes and
  extraordinary item....................    (4,419)    (5,511)    (4,376)    (1,997)     (6,054)    (2,216)    (5,544)
Deferred income tax benefit.............        --         --         --         --        (770)       (35)      (429)
                                          --------   --------   --------   --------   ---------   --------   --------
Income (loss) before extraordinary
  item..................................    (4,419)    (5,511)    (4,376)    (1,997)     (5,284)    (2,181)    (5,115)
Extraordinary loss (2)..................        --         --         --     (1,769)         --         --         --
                                          --------   --------   --------   --------   ---------   --------   --------
Net income (loss).......................    (4,419)    (5,511)    (4,376)    (3,766)     (5,284)    (2,181)    (5,115)
Dividend requirement for
  Broadcasting Exchangeable Preferred
  Stock.................................        --         --         --         --      (6,633)        --     (3,572)
                                          --------   --------   --------   --------   ---------   --------   --------
Net loss applicable to common shares....  $ (4,419)  $ (5,511)  $ (4,376)  $ (3,766)  $ (11,917)  $ (2,181)  $ (8,687)
                                          ========   ========   ========   ========   =========   ========   ========
Pro forma basic and diluted net income
  (loss) per common share (3)...........        NA         NA         NA         NA   $   (0.79)        NA   $  (0.57)
                                          ========   ========   ========   ========   =========   ========   ========
Pro forma weighted average common shares
  outstanding (3).......................        NA         NA         NA         NA      15,181         NA     15,181
                                          ========   ========   ========   ========   =========   ========   ========

                                                              DECEMBER 31,
                                          -----------------------------------------------------            MARCH 31,
                                            1993       1994       1995       1996       1997                 1998
                                          --------   --------   --------   --------   ---------           -----------
                                                             (IN THOUSANDS)                               (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents...............  $    857   $  1,538   $  1,005   $  1,588   $   7,685            $  2,792
Working capital (deficit)...............     1,701      3,382      2,928     (4,195)     22,594              18,946
Intangible assets, net..................    17,454     18,152     15,093     51,802     268,690             286,006
Total assets............................    36,282     46,529     37,444    102,315     344,172             356,393
Long-term debt (including current
  portion)..............................    30,468     47,805     43,046     90,714     189,699             206,656
Broadcasting Exchangeable Preferred
  Stock.................................        --         --         --         --     102,010             105,582
Shareholders' equity (deficit)..........     3,615     (4,690)    (9,177)     6,070      16,132               7,471

                                                                                                     THREE MONTHS
                                                                                                         ENDED
                                                         YEAR ENDED DECEMBER 31,                       MARCH 31,
                                          -----------------------------------------------------   -------------------
                                            1993       1994       1995       1996       1997        1997       1998
                                          --------   --------   --------   --------   ---------   --------   --------
                                                             (IN THOUSANDS)                           (UNAUDITED)
OTHER DATA:
Broadcast cash flow (4).................  $  4,295   $  8,667   $  7,280   $ 12,181   $  24,558   $  3,229   $  6,242
EBITDA (4)..............................     3,334      6,163      5,006      8,933      21,028      2,479      5,124
Cash flows from operating activities....       361        324       (434)    (1,034)      5,020        861       (979)
Cash flows from investing activities....   (10,818)   (14,037)     4,810    (61,171)   (211,622)   (13,608)   (20,825)
Cash flows from financing activities....    10,070     14,393     (4,908)    62,788     212,699     13,205     16,910
Capital expenditures....................       679      2,857      1,691      2,041       2,070        800        186

---------------

"NA" denotes information that is not applicable.

(1) Includes debt issuance costs and debt discount amortization of $139,000, $287,000, $132,000, $371,000 and $441,000 for the years ended December 31,
    1993, 1994, 1995, 1996 and 1997, respectively, and $11,000 and $96,000 for the three months ended March 31, 1997 and 1998, respectively.

(2) On October 9, 1996, the Company extinguished its long-term debt of $31.3 million, payable to a financial institution, and its note payable to a related party of $7.0 million. The early retirement of the long-term debt resulted in a $1.8 million extraordinary loss due to prepayment premiums and the write-off of debt issuance costs.

(3) Reflects the effect of the Recapitalization, the Warrant Exercise and the Offering on the number of shares outstanding.

(4) "Broadcast cash flow" consists of operating income (loss) before depreciation, amortization and corporate general and administrative expenses. "EBITDA" consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

                        SUMMARY PRO FORMA FINANCIAL DATA

     The following tables present summary unaudited pro forma financial data of the Company as of and for the periods indicated. The summary pro forma operating data reflect adjustments to the summary historical operating data of the Company to give effect to (i) all acquisitions completed by the Company after January 1, 1997 and the Broadcasting Offerings (collectively, the "Completed Transactions"), including acquisitions completed by the Company after March 31, 1998 (collectively, the "Recent 1998 Acquisitions"), (ii) the Pending Dispositions, (iii) the Recapitalization, (iv) the Warrant Exercise and (v) the Offering and the application of the estimated net proceeds therefrom, as if such transactions had occurred on January 1, 1997. The summary pro forma balance sheet data as of March 31, 1998 give effect to the Recent 1998 Acquisitions, the Pending Dispositions, the Recapitalization, the Warrant Exercise and the Offering and the application of the estimated net proceeds therefrom, as if such transactions had occurred on that date.

     The summary pro forma financial data are not necessarily indicative of either future results of operations or the results that would have occurred if those transactions had been consummated on the indicated dates. The following financial information should be read in conjunction with the historical consolidated financial statements and related notes of the Company, "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Selected Historical Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                        SUMMARY PRO FORMA FINANCIAL DATA


                                                                             PRO FORMA
                                                              ----------------------------------------
                                                                                  THREE MONTHS ENDED
                                                                YEAR ENDED            MARCH 31,
                                                               DECEMBER 31,     ----------------------
                                                                   1997           1997         1998
                                                              --------------    ---------    ---------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Net broadcasting revenue....................................     $115,591        $25,362      $27,123
Station operating expenses..................................       80,724         19,562       20,297
Depreciation and amortization...............................       25,406          6,851        6,343
Corporate general and administrative........................        3,196            904        1,118
                                                                 --------        -------      -------
  Operating expenses........................................      109,326         27,317       27,758
                                                                 --------        -------      -------
Operating income (loss).....................................        6,265         (1,955)        (635)
Interest expense............................................       12,174          3,044        3,044
Other income, net...........................................          451             13           37
                                                                 --------        -------      -------
Income (loss) before income taxes...........................       (5,458)        (4,986)      (3,642)
Deferred income tax (benefit)...............................       (1,818)          (458)        (458)
Dividend requirement for Broadcasting Exchangeable
  Preferred Stock...........................................      (13,858)        (3,353)      (3,809)
                                                                 --------        -------      -------
Income (loss) from continuing operations applicable to
  common shares.............................................     $(17,498)       $(7,881)     $(6,993)
                                                                 ========        =======      =======
Pro forma basic and diluted net income (loss) per common
  share.....................................................     $  (1.15)       $ (0.52)     $ (0.46)
                                                                 ========        =======      =======
Pro forma weighted average number of common shares
  outstanding...............................................       15,181         15,181       15,181
                                                                 ========        =======      =======



                                                                    PRO FORMA
                                                                 MARCH 31, 1998
                                                              ---------------------
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................        $  2,692
Working capital.............................................          18,846
Intangible assets, net......................................         291,214
Total assets................................................         360,143
Long-term debt (including current portion)..................         118,406
Broadcasting Exchangeable Preferred Stock...................         105,582
Shareholders' equity........................................          99,471

                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Common Stock offered hereby.

     This Prospectus contains forward looking statements that involve risks and uncertainties. Those statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things:
(i) the realization of the Company's business strategy; (ii) the sufficiency of cash flow to fund the Company's debt service requirements and working capital needs; (iii) anticipated trends in the radio broadcasting industry; (iv) potential acquisitions by the Company and the successful integration of both completed and future acquisitions; and (v) governmental regulation. Forward looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contained in the forward looking statements as a result of various factors. The accompanying information contained in this Prospectus, including without limitation the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "The Pending Dispositions," identifies important factors that could cause such differences.


     HISTORY OF NET LOSSES. The Company had a net loss of $5.3 million and $5.1 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively. After giving effect to the Completed Transactions, the Pending Dispositions and the Offering and the application of the estimated net proceeds therefrom as if they had occurred at January 1, 1997, on a pro forma basis, the Company would have had a net loss from continuing operations of $3.6 million and $3.2 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively. Such net losses have resulted primarily from significant charges for depreciation and amortization relating to the acquisition of radio stations and interest charges on outstanding debt. The Company expects to continue to experience net losses through at least 1999, principally as a result of depreciation, amortization and interest expense associated with completed and anticipated future acquisitions. To the extent that the Company consummates additional acquisitions, its depreciation and amortization charges are likely to increase. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General."



     SUBSTANTIAL LEVERAGE. The Company is highly leveraged. At March 31, 1998, after giving pro forma effect to the Recent 1998 Acquisitions, the Pending Dispositions and the Offering and the application of the estimated net proceeds therefrom, the Company would have had outstanding total debt of $121.1 million (excluding the discount on the Broadcasting Notes), Broadcasting Exchangeable Preferred Stock with an aggregate liquidation preference of $110.1 million and shareholders' equity of $99.5 million. The Company's high degree of leverage will have important consequences, including the following: (i) the ability of the Company to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes, if needed, may be impaired; (ii) a substantial portion of the cash flow of the Company will be used to pay interest expense, which will reduce the funds which would otherwise be available to fund operations and future business opportunities; (iii) the Company may be more highly leveraged than its competitors and, therefore, may be at a competitive disadvantage; (iv) the Company's high degree of leverage will make it more vulnerable to a downturn in its business or in the economy in general; and (v) certain of the Company's borrowings will be at variable rates of interest (including the borrowings under the Credit Facility) which will expose the Company to the risks associated with fluctuating interest rates. See "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Indebtedness" and the Company's Consolidated Financial Statements and the notes thereto.


     The Company's ability to satisfy its debt obligations and to pay cash dividends on, and to satisfy the redemption obligations in respect of, the Broadcasting Exchangeable Preferred Stock will depend upon the

Company's future financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned acquisitions and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its debt service and other obligations in the future. In the absence of such cash flow and capital resources, the Company could face substantial liquidity problems and might be required to sell material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that the Company could realize therefrom or that such sales can be effected on terms satisfactory to the Company or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Indebtedness."

     LIMITATIONS ON ACQUISITION STRATEGY; ANTITRUST CONSIDERATIONS. The Company intends to pursue growth through the acquisition of radio station groups and individual radio stations in mid-sized markets. See "Business--Acquisition Strategy." The Company cannot predict whether it will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisitions would be. The Company is currently evaluating certain acquisitions; however, the Company currently has no binding commitments to acquire any specific business or other material assets.

     Although the Company believes that its acquisition strategies are reasonable, there can be no assurance that it will be able to implement its plans without delay or at all, or that, if implemented, its efforts will result in the increased broadcast cash flow or other benefits currently anticipated by the Company's management. In addition, there can be no assurance that the Company will not encounter unanticipated problems or liabilities in connection with acquired stations. The Company's acquisition strategy involves numerous other risks, including difficulties in the integration of operations and systems and the management of a large and geographically diverse group of stations, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired stations. There can be no assurance that the Company's management will be able to manage effectively the resulting business or that such acquisitions will benefit the Company. Depending upon the nature, size and timing of future acquisitions, the Company may be required to raise additional financing. There can be no assurance that the Credit Facility, the indenture governing the Broadcasting Notes (the "Broadcasting Notes Indenture"), the certificate of designation governing the Broadcasting Exchangeable Preferred Stock (the "Broadcasting Certificate of Designation") and, if the Broadcasting Exchange Debentures are issued, the indenture governing the Broadcasting Exchange Debentures (the "Broadcasting Exchange Indenture") or any other loan agreements to which the Company may become a party or subject will permit such additional financing or that such additional financing will be available to the Company on terms acceptable to its management or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     The Company competes and will continue to compete with many other buyers for the acquisition of radio stations. Many of those competitors have significantly greater financial and other resources than those of the Company. In addition, if, as management believes may happen, the prices sought by sellers of radio stations continue to rise, the Company may find fewer acceptable acquisition opportunities.

     In addition to the operational risks associated with the acquisition of radio stations, the Company also is aware that the Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ"), which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets. The Federal Communications Commission (the "FCC") is also currently reevaluating its own policies relating to possible anticompetitive local radio ownership structures (for example, where an owner's share of local radio revenue may exceed 50%), and FCC approval of several pending radio station purchases by various parties has been delayed while this policy review is taking place. There can be no assurance that the DOJ, the FTC or the FCC will not prohibit or require the restructuring of future acquisitions.

     The Company has received two civil investigative demands ("CIDs") from the Antitrust Division of the DOJ. One CID addresses the Company's acquisition of KRST-FM in Albuquerque, New Mexico, and the second CID addresses the Company's JSA relating to stations in Spokane, Washington and Colorado Springs, Colorado. The Company has provided the requested information in response to each CID. If the DOJ were to proceed with and successfully challenge the Company's acquisition of KRST-FM, the Company may be required to divest one or more radio stations in Albuquerque. If the DOJ were to proceed with and successfully challenge the Spokane/Colorado Springs JSA, the Company may be required to terminate that JSA and/or it may be subject to the payment of fines. At this time, the Company is unable to quantify the effect, if any, that such proceedings may have on the Company's business, results of operations and financial condition. See "Business--Legal Proceedings."


     As part of its increased scrutiny of radio station acquisitions, the DOJ has stated publicly that it believes that commencement of operations under LMAs and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), could violate the HSR Act. The DOJ has also stated publicly that it will apply only prospectively its new policy prohibiting operation under LMAs in connection with purchase agreements until the expiration or termination of the HSR waiting period. In connection with acquisitions subject to the waiting period under the HSR Act, the Company will not commence operation of any affected station to be acquired under an LMA or similar agreement until the waiting period has expired or been terminated.

     The Company is also aware that on November 7, 1996, the FCC issued a Further Notice of Proposed Rulemaking which, among other things, reviews the regulations of the FCC governing the attribution of broadcast interests, including the attribution of ownership as a result of time brokerage agreements and LMAs. One of the FCC rule proposals is to assign an attributable ownership interest to non-voting stock interests under certain circumstances. If such a rule were to be adopted, it could preclude the Company from acquiring stations in markets where one or more of its shareholders already possesses attributable broadcast interests. At this time, no determination can be made as to what effect, if any, this proposed rulemaking will have on the Company. See "Business--Federal Regulation of Radio Broadcasting--Proposed Changes."

     RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS AND BROADCASTING EXCHANGEABLE PREFERRED STOCK. Each of the Broadcasting Notes Indenture, the Broadcasting Certificate of Designation and, if the Broadcasting Exchange Debentures are issued, the Broadcasting Exchange Indenture contains certain restrictive covenants, including limitations which restrict the ability of Citadel Broadcasting to incur additional debt, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. In addition, the Credit Facility contains certain other and more restrictive covenants than those contained in the Broadcasting Notes Indenture, including certain limitations on future acquisitions and capital expenditures without lender consent. This may adversely affect the Company's ability to pursue its acquisition strategy. The Credit Facility also requires Citadel Broadcasting to maintain specific financial ratios and to satisfy certain financial condition tests. The ability of Citadel Broadcasting to meet those financial ratios and financial conditions can be affected by events beyond its control, and there can be no assurance that those tests will be met. A breach of any of these covenants could result in a default under the Credit Facility, the Broadcasting Notes Indenture, the Broadcasting Certificate of Designation and/or the Broadcasting Exchange Indenture. In the event of a default under the Credit Facility, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In the event of a default under the Credit Facility, if Citadel Broadcasting or the Company were unable to repay those amounts, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness. If the maturity of borrowings under the Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and other indebtedness of the Company. Substantially all of the assets of the Company are pledged as collateral under the Credit Facility. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Indebtedness."

     COMPETITIVE CONDITIONS. The financial success of each of the Company's radio stations is dependent, to a significant degree, upon its audience ratings and share of the overall radio advertising revenue within its geographic market. The radio broadcasting industry is a highly competitive business. Each of the Company's radio stations competes within its market for audience share and revenue directly with other AM and FM radio stations, as well as with other media, including television, newspapers, direct mail and outdoor advertising. The audience ratings and advertising revenue of the Company's individual stations are subject to change. Any adverse change in a particular market affecting advertising expenditures or an adverse change in the relative market positions of the stations located in a particular market could have a material adverse effect on the revenue and broadcast cash flow of the Company's stations located in that market and on the Company's operating results as a whole. There can be no assurance that any one of the Company's radio stations will be able to maintain or increase its current audience ratings and radio advertising revenue market share. See "Business--Advertising Sales" and "-- Competition."

     The radio broadcasting industry is also subject to competition from new media technologies that may be developed or introduced, such as the delivery of audio programming by cable television systems, the introduction of terrestrial digital audio broadcasting services and the introduction of satellite digital audio radio services which may provide a medium for the delivery of multiple new audio programming formats by terrestrial and satellite means, respectively, to local and national audiences. The Company cannot predict the effect, if any, that any such new technologies may have in the radio broadcasting industry. See "Business--Competition" and "-- Federal Regulation of Radio Broadcasting--Proposed Changes."

     Companies that operate radio stations must be alert to the possibility of another station changing its format to compete directly for listeners and advertisers. Typically, other well-capitalized stations compete in the same geographic markets as the Company. Another station's decision to convert to a format similar to that of one of the Company's radio stations in the same geographic area may result in lower ratings and advertising revenue, increased promotion and other expenses and, consequently, lower broadcast cash flow for the Company's station.

     GOVERNMENT REGULATION. The broadcasting industry is subject to extensive federal regulation that, among other things, requires approval by the FCC for the issuance, renewal, transfer of control and assignment of broadcasting station operating licenses and limits the number of broadcasting properties that the Company may acquire in any market. Additionally, the Communications Act of 1934, as amended (the "Communications Act"), and FCC rules will operate to impose limitations on alien ownership and voting of the capital stock of the Company. The Telecommunications Act of 1996 (the "Telecommunications Act") creates significant new opportunities for broadcasting companies but also creates uncertainties as to how the FCC and the courts will enforce and interpret the Telecommunications Act.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. The interests of the Company's officers, directors and shareholders are generally attributable to the Company. Certain of the Company's officers and directors may acquire attributable broadcast interests, which will limit the number of radio stations that the Company may acquire or own in any market in which such officers or directors hold or acquire attributable broadcast interests.

     In addition, the number of radio stations the Company may acquire in any market is limited by FCC rules and may vary depending upon whether the interests in other radio stations or certain other media properties of certain individuals affiliated with the Company are attributable to those individuals under FCC rules. Moreover, under the FCC's cross-interest policy, the FCC in certain instances may prohibit one party from acquiring an attributable interest in one media outlet and a substantial non-attributable economic interest in another media outlet in the same market, thereby prohibiting a particular acquisition by the Company. The FCC has under consideration proposals to change its rules so that certain cross-interests arising from non-voting stock ownership would be counted as attributable ownership interests. Certain interests of

ABRY II and ABRY/CIP could be attributed to the Company if this rule is adopted, possibly precluding the Company from acquiring stations in markets where ABRY II or ABRY/CIP already possesses attributable broadcast interests.

     The Certificates of Incorporation of each of the Company and Citadel Broadcasting contain provisions which permit restrictions on the ownership, voting and transfer of such entity's capital stock in accordance with the Communications Act and the rules and regulations of the FCC to prohibit the ownership or voting of more than a certain percentage of such entity's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country, or by or for corporations of which any officer is an alien, more than one-fourth of its directors are aliens or more than one-fourth of its capital stock is owned of record or voted by aliens, or by any other entity (i) that is subject to or deemed to be subject to management influence by aliens or (ii) the equity of which is owned, controlled by or held for the benefit of aliens in a manner that would cause the Company or Citadel Broadcasting to be in violation of the Communications Act or the FCC's regulations.

     The Company's business will be dependent upon maintaining its broadcasting licenses issued by the FCC, which are ordinarily issued for a maximum term of eight years. Although it is rare for the FCC to deny a renewal application, there can be no assurance that future renewal applications of the Company will be approved or that such renewals will not include conditions or qualifications that could adversely affect the Company. A petition to deny renewal has been filed against four of the Company's Salt Lake City stations, alleging that they failed to comply with FCC equal opportunity employment rules, and FCC processing of that petition has delayed action on those license renewals. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon the Company. See "Business--Federal Regulation of Radio Broadcasting."


     IMPORTANCE OF CERTAIN MARKETS. In 1997, the Company's radio stations in Albuquerque, Salt Lake City and Modesto generated 20.4%, 13.9% and 9.3%, respectively, of the Company's net broadcasting revenue and 28.6%, 11.8% and 14.6%, respectively, of the Company's broadcast cash flow. On a pro forma basis after giving effect to the Completed Transactions and the Pending Dispositions, the Company's radio stations in Albuquerque, Salt Lake City, Modesto and Providence would have generated 15.9%, 10.9%, 7.2% and 12.5%, respectively, of the Company's net broadcasting revenue in 1997 and 20.2%, 9.8%, 10.3% and 13.7%, respectively, of the Company's broadcast cash flow in 1997. A significant decline in net broadcasting revenue from the Company's stations in these markets, as a result of a ratings decline or otherwise, could have a material adverse effect on the Company's financial position and results of operations.


     DEPENDENCE ON KEY PERSONNEL. The Company's business is dependent upon the performance of certain key individuals, particularly Lawrence R. Wilson, the Chief Executive Officer. The loss of the services of Mr. Wilson would have a material adverse effect on the Company, including causing an event of default under the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Indebtedness--Existing Loan Agreement." The Company has entered into an employment agreement with Mr. Wilson, expiring in June 2001. See "Management--Employment Agreement." In addition, the Company has purchased key-man life insurance covering Mr. Wilson in the amount of $5.0 million. Notwithstanding the foregoing, should there be an event of default under the Credit Facility as a result of the death, disability or termination of employment of Mr. Wilson (which the lender thereunder could declare if, within 90 days after such death, disability or employment termination, the Company has not replaced Mr. Wilson with a person acceptable to the lender in its reasonable discretion), it is unlikely that the proceeds of such policy would be sufficient to repay the outstanding indebtedness under the Credit Facility. The Company employs three regional presidents, 19 general managers, numerous sales managers, sales personnel and program directors, and several high-profile on-air announcers, whose services are also important to the Company. The Company sometimes enters into employment agreements, including non-competition agreements, with its on-air announcers. However, there can be no assurance that the Company will be able to retain any such employees or that such non-competition agreements would be enforceable.

     CONCENTRATION OF SHARE OWNERSHIP AND VOTING CONTROL; POTENTIAL ANTI-TAKEOVER EFFECTS. After giving effect to the Recapitalization, the Company's capital stock is divided into two classes with different voting rights. Holders of the Common Stock offered hereby and holders of the Convertible Preferred Stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally. Both classes vote together as a single class on all matters except the election or removal of the Class B Director and when class voting is required by applicable law. Only holders of Convertible Preferred Stock are entitled to vote for the election of the Class B Director. Immediately following the Offering, ABRY II and ABRY/CIP together will beneficially own all of the outstanding shares of the Convertible Preferred Stock, representing approximately 38.5% of the voting power of the outstanding capital stock of the Company, and the Voting Trustee who votes such shares will have the power to elect the Class B Director and significantly influence the election of Class A Directors and other matters submitted to a vote of the stockholders. See "Description of Capital Stock." Purchasers in the Offering will be acquiring shares of Common Stock representing, in the aggregate, approximately 44.3% of all of the outstanding Common Stock but possessing approximately 27.2% of the total voting power of the capital stock to be outstanding immediately following the Offering, after giving effect to the Recapitalization.

     The voting power of the Voting Trustee may hinder, delay or defer a change in control of the Company and may have an antitakeover effect. In addition, the Company is subject to (i) Nevada statutes regulating business combinations and restricting voting rights of certain persons acquiring shares of capital stock of the Company and (ii) the Communications Act and the rules of the FCC, which require the consent of the FCC to any change of control of the Company. The Company's Certificate of Incorporation and Bylaws also contain certain provisions that could inhibit a change in control of the Company by means of a tender offer, merger, proxy contest or otherwise, including provisions that enable the Board of Directors to issue "blank check" preferred stock. The foregoing provisions could adversely impact prevailing market prices for the Common Stock and could preclude a transaction in which the holders of the Common Stock may have received a substantial premium for their shares over then-current market prices. See "Description of Capital Stock--Certain Anti-Takeover Effects."

     ABSENCE OF DIVIDENDS; HOLDING COMPANY STRUCTURE. The Company has not declared or paid any cash dividends on its common stock since its inception and does not anticipate paying or declaring any dividends on the Common Stock or the Convertible Preferred Stock in the foreseeable future. The Company intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy." Additionally, the Company is a holding company whose only material asset is its investments in its subsidiary, Citadel Broadcasting. As a result, the Company's ability to meet its future financial obligations and to pay dividends on the Common Stock is dependent upon the availability of cash flows from Citadel Broadcasting through dividends, intercompany advances, management fees and other payments or the issuance of new equity. Citadel Broadcasting is under no obligation to pay dividends to the Company and is subject to statutory and contractual restrictions that limit its ability to pay dividends and make other payments to the Company. Each of the Broadcasting Notes Indenture, the Broadcasting Certificate of Designation and the Credit Facility, and, if the Broadcasting Exchange Debentures are issued, the Broadcasting Exchange Indenture, imposes restrictions on the payment of dividends and the making of loans by Citadel Broadcasting to the Company. Additionally, the outstanding shares of common stock of Citadel Broadcasting owned by the Company have been pledged to secure the Company's guarantee of the Credit Facility. The Company's right to participate in the distribution of assets of Citadel Broadcasting upon its liquidation or reorganization will be subject to prior claims of the creditors of Citadel Broadcasting, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against Citadel Broadcasting. See "Description of Indebtedness."

     DIVIDENDS ON BROADCASTING EXCHANGEABLE PREFERRED STOCK; RIGHT TO APPOINT DIRECTORS. Citadel Broadcasting is restricted under the Broadcasting Notes Indenture and the Credit Facility from paying dividends on or repurchasing, redeeming or otherwise acquiring any shares of capital stock, including the Broadcasting Exchangeable Preferred Stock, unless certain financial tests are met and then only in accordance with a formula based on cash flow and only in the absence of a default. Citadel Broadcasting may elect to pay dividends on the Broadcasting Exchangeable Preferred Stock on any dividend payment date occurring on or before July 1, 2002 by issuing either additional shares of Broadcasting Exchangeable Preferred Stock or cash. After July 1, 2002, dividends may be paid only in cash. In the event that, after July 1, 2002, cash dividends on the Broadcasting Exchangeable Preferred Stock are in arrears and unpaid for two or more semi-annual dividend periods (whether or not consecutive), holders of Broadcasting Exchangeable Preferred Stock will be entitled to certain voting rights with respect to the election of directors of Citadel Broadcasting. See "Description of Indebtedness--Broadcasting Exchangeable Preferred Stock."

     YEAR 2000. The Company is in the process of upgrading its centralized accounting and traffic (advertising scheduling) computer systems for all of its stations in each market, which process is expected to minimize year 2000 problems associated with such systems. In addition, the Company has assembled a task force to inventory and assess the Company's other internal information and operating systems. Until the task force makes substantial progress in identifying problem areas, it is not possible to estimate the extent of year 2000 deficiencies in the Company's systems, the costs to the Company of correcting such deficiencies and the time frame in which any required corrections will be made. Given the uncertainties and preliminary nature of the Company's investigations to date, there can be no assurances that year 2000-related deficiencies and required corrective measures will not have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Matters."


     ABSENCE OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE. Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or, if developed, be sustained. The initial public offering price for the Common Stock offered hereby will be determined by negotiations among the Company, the Selling Stockholders and the representatives of the Underwriters and may not be indicative of the market price of the Common Stock after the Offering. See "Underwriting" for a description of the factors to be considered in determining the initial public offering price. After the Offering, the market price of the Common Stock could be subject to significant fluctuations in response to variations in results of operations, changes in earnings estimates by securities analysts, announcements by competitors, general economic and market conditions and other factors. In addition, the stock market has experienced price and volume fluctuations which have particularly affected the market price of many companies in similar industries and which often have been unrelated to the operating performance of these companies. These market fluctuations may adversely affect the market price of the Common Stock.


     IMMEDIATE AND SUBSTANTIAL DILUTION. Purchasers of the shares of Common Stock in the Offering will experience an immediate and substantial dilution of approximately $28.76 per share (based upon an assumed initial public offering price of $16.00 per share) in net tangible book value per share of Common Stock from the initial public offering price. To the extent options outstanding immediately after the consummation of the Offering to purchase 2,732,064 shares of Common Stock, subject to vesting requirements, are exercised, there will be further dilution. See "Dilution."


     SHARES ELIGIBLE FOR FUTURE SALE. Upon completion of the Offering, the Company will have outstanding 15,180,664 shares of Common Stock (16,188,783 shares if the Underwriters' over-allotment option is exercised in full) and 9,506,561 shares of Convertible Preferred Stock, all of which shares of Convertible Preferred Stock are convertible into shares of Common Stock on a share-for-share basis. Of these shares, the 6,720,796 shares of Common Stock offered hereby (7,728,915 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company, as defined under the Securities Act. The remaining shares of Common Stock and the shares of Convertible Preferred Stock outstanding will be "restricted securities" as defined in Rule 144 under the Securities Act ("Rule 144"), and, accordingly, none of these securities may be sold unless they are registered under the Securities Act or sold pursuant to an exemption from registration. The Company, together with officers, directors and other stockholders of the Company owning upon completion of the Offering an aggregate of approximately 8,400,000 shares of Common Stock have agreed not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock for a period of 180 days from the date of this Prospectus without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, except for shares offered pursuant to the Offering, the exercise of options granted under employee benefit plans existing as of the date of consummation of the Offering and shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Based on the terms of the Registration Rights Agreement (as defined), the holders of the Convertible Preferred Stock have agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Convertible Preferred Stock or shares of Common Stock into which the Convertible Preferred Stock may be converted without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, for a period of 90 days from the date of this Prospectus. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements. Thereafter, all such restricted securities outstanding could become eligible for future sale in the public market at varying times following the Offering subject to the applicable volume, holding period and other limitations of Rule 144. Holders of 14,787,289 shares (including shares issuable upon conversion of the Convertible Preferred Stock) may require the Company to register such shares under the Securities Act which would permit such holders to sell such securities without complying with Rule 144. See "Management--Compensation Committee Interlocks and Insider Participation--Registration Rights Agreement." In addition, the Company may finance a portion of the cost of future radio station acquisitions through additional issuances of Common Stock or other equity securities. The Company also has granted stock options to key employees and consultants of the Company to purchase shares of Common Stock. Sales of substantial amounts of Common Stock into the public market following the Offering, or the perception that such sales might occur, could adversely impact prevailing market prices for the Common Stock and the ability of the Company to raise equity capital. See "Shares Eligible for Future Sale."

                                USE OF PROCEEDS

     The net proceeds to the Company from the Offering, assuming an initial public offering price of $16.00 per share, are estimated to be approximately $92.0 million ($107.0 million if the Underwriters' over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated Offering expenses. The Company intends to use the net proceeds of the Offering to repay outstanding indebtedness under the Credit Facility.

     As of June 1, 1998, an aggregate principal amount of $121.1 million was outstanding under the Credit Facility, and the applicable interest rate was 8.40625%. Subject to certain mandatory prepayments of amounts outstanding under the Credit Facility, the balance of any amounts outstanding would be due on September 30, 2003. Amounts borrowed under the Credit Facility have been used for acquisitions and working capital purposes. See "Description of Indebtedness."

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                                DIVIDEND POLICY

     The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain earnings to finance the growth and development of its business and does not anticipate declaring or paying cash dividends on either the Common Stock or the Convertible Preferred Stock in the foreseeable future. Declaration or payment of future dividends, if any, will be at the discretion of the Company's Board of Directors after taking into account various factors, including the Company's financial condition, operating results, current and anticipated cash needs and other factors it deems relevant. The Broadcasting Notes Indenture, the Broadcasting Certificate of Designation and the Credit Facility, and, if the Broadcasting Exchange Debentures are issued, the Broadcasting Exchange Indenture, impose significant restrictions on the payment of dividends and the making of loans by Citadel Broadcasting to the Company. The Company does not have any other source from which to pay cash dividends on its Common Stock or Convertible Preferred Stock. See "Risk Factors--Absence of Dividends; Holding Company Structure," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and Notes to Consolidated Financial Statements.

                                 CAPITALIZATION

     The following table sets forth the unaudited capitalization of the Company as of March 31, 1998 (i) on an actual basis, (ii) on a pro forma basis to give effect to the Recent 1998 Acquisitions and the Pending Dispositions and (iii) on a pro forma basis as further adjusted to give effect to the Recapitalization, the Warrant Exercise and the Offering and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the Company's Consolidated Financial Statements and related notes, "Unaudited Pro Forma Condensed Consolidated Financial Statements" and other information included elsewhere in this Prospectus.


                                                                     MARCH 31, 1998
                                                  ----------------------------------------------------
                                                                PRO FORMA             PRO FORMA
                                                                 FOR THE              AS FURTHER
                                                               RECENT 1998         ADJUSTED FOR THE
                                                               ACQUISITIONS       RECAPITALIZATION,
                                                             AND THE PENDING     THE WARRANT EXERCISE
                                                   ACTUAL      DISPOSITIONS        AND THE OFFERING
                                                   ------    ---------------     --------------------
                                                                     (IN THOUSANDS)
Long-term debt, including current portion:
  Credit Facility...............................  $107,084       $110,334              $ 18,334
  Other obligations.............................     1,199          1,699                 1,699
  Broadcasting Notes............................    98,373         98,373                98,373
                                                  --------       --------              --------
     Total long-term debt.......................   206,656        210,406               118,406
Broadcasting Exchangeable Preferred Stock.......   105,582        105,582               105,582
Shareholders' equity:
  Convertible preferred stock...................        15             15                    --
  Class A common stock, $.001 par value;
     47,731,413 shares authorized and 2,955,678
     shares issued and outstanding actual; and
     no shares issued or outstanding pro forma
     and as adjusted............................         3              3                    --
  Class B common stock, $.001 par value; 470,799
     shares authorized and 56,493 shares issued
     and outstanding actual; and no shares
     issued or outstanding pro forma and as
     adjusted...................................        --             --                    --
  Class C common stock, $.001 par value;
     36,000,000 shares authorized and 223,464
     shares issued and outstanding actual; and
     no shares issued or outstanding pro forma
     and as adjusted............................        --             --                    --
  Convertible Preferred Stock, $.001 par value;
     no shares authorized, issued or outstanding
     actual; and 19,013,122 shares authorized
     and 9,506,561 shares issued and outstanding
     pro forma and as adjusted..................        --             --                    10
  Common Stock, $.001 par value; no shares
     authorized, issued or outstanding actual;
     and 200,000,000 shares authorized and
     15,180,664 shares issued and outstanding
     pro forma and as adjusted (1)..............        --             --                    15
  Additional paid-in capital....................    41,319         41,319               133,312
  Accumulated deficit...........................   (33,866)       (33,866)              (33,866)
                                                  --------       --------              --------
       Total shareholders' equity...............     7,471          7,471                99,471
                                                  --------       --------              --------
            Total capitalization................  $319,709       $323,459              $323,459
                                                  ========       ========              ========


---------------

(1) Excludes (i) 2,657,064 shares of Common Stock issuable upon the exercise of options at an average price of $3.53 per share and (ii) 75,000 shares issuable upon the exercise of options to be granted to employees upon consummation of the Offering, all of which will have an exercise price per share equal to the initial public offering price per share of Common Stock.

                                    DILUTION

     Purchasers of the Common Stock offered hereby will experience an immediate and substantial dilution in the net tangible book value of the Common Stock (assuming the conversion of all shares of the Convertible Preferred Stock) from the initial public offering price. Net tangible book value per share represents the amount of the total tangible assets less total liabilities of the Company, divided by the number of shares of Common Stock outstanding. At March 31, 1998, on a pro forma basis to reflect the Recent 1998 Acquisitions, the Recapitalization, the Warrant Exercise and the Pending Dispositions, but not the Offering, the Company had net tangible book value of approximately $(285.6) million or $(31.98) per share of Common Stock. After giving effect to the sale of the 6,250,000 shares of Common Stock offered by the Company (at an assumed initial public offering price of $16.00 per share and after the deduction of underwriting discounts and commissions and estimated Offering expenses payable by the Company), the pro forma net tangible book value of the Company at March 31, 1998 would have been $(193.6) million or $(12.76) per share. This represents an immediate increase in such net tangible book value of $19.22 per share to existing stockholders and an immediate and substantial dilution of $28.76 per share to new investors purchasing Common Stock in the Offering. The following table illustrates this per share dilution:

  Assumed initial public offering price............................   $ 16.00
     Pro forma net tangible book value as of March 31,
       1998...............................................  $(31.98)
     Increase attributable to new investors...............  $ 19.22
                                                            -------
  Pro forma net tangible book value after the Offering.............    (12.76)
                                                                      -------
  Dilution in pro forma net tangible book value to new investors...   $(28.76)
                                                                      =======

     The following table summarizes, on the pro forma basis set forth above as of March 31, 1998, the differences between existing stockholders and new investors in this Offering with respect to the number of shares of capital stock purchased from the Company, the total consideration paid to the Company and the average consideration paid per share (based upon an assumed initial public offering price of $16.00 per share and before the deduction of underwriting discounts and commissions and estimated Offering expenses payable by the Company):

                                         SHARES PURCHASED       TOTAL CONSIDERATION
                                       --------------------    ----------------------    AVERAGE PRICE
                                       NUMBER(1)    PERCENT       AMOUNT      PERCENT      PER SHARE
                                       ----------   -------    ------------   -------    -------------
Current Stockholders.................  18,437,225     74.7%    $ 41,337,661     29.2%       $ 2.24
New Investors........................   6,250,000     25.3      100,000,000     70.8         16.00
                                       ----------   -------    ------------   -------
  Total..............................  24,687,225    100.0%    $141,337,661    100.0%
                                       ----------   -------    ------------   -------

---------------

(1) The number of shares disclosed for the current stockholders includes 470,796 shares being sold by the Selling Stockholders in the Offering. The number of shares disclosed for the new investors does not include the 470,796 shares being purchased by the new investors from the Selling Stockholders in the Offering.

     The foregoing tables give effect to the Recapitalization and the Warrant Exercise, but do not include (i) 2,657,064 shares of Common Stock issuable upon the exercise of options at an average exercise price of $3.53 per share, (ii) 75,000 shares issuable upon the exercise of options to be granted to employees upon consummation of the Offering; all of which will have an exercise price per share equal to the initial public offering price per share of Common Stock and
(iii) 319,815 additional shares of Common Stock reserved for issuance under the Company's 1996 Equity Incentive Plan. See "Management" and "Description of Capital Stock."

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of the Company after giving effect to (i) the Completed Transactions, (ii) the Pending Dispositions, (iii) the Recapitalization, (iv) the Warrant Exercise and (v) the Offering and the application of the estimated net proceeds therefrom. The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company and the financial statements of those entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and should be read in conjunction with the financial statements and the notes thereto of (i) the Company, (ii) Tele-Media Broadcasting Company and its Partnership Interests, (iii) Deschutes River Broadcasting, Inc., (iv) Snider Corporation, (v) Snider Broadcasting Corporation and Subsidiary and CDB Broadcasting Corporation, (vi) Maranatha Broadcasting Company, Inc.'s, Radio Broadcasting Division and (vii) Pacific Northwest Broadcasting Corporation and Affiliates which are included elsewhere in this Prospectus.

     In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. For pro forma purposes, the Company's consolidated statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998 have been adjusted to give effect to the Completed Transactions, the Pending Dispositions and the Offering and the application of the estimated net proceeds therefrom as if each occurred on January 1, 1997. For pro forma purposes, the Company's consolidated balance sheet as of March 31, 1998 has been adjusted to give effect to the Recent 1998 Acquisitions, the Pending Dispositions, the Recapitalization, the Warrant Exercise and the Offering and the application of the estimated net proceeds therefrom as if each had occurred on March 31, 1998.

     The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the Completed Transactions, the Pending Dispositions, the Recapitalization, the Warrant Exercise and the Offering had been consummated on the dates indicated, nor is it indicative of future operating results or financial position if the aforementioned transactions are completed. The Company cannot predict whether the consummation of the Pending Dispositions will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                                 THE COMPANY
                                             ADJUSTMENTS FOR   AS ADJUSTED FOR   ADJUSTMENTS FOR
                                 ACTUAL       THE COMPLETED     THE COMPLETED      THE PENDING     ADJUSTMENTS FOR    PRO FORMA
                               THE COMPANY   TRANSACTIONS(1)    TRANSACTIONS     DISPOSITIONS(2)   THE OFFERING(3)   THE COMPANY
                               -----------   ---------------   ---------------   ---------------   ---------------   -----------
Net broadcasting revenue.....    $28,139          $  --            $28,139           $(1,016)          $    --         $27,123
Station operating expenses...     21,897           (554)            21,343            (1,046)               --          20,297
Depreciation and
  amortization...............      5,946            621              6,567              (224)               --           6,343
Corporate general and
  administrative.............      1,118             --              1,118                --                --           1,118
                                 -------          -----            -------           -------           -------         -------
  Operating expenses.........     28,961             67             29,028            (1,270)               --          27,758
                                 -------          -----            -------           -------           -------         -------
Operating income (loss)......       (822)           (67)              (889)              254                --            (635)
Interest expense.............      4,759            452              5,211              (226)           (1,941)          3,044
Other income, net............         37             --                 37                --                --              37
                                 -------          -----            -------           -------           -------         -------
Income (loss) before income
  taxes......................     (5,544)          (519)            (6,063)              480             1,941          (3,642)
Deferred income tax
  (benefit)..................       (429)           (29)              (458)               --                --            (458)
Dividend requirement for
  Broadcasting Exchangeable
  Preferred Stock............     (3,572)          (237)            (3,809)               --                --          (3,809)
                                 -------          -----            -------           -------           -------         -------
Income (loss) from continuing
  operations applicable to
  common shares..............    $(8,687)         $(727)           $(9,414)          $   480           $ 1,941         $(6,993)
                                 =======          =====            =======           =======           =======         =======

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the acquisition of WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton, (b) the acquisition of KBOI-AM, KQFC-FM and KKGL-FM in Boise and (c) the acquisition of KZMG-FM and KIZN-FM in Boise (the "Recent 1998 Acquisitions") as if each transaction had taken place as of January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of one to 25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Prior to the acquisition dates, the Company operated KBOI-AM, KQFC-FM, KKGL-FM, WCTP-FM, WCTD-FM, WCDL-AM, KZMG-FM and KIZN-FM under LMAs and received fees for such services. Net broadcasting revenue and station operating expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For such stations, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997.


(2) Represents the net effect of the pending dispositions of WEST-AM in Allentown/Bethlehem, WQKK-FM and WGLU-FM in Johnstown, WQWK-FM, WIKN-FM, WRSC-AM and WBLF-AM in State College and WQCY-FM, WMOS-FM, WBRJ-FM and WTAD-AM in Quincy, as if each transaction had taken place on January 1, 1997.


(3) Represents the net effect of the reduction in interest expense from the application of the estimated net proceeds from the Offering used to pay down the Credit Facility.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                             (DOLLARS IN THOUSANDS)


                                                                THE COMPANY
                                           ADJUSTMENTS FOR    AS ADJUSTED FOR   ADJUSTMENTS FOR
                               ACTUAL       THE COMPLETED      THE COMPLETED      THE PENDING      ADJUSTMENTS FOR     PRO FORMA
                             THE COMPANY   TRANSACTIONS (1)    TRANSACTIONS     DISPOSITIONS (2)   THE OFFERING (3)   THE COMPANY
                             -----------   ----------------   ---------------   ----------------   ----------------   -----------
Net broadcasting revenue...    $14,506         $11,875           $ 26,381           $(1,019)           $    --          $25,362
Station operating
  expenses.................     11,277           9,302             20,579            (1,017)                --           19,562
Depreciation and
  amortization.............      2,529           4,546              7,075              (224)                --            6,851
Corporate general and
  administrative...........        750             154                904                --                 --              904
                               -------         -------           --------           -------            -------          -------
  Operating expenses.......     14,556          14,002             28,558            (1,241)                --           27,317
                               -------         -------           --------           -------            -------          -------
Operating income (loss)....        (50)         (2,127)            (2,177)              222                 --           (1,955)
Interest expense...........      2,177           3,034              5,211              (226)            (1,941)           3,044
Other income, net..........         11               2                 13                --                 --               13
                               -------         -------           --------           -------            -------          -------
Income (loss) before income
  taxes....................     (2,216)         (5,159)            (7,375)              448              1,941           (4,986)
Deferred income tax
  (benefit)................        (35)           (423)              (458)               --                 --             (458)
Dividend requirement for
  Broadcasting Exchangeable
  Preferred Stock..........         --          (3,353)            (3,353)               --                 --           (3,353)
                               -------         -------           --------           -------            -------          -------
Income (loss) from
  continuing operations
  applicable to common
  shares...................    $(2,181)        $(8,089)          $(10,270)          $   448            $ 1,941          $(7,881)
                               =======         =======           ========           =======            =======          =======

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the Tele-Media Acquisition, (b) the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, (c) the acquisition of KNHK-FM in Reno, (d) the acquisition of KTHK-FM in Tri-Cities, (e) the acquisitions of WXEX-FM and WHKK-FM in Providence, (f) the acquisitions of KARN-AM/FM, KKRN-FM, KRNN-AM, KIPR-FM, KOKY-FM, KLAL-FM, KLIH-AM, KURB-FM, KVLO-FM and the right to construct an additional FM radio station in Little Rock (collectively, the "Little Rock Acquisitions"), (g) the acquisition of WLEV-FM in Allentown/Bethlehem, (h) the acquisition of WEMR-AM/FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton, (i) the acquisition of KBOI-AM, KQFC-FM and KKGL-FM in Boise, (j) the Recent 1998 Acquisitions and (k) the Broadcasting Offerings as if each transaction had taken place as of January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of one to 25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Prior to the acquisition dates, the Company operated KENZ-FM, KBER-FM, KBEE-FM, KFNZ-FM, KNHK-FM, KTHK-FM, KARN-AM/FM, KKRN-FM, KRNN-AM, KIPR-FM, KOKY-FM, WHKK-FM, WEMR-AM/FM, KBOI-AM, KQFC-FM, KKGL-FM, WCTP-FM, WCTD-FM and WCDL-AM under JSAs or LMAs and received fees for such services. Net broadcasting revenue and station operating expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For stations operating under JSAs, net broadcasting revenue and station operating expenses have been adjusted to reflect ownership of the stations as of January 1, 1997. Additionally, for those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997. Dollars in the table below are shown in thousands.

                                                                    PRO FORMA
                                                                 ADJUSTMENTS FOR
                                                    ACTUAL       THE TELE-MEDIA      LITTLE ROCK          OTHER        BROADCASTING
                                                 TELE-MEDIA(a)     ACQUISITION      ACQUISITIONS     ACQUISITIONS(f)    OFFERINGS
                                                 -------------   ---------------   ---------------   ---------------   ------------
     Net broadcasting revenue..................     $ 7,247          $    --           $2,254            $ 2,374         $    --
     Station operating expenses................       6,354             (233)(b)        1,722              1,459              --
     Depreciation and amortization.............         926            1,316 (c)          750              1,554              --
     Corporate general and administrative......         208             (108)(d)           --                 54              --
                                                    -------          -------           ------            -------         -------
       Operating expenses......................       7,488              975            2,472              3,067              --
                                                    -------          -------           ------            -------         -------
     Operating income (loss)...................        (241)            (975)            (218)              (693)             --
     Interest expense..........................       2,783             (342)(e)          675              1,654          (1,736)(g)
     Other income, net.........................          --               --               --                  2              --
                                                    -------          -------           ------            -------         -------
     Income (loss) before income taxes.........      (3,024)            (633)            (893)            (2,345)          1,736
     Deferred income tax (benefit).............          --             (259)             (71)               (93)             --
     Dividend requirement for Broadcasting
       Exchangeable Preferred Stock............          --               --               --                 --          (3,353)(h)
                                                    -------          -------           ------            -------         -------
     Income (loss) from continuing operations
       applicable to common shares.............     $(3,024)         $  (374)          $ (822)           $(2,252)        $(1,617)
                                                    =======          =======           ======            =======         =======


                                                 THE COMPLETED
                                                 TRANSACTIONS
                                                 -------------
     Net broadcasting revenue..................     $11,875
     Station operating expenses................       9,302
     Depreciation and amortization.............       4,546
     Corporate general and administrative......         154
                                                    -------
       Operating expenses......................      14,002
                                                    -------
     Operating income (loss)...................      (2,127)
     Interest expense..........................       3,034
     Other income, net.........................           2
                                                    -------
     Income (loss) before income taxes.........      (5,159)
     Deferred income tax (benefit).............        (423)
     Dividend requirement for Broadcasting
       Exchangeable Preferred Stock............      (3,353)
                                                    -------
     Income (loss) from continuing operations
       applicable to common shares.............     $(8,089)
                                                    =======

    (a) Represents the unaudited historical results of Tele-Media for the period January 1, 1997 through March 31, 1997, including the historical operating results of the Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997 which had been operated under an LMA or JSA.

    (b) Includes the elimination of $43,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising, $108,000 of LMA/JSA fees related to the Wilkes-Barre/Scranton stations and $82,000 of expenses incurred by Tele-Media associated with the litigation between the Company and Tele-Media. Had the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

    (c) Reflects increased depreciation and amortization resulting from the purchase price allocation.

    (d) Reflects the elimination of the management fees paid to affiliates by Tele-Media of $208,000 and the recording of corporate overhead of $100,000 which represents the Company's estimate of the incremental expense necessary to oversee the Tele-Media stations. Had the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

    (e) Reflects the elimination of Tele-Media interest expense of $2.8 million and the recording of interest expense of $2.4 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1997.

    (f) Gives effect to the acquisitions of WLEV-FM in Allentown/Bethlehem; KBOI-AM, KQFC-FM and KKGL-FM in Boise; KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City; KNHK-FM in Reno; KTHK-FM in Tri-Cities; WXEX-FM and WHKK-FM in Providence; WEMR-AM/FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton and KIZN-FM and KZMG-FM in Boise as if such transactions had taken place on January 1, 1997.

    (g) Reflects the reduction of the Company's pro forma interest expense, the recording of interest expense related to the Broadcasting Notes and the amortization of deferred financing costs of $3.3 million related to the Broadcasting Notes.

    (h) Reflects recording of dividends on the Broadcasting Exchangeable Preferred Stock as if the Broadcasting Offerings had taken place on January 1, 1997.


(2) Represents the net effect of the pending dispositions of WEST-AM in Allentown/Bethlehem, WQKK-FM and WGLU-FM in Johnstown, WQWK-FM, WIKN-FM, WRSC-AM and WBLF-AM in State College and WQCY-FM, WMOS-FM, WBRJ-FM and WTAD-AM in Quincy, as if each transaction had taken place on January 1, 1997.


(3) Represents the net effect of the reduction in interest expense from the application of the estimated net proceeds from the Offering used to pay down the Credit Facility.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


                                                                THE COMPANY
                                            ADJUSTMENTS FOR   AS ADJUSTED FOR   ADJUSTMENTS FOR
                                ACTUAL       THE COMPLETED     THE COMPLETED      THE PENDING      ADJUSTMENTS FOR     PRO FORMA
                              THE COMPANY   TRANSACTIONS(1)    TRANSACTIONS     DISPOSITIONS(2)    THE OFFERING(3)    THE COMPANY
                              -----------   ---------------   ---------------   ---------------   -----------------   -----------
Net broadcasting revenue....   $ 89,803        $ 30,439          $120,242           $(4,651)           $    --         $115,591
Station operating
  expenses..................     65,245          19,613            84,858            (4,134)                --           80,724
Depreciation and
  amortization..............     14,661          11,639            26,300              (894)                --           25,406
Corporate general and
  administrative............      3,530            (334)            3,196                --                 --            3,196
                               --------        --------          --------           -------            -------         --------
  Operating expenses........     83,436          30,918           114,354            (5,028)                --          109,326
                               --------        --------          --------           -------            -------         --------
Operating income (loss).....      6,367            (479)            5,888               377                 --            6,265
Interest expense............     12,872           7,971            20,843              (906)            (7,763)          12,174
Other income, net...........        451              --               451                --                 --              451
                               --------        --------          --------           -------            -------         --------
Income (loss) before income
  taxes.....................     (6,054)         (8,450)          (14,504)            1,283              7,763           (5,458)
Deferred income tax
  (benefit).................       (770)         (1,048)           (1,818)               --                 --           (1,818)
Dividend requirement for
  Broadcasting Exchangeable
  Preferred Stock...........     (6,633)         (7,225)          (13,858)               --                 --          (13,858)
                               --------        --------          --------           -------            -------         --------
Income (loss) from
  continuing operations
  applicable to common
  shares....................   $(11,917)       $(14,627)         $(26,544)          $ 1,283            $ 7,763         $(17,498)
                               ========        ========          ========           =======            =======         ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the Tele-Media Acquisition, (b) the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, (c) the acquisition of KNHK-FM in Reno, (d) the acquisition of KTHK-FM in Tri-Cities, (e) the acquisitions of WXEX-FM and WHKK-FM in Providence, (f) the Little Rock Acquisitions, (g) the acquisition of WLEV-FM in Allentown/Bethlehem, (h) the acquisition of WEMR-AM/FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton, (i) the acquisition of KBOI-AM, KQFC-FM and KKGL-FM in Boise, (j) the Recent 1998 Acquisitions and (k) the Broadcasting Offerings as if each transaction had taken place as of January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchases price to property and equipment and intangible assets which will be amortized over periods of one to 25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Prior to the acquisition dates, the Company operated KENZ-FM, KBER-FM, KBEE-FM, KFNZ-AM, KNHK-FM, KTHK-FM, KARN-AM/FM, KKRN-FM, KRNN-AM, KIPR-FM, KOKY-FM, WHKK-FM, WEMR-AM/FM, KBOI-AM, KQFC-FM, KKGL-FM, WCTP-FM, WCTD-FM and WCDL-AM under JSAs or LMAs, and received fees for such services. Net broadcasting revenue and station operating expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For stations operating under JSAs, net broadcasting revenue and station operating expenses have been adjusted to reflect ownership of the stations as of January 1, 1997. Additionally, for those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997. Dollars in the table below are shown in thousands.

                                                                    PRO FORMA
                                                                 ADJUSTMENTS FOR
                                                    ACTUAL       THE TELE-MEDIA      LITTLE ROCK          OTHER        BROADCASTING
                                                 TELE-MEDIA(a)     ACQUISITION      ACQUISITIONS     ACQUISITIONS(f)    OFFERINGS
                                                 -------------   ---------------   ---------------   ---------------   ------------
     Net broadcasting revenue..................     $16,241          $    --           $5,596            $ 8,602         $    --
     Station operating expenses................      12,679             (573)(b)        2,835              4,672              --
     Depreciation and amortization.............       2,208            2,278 (c)        2,358              4,795              --
     Corporate general and administrative......         454             (788)(d)           --                 --              --
                                                    -------          -------           ------            -------         -------
         Operating expenses....................      15,341              917            5,193              9,467              --
                                                    -------          -------           ------            -------         -------
     Operating income (loss)...................         900             (917)             403               (865)             --
     Interest expense..........................      10,375             (708)(e)          591              5,011          (7,298)(g)
     Other income, net.........................          --               --               --                 --              --
                                                    -------          -------           ------            -------         -------
     Income (loss) before income taxes.........      (9,475)            (209)            (188)            (5,876)          7,298
     Deferred income tax (benefit).............          --             (519)            (225)              (304)             --
     Dividend requirement for Broadcasting
       Exchangeable Preferred Stock............          --               --               --                 --          (7,225)(h)
                                                    -------          -------           ------            -------         -------
     Income (loss) from continuing operations
       applicable to common shares.............     $(9,475)         $   310           $   37            $(5,572)        $    73
                                                    =======          =======           ======            =======         =======


                                                 THE COMPLETED
                                                 TRANSACTIONS
                                                 -------------
     Net broadcasting revenue..................    $ 30,439
     Station operating expenses................      19,613
     Depreciation and amortization.............      11,639
     Corporate general and administrative......        (334)
                                                   --------
         Operating expenses....................      30,918
                                                   --------
     Operating income (loss)...................        (479)
     Interest expense..........................       7,971
     Other income, net.........................          --
                                                   --------
     Income (loss) before income taxes.........      (8,450)
     Deferred income tax (benefit).............      (1,048)
     Dividend requirement for Broadcasting
       Exchangeable Preferred Stock............      (7,225)
                                                   --------
     Income (loss) from continuing operations
       applicable to common shares.............    $(14,627)
                                                   ========

    (a) Represents the unaudited historical results of Tele-Media for the period January 1, 1997 through July 3, 1997, including the historical operating results of the Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997 which had been operated under an LMA or JSA. The operating results of Tele-Media are included in the Company's results of operations beginning July 3, 1997, the date of acquisition.

    (b) Includes the elimination of $115,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising, $211,000 of LMA and JSA fees relating to the Wilkes-Barre/Scranton stations and $247,000 of expenses incurred by Tele-Media associated with the litigation between the Company and Tele-Media. Had the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

    (c) Reflects increased depreciation and amortization resulting from the purchase price allocation.

    (d) Reflects the elimination of the management fees paid to affiliates by Tele-Media of $454,000 and the recording of corporate overhead of $200,000 which represents the Company's estimate of the incremental expense necessary to oversee the Tele-Media stations and the elimination of $534,000 of expenses incurred by the Company associated with the litigation between the Company and Tele-Media. Had the Broadcasting Offerings and the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

    (e) Reflects the elimination of Tele-Media interest expense of $10.4 million and the recording of interest expense of $9.7 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1997.

    (f) Gives effect to the acquisitions of WLEV-FM in Allentown/Bethlehem; KBOI-AM, KQFC-FM and KKGL-FM in Boise; KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City; KNHK-FM in Reno; KTHK-FM in Tri-Cities; WXEX-FM and WHKK-FM in Providence; WEMR-AM/FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/ Scranton and KIZN-FM and KZMG-FM in Boise as if such transactions had taken place on January 1, 1997.

    (g) Reflects the reduction of the Company's pro forma interest expense, the recording of interest expense related to the Broadcasting Notes and the amortization of deferred financings costs of $3.3 million related to the Broadcasting Notes.

    (h) Reflects recording of dividends on the Broadcasting Exchangeable Preferred Stock as if the Broadcasting Offerings had taken place on January 1, 1997.


(2) Represents the net effect of the pending dispositions of WEST-AM in Allentown/Bethlehem, WQKK-FM and WGLU-FM in Johnstown, WQWK-FM, WIKN-FM, WRSC-AM and WBLF-AM in State College and WQCY-FM, WMOS-FM, WBRJ-FM and WTAD-AM in Quincy, as if each transaction had taken place on January 1, 1997.


(3) Represents the net effect of the reduction in interest expense from the application of the estimated net proceeds from the Offering used to pay down the Credit Facility.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                                                             ADJUSTMENTS FOR THE
                                                      ADJUSTMENTS FOR    ADJUSTMENTS FOR    RECAPITALIZATION, THE
                                          ACTUAL      THE RECENT 1998      THE PENDING        WARRANT EXERCISE       PRO FORMA
                                        THE COMPANY   ACQUISITIONS (1)   DISPOSITIONS (2)   AND THE OFFERING (3)    THE COMPANY
                                        -----------   ----------------   ----------------   ---------------------   -----------
ASSETS
------
Cash and cash equivalents.............   $  2,792         $  (100)           $     --             $ 92,000 (a)       $  2,692
                                                                                                   (92,000)(b)
Accounts and notes receivable, net....     24,588              --                  --                   --             24,588
Prepaid expenses......................      2,271              --                  --                   --              2,271
                                         --------         -------            --------             --------           --------
Total current assets..................     29,651            (100)                 --                   --             29,551
Property and equipment, net...........     37,103             150              (1,508)                  --             35,745
Intangible assets, net................    286,006          14,450              (9,242)                  --            291,214
Other assets..........................      3,633              --                  --                   --              3,633
                                         --------         -------            --------             --------           --------
                                         $356,393         $14,500            $(10,750)            $     --           $360,143
                                         ========         =======            ========             ========           ========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Other current liabilities.............     10,705              --                  --                   --             10,705
                                         --------         -------            --------             --------           --------
Total current liabilities.............     10,705              --                  --                   --             10,705
Notes payable.........................    205,457          14,000             (10,750)             (92,000)(b)        116,707
Other long-term obligations, less
  current maturities..................        895             500                  --                   --              1,395
Broadcasting Exchangeable Preferred
  Stock...............................    105,582              --                  --                   --            105,582
Deferred tax liability................     26,283              --                  --                   --             26,283
Shareholders' equity
  Old convertible preferred stock.....         15              --                  --                  (15)(c)             --
  Convertible Preferred Stock.........         --              --                  --                   10 (c)             10
  Old common stock....................          3              --                  --                   (3)(c)             --
  Common Stock........................         --              --                  --                    9 (c)             15
                                                                                                         6 (a)
  Additional paid-in capital..........     41,319              --                  --                   (1)(c)        133,312
                                                                                                    91,994 (a)
  Accumulated deficit.................    (33,866)             --                  --                   --            (33,866)
                                         --------         -------            --------             --------           --------
    Total shareholders' equity........      7,471              --                  --               92,000             99,471
                                         --------         -------            --------             --------           --------
                                         $356,393         $14,500            $(10,750)            $     --           $360,143
                                         ========         =======            ========             ========           ========

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) Represents the net effect of the acquisition of KIZN-FM and KZMG-FM in Boise as if such transaction had taken place on March 31, 1998. The preliminary allocation of purchase price is based on estimated fair values.


(2) Represents the net effect of the pending dispositions of WEST-AM in Allentown/Bethlehem, WQKK-FM and WGLU-FM in Johnstown, WQWK-FM, WIKN-FM, WRSC-AM and WBLF-AM in State College and WQCY-FM, WMOS-FM, WBRJ-FM and WTAD-AM in Quincy, as if each transaction had taken place on March 31, 1998.


(3) Gives effect to the Recapitalization, the Warrant Exercise and the Offering as if each transaction took place on March 31, 1998.

    (a) Reflects the issuance by the Company of 6,250,000 shares of Common Stock to the public at the estimated public offering price of $16.00 per share ($.001 par value) net of estimated underwriting commissions and offering costs of $8.0 million.

    (b) Reflects the anticipated use of proceeds from the Offering to repay $92.0 million of outstanding indebtedness under the Credit Facility.

    (c) Reflects (i) the three-for-one conversion of the capital stock of the Company into shares of Common Stock and Convertible Preferred Stock and
        (ii) the Warrant Exercise.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data of the Company presented below as of and for each of the years in the five-year period ended December 31, 1997 are derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected historical financial data of the Company presented below as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are derived from unaudited consolidated financial statements of the Company which, in the opinion of management, contain all necessary adjustments of a normal recurring nature to present the financial statements in conformity with GAAP. The consolidated financial statements of the Company as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 and the independent auditors' report thereon, as well as the unaudited consolidated financial statements of the Company as of March 31, 1998 and for the three months ended March 31, 1997 and 1998, are included elsewhere in this Prospectus. The financial results of the Company are not comparable from year to year because of the acquisition and disposition of various radio stations by the Company. The selected historical financial data below should be read in conjunction with, and is qualified by reference to, the Company's Consolidated Financial Statements and related notes, "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                     THREE MONTHS
                                                                                                         ENDED
                                                         YEAR ENDED DECEMBER 31,                       MARCH 31,
                                          -----------------------------------------------------   -------------------
                                            1993       1994       1995       1996       1997        1997       1998
                                          --------   --------   --------   --------   ---------   --------   --------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)              (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net broadcasting revenue................  $ 21,376   $ 32,998   $ 34,112   $ 45,413   $  89,803   $ 14,506   $ 28,139
Station operating expenses..............    17,081     24,331     26,832     33,232      65,245     11,277     21,897
Depreciation and amortization...........     5,265      7,465      4,921      5,189      14,661      2,529      5,946
Corporate general and administrative....       961      2,504      2,274      3,248       3,530        750      1,118
                                          --------   --------   --------   --------   ---------   --------   --------
Operating income (loss).................    (1,931)    (1,302)        85      3,744       6,367        (50)      (822)
Interest expense (1)....................     2,637      4,866      5,242      6,155      12,872      2,177      4,759
Other income, net.......................       149        657        781        414         451         11         37
                                          --------   --------   --------   --------   ---------   --------   --------
Income (loss) before income taxes and
  extraordinary item....................    (4,419)    (5,511)    (4,376)    (1,997)     (6,054)    (2,216)    (5,544)
Deferred income tax benefit.............        --         --         --         --        (770)       (35)      (429)
                                          --------   --------   --------   --------   ---------   --------   --------
Income (loss) before extraordinary
  item..................................    (4,419)    (5,511)    (4,376)    (1,997)     (5,284)    (2,181)    (5,115)
Extraordinary loss (2)..................        --         --         --     (1,769)         --         --         --
                                          --------   --------   --------   --------   ---------   --------   --------
Net income (loss).......................    (4,419)    (5,511)    (4,376)    (3,766)     (5,284)    (2,181)    (5,115)
Dividend requirement for
  Broadcasting Exchangeable Preferred
  Stock.................................        --         --         --         --      (6,633)        --     (3,572)
                                          --------   --------   --------   --------   ---------   --------   --------
Net loss applicable to common shares....  $ (4,419)  $ (5,511)  $ (4,376)  $ (3,766)  $ (11,917)  $ (2,181)  $ (8,687)
                                          ========   ========   ========   ========   =========   ========   ========
Pro forma basic and diluted net income
  (loss) per common share (3)...........        NA         NA         NA         NA   $   (0.79)        NA   $  (0.57)
                                          ========   ========   ========   ========   =========   ========   ========
Pro forma weighted average common shares
  outstanding (3).......................        NA         NA         NA         NA      15,181         NA     15,181
                                          ========   ========   ========   ========   =========   ========   ========

                                                              DECEMBER 31,
                                          -----------------------------------------------------            MARCH 31,
                                            1993       1994       1995       1996       1997                 1998
                                          --------   --------   --------   --------   ---------           -----------
                                                             (IN THOUSANDS)                               (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents...............  $    857   $  1,538   $  1,005   $  1,588   $   7,685            $  2,792
Working capital (deficit)...............     1,701      3,382      2,928     (4,195)     22,594              18,946
Intangible assets, net..................    17,454     18,152     15,093     51,802     268,690             286,006
Total assets............................    36,282     46,529     37,444    102,315     344,172             356,393
Long-term debt (including current
  portion)..............................    30,468     47,805     43,046     90,714     189,699             206,656
Broadcasting Exchangeable Preferred
  Stock.................................        --         --         --         --     102,010             105,582
Shareholders' equity (deficit)..........     3,615     (4,690)    (9,177)     6,070      16,132               7,471

                                                                                                     THREE MONTHS
                                                                                                         ENDED
                                                         YEAR ENDED DECEMBER 31,                       MARCH 31,
                                          -----------------------------------------------------   -------------------
                                            1993       1994       1995       1996       1997        1997       1998
                                          --------   --------   --------   --------   ---------   --------   --------
                                                             (IN THOUSANDS)                           (UNAUDITED)
OTHER DATA:
Broadcast cash flow (4).................  $  4,295   $  8,667   $  7,280   $ 12,181   $  24,558   $  3,229   $  6,242
EBITDA (4)..............................     3,334      6,163      5,006      8,933      21,028      2,479      5,124
Cash flows from operating activities....       361        324       (434)    (1,034)      5,020        861       (979)
Cash flows from investing activities....   (10,818)   (14,037)     4,810    (61,171)   (211,622)   (13,608)   (20,825)
Cash flows from financing activities....    10,070     14,393     (4,908)    62,788     212,699     13,205     16,910
Capital expenditures....................       679      2,857      1,691      2,041       2,070        800        186

---------------

"NA" denotes information that is not applicable.

(1) Includes debt issuance costs and debt discount amortization of $139,000, $287,000, $132,000, $371,000 and $441,000 for the years ended December 31,
    1993, 1994, 1995, 1996 and 1997, respectively, and $11,000 and $96,000 for the three months ended March 31, 1997 and 1998, respectively.

(2) On October 9, 1996, the Company extinguished its long-term debt of $31.3 million, payable to a financial institution, and its note payable to a related party of $7.0 million. The early retirement of the long-term debt resulted in a $1.8 million extraordinary loss due to prepayment premiums and the write-off of debt issuance costs.

(3) Reflects the effect of the Recapitalization, the Warrant Exercise and the Offering on the number of shares outstanding.

(4) "Broadcast cash flow" consists of operating income (loss) before depreciation, amortization and corporate general and administrative expenses. "EBITDA" consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The following discussion and analysis should be read in conjunction with "Selected Historical Financial Data" and the Company's Consolidated Financial Statements and related notes included elsewhere in this Prospectus. Except for the historical information contained herein, the discussions in this Prospectus contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the section entitled "Risk Factors," as well as those discussed elsewhere in this Prospectus.

     The principal source of the Company's revenue is the sale of broadcasting time on its radio stations for advertising. As a result, the Company's revenue is affected primarily by the advertising rates its radio stations charge. Correspondingly, the rates are based upon a station's ability to attract audiences in the demographic groups targeted by its advertisers, as measured principally by periodic Arbitron Radio Market Reports. The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by, among other things, the format of a particular station. Each of the Company's stations has a general pre-determined level of on-air inventory that it makes available for advertising, which may be different at different times of the day and tends to remain stable over time. Much of the Company's selling activity is based on demand for its radio stations' on-air inventory and, in general, the Company responds to this demand by varying prices rather than by changing the available inventory.

     In the broadcasting industry, radio stations often utilize trade (or barter) agreements to exchange advertising time for goods or services (such as other media advertising, travel or lodging), in lieu of cash. In order to preserve most of its on-air inventory for cash advertising, the Company generally enters into trade agreements only if the goods or services bartered to the Company will be used in the Company's business. The Company has minimized its use of trade agreements and has generally sold over 90% of its advertising time for cash. In addition, it is the Company's general policy not to preempt advertising spots paid for in cash with advertising spots paid for in trade.

     In 1997, the Company's radio stations derived approximately 84.7% of their net broadcasting revenue from local and regional advertising in the markets in which they operate, and the remainder resulted principally from the sale of national advertising. Local and regional advertising is sold primarily by each station's sales staff. To generate national advertising sales, the Company engages a national advertising representative firm. The Company believes that the volume of national advertising revenue tends to adjust to shifts in a station's audience share position more rapidly than does the volume of local and regional advertising revenue and, therefore, focuses on sales of local and regional advertising. During the year ended December 31, 1997 and the three months ended March 31, 1998, no single advertiser accounted for more than 11.3% of the net revenue of any of the Company's station groups or more than 1.4% of total net revenue of the Company.

     The Company's quarterly revenue varies throughout the year, as is typical in the radio broadcasting industry. The Company's first calendar quarter typically produces the lowest revenue for the year, and the second and fourth calendar quarters generally produce the highest revenue for the year. The advertising revenue of the Company is typically collected within 120 days of the date on which the related advertising is aired and its corresponding revenue is recognized. Most accrued expenses, however, are paid within 45 to 60 days. As a result of this time lag, working capital requirements have increased as the Company has grown and will likely increase further in the future.

     The primary operating expenses incurred in the ownership and operation of radio stations include employee salaries and commissions, programming expenses and advertising and promotion expenses. The Company also incurs and will continue to incur significant depreciation, amortization and interest expense as a result of completed and future acquisitions of stations, and due to existing and future borrowings, including the Broadcasting Notes, the Broadcasting Exchangeable Preferred Stock and borrowings under the Credit

Facility. The Company's consolidated financial statements tend not to be directly comparable from period to period due to the Company's acquisition activity.

     Historically and on a pro forma basis, the Company has generated net losses primarily as a result of significant charges for depreciation and amortization relating to the acquisition of radio stations and interest charges on outstanding debt. The Company amortizes FCC licenses and goodwill attributable to the acquisition of radio stations over a fifteen-year period. Based upon the large number of acquisitions that were consummated within the last two years, the Company anticipates that depreciation and amortization charges will continue to be significant for several years. To the extent that the Company consummates additional acquisitions, its depreciation and amortization charges are likely to increase. Interest charges, while fixed on the Broadcasting Notes, are expected to decline primarily as a result of the anticipated use of the net proceeds of the Offering to repay outstanding indebtedness under the Credit Facility. The Company expects that it will continue to incur net losses through at least 1999 and that its net profitability thereafter will be primarily dependant upon the impact of any significant future acquisitions.

     The Company's financial results are dependent on a number of factors, including the general strength of the local and national economies, population growth, ability to provide popular programming, local market and regional competition, relative efficiency of radio broadcasting compared to other advertising media, signal strength and government regulation and policies.

     "Broadcast cash flow" consists of operating income (loss) before depreciation, amortization and corporate expenses. "EBITDA" consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

     Net Broadcasting Revenue. Net broadcasting revenue increased $13.6 million or 94.0% to $28.1 million in the period ended March 31, 1998 from $14.5 million in the period ended March 31, 1997. The inclusion of revenue from the acquisitions of radio stations and revenue generated from LMAs and JSAs entered into during 1997 and 1998 provided $12.4 million of the increase. For stations owned and operated over the comparable period in 1997 and 1998, net broadcasting revenue improved $1.2 million or 8.7% to $15.5 million in 1998 from $14.3 million in 1997, primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased $10.6 million or 94.2% to $21.9 million in the period ended March 31, 1998 from $11.3 million in the period ended March 31, 1997. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the LMAs and JSAs entered into during 1997 and 1998.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased $3.0 million or 93.3% to $6.2 million in the period ended March 31, 1998 from $3.2 million in the period ended March 31, 1997. As a percentage of net broadcasting revenue, broadcast cash flow remained approximately even, 22.2% in the period ended March 31, 1998 compared to 22.3% in the period ended March 31, 1997.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses increased $0.4 million or 48.9% to $1.1 million in the period ended March 31, 1998 from $0.7 million in the period ended March 31, 1997. The increase was primarily due to an increase in staffing levels required to support the Company's growth.

     EBITDA. As a result of the factors described above, EBITDA increased $2.6 million or 106.7% to $5.1 million in the period ended March 31, 1998 from $2.5 million in the period ended March 31, 1997.

     For the period ended March 31, 1998, net cash used in operations decreased to $1.0 million from net cash provided by operations of $0.9 million for the period ended March 31, 1997, due to a decrease in accounts payable partially offset by a decrease in accounts receivable.

     For the period ended March 31, 1998, net cash used in investing activities, primarily for station acquisitions, increased to $20.8 million from $13.6 for the period ended March 31, 1997.

     For the period ended March 31, 1998, net cash provided by financing activities increased to $16.9 million from $13.2 million for the period ended March 31, 1997. This increase is the result of increased borrowings in the period ended March 31, 1998 for station acquisitions. The period ended March 31, 1997 includes $7.5 million in proceeds from the issuance of preferred stock, while no such amounts were attributable to the period ended March 31, 1998.

     Depreciation and Amortization. Depreciation and amortization expense increased $3.4 million or 135.2% to $5.9 million in the period ended March 31, 1998 from $2.5 million in the period ended March 31, 1997, primarily due to radio station acquisitions consummated during 1997 and 1998.

     Interest Expense. Interest expense increased $2.6 million or 118.6% to $4.8 million in the period ended March 31, 1998 from $2.2 million in the period ended March 31, 1997, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated in 1997 and 1998.

     Net Loss. As a result of the factors described above, net loss increased $2.9 million or 134.5% to $5.1 million in the period ended March 31, 1998 from $2.2 million in the period ended March 31, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Net Broadcasting Revenue. Net broadcasting revenue increased $44.4 million or 97.7% to $89.8 million in 1997 from $45.4 million in 1996. The inclusion of net revenue from the acquisitions of radio stations and net revenue generated from LMAs and JSAs entered into during 1997 provided $41.8 million of the increase. For stations owned and operated over the comparable period in 1997 and 1996, net broadcasting revenue improved approximately $2.6 million or 6.7% to $40.8 million in 1997 from $38.2 million in 1996 primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased $32.0 million or 96.3% to $65.2 million in 1997 from $33.2 million in 1996. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the LMAs and JSAs entered into during 1997.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased $12.4 million or 101.6% to $24.6 million in 1997 from $12.2 million in 1996. As a percentage of net broadcasting revenue, broadcast cash flow increased to 27.3% in 1997 from 26.8% in 1996.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses increased $0.3 million or 8.7% to $3.5 million in 1997 from $3.2 million in 1996. The increase is due primarily to an increase in staffing levels required to support the Company's growth.

     EBITDA. As a result of the factors described above, EBITDA increased $12.1 million or 135.4% to $21.0 million in 1997 from $8.9 million in 1996.

     Net cash provided by operations increased to $5.0 million in 1997 from net cash used in operations of $1.0 million in 1996. This increase resulted primarily from an increase in net broadcasting revenue as a result of acquisitions and internal growth.

     Net cash used in investing activities in 1997 was $211.6 million, compared to $61.2 million in 1996. This increase resulted primarily from an increase in cash paid to acquire stations and a related increase in capitalized acquisition costs.

     Net cash provided by financing activities in 1997 was $212.7 million, primarily from proceeds from the Broadcasting Offerings, compared to $62.8 million in 1996.

     Depreciation and Amortization. Depreciation and amortization expense increased $9.5 million or 182.6% to $14.7 million in 1997 from $5.2 million in 1996, primarily due to radio station acquisitions consummated during 1997.

     Interest Expense. Interest expense increased $6.7 million or 109.1% to $12.9 million in 1997 from $6.2 million in 1996, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated during 1997.

     Net Loss. As a result of the factors described above, net loss increased $1.5 million or 40.3% to $5.3 million in 1997 from $3.8 million in 1996. Included in the net loss for 1996 is a $1.8 million extraordinary loss related to the repayment of long-term debt.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Net Broadcasting Revenue. Net broadcasting revenue increased $11.3 million or 33.1% to $45.4 million in 1996 from $34.1 million in 1995. The inclusion of revenue from the acquisitions of radio stations and revenue generated from LMAs and JSAs entered into during 1996 provided $7.8 million of the increase. For stations owned and operated over the comparable period in 1995 and 1996, net broadcasting revenue improved $3.5 million or 11.4% to $34.2 million in 1996 from $30.7 million in 1995 primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased $6.4 million or 23.9% to $33.2 million in 1996 from $26.8 million in 1995. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the LMAs and JSAs entered into during 1996.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased $4.9 million or 67.3% to $12.2 million in 1996 from $7.3 million in 1995. As a percentage of net broadcasting revenue, broadcast cash flow increased to 26.8% in 1996 from 21.3% in 1995.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses increased $0.9 million or 42.8% to $3.2 million in 1996 from $2.3 million in 1995. Substantially all of the increase was due to professional expenses incurred in 1996 related to the Company's capital raising activities and a lawsuit.

     EBITDA. As a result of the factors described above, EBITDA increased $3.9 million or 78.4% to $8.9 million in 1996 from $5.0 million in 1995.

     Net cash used in operations increased to $1.0 million in 1996 from $0.4 million in 1995. This increase resulted primarily from an increase in accounts receivable partially offset by the reduction in the loss before extraordinary item in 1996 and gain on sale of property in 1995.

     Net cash used in investing activities in 1996, primarily for station acquisitions, was $61.2 million, compared to net cash provided by investing activities of $4.8 million in 1995.

     Net cash provided by financing activities in 1996 was $62.8 million, due primarily to proceeds from the issuance of notes payable and preferred stock, compared to net cash used in financing activities of $4.9 million in 1995.

     Depreciation and Amortization. Depreciation and amortization expense increased $0.3 million or 5.4% to $5.2 million in 1996 from $4.9 million in 1995, primarily due to radio station acquisitions consummated during 1996.

     Interest Expense. Interest expense increased $0.9 million or 17.4% to $6.1 million in 1996 from $5.2 million in 1995, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated during 1996.

     Net Loss. As a result of the factors described above, net loss decreased $0.6 million or 13.9% to $3.8 million in 1996 from $4.4 million in 1995. Included in the net loss for 1996 is $0.4 million of interest earned on loans advanced by the Company to Deschutes prior to the acquisition of Deschutes by the Company and a $1.8 million extraordinary loss related to the repayment of long-term debt.

LIQUIDITY AND CAPITAL RESOURCES

     For the three months ended March 31, 1998, net cash used in operations decreased to $1.0 million from net cash provided by operations of $0.9 million for the three months ended March 31, 1997, primarily due to decreases in accounts payable. Net cash provided by operations increased to $5.0 million for the year ended December 31, 1997 from net cash used in operations of $1.0 million for the year ended December 31, 1996. This increase resulted primarily from increases in net broadcasting revenue.

     For the three months ended March 31, 1998, net cash used in investing activities, primarily for station acquisitions, increased to $20.8 million from $13.6 million for the three months ended March 31, 1997. Net cash used in investing activities for the year ended December 31, 1997, primarily for station acquisitions, was $211.6 million, compared to $61.2 million for the year ended December 31, 1996.

     For the three months ended March 31, 1998, net cash provided by financing activities was $16.9 million compared to $13.2 million for the three months ended March 31, 1997. This increase is the result of increased borrowings in the 1998 period for station acquisitions. The 1997 period includes proceeds from issuance of stock, while no such amounts were attributable to the 1998 period. Net cash provided by financing activities for the year ended December 31, 1997 was $212.7 million, primarily from proceeds from the Broadcasting Offerings, compared to $62.8 million for the year ended December 31, 1996.

     The Company's acquisition strategy has required, and will continue in the foreseeable future to require, a significant portion of the Company's capital resources. The Company has financed the Company's past acquisitions through bank financing, private sales of equity and debt securities, including the Broadcasting Offerings, and proceeds from asset sales. The Company frequently evaluates potential acquisitions of stations and station groups, including station swap opportunities. The Company expects that any required financing for acquisitions will be provided through the incurrence of debt, the sale of equity securities, internally generated funds or a combination of the foregoing. There can be no assurance, however, that external financing will be available to the Company on terms considered favorable by management or that cash flow from operations will be sufficient to fund the Company's acquisition strategy. See "Risk Factors--Limitations on Acquisition Strategy; Antitrust Considerations."

     The Company will use the net proceeds from the Offering to reduce outstanding indebtedness. See "Use of Proceeds."


     Management believes that cash from operating activities and revolving loans under the Credit Facility should be sufficient to permit the Company to meet its financial obligations and to fund its operations for at least the next 12 months, although additional capital resources may be required in connection with the further implementation of the Company's acquisition strategy. In addition to acquisitions and debt service, the Company's principal liquidity requirements will be for working capital and general corporate purposes, including capital expenditures. At March 31, 1998, after giving pro forma effect to the Recent 1998 Acquisitions, the Pending Dispositions and the Offering and the application of the estimated net proceeds therefrom, the Company would have had approximately $126.7 million of unused borrowing capacity under the Credit Facility. The Company expects that its debt service and capital expenditure obligations within the next twelve months will include approximately $10.4 million for interest on the Broadcasting Notes, approximately $1.5 million, after giving effect to the Offering and the application of the net proceeds therefrom, for interest on the borrowings under the Credit Facility and approximately $3.6 million for total capital expenditures. The Company expects the funds for debt service obligations and capital expenditures to be provided from operations. Currently, the Company has no binding commitments to acquire any specific business or other material assets. Depending on the terms, size and timing of any future acquisitions which the Company may determine to undertake, the Company may need to incur additional borrowings or seek other sources of financing to fund such acquisitions. The Broadcasting Exchangeable Preferred Stock does not require cash dividends through July 1, 2002 since Citadel Broadcasting may issue additional shares of

Broadcasting Exchangeable Preferred Stock in lieu of cash dividends. See "Description of Indebtedness--Broadcasting Notes" and "-- Broadcasting Exchangeable Preferred Stock."

     Each of the Broadcasting Notes Indenture, the Broadcasting Certificate of Designation and the Credit Facility, and, if the Broadcasting Exchange Debentures are issued, the Broadcasting Exchange Indenture, imposes restrictions on the payment of dividends and the making of loans by Citadel Broadcasting to the Company. Although such restrictions will limit the Company's ability to pay dividends on its capital stock, such restrictions are not expected to have a material adverse effect on the Company as substantially all of its operations are currently conducted through, and all of its currently outstanding debt has been incurred by, Citadel Broadcasting. Similarly, the Credit Facility restricts the ability of Citadel License to pay cash dividends or make other distributions in respect of its capital stock. Citadel Broadcasting is not dependent in any material respect on the receipt of dividends or other payments from Citadel License.

     The Credit Facility also contains other customary restrictive covenants, which, among other things, and with certain exceptions, limit the ability of Citadel Broadcasting and Citadel License (the "Borrowers") to incur additional indebtedness and liens in connection therewith, enter into certain transactions with affiliates, consolidate, merge or effect certain asset sales, issue additional stock, make certain capital or overhead expenditures, make certain investments, loans or prepayments or change the nature of their business. The Borrowers are also required to satisfy certain financial covenants, which require the Borrowers to maintain specified financial ratios and to comply with certain financial tests, such as ratios for maximum leverage, senior debt leverage, minimum interest coverage and minimum fixed charges. The maximum leverage test requires that the Borrowers not permit the ratio of Total Debt (as defined in the Credit Facility) as of the last day of any month to the Adjusted Operating Cash Flow (as defined in the Credit Facility) for the twelve-month period ending as of the last day of such month to be greater than the Applicable Ratio on such day. The Applicable Ratio (i) for June 1998 is 7.0, (ii) for July 1998 and August 1998 will be 6.75, (iii) for September 1998 and October 1998 will be 6.5 and (iv) for November 1998 will be 6.25. For each six-month period thereafter through maturity, the Applicable Ratio shall decrease by 0.25. The senior debt leverage test requires that the Borrowers not permit the ratio of the unpaid principal balance of the Credit Facility or any specified portion thereof outstanding from time to time as of the last day of any month to the Adjusted Operating Cash Flow for the twelve-month period ending on such date to be greater than 4.75 for the period through November 1998. For each six-month period thereafter through maturity, such maximum ratio shall decrease by 0.25. The minimum interest coverage test requires that the Borrowers not permit the ratio of their consolidated Operating Cash Flow (as defined in the Credit Facility) for a specified four-quarter period to Interest Expense (as defined in the Credit Facility) and cash dividends on the Broadcasting Exchangeable Preferred Stock for the same four-quarter period to be less than 2.0 for the quarters ending June, September and December 1998. Said minimum ratio shall be
2.25 for each quarter ending thereafter through maturity. The minimum fixed charges test requires that the Borrowers not permit the ratio of their consolidated Operating Cash Flow for any specified four-quarter period to Fixed Charges (as defined in the Credit Facility) for the same four-quarter period to be less than 1.1 to 1.0. The Borrowers are in compliance with the foregoing financial ratios and financial condition tests.

YEAR 2000 MATTERS

     Many existing computer programs use only two digits to identify a year (for example, "98" is used to represent "1998"). Such programs may read "00" as the year 1900, thus incorrectly recognizing dates beginning with the year 2000, or may otherwise produce erroneous results or cease processing when dates after 1999 are encountered. Such failures could cause disruptions in normal business operations.

     In each of its markets, the Company employs centralized accounting and traffic (advertising scheduling) systems for all of its stations in the market. Although not directly related to the year 2000 problem, the Company has undertaken to replace its accounting and traffic software in each market. The Company expects that this program will minimize or eliminate year 2000 problems associated with the software for such systems. This software upgrade is expected to be completed in 1998 at a cost of approximately $0.3 million in 1998, which consists primarily of the annual lease rental payment of $0.2 million for software and $0.1 million in related one-time costs. The operating lease for the computer software is anticipated to be for a period of five years. In connection with this software upgrade, the Company expects that its accounting and traffic hardware systems will be assessed by the software vendor for both compatibility with the new software and year 2000 compliance, and that the Company may also engage outside consultants, as necessary and as available, for such purpose. Much of the total cost of the hardware upgrade will be subject to trade agreements and, as such, will be expensed in accordance with the Company's policy of accounting for barter transactions. The Company cannot yet estimate the costs of replacing or otherwise upgrading such computer hardware, as required.

     The Company has recently assembled a task force consisting of the Company's three regional Presidents, Chief Financial Officer, regional engineers and two internal information systems employees to inventory and assess the Company's other internal information and operating systems, including its broadcast and related support systems which may contain embedded microprocessors, in order to develop a strategy to address the computer software and hardware changes and facility upgrades that may be required to remedy the year 2000-related deficiencies of those systems. The Company recognizes that it must also conduct an assessment of year 2000-related problems originating with third parties outside of the Company's control, including vendors of programming software and providers of satellite programming.

     Until the task force makes substantial progress in identifying problem areas, it is not possible to estimate the extent of year 2000 deficiencies in the Company's systems, the costs to the Company of correcting such deficiencies and the time frame in which any required corrections will be made. In addition, numerous uncertainties relating to such matters exist, including the ability to locate, test and correct or replace relevant computer codes in software and embedded microprocessors, the availability and cost of personnel trained in this area, if required, and the extent to which third parties will be able to timely correct year 2000 problems which may originate with such third parties, but which impact the Company's operations. Given such uncertainties and the preliminary nature of the Company's investigations to date, there can be no assurances that year 2000-related deficiencies and required corrective measures will not have a material adverse effect on the Company's business, financial condition and results of operations.

                                    BUSINESS

GENERAL


     The Company is a radio broadcasting company that focuses on acquiring, developing and operating radio stations in mid-sized markets. Upon completion of the Pending Dispositions, the Company will own or operate 65 FM and 30 AM radio stations in 17 markets, including clusters of four or more stations in 13 markets, and will have the right to construct one additional FM station. The Company's stations comprise the first or second ranked radio station group in terms of revenue share in 15 of its 17 markets. On a pro forma basis, after giving effect to the Completed Transactions and the Pending Dispositions as if all such transactions had occurred on January 1, 1997, the Company would have had net broadcasting revenue and broadcast cash flow of $117.4 million and $35.9 million, respectively, for the 12 months ended March 31, 1998.


     The Company's primary strategy is to secure and maintain a leadership position in the markets it serves and to expand into additional mid-sized markets where it believes a leadership position can be obtained. Upon entering a market, the Company seeks to acquire additional stations which, when integrated with its existing operations, allow it to reach a wider range of demographic groups that appeal to advertisers, increase revenue and achieve substantial cost savings. The Company has completed 30 station acquisitions in markets where it already owned stations and entered into a JSA for eight additional stations in those markets. Primarily as a result of this strategy, in the six markets in which the Company has owned radio stations since 1994, the Company has increased its average revenue share and average broadcast cash flow margin from 37.3% and 19.9%, respectively, for the year ended December 31, 1995, to 51.5% and 32.2%, respectively, for the 12 months ended March 31, 1998.

     The Company believes that mid-sized markets represent attractive opportunities because, as compared to the 50 largest markets in the United States, they are generally characterized by (i) lower radio station purchase prices as a multiple of broadcast cash flow, (ii) fewer sophisticated and well-capitalized competitors, including both radio and competing advertising media such as newspapers and television and (iii) less direct format competition due to the smaller number of stations in any given market. The Company believes that the attractive operating characteristics of mid-sized markets coupled with the opportunity to establish or expand in-market radio station groups create the potential for substantial revenue growth and cost efficiencies. As a result, management seeks to achieve broadcast cash flow margins that are comparable to the higher margins that historically were generally achievable only in the 50 largest markets.

     The Company chooses programming formats for its stations that are intended to maximize its cash flow. The Company's portfolio of stations is diversified in terms of format, target demographics and geographic location. Because of the size of its portfolio and its individual radio station groups, the Company believes it is not unduly reliant upon the performance of any single station. The Company also believes that the diversity of its portfolio of radio stations helps insulate the Company from downturns in specific markets and changes in format preferences. The Company considers many of the radio station groups it has assembled in the last 18 months to be underdeveloped with the potential for substantial growth through the implementation of the Company's operating strategies, including targeted programming and aggressive sales techniques.

CORPORATE HISTORY AND RECENTLY COMPLETED TRANSACTIONS

     Citadel Broadcasting was incorporated in Nevada in 1991, and in 1992 it acquired all of the radio stations then owned or operated by Predecessor and certain other radio stations. Lawrence R. Wilson, Chief Executive Officer of the Company, was a co-founder and one of the two general partners of Predecessor. In 1993, the Company was incorporated and Citadel Broadcasting was reorganized as a wholly owned subsidiary of the Company. The Company acquired ownership of additional radio stations in each of 1993, 1994, 1996, 1997 and 1998.

     The Company's operations are conducted through Citadel Broadcasting and Citadel License. The Company owns all of the outstanding common stock of Citadel Broadcasting. Citadel License holds the Company's radio broadcast licenses and does not conduct any independent business operations.

     Effective as of January 1, 1997, the Company acquired Deschutes which owned 18 radio stations in Montana, Oregon and Washington. The total consideration paid was approximately $26.0 million. Following the acquisition, Deschutes was operated as a sister company to Citadel Broadcasting until June 20, 1997 when Deschutes was merged with and into Citadel Broadcasting.

     On July 3, 1997, the Company purchased all of the outstanding capital stock of Tele-Media which owned or operated 16 FM and ten AM radio stations in Pennsylvania, Rhode Island and Illinois. The purchase price for the Tele-Media Acquisition, following post-closing adjustments, was approximately $115.8 million, which included the repayment of certain indebtedness of Tele-Media and the redemption of the Tele-Media Bonds. Upon consummation of the Tele-Media Acquisition, Tele-Media was merged with and into Citadel Broadcasting.

     In addition, in various other transactions consummated since January 1, 1997, the Company has acquired in eight markets an aggregate of 29 stations, the right to construct an additional station and certain related assets, including an Internet access service provider, for an aggregate purchase price of $123.6 million.

     On July 3, 1997, Citadel Broadcasting consummated the offerings of $101.0 million principal amount of the Broadcasting Notes and 1.0 million shares of Broadcasting Exchangeable Preferred Stock which, subject to certain conditions, at the option of Citadel Broadcasting, are convertible into the Broadcasting Exchange Debentures. Concurrently with the closing of the Broadcasting Offerings, Citadel Broadcasting entered into amendments to its Credit Facility. As of June 1, 1998, the Credit Facility allowed for borrowings of up to $145.0 million, and the outstanding principal amount borrowed thereunder was approximately $121.1 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Indebtedness."

     The Company's principal executive offices are located at 140 South Ash Avenue, Tempe, Arizona, 85281, and its telephone number is (602) 731-5222.

OPERATING STRATEGY

     In order to maximize its radio stations' appeal to advertisers, and thus its revenue and cash flow, the Company has implemented the strategies described below. The Company intends to continue to expand its existing strategies and to develop new methods to enhance revenue and reduce costs.

     Ownership of Strong Station Groups. The Company seeks to secure and maintain a leadership position in the markets it serves through ownership of multiple stations in a market. By strategically coordinating programming, promotional and selling strategies among a group of local stations, the Company attempts to capture a wide range of demographic groups which appeal to advertisers. The Company believes that the diversification of its programming formats and its collective inventory of available advertising time strengthen relationships with advertisers and increase the Company's ability to maximize the value of its inventory. The Company believes that having multiple stations in a market also enhances its ability to market the advantages of radio advertising versus other advertising media, such as newspapers and television, thus potentially increasing radio's share of the total advertising dollars spent in a given market.

     The Company believes that its ability to leverage the existing programming and sales resources of its station groups enables it to enhance the growth potential of both new and underperforming stations while reducing the risks associated with undertaking means of improving station performance, including launching new formats. The Company also believes that operating leading station groups allows it to attract and retain talented local management teams, on-air personalities and sales personnel, which it believes are essential to operating success. Furthermore, the Company seeks to achieve substantial cost savings through the consolidation in each of its markets of facilities, management, sales and administrative personnel and operating resources (such as on-air talent, programming and music research) and through the reduction of other redundant expenses.

     Aggressive Sales and Marketing. The Company seeks to maximize its share of local advertising revenue in each of its markets through numerous sales and marketing initiatives. The Company provides extensive training for its sales personnel through in-house sales and time management programs, and it retains various independent consultants who hold frequent seminars for, and are available for consultation with, the Company's sales personnel. The Company also emphasizes regular, informal exchanges of ideas among its management and sales personnel across its various markets. Because advertising time is perishable, the Company seeks to maximize its revenue through the utilization of sophisticated inventory management techniques that allow it to provide its sales personnel with frequent price adjustments based on regional and local market conditions. To further strengthen its relationship with advertisers, the Company also offers and markets its ability to create customer traffic through on-site events staged at, and broadcast from, an advertiser's business. The Company believes that, prior to their acquisition by the Company, many of its acquired stations had underperformed in sales, due primarily to undersized sales staffs responsible for selling inventory on multiple stations. Accordingly, the Company has significantly expanded the sales forces of many of its acquired stations.

     Targeted Programming. To maintain or improve its position in each market, the Company combines extensive market research with an assessment of its competitors' vulnerabilities in order to identify significant and sustainable target audiences. The Company then tailors the programming, marketing and promotion of each station to maximize its appeal to its target audience. Within each market, the Company attempts to build strong franchises through (i) the creation of distinct, highly visible profiles for its on-air personalities, particularly those broadcasting during morning "drive time" traditionally between 6:00 a.m. and 10:00 a.m., (ii) the formulation of recognizable "brand names" for select stations such as the "Bull" and "Cat Country" and (iii) active involvement in community events and charities. The Company has achieved particular success in programming country formats and currently operates the leading country station in nine of its 14 markets where it programs country music.

     Decentralized Operations. The Company believes that radio is primarily a local business and that much of its success is the result of the efforts of regional and local management and staff. Accordingly, the Company decentralizes much of its operations to these levels. Each of the Company's regional and local station groups is managed by a team of experienced broadcasters who understand the musical tastes, demographics and competitive opportunities of the particular market. Regional and local managers are responsible for preparing annual operating budgets, and a portion of their compensation is linked to meeting or surpassing operating targets. Corporate management approves each station group's annual operating budget and imposes strict financial reporting requirements to track station performance. Corporate management is responsible for long range planning, establishing Company policies and serving as a resource to local management. The Company has implemented local sales reporting systems at each station to provide local and corporate management with daily sales information.

ACQUISITION STRATEGY

     In February 1996, as a result of the passage of the Telecommunications Act, radio broadcasting companies were permitted to increase their ownership of stations within a single market from four to a maximum of between five and eight stations, depending on market size. The Telecommunications Act also eliminated the national ownership restriction that generally had limited companies to the ownership of no more than 40 stations (20 AM and 20 FM) throughout the United States. As the Company has achieved a leading position in most of the markets it currently serves, the Company expects that, in addition to acquiring additional radio stations in existing markets as permitted by the Telecommunications Act, it will emphasize the acquisition of additional radio stations in new markets which present opportunities for the Company to apply its operating strategies. The Company believes that such acquisitions will enable it to achieve, among other things, greater size and geographic diversification. The Company anticipates that it will continue to focus on mid-sized markets rather than attempt to expand into larger markets. Although competition among potential purchasers for suitable radio station acquisitions is intense throughout the United States, the Company believes that less competition exists, particularly from the larger radio operators, in mid-sized markets as compared to larger markets, affording the Company relatively more attractive acquisition opportunities in these markets. There can be no assurance, however, that the Company will be able to identify suitable and available acquisition opportunities or that it will be able to consummate any such acquisition opportunities. Additional risks and uncertainties attendant to the Company's acquisition strategy are discussed under "Risk Factors--Limitations on Acquisition Strategy; Antitrust Considerations."

     In evaluating acquisition opportunities in new markets, the Company assesses its potential, over time, to build leading radio station groups in those markets. The Company believes that the creation of strong station groups in local markets is essential to its operating success and generally will not consider entering a new market unless it believes it can acquire multiple stations in the market. The Company also analyzes a number of additional factors which it believes are important to its success, including the number and quality of commercial radio signals broadcasting in the market, the nature of the competition in the market, the Company's ability to improve the operating performance of the radio station or stations under consideration and the general economic conditions of the market.

     The Company believes that its acquisition strategy, if properly implemented, could have a number of benefits, including (i) diversification of revenue and broadcast cash flow across a greater number of stations and markets,
(ii) improved broadcast cash flow margins through the consolidation of facilities and the elimination of redundant expenses, (iii) a broader range of advertising packages to offer advertisers, (iv) improved leverage in various key vendor negotiations, (v) greater appeal to top industry management talent and
(vi) increased overall scale which should facilitate the Company's capital raising activities.

RADIO INDUSTRY OVERVIEW

     Radio stations generate the majority of their revenue from the sale of advertising time to local and national spot advertisers and national network advertisers. Radio serves primarily as a medium for local advertising. From 1987 to 1996, local advertising revenue as a percentage of total radio advertising revenue has ranged from approximately 74% to 78%. The growth in total radio advertising revenue tends to be fairly stable and has generally grown at a rate faster than the Gross Domestic Product (the "GDP"). Total radio advertising revenue in 1997 of $13.6 billion represented a 9.7% increase over 1996, as reported by the Radio Advertising Bureau ("RAB").

     Radio is considered an efficient means of reaching specifically identified demographic groups. Stations are typically classified by their on-air format, such as country, adult contemporary, oldies or news/talk. A station's format and style of presentation enable it to target certain demographic and psychographic groups. By capturing a specific listening audience share of a market's radio audience, with particular concentration in a targeted demographic group, a station is able to market its broadcasting time to advertisers seeking to reach a specific audience. Advertisers and stations utilize data published by audience measuring services, such as Arbitron, to estimate how many people within particular geographical markets and demographic groups listen to specific stations.

     Stations determine the number of advertisements broadcast hourly that will maximize available revenue dollars without jeopardizing listening levels. Although the number of advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     A station's local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. To generate national advertising sales, a station will engage a firm that specializes in soliciting radio advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station's market and receive commissions based on the revenue from the advertising obtained.

     According to the RAB's Radio Marketing Guide and Fact Book for Advertisers, April 1998-March 1999, radio reaches approximately 96% of all Americans over the age of 12 each week. More than one-half of all radio listening is done outside the home, in contrast to other advertising mediums, and three out of four adults are reached by car radio each week. The average listener spends approximately three hours per day listening to radio. The highest portion of radio listenership occurs during the morning, particularly between the time a listener wakes up and the time the listener reaches work. This morning "drive time" period reaches more than 80% of people over 12 years of age and, as a result, radio advertising sold during this period achieves premium advertising rates. Radio listeners have gradually shifted over the years from AM (amplitude modulation) to FM (frequency modulation) stations. FM reception, as compared to AM, is generally clearer and provides greater tonal range and higher fidelity. FM's listener share is now in excess of 75%, despite the fact that the number of AM and FM commercial stations in the United States is approximately equal.

STATION PORTFOLIO


     Upon completion of the Pending Dispositions, the Company will own 59 FM and 25 AM radio stations in 17 mid-sized markets, operate six additional FM and five additional AM radio stations in its markets pursuant to LMAs or JSAs and have the right to construct one additional FM radio station.

     The following table sets forth certain information about stations owned or operated by the Company after giving effect to the Pending Dispositions. The year acquired shown in the table below includes acquisitions made by the Company's Predecessor. See "--Corporate History."

                                                                                                        STATION
                                                                                          STATION      AUDIENCE
                                                                                          RANK IN      SHARE IN       RADIO
                                                                            PRIMARY       PRIMARY       PRIMARY       GROUP
                                        STATION                              DEMO-         DEMO-         DEMO-       MARKET
     RADIO GROUP/        MSA          PROGRAMMING             YEAR          GRAPHIC       GRAPHIC       GRAPHIC      REVENUE
 STATION CALL LETTERS    RANK           FORMAT            ACQUIRED/LMA     TARGET(1)     TARGET(2)     TARGET(2)    SHARE(3)
-----------------------  ----   -----------------------  --------------   -----------   -----------   -----------   ---------
PROVIDENCE, RI.........  31                                                                                           36.7%
 Owned
 WPRO-AM...............         News/Talk                     1997          A 25-54         10            2.5%
 WPRO-FM...............         Contemporary Hits             1997          A 18-49          3            6.8
 WWLI-FM...............         Adult Contemporary            1997          W 25-54          1           12.2
 WSKO-AM...............         Sports                        1997          M 25-54         26t           0.8
 WXEX-FM...............         Rock                          1997          M 18-34          4            5.8
 WHKK-FM...............         Rock Oldies                1997/1997        A 25-54         13t           1.7
SALT LAKE CITY, UT.....  35                                                                                           22.5%
 Owned
 KUBL-FM...............         Country                       1988          A 25-54          5            5.6
 KCNR-AM...............         Children's                    1988           C 4-11         --             --
 KFNZ-AM...............         Sports                     1997/1992        M 25-54          6            5.7%
 KBEE-FM...............         Adult Contemporary         1997/1992        W 18-49          2            8.5
 KBER-FM...............         Album Oriented Rock        1997/1996        A 18-34          1            9.7
 KENZ-FM...............         Rock Alternative         1997/1996(JSA)     A 18-34          2            7.6
WILKES-BARRE/ SCRANTON,
 PA....................  63                                                                                           31.6%
 Owned
 WMGS-FM...............         Adult Contemporary            1997          W 25-54          1t          16.4%
 WARM-AM...............         News/Talk                     1997          A 35-64          9t           2.8
 WZMT-FM(4)............         Album Oriented Rock           1997          M 18-34          1           20.1
 WAZL-AM...............         Nostalgia                     1997          A 35-64         32t           0.4
 WEMR-FM(4)............         Contemporary Hits          1998/1997        W 18-34          4t           8.4
 WCTP-FM/ WCTD-FM(5)...         Country                    1998/1997        A 35-54         --             --
 WCDL-AM...............         Country                    1998/1997        A 35-64         --             --
 WEMR-AM...............         Country                    1998/1997        A 35-64         --             --
 Operated
 WKQV-AM(6)(7).........         Sports                     1997(JSA)        M 25-54         --             --
 WKQV-FM(4)(7).........         Simulcast with WZMT-FM     1997(LMA)
 WBHT-FM(4)(7).........         Simulcast with WEMR-FM     1997(LMA)
ALLENTOWN/ BETHLEHEM,
 PA....................  66                                                                                           26.5%
 Owned
 WCTO-FM...............         Country                       1997          A 25-54          2           14.2%
 WLEV-FM...............         Adult Contemporary         1997/1997        W 25-54          4           11.6
ALBUQUERQUE, NM........  70                                                                                           55.9%
 Owned
 KKOB-AM...............         News/Talk                     1994          A 25-54          2            6.9%
 KKOB-FM...............         Adult Contemporary            1994          W 25-54          6            5.2
 KMGA-FM...............         Adult Contemporary            1994          W 25-54          4            6.0
 KHTL-AM...............         News/Talk                     1994          A 35-64         20t           1.1
 KTBL-FM...............         Country                  1996/1995(JSA)     A 25-54         10t           3.6
 KHFM-FM...............         Classical                     1996          A 25-54         13t           3.3
 KNML-AM...............         Sports                        1996          M 25-54         16            2.2
 KRST-FM...............         Country                    1996/1996        A 25-54          1           12.6
HARRISBURG, PA.........  73                                                                                           13.5%
 Owned
 WRKZ-FM...............         Country                       1997          A 25-54          8            4.9%


                            RADIO
                         GROUP RANK
     RADIO GROUP/         IN MARKET
 STATION CALL LETTERS    REVENUE(3)
-----------------------  -----------
PROVIDENCE, RI.........     1
 Owned
 WPRO-AM...............
 WPRO-FM...............
 WWLI-FM...............
 WSKO-AM...............
 WXEX-FM...............
 WHKK-FM...............
SALT LAKE CITY, UT.....     2
 Owned
 KUBL-FM...............
 KCNR-AM...............
 KFNZ-AM...............
 KBEE-FM...............
 KBER-FM...............
 KENZ-FM...............
WILKES-BARRE/ SCRANTON,
 PA....................     2
 Owned
 WMGS-FM...............
 WARM-AM...............
 WZMT-FM(4)............
 WAZL-AM...............
 WEMR-FM(4)............
 WCTP-FM/ WCTD-FM(5)...
 WCDL-AM...............
 WEMR-AM...............
 Operated
 WKQV-AM(6)(7).........
 WKQV-FM(4)(7).........
 WBHT-FM(4)(7).........
ALLENTOWN/ BETHLEHEM,
 PA....................     2
 Owned
 WCTO-FM...............
 WLEV-FM...............
ALBUQUERQUE, NM........     1
 Owned
 KKOB-AM...............
 KKOB-FM...............
 KMGA-FM...............
 KHTL-AM...............
 KTBL-FM...............
 KHFM-FM...............
 KNML-AM...............
 KRST-FM...............
HARRISBURG, PA.........     3
 Owned
 WRKZ-FM...............

                                                                                                        STATION
                                                                                          STATION      AUDIENCE
                                                                                          RANK IN      SHARE IN       RADIO
                                                                            PRIMARY       PRIMARY       PRIMARY       GROUP
                                        STATION                              DEMO-         DEMO-         DEMO-       MARKET
     RADIO GROUP/        MSA          PROGRAMMING             YEAR          GRAPHIC       GRAPHIC       GRAPHIC      REVENUE
 STATION CALL LETTERS    RANK           FORMAT            ACQUIRED/LMA     TARGET(1)     TARGET(2)     TARGET(2)    SHARE(3)
-----------------------  ----   -----------------------  --------------   -----------   -----------   -----------   ---------
LITTLE ROCK, AR(8).....   82                                                                                          41.1%
 Owned
 KARN-AM/KARN-FM/
   KKRN-FM/............         News/Talk/Sports           1997/1997        A 25-54         11            3.9%
 KRNN-AM(6)............         Sports                     1997/1997        A 35-64         --             --
 KIPR-FM...............         Urban                      1997/1997        A 18-49          3            9.9
 KOKY-FM(6)............         Urban Adult                1997/1997        A 25-54         --             --
                                Contemporary
 KLAL-FM...............         Modern Adult                  1997          A 18-49          7t           4.4
                                Contemporary
 KAFN-FM(8)............         NA                            1997               NA         NA             NA
 KLIH-AM...............         Gospel                        1997          A 25-54        17t            1.3
 KURB-FM...............         Adult Contemporary            1997          A 25-54          3t           7.9
 KVLO-FM...............         Soft Adult Contemporary       1997          W 25-54          6            6.7
SPOKANE, WA............   87                                                                                          52.7%
 Owned
 KGA-AM................         News/Talk                     1992          A 25-54         10            4.0
 KDRK-FM...............         Country                       1992          A 25-54          2            9.3%
 KAEP-FM...............         Rock Alternative              1993          A 18-34          3t          10.7
 KJRB-AM...............         Talk                       1993/1993        A 35-64         17t           0.6
 Operated
 KKZX-FM(9)............         Classic Rock               1996(JSA)        M 25-54          1           23.7
 KEYF-AM/FM(5)(9)......         Oldies                     1996(JSA)        A 25-54          7t           5.9
 KUDY-AM(9)............         Talk/Religion              1996(JSA)        A 25-54         --             --
COLORADO SPRINGS, CO      94                                                                                          63.5%
 Owned
 KKFM-FM...............         Classic Rock                  1986          M 25-54          1           15.3%
 KKMG-FM...............         Contemporary Hits          1994/1990        W 18-34          1           20.5
 KKLI-FM...............         Soft Adult Contemporary       1996          W 25-54          5t           7.1
 Operated
 KVUU-FM(9)............         Adult Contemporary         1996(JSA)        W 18-49          5t           7.2
 KSPZ-FM(9)............         Oldies                     1996(JSA)        A 25-54          6t           5.6
 KVOR-AM(9)............         News/Talk                  1996(JSA)        A 35-64          4            7.6
 KTWK-AM(9)............         Nostalgia                  1996(JSA)        A 35-64         14t           1.4
YORK, PA...............  103                                                                                          10.2%
 Owned
 WQXA-FM...............         Rock                          1997          M 18-34          1           21.6%
 WQXA-AM...............         Nostalgia                     1997          A 35-64         25t           0.6
MODESTO, CA(10)........  121                                                                                          64.3%
 Owned
 KATM-FM...............         Country                       1992          A 25-54          1           13.9%
 KANM-AM...............         Sports                        1992          M 25-54         15t           1.2
 KHKK-FM/ KDJK-FM(5)...         Rock Oldies              1993/1993(KHKK)    A 25-54          6            5.5
 KHOP-FM...............         Album Oriented Rock           1996          A 18-34          4            8.9
BOISE, ID..............  126                                                                                          42.0%
 Owned
 KIZN-FM...............         Country                    1998/1997        A 25-54          4            7.4%
 KZMG-FM...............         Contemporary Hits          1998/1997        W 18-34          1t          15.2
 KKGL-FM...............         Classic Rock               1998/1997        M 25-54          1            9.2
 KQFC-FM...............         Country                    1998/1997        A 25-54          1           10.0
 KBOI-AM...............         News/Talk                  1998/1997        A 35-64          3            7.9
RENO, NV...............  130                                                                                          48.5%
 Owned
 KBUL-FM...............         Country                       1992          A 25-54          1           10.2%
 KKOH-AM...............         News/Talk                     1992          A 25-54          2            9.9
 KNEV-FM...............         Adult Contemporary         1993/1993        W 18-49          2            9.7
 KNHK-FM...............         Rock Oldies                1997/1997        A 25-54         10            3.8
EUGENE, OR.............  144                                                                                          31.5%
 Owned
 KUGN-AM...............         News/Talk                     1997          A 35-64          3            9.2%
 KKTT-FM...............         Country                       1997          A 25-54          6t           6.3
 KEHK-FM...............         Rock Oldies                   1997          A 25-54          4            7.2


                            RADIO
                         GROUP RANK
     RADIO GROUP/         IN MARKET
 STATION CALL LETTERS    REVENUE(3)
-----------------------  -----------
LITTLE ROCK, AR(8).....     2
 Owned
 KARN-AM/KARN-FM/
   KKRN-FM/............
 KRNN-AM(6)............
 KIPR-FM...............
 KOKY-FM(6)............
 KLAL-FM...............
 KAFN-FM(8)............
 KLIH-AM...............
 KURB-FM...............
 KVLO-FM...............
SPOKANE, WA............     1
 Owned
 KGA-AM................
 KDRK-FM...............
 KAEP-FM...............
 KJRB-AM...............
 Operated
 KKZX-FM(9)............
 KEYF-AM/FM(5)(9)......
 KUDY-AM(9)............
COLORADO SPRINGS, CO        1
 Owned
 KKFM-FM...............
 KKMG-FM...............
 KKLI-FM...............
 Operated
 KVUU-FM(9)............
 KSPZ-FM(9)............
 KVOR-AM(9)............
 KTWK-AM(9)............
YORK, PA...............     4
 Owned
 WQXA-FM...............
 WQXA-AM...............
MODESTO, CA(10)........     1
 Owned
 KATM-FM...............
 KANM-AM...............
 KHKK-FM/ KDJK-FM(5)...
 KHOP-FM...............
BOISE, ID..............     2
 Owned
 KIZN-FM...............
 KZMG-FM...............
 KKGL-FM...............
 KQFC-FM...............
 KBOI-AM...............
RENO, NV...............     1
 Owned
 KBUL-FM...............
 KKOH-AM...............
 KNEV-FM...............
 KNHK-FM...............
EUGENE, OR.............     1
 Owned
 KUGN-AM...............
 KKTT-FM...............
 KEHK-FM...............

                                                                                                        STATION
                                                                                          STATION      AUDIENCE
                                                                                          RANK IN      SHARE IN       RADIO
                                                                            PRIMARY       PRIMARY       PRIMARY       GROUP
                                        STATION                              DEMO-         DEMO-         DEMO-       MARKET
     RADIO GROUP/        MSA          PROGRAMMING             YEAR          GRAPHIC       GRAPHIC       GRAPHIC      REVENUE
 STATION CALL LETTERS    RANK           FORMAT            ACQUIRED/LMA     TARGET(1)     TARGET(2)     TARGET(2)    SHARE(3)
-----------------------  ----   -----------------------  --------------   -----------   -----------   -----------   ---------
TRI-CITIES, WA.........  202                                                                                          42.2%
 Owned
 KEYW-FM...............         Adult Contemporary            1997          A 25-54          6t           6.2%
 KFLD-AM...............         Sports                        1997          M 25-54          9t           4.3
 KORD-FM...............         Country                       1997          A 25-54          4t           7.0
 KXRX-FM...............         Album Oriented Rock           1997          M 18-34          1           20.0
 KTHK-FM...............         Rock Oldies                1997/1997        A 25-54         10            4.7
MEDFORD, OR............  204                                                                                          40.8%
 Owned
 KAKT-FM...............         Country                       1997          A 25-54          9t           3.3%
 KBOY-FM...............         Classic Rock                  1997          M 25-54          3            9.2
 KCMX-AM...............         News/Talk                     1997          A 35-64          8t           4.8
 KCMX-FM...............         Adult Contemporary            1997          W 25-54          2           14.3
 KTMT-AM...............         Sports                        1997          M 25-54        12t            1.5
 KTMT-FM...............         Contemporary Hits             1997          W 18-34          1t          16.0
BILLINGS, MT...........  242                                                                                          50.5%
 Owned
 KCTR-FM/
   KBUL-AM(5)..........         Country                       1997          A 25-54          1           23.5%
 KKBR-FM...............         Oldies                        1997          A 25-54          3           11.3
 KBBB-FM...............         Adult Contemporary            1997          W 25-54          3t           9.1
 KMHK-FM...............         Rock Oldies                   1997          A 25-54          8            4.7


                            RADIO
                         GROUP RANK
     RADIO GROUP/         IN MARKET
 STATION CALL LETTERS    REVENUE(3)
-----------------------  -----------
TRI-CITIES, WA.........     1
 Owned
 KEYW-FM...............
 KFLD-AM...............
 KORD-FM...............
 KXRX-FM...............
 KTHK-FM...............
MEDFORD, OR............     1
 Owned
 KAKT-FM...............
 KBOY-FM...............
 KCMX-AM...............
 KCMX-FM...............
 KTMT-AM...............
 KTMT-FM...............
BILLINGS, MT...........     1
 Owned
 KCTR-FM/
   KBUL-AM(5)..........
 KKBR-FM...............
 KBBB-FM...............
 KMHK-FM...............


---------------

"t" denotes tied with one or more other radio stations.

"NA" denotes information that is not available.

"--" denotes information that is not meaningful.

 (1) The letter "A" designates adults, the letter "W" designates women, the letter "M" designates men and the letter "C" designates children. The numbers following each letter designate the range of ages included within the demographic group.

 (2) The generally accepted method of measuring the relative size of a radio station's audience is by reference to total persons, within specific demographic groups, Monday--Sunday, 6:00 a.m.--12:00 midnight Average Quarter Hour ("AQH") shares, as published by Arbitron. Arbitron periodically samples radio listeners in defined market areas, principally through the use of diaries returned by selected listeners. A station's AQH share is a percentage computed by dividing the average number of persons listening to a particular station for at least five minutes during an average quarter hour in a given time period by the average number of such persons for all stations in the market area. Station Rank in Primary Demographic Target is the ranking of a station among all stations in its target demographic group based upon the station's AQH shares. Arbitron compiles ratings data for various demographic groups. All information concerning ratings and audience listening information used in this Prospectus is given pursuant to the method described above and derived from the Arbitron Reports.

 (3) Radio Group Market Revenue Share was derived for each radio group by summing the market share of revenue of each station included within the group. Radio Group Rank in Market Revenue is the ranking, by radio group market revenue, of each of the Company's radio groups in its market among all other radio groups in such market.

 (4) WZMT-FM is simulcast with WKQV-FM. WEMR-FM is simulcast with WBHT-FM. Rank and audience share information is given on a combined basis.

 (5) Combined stations are simulcast. Rank and audience share information is given on a combined basis.

 (6) This station recently changed its programming format and its primary demographic target. Therefore, station rank in primary demographic target and station audience share in primary demographic target are not given for this station.

 (7) WKQV-FM, WKQV-AM and WBHT-FM in Wilkes-Barre/Scranton are operated pursuant to an LMA or a JSA, and the Company has the option to purchase these stations.

 (8) KAFN-FM is not yet operational. Three of the stations serve the surrounding communities outside of Little Rock.

 (9) The Company sells advertising on behalf of the listed stations under a JSA.

(10) KATM-FM, KHKK-FM/KDJK-FM and KHOP-FM also broadcast in the adjacent Stockton, California market where, in the Fall 1997 Arbitron Report, they ranked 1, 2 and 8t in their primary demographic targets, respectively.

     The following is a description of the markets served by the Company's radio stations after giving effect to the consummation of the Pending Dispositions.

     Providence, Rhode Island. The Company owns four FM and two AM radio stations in Providence. Providence has an MSA rank of 31, and had market revenue of approximately $38.8 million in 1997, an approximate 1.6% increase over 1996. There are 37 stations in the Providence market, including ten viable FM and three viable AM stations. The six stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 36.7% of the market revenue in 1997.

     Salt Lake City, Utah. The Company owns four FM and two AM radio stations in Salt Lake City. Salt Lake City has an MSA rank of 35, and had market revenue of approximately $59.3 million in 1997, an approximate 13.3% increase over 1996. There are 43 stations in the Salt Lake City market, including 16 viable FM and four viable AM stations. The six stations owned by the Company rank second in the market in terms of their combined gross revenue, with approximately 22.5% of the market revenue in 1997.

     Wilkes-Barre/Scranton, Pennsylvania. The Company owns five FM and four AM radio stations and operates two FM radio stations and one AM radio station under an LMA and a JSA, respectively, in Wilkes-Barre/Scranton. Wilkes-Barre/Scranton has an MSA rank of 63, and had market revenue of approximately $18.2 million in 1997, an approximate 18.0% increase over 1996. There are 40 stations in the Wilkes-Barre/ Scranton market, including ten viable FM and four viable AM stations. The twelve stations owned or operated by the Company rank second in the market in terms of their combined gross revenue, with approximately 31.6% of market revenue in 1997.

     Allentown/Bethlehem, Pennsylvania. The Company owns two FM radio stations in Allentown/ Bethlehem. Allentown/Bethlehem has an MSA rank of 66, and had market revenue of approximately $24.3 million in 1997, an approximate 7.5% increase over 1996. There are 19 stations in the Allentown market, including six viable FM and three viable AM stations. The two stations owned by the Company rank second in the market in terms of their combined gross revenue, with approximately 26.5% of market revenue in 1997.

     Albuquerque, New Mexico. The Company owns five FM and three AM radio stations in Albuquerque. Albuquerque has an MSA rank of 70, and had market revenue of approximately $33.3 million in 1997, an approximate 11.4% increase over 1996. There are 37 stations in the Albuquerque market, including 17 viable FM and three viable AM stations. The eight stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 55.9% of the market revenue in 1997.

     Harrisburg, Pennsylvania and York, Pennsylvania. The Company owns one FM radio station in Harrisburg and one FM radio station and one AM radio station in York. Harrisburg and York are adjacent markets with numerous overlapping radio signals. The Company is operating these stations as a single station group.

     Harrisburg has an MSA rank of 73, and had market revenue of approximately $24.4 million in 1997, an approximate 0.4% decrease from 1996. There are 23 stations in the Harrisburg market, including eight viable FM and three viable AM stations. The station owned by the Company ranks third in the market in terms of gross revenue, with approximately 13.5% of the market revenue in 1997.

     York has an MSA rank of 103, and had market revenue of approximately $16.6 million in 1997, an approximate 7.8% increase over 1996. There are 15 stations in the York market, including seven viable FM stations and one viable AM station. The two stations owned by the Company rank fourth in the market in terms of their combined gross revenue, with approximately 10.2% of the market revenue in 1997.

     Little Rock, Arkansas. The Company owns seven FM and three AM radio stations and has the right to construct and operate one additional FM radio station in Little Rock. Little Rock has an MSA rank of 82, and had market revenue of approximately $19.7 million in 1997, an approximate 10.9% increase over 1996. There are 31 stations in the Little Rock market, including 13 viable FM stations and one viable AM station. The ten operating stations owned by the Company rank second in the market in terms of their combined gross revenue, with approximately 41.1% of market revenue in 1997.

     The Company also owns the Arkansas Radio Network, which was established in 1968 and is a state-wide news network with affiliates in nearly every county in Arkansas. The Arkansas Radio Network feeds hourly newscasts in addition to agricultural programs, market reports, weather and special events.

     Spokane, Washington. The Company owns two FM and two AM radio stations and sells advertising on behalf of two FM and two AM radio stations under a JSA in Spokane. Spokane has an MSA rank of 87, and had market revenue of approximately $14.6 million in 1997, an approximate 8.7% increase over 1996. There are 26 stations in the Spokane market, including 12 viable FM and four viable AM stations. The four stations owned by the Company plus the four stations marketed under a JSA rank first in the market in terms of their combined gross revenue, with approximately 52.7% of the market revenue in 1997.

     Colorado Springs, Colorado. The Company owns three FM radio stations and sells advertising on behalf of two FM and two AM radio stations under a JSA in Colorado Springs. Colorado Springs has an MSA rank of 94, and had market revenue of approximately $17.0 million in 1997, an approximate 14.5% increase over 1996. There are 21 stations in the Colorado Springs market, including 11 viable FM and two viable AM stations. The three stations owned by the Company plus the four stations marketed under a JSA rank first in the market in terms of their combined gross revenue, with approximately 63.5% of the market revenue in 1997.

     Modesto, California. The Company owns four FM radio stations and one AM radio station in Modesto. Modesto has an MSA rank of 121, and had market revenue of approximately $13.8 million in 1997, an approximate 0.9% increase over 1996. There are 22 stations in the Modesto market, including nine viable FM and two viable AM stations. The five stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 64.3% of the market revenue in 1997.

     Boise, Idaho. The Company owns four FM radio stations and one AM radio station in Boise. Boise has an MSA rank of 126, and had market revenue of approximately $15.7 million in 1997, an approximate 5.4% increase over 1996. There are 24 stations in the Boise market, including 11 viable FM and three viable AM stations. The five stations owned by the Company rank second in the market in terms of their combined gross revenue, with approximately 42.0% of market revenue in 1997.

     Reno, Nevada. The Company owns three FM radio stations and one AM radio station in Reno. Reno has an MSA rank of 130, and had market revenue of approximately $15.2 million in 1997, an approximate 8.5% increase over 1996. There are 26 stations in the Reno market, including 13 viable FM and two viable AM stations. The four stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 48.5% of the market revenue in 1997.

     Eugene, Oregon. The Company owns two FM radio stations and one AM radio station in Eugene. Eugene has an MSA rank of 144, and had market revenue of approximately $9.2 million in 1997, an approximate 9.5% decrease from 1996. There are 19 stations in the Eugene market, including eight viable FM and three viable AM stations. The three stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 31.5% of the market revenue in 1997.

     Tri-Cities, Washington. The Company owns four FM radio stations and one AM radio station in Tri-Cities. Tri-Cities (includes the communities of Richland, Kennewick and Pasco, Washington) has an MSA rank of 202, and had market revenue of approximately $5.8 million in 1997, an approximate 5.5% increase over 1996. There are 18 stations in the Tri-Cities market, including, according to the 1998 BIA Report, six viable FM stations. The five stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 42.2% of the market revenue in 1997.

     Medford, Oregon. The Company owns four FM and two AM radio stations in Medford. Medford has an MSA rank of 204, and had market revenue of approximately $6.0 million in 1997, an approximate 9.1% increase over 1996. There are 17 stations in the Medford market, including, according to the 1998 BIA Report, six viable FM stations. The six stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 40.8% of the market revenue in 1997.

     Billings, Montana. The Company owns four FM radio stations and one AM radio station in Billings. Billings has an MSA rank of 242, and had market revenue of approximately $6.0 million in 1997, an approximate 5.3% increase over 1996. There are 14 stations in the Billings market, including seven viable FM and three viable AM stations. The five stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 50.5% of the market revenue in 1997.


ADVERTISING SALES


     Virtually all of the Company's revenue is generated from the sale of local, regional and national advertising for broadcast on its radio stations. In 1997, approximately 84.7% of the Company's net broadcasting revenue was generated from the sale of local and regional advertising. Additional broadcasting revenue is generated from the sale of national advertising, network compensation payments and other miscellaneous transactions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General." The major categories of the Company's advertisers include telephone companies, restaurants, fast food, automotive and grocery. Each station's local sales staff solicits advertising either directly from the local advertiser or indirectly through an advertising agency. The Company pays a higher commission rate to the sales staff for generating direct sales because the Company believes that through direct advertiser relationships it can better understand the advertiser's business needs and more effectively design an advertising campaign to help the advertiser sell its product. The Company employs personnel in each of its markets to produce commercials for the advertisers. National sales are made by a firm specializing in radio advertising sales on the national level in exchange for a commission from the Company that is based on the Company's gross revenue from the advertising obtained. Regional sales, which the Company defines as sales in regions surrounding the Company's markets to companies that advertise in the Company's markets, are generally made by the Company's local sales staff.

     Depending on the programming format of a particular station, the Company estimates the optimum number of advertisements available for sale. The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station. The Company's stations strive to maximize revenue by managing their on-air inventory of advertising time and adjusting prices based on local market conditions and on the Company's ability, through its marketing efforts, to provide advertisers with an effective means of reaching a targeted demographic group. Each of the Company's stations has a general target level of on-air inventory that it makes available for advertising. This target level of inventory for sale may be different at different times of the day but tends to remain stable over time. Much of the Company's selling activity is based on demand for its radio stations' on-air inventory and, in general, the Company responds to this demand by varying prices rather than by varying its target inventory level for a particular station. Therefore, most changes in revenue are explained by demand-driven pricing changes rather than by changes in the available inventory.

     The Company believes that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by radio stations are based primarily on (i) a station's share of audiences in the demographic groups targeted by advertisers (as measured by ratings surveys estimating the number of listeners tuned to the station at various times), (ii) the number of stations in the market competing for the same demographic groups, (iii) the supply of and demand for radio advertising time and (iv) certain qualitative factors. Rates are generally highest during morning and afternoon commuting hours.

     A station's listenership is reflected in ratings surveys that estimate the number of listeners tuned to the station and the time they spend listening. Each station's ratings are used by its advertisers and advertising representatives to consider advertising with the station and are used by the Company to chart audience growth, set advertising rates and adjust programming. The radio broadcast industry's principal ratings service is Arbitron, which publishes periodic ratings surveys for significant domestic radio markets. These surveys are the Company's primary source of ratings data.

COMPETITION

     The radio broadcasting industry is highly competitive. The success of each of the Company's stations depends largely upon its audience ratings and its share of the overall advertising revenue within its market.

The Company's audience ratings and advertising revenue are subject to change, and any adverse change in a particular market affecting advertising expenditures or an adverse change in the relative market positions of the stations located in a particular market could have a material adverse effect on the revenue of the Company's radio stations located in that market. There can be no assurance that any one of the Company's radio stations will be able to maintain or increase its current audience ratings or advertising revenue market share.

     The Company's stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of a specific demographic group in each of its markets, the Company is able to attract advertisers seeking to reach those listeners. Companies that operate radio stations must be alert to the possibility of another station changing its format to compete directly for listeners and advertisers. Another station's decision to convert to a format similar to that of one of the Company's radio stations in the same geographic area may result in lower ratings and advertising revenue, increased promotion and other expenses and, consequently, lower broadcast cash flow for the Company.

     Factors that are material to a radio station's competitive position include management experience, the station's local audience rank in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market area. The Company attempts to improve its competitive position in each market by extensively researching its stations' programming, by implementing advertising campaigns aimed at the demographic groups for which its stations program and by managing its sales efforts to attract a larger share of advertising dollars. However, the Company competes with some organizations that have greater financial resources than the Company.

     Recent changes in the FCC's policies and rules permit increased ownership and operation of multiple local radio stations. Management believes that radio stations that elect to take advantage of joint arrangements such as LMAs or JSAs may in certain circumstances have lower operating costs and may be able to offer advertisers more attractive rates and services. Although the Company currently operates multiple stations in each of its markets and intends to pursue the creation of additional multiple station groups, the Company's competitors in certain markets include operators of multiple stations or operators who already have entered into LMAs or JSAs. The Company also competes with other radio station groups to purchase additional stations. Some of these groups are owned or operated by companies that have substantially greater financial and other resources than the Company.

     Although the radio broadcasting industry is highly competitive, some barriers to entry exist (which can be mitigated to some extent by changing existing radio station formats and upgrading power, among other actions). The operation of a radio broadcast station requires a license from the FCC, and the number of radio stations that can operate in a given market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities in that market, as well as by the FCC's multiple ownership rules regulating the number of stations that may be owned and controlled by a single entity. The FCC's multiple ownership rules have changed significantly as a result of the Telecommunications Act. For a discussion of FCC regulation and the provisions of the Telecommunications Act, see "-- Federal Regulation of Radio Broadcasting."

     The Company's stations also compete for advertising revenue with other media, including newspapers, broadcast television, cable television, magazines, direct mail, coupons and outdoor advertising. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, by satellite and by digital audio broadcasting ("DAB"). DAB may deliver by satellite to nationwide and regional audiences, multi-channel, multi-format, digital radio services with sound quality equivalent to compact discs. The delivery of information through the presently unregulated Internet also could create a new form of competition. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact disks. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry.

     The FCC has recently authorized spectrum for the use of a new technology, satellite digital audio radio services ("DARS"), to deliver audio programming. DARS may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. It is not known at this time whether this digital technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies. There are proposals before the FCC to permit a new "low power" radio service which could open up opportunities for low cost neighborhood service on frequencies which would not interfere with existing stations. No FCC action has been taken on this proposal to date.

     The Company cannot predict what other matters might be considered in the future by the FCC, nor can it assess in advance what impact, if any, the implementation of any of these proposals or changes might have on its business. See "-- Federal Regulation of Radio Broadcasting."

FEDERAL REGULATION OF RADIO BROADCASTING

     Introduction. The ownership, operation and sale of broadcast stations, including those licensed to the Company, are subject to the jurisdiction of the FCC, which acts under authority derived from the Communications Act. The Communications Act was amended in 1996 by the Telecommunications Act to make changes in several broadcast laws. Among other things, the FCC assigns frequency bands for broadcasting; determines whether to approve changes in ownership or control of station licenses; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules under the Communications Act.

     The following is a brief summary of certain provisions of the Communications Act and of specific FCC regulations and policies. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including fines, the grant of "short" (less than the maximum) license renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional broadcast properties. Reference should be made to the Communications Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

     License Grant and Renewal. Until recently, radio broadcast licenses were granted for maximum terms of seven years, but acting under the authority of the Telecommunications Act, the FCC recently revised its rules to extend the maximum term for future renewals to eight years. Licenses may be renewed through an application to the FCC. Prior to the Telecommunications Act, during certain periods when a renewal application was pending, competing applicants could file for the radio frequency being used by the renewal applicant. The Telecommunications Act prohibits the FCC from considering such competing applications if the FCC finds that the station has served the public interest, convenience and necessity, that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC, and that there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.

     Petitions to deny license renewals can be filed by interested parties, including members of the public. Such petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Also, during certain periods when a renewal application is pending, the transferability of the applicant's license is restricted. A petition to deny renewal has been filed against four of the Company's Salt Lake City stations, alleging that they failed to comply with FCC equal opportunity employment rules, and FCC processing of that petition has delayed action on those license renewals. Except for that case, the Company is not currently aware of any facts that would prevent the timely renewal of its licenses to operate its radio stations, although there can be no assurance that the Company's licenses will be renewed. See "Risk Factors -- Government Regulation."

     The FCC classifies each AM and FM station. An AM station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations are classified as either: Class A stations, which operate on an unlimited time basis and are designated to render primary and secondary service over an extended area; Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; or Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power. A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous thereto. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.

     The minimum and maximum facilities requirements for an FM station are determined by its class. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1 and C.

     The following table sets forth the market, call letters, FCC license classification, antenna height above average terrain (HAAT), power and frequency of each of the stations owned or operated by the Company, assuming the consummation of the Pending Dispositions, and the date on which each station's FCC license expires. License renewal applications have been filed for the listed stations showing a license expiration date of October 1, 1997, February 1, 1998, April 1, 1998 or August 1, 1998, and the expiration of the licenses is stayed during the pendency of such proceedings.

                                                                                                         EXPIRATION
                                                                   HAAT                                    DATE OF
                                                          FCC       IN        POWER IN                       FCC
                MARKET(1)                    STATION     CLASS    METERS    KILOWATTS(2)    FREQUENCY      LICENSE
                ---------                    -------     -----    ------    ------------    ---------    -----------
Providence, RI............................  WPRO-AM       B          NA         5.0          630 kHz      04-01-98
                                            WPRO-FM       B         168         39.0        92.3 MHz      04-01-98
                                            WSKO-AM       B          NA         5.0          790 kHz      04-01-98
                                            WWLI-FM       B         152         50.0        105.1 MHz     04-01-98
                                            WXEX-FM       A         163         2.3         99.7 MHz      04-01-98
                                            WHKK-FM       A          90         4.2         100.3 MHz     04-01-06
Salt Lake City, UT........................  KCNR-AM       B          NA      10.0/0.195      860 kHz      10-01-97
                                            KUBL-FM       C        1140         26.0        93.3 MHz      10-01-97
                                            KENZ-FM       C         869         45.0        107.5 MHz     10-01-97
                                            KBER-FM       C        1140         25.0        101.1 MHz     10-01-97
                                            KFNZ-AM       B          NA         5.0         1320 kHz      10-01-05
                                            KBEE-FM       C         894         40.0        98.7 MHz      10-01-05
Wilkes-Barre/Scranton, PA.................  WAZL-AM       C          NA         1.0         1490 kHz      08-01-98
                                            WZMT-FM       B         222         19.5        97.9 MHz      08-01-98
                                            WARM-AM       B          NA         5.0          590 kHz      08-01-98
                                            WMGS-FM       B         422         5.3         92.9 MHz      08-01-98
                                            WBHT-FM (3)   A         336         0.50        97.1 MHz      08-01-98
                                            WKQV-AM (3)   B          NA       10.0/0.5      1550 kHz      08-01-98
                                            WKQV-FM (3)   A         308         0.30        95.7 kHz      08-01-98
                                            WCTP-FM       A         235         0.52        94.3 MHz      08-01-98
                                            WCTD-FM       A         207         1.45        93.7 MHz      08-01-98
                                            WCDL-AM       B          NA       5.0/.037      1440 kHz      08-01-98
                                            WEMR-AM       B          NA       5.0/1.0       1460 kHz      08-01-98
                                            WEMR-FM       A         354         0.24        107.7 MHz     08-01-98
Allentown/Bethlehem, PA...................  WCTO-FM       B         152         50.0        96.1 MHz      08-01-98
                                            WLEV-FM       B         327         10.9        100.7 MHz     08-01-98

                                                                                                         EXPIRATION
                                                                   HAAT                                    DATE OF
                                                          FCC       IN        POWER IN                       FCC
                MARKET(1)                    STATION     CLASS    METERS    KILOWATTS(2)    FREQUENCY      LICENSE
                ---------                    -------     -----    ------    ------------    ---------    -----------
Albuquerque, NM...........................  KKOB-AM       B          NA         50.0         770 kHz      10-01-97
                                            KKOB-FM       C        1265         20.2        93.3 MHz      10-01-97
                                            KHTL-AM       B          NA       1.0/0.5        920 kHz      10-01-05
                                            KMGA-FM       C        1259         22.5        99.5 MHz      10-01-97
                                            KTBL-FM       C        1276         20.4        103.3 MHz     10-01-97
                                            KHFM-FM       C        1260         20.0        96.3 MHz      10-01-97
                                            KRST-FM       C        1268         22.0        92.3 MHz      10-01-97
                                            KNML-AM       B          NA       1.0/0.5       1050 kHz      10-01-05
Harrisburg/York, PA.......................  WRKZ-FM       B         283         14.1        106.7 MHz     08-01-98
                                            WQXA-AM       B          NA         1.0         1250 kHz      08-01-98
                                            WQXA-FM       B         215         25.1        105.7 MHz     08-01-98

Little Rock, AR...........................  KARN-FM       A         100         3.0         102.5 MHz     06-01-04
                                            KARN-AM       B          NA         5.0          920 kHz      06-01-04
                                            KKRN-FM       A         100         6.0         101.7 MHz     06-01-04
                                            KRNN-AM       B          NA       5.0/2.5       1380 kHz      06-01-04
                                            KIPR-FM      C1         286        100.0        92.3 MHz      06-01-04
                                            KOKY-FM       A         118         4.10        102.1 MHz     06-01-04
                                            KLAL-FM      C2          95         50.0        107.7 MHz     06-01-04
                                            KAFN-FM(4)    A         100         6.0         102.5 MHz     06-01-04
                                            KLIH-AM       B          NA       2.0/1.2       1250 kHz      06-01-04
                                            KURB-FM       C         392        100.0        98.5 MHz      06-01-04
                                            KVLO-FM      C2         150         50.0        102.9 MHz     06-01-04

Spokane, WA...............................  KGA-AM        A          NA         50.0        1510 kHz      02-01-06
                                            KDRK-FM       C         725         56.0        93.7 MHz      02-01-06
                                            KJRB-AM       B          NA         5.0          790 kHz      02-01-06
                                            KAEP-FM       C         582        100.0        105.7 MHz     02-01-06
                                            KKZX-FM(3)    C         492        100.0        98.9 MHz      02-01-98
                                            KEYF-AM(3)    B          NA         5.0         1050 kHz      02-01-06
                                            KEYF-FM(3)    C         490        100.0        101.1 MHz     02-01-98
                                            KUDY-AM(3)    B          NA         5.0         1280 kHz      02-01-06
Colorado Springs, CO......................  KKFM-FM       C         698         71.0        98.1 MHz      04-01-05
                                            KKMG-FM       C         695         57.0        98.9 MHz      04-01-05
                                            KKLI-FM      C2         678         1.6         106.3 MHz     04-01-05
                                            KVUU-FM(3)    C         610         68.0        99.9 MHz      04-01-05
                                            KSPZ-FM(3)    C         649         72.0        92.9 MHz      04-01-05
                                            KVOR-AM(3)    B          NA       5.0/1.0       1300 kHz      04-01-05
                                            KTWK-AM(3)    B          NA       3.3/1.5        740 kHz      04-01-05

Modesto, CA...............................  KANM-AM       B          NA         1.0          970 kHz      12-01-05
                                            KATM-FM       B         152         50.0        103.3 MHz     12-01-05
                                            KHKK-FM       B         152         50.0        104.1 MHz     12-01-05
                                            KDJK-FM       A         624        0.071        103.9 MHz     12-01-05
                                            KHOP-FM       B         193         29.5        95.1 MHz      12-01-05
Boise, ID.................................  KIZN-FM       C         762         44.0        92.3 MHz      10-01-05
                                            KZMG-FM       C         802         50.0        93.1 MHz      10-01-05
                                            KKGL-FM       C         768         44.0        96.9 MHz      10-01-05
                                            KQFC-FM       C         762         47.0        97.9 MHz      10-01-05
                                            KBOI-AM       B          NA         50.0         960 kHz      10-01-05

Reno, NV..................................  KKOH-AM       B          NA         50.0         780 kHz      10-01-05
                                            KNEV-FM       C         695         60.0        95.5 MHz      10-01-05
                                            KBUL-FM       C         699         72.0        98.1 MHz      10-01-05
                                            KNHK-FM       C         809         44.7        92.9 MHz      10-01-05

Eugene, OR................................  KUGN-AM       B          NA       5.0/1.0        590 kHz      02-01-06
                                            KKTT-FM       C         308        100.0        97.9 MHz      02-01-06
                                            KEHK-FM      C1         301         95.0        102.3 MHz     02-01-06
Pasco (Tri-Cities), WA....................  KFLD-AM       B          NA      10.0/0.25       870 kHz      02-01-06
                                            KEYW-FM       A          59         3.0         98.3 MHz      02-01-06
                                            KORD-FM       C         335        100.0        102.7 MHz     02-01-06
                                            KXRX-FM       C         408         50.0        97.1 MHz      02-01-06
                                            KTHK-FM      C2         339         8.0         97.9 MHz      02-01-06

                                                                                                         EXPIRATION
                                                                   HAAT                                    DATE OF
                                                          FCC       IN        POWER IN                       FCC
                MARKET(1)                    STATION     CLASS    METERS    KILOWATTS(2)    FREQUENCY      LICENSE
                ---------                    -------     -----    ------    ------------    ---------    -----------
Medford, OR...............................  KTMT-AM       B          NA         1.0          880 kHz      02-01-06
                                            KTMT-FM       C         994         31.0        93.7 MHz      02-01-06
                                            KBOY-FM      C1         299         60.0        95.7 MHz      02-01-06
                                            KCMX-AM       B          NA         1.0          580 kHz      02-01-06
                                            KCMX-FM      C1         435         31.6        101.9 MHz     02-01-06
                                            KAKT-FM      C1         166         51.7        105.1 MHz     02-01-98

Billings, MT..............................  KBUL-AM       B          NA         5.0          970 kHz      04-01-05
                                            KCTR-FM      C1         152        100.0        102.9 MHz     04-01-05
                                            KKBR-FM      C2         122         28.0        97.1 MHz      04-01-05
                                            KBBB-FM      C1         146        100.0        103.7 MHz     04-01-05
                                            KMHK-FM       C         300        100.0        95.5 MHz      04-01-05


---------------

(1) Actual city of license may be different from the metropolitan market served.

(2) Pursuant to FCC rules and regulations, many AM radio stations are licensed to operate at a reduced power during nighttime broadcasting hours, which results in reducing the radio station's coverage during those hours of operation. Both power ratings are shown, where applicable.

(3) The Company provides certain sales and marketing services to stations KVUU-FM, KSPZ-FM, KVOR-AM and KTWK-AM in Colorado Springs, Colorado, stations KKZX-FM, KEYF-AM, KEYF-FM and KUDY-AM in Spokane, Washington and station WKQV-AM in Wilkes-Barre/Scranton, Pennsylvania, pursuant to JSAs. The Company provides certain sales, programming and marketing services to stations WBHT-FM and WKQV-FM in Wilkes-Barre/Scranton, Pennsylvania, pursuant to LMAs.

(4) KAFN-FM is under construction and has not yet commenced operations.

     Ownership Matters. The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast license without the prior approval of the FCC. In determining whether to assign, transfer, grant or renew a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with various rules limiting common ownership of media properties, the "character" of the licensee and those persons holding "attributable" interests therein, and compliance with the Communications Act's limitation on alien ownership, as well as compliance with other FCC policies, including equal employment opportunity requirements.

     Once a station purchase agreement has been signed, an application for FCC consent to assignment of license or transfer of control (depending upon whether the underlying transaction is an asset purchase or stock acquisition) is filed with the FCC. Approximately 10 to 15 days after this filing, the FCC normally publishes a notice assigning a file number to the application and advising that the application has been "accepted for filing." This notice begins a 30-day statutory waiting period, which provides the opportunity for third parties to file formal petitions to deny the transaction; informal objections may be filed any time prior to grant of an application. The FCC staff will normally review the application in this period and seek further information and amendments to the application if it has questions.

     Once the 30-day public notice period ends, the staff will complete its processing, assuming that no petitions or informal objections were received and that the application is otherwise consistent with FCC rules and policies. The staff often grants the application by delegated authority approximately 10 to 20 days after the public notice period ends. At this point, the parties are legally authorized to close the purchase, although the FCC action is not legally a "final order." If there is a backlog of applications, the processing period can extend to 30 days or more.

     Public notice of the FCC staff grant is usually issued about a week after the grant is made, stating that the grant was effective when the staff made the grant. On the date of this notice, another 30-day period begins, within which time interested parties can file petitions seeking either staff reconsideration or full FCC review of the staff action. During this time the grant can still be modified, set aside or stayed, and is not a "final order." In the absence of a stay, however, the seller and buyer are not prevented from closing despite the absence of a final order. Also, within 40 days after the public notice of the grant, the full FCC can review and reconsider the staff's grant on its own motion. Thus, during the additional 10 days beyond the 30-day period available to third parties, the grant is still not "final." In the event that review by the full FCC is requested and the FCC subsequently affirms the staff's grant of the application, interested parties may thereafter seek judicial review in the United States Court of Appeals for the District of Columbia Circuit within thirty days of public notice of the full FCC's action. In the event the Court affirms the FCC's action, further judicial review may be sought by seeking rehearing en banc from the Court of Appeals or by certiorari from the United States Supreme Court.

     In the absence of the submission of a timely request for reconsideration, administrative review or judicial review, the FCC staff's grant of an application becomes final by operation of law. Upon the occurrence of that event, counsel is able to deliver an opinion that the FCC's grant is no longer subject to administrative or judicial review, although such action can nevertheless be set aside in rare circumstances, such as fraud on the agency by a party to the application.

     The pendency of a license renewal application can alter the aforementioned timetables because the FCC normally will not issue an unconditional assignment grant if the station's license renewal is pending.

     Under the Communications Act, a broadcast license may not be granted to or held by a corporation that has more than one-fifth of its capital stock owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Under the Communications Act, a broadcast license also may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. These restrictions apply in modified form to other forms of business organizations, including partnerships. Each of the Company, which serves as a holding company for its direct and indirect radio station subsidiaries, and Citadel Broadcasting therefore may be restricted from having more than one-fourth of its stock owned or voted by aliens, foreign governments or non-U.S. corporations. The Certificate of Incorporation of the Company and the Certificate of Incorporation of Citadel Broadcasting contain provisions which permit the Company and Citadel Broadcasting to prohibit alien ownership and control consistent with the prohibitions contained in the Communications Act.

     The Communications Act and FCC rules also generally restrict the common ownership, operation or control of radio broadcast stations serving the same local market, of a radio broadcast station and a television broadcast station serving the same local market, and of a radio broadcast station and a daily newspaper serving the same local market. Under these "cross-ownership" rules, absent waivers, neither the Company nor Citadel Broadcasting would be permitted to acquire any daily newspaper or television broadcast station (other than low power television) in a local market where it then owned any radio broadcast station. The FCC's rules provide for the liberal grant of a waiver of the rule prohibiting common ownership of radio and television stations in the same geographic market in the top 25 television markets if certain conditions are satisfied. The Telecommunications Act extends this waiver policy to stations in the top 50 television markets, although the FCC has not yet implemented this change.

     In response to the Telecommunications Act, the FCC amended its multiple ownership rules to eliminate the national limits on ownership of AM and FM stations. The FCC's broadcast multiple ownership rules restrict the number of radio stations one person or entity may own, operate or control on a local level. These limits are:

          (i) in a market with 45 or more commercial radio stations, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (FM or AM);

          (ii) in a market with between 30 and 44 (inclusive) commercial radio stations, an entity may own up to seven commercial radio stations, not more than four of which are in the same service;

          (iii) in a market with between 15 and 29 (inclusive) commercial radio stations, an entity may own up to six commercial radio stations, not more than four of which are in the same service;

          (iv) in a market with 14 or fewer commercial radio stations, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market.

     None of these multiple ownership rules requires any change in Citadel Broadcasting's current ownership of radio broadcast stations. However, these rules will limit the number of additional stations which Citadel Broadcasting may acquire in the future in certain of its markets.

     Because of these multiple and cross-ownership rules, a purchaser of voting stock of either the Company or Citadel Broadcasting which acquires an "attributable" interest in the Company or Citadel Broadcasting may violate the FCC's rule if it also has an attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a purchaser also may be restricted in the companies in which it may invest, to the extent that these investments give rise to an attributable interest. If an attributable shareholder of the Company or Citadel Broadcasting violates any of these ownership rules, the Company or Citadel Broadcasting may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions.

     The FCC generally applies its television/radio/newspaper cross-ownership rules and its broadcast multiple ownership rules by considering the "attributable," or cognizable interests held by a person or entity. A person or entity can have an interest in a radio station, television station or daily newspaper by being an officer, director, partner or shareholder of a company that owns that station or newspaper. Whether that interest is cognizable under the FCC's ownership rules is determined by the FCC's attribution rules. If an interest is attributable, the FCC treats the person or entity who holds that interest as the "owner" of the radio station, television station or daily newspaper in question, and therefore subject to the FCC's ownership rules.

     With respect to a corporation, officers and directors and persons or entities that directly or indirectly can vote 5% or more of the corporation's stock (10% or more of such stock in the case of insurance companies, investment companies, bank trust departments and certain other "passive investors" that hold such stock for investment purposes only) generally are attributed with ownership of whatever radio stations, television stations and daily newspapers the corporation owns.

     With respect to a partnership, the interest of a general partner is attributable, as is the interest of any limited partner who is "materially involved" in the media-related activities of the partnership. Debt instruments, nonvoting stock, options and warrants for voting stock that have not yet been exercised, limited partnership interests where the limited partner is not "materially involved" in the media-related activities of the partnership, and minority (under 5%) voting stock, generally do not subject their holders to attribution. However, the FCC is currently reviewing its rules on attribution of broadcast interests, and it may adopt stricter criteria. See "-- Proposed Changes" below.

     In addition, the FCC has a "cross-interest" policy that under certain circumstances could prohibit a person or entity with an attributable interest in a broadcast station or daily newspaper from having a "meaningful" nonattributable interest in another broadcast station or daily newspaper in the same local market. Among other things, "meaningful" interests could include significant equity interests (including non-voting stock, voting stock and limited partnership interests) and significant employment positions. This policy may limit the permissible investments a purchaser of the Company's or Citadel Broadcasting's voting stock may make or hold.

     Programming and Operation. The Communications Act requires broadcasters to serve the "public interest." Since 1981, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. However, licensees continue to be required to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, but such complaints may be filed and considered at any time.

     Stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, sponsorship identification and technical operations (including limits on radio frequency radiation). In addition, licensees must develop and implement programs designed to promote equal employment opportunities and must submit reports to the FCC on these matters annually and in connection with a renewal application. The broadcast of contests and lotteries also is regulated by FCC rules.

     Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short" (less than the maximum) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

     In 1985, the FCC adopted rules regarding human exposures to levels of radio frequency ("RF") radiation. These rules require applicants for new broadcast stations, renewals of broadcast licenses or modifications of existing licenses to inform the FCC at the time of filing such applications whether a new or existing broadcast facility would expose people to RF radiation in excess of certain guidelines. In August 1996, the FCC adopted more restrictive radiation limits. These limits became effective on September 1, 1997 and govern applications filed after that date. The Company anticipates that such regulations will not have a material effect on its business.

     Local Marketing Agreements. Over the past five years, a number of radio stations, including certain of the Company's stations, have entered into what commonly are referred to as "local marketing agreements" (LMAs) or "time brokerage agreements." These agreements take various forms. Separately-owned and licensed stations may agree to function cooperatively in terms of programming, advertising sales and other matters, subject to compliance with the antitrust laws and the FCC's rules and policies, including the requirement that the licensee of each station maintains independent control over the programming and other operations of its own station. The FCC has held that such agreements do not violate the Communications Act as long as the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, operations of its broadcast stations and otherwise ensures compliance with applicable FCC rules and policies.

     A station that brokers substantial time on another station in its market or engages in an LMA with a station in the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's ownership rules, discussed above. As a result, a broadcast station may not enter into an LMA that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's local multiple ownership rules. FCC rules also prohibit the broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) where the two stations serve substantially the same geographic area, whether the licensee owns the stations or owns one and programs the other through an LMA arrangement.

     Another example of a cooperative agreement between differently owned radio stations in the same market is a joint sales agreement (JSA), whereby one station sells advertising time in combination, both on itself and on a station under separate ownership. In the past, the FCC has determined that issues of joint advertising sales should be left to antitrust enforcement. The Company has entered into several JSAs whereby it sells time on behalf of other local stations. Currently, JSAs are not deemed by the FCC to be attributable. However, the FCC has outstanding a notice of proposed rulemaking, which, if adopted, would require the Company to terminate any JSA it might have with a radio station with which the Company could not have an LMA. Currently, the only Company groups that would be so affected would be its groups in Spokane and Colorado Springs. See "-- General" and "-- Station Portfolio."

     Proposed Changes. In December, 1994, the FCC initiated a proceeding to solicit comment on whether it should revise its radio and television ownership "attribution" rules by among other proposals (i) raising the basic benchmark for attributing ownership in a corporate licensee from 5% to 10% of the licensee's voting stock, (ii) increasing from 10% to 20% of the licensee's voting stock the attribution benchmark for "passive investors" in corporate licensees, (iii) restricting the availability of the attribution exemption when a single party controls more than 50% of the voting stock and (iv) considering LMAs, JSAs, debt and non-voting stock interests to be attributable under certain circumstances. No decision has been made by the FCC in these matters. At this time, no determination can be made as to what effect, if any, this proposed rulemaking will have on the Company.

     The Congress and the FCC from time to time have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of the Company's radio stations, result in the loss of audience share and advertising revenues for the Company's radio stations, and affect the ability of the Company to acquire additional radio stations or finance such acquisitions. Such matters include: proposals to impose spectrum use or other fees on FCC licensees; the FCC's equal employment opportunity rules and matters relating to political broadcasting; technical and frequency allocation matters; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership and cross-ownership policies; changes to broadcast technical requirements; proposals to allow telephone or cable television companies to deliver audio and video programming to the home through existing phone or other communication lines; proposals to limit the tax deductibility of advertising expenses by advertisers; and proposals to auction the right to use the radio broadcast spectrum to the highest bidder, instead of granting FCC licenses and subsequent license renewals without such bidding.

     The FCC, on April 2, 1997, awarded two licenses for the provision of satellite digital audio radio services ("DARS"). Under rules adopted for this service, licensees must begin construction of their space stations within one year, begin operating within four years, and be operating their entire system within six years. The Company cannot predict whether the service will be subscription or advertiser supported. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of bandwidth for the AM band and on March 17, 1997, adopted an allotment plan for the expanded band which identified the 88 AM radio stations selected to move into the band. At the end of a five-year transition period, those licensees will be required to return to the FCC either the license for their existing AM band station or the license for the expanded AM band station.

     The Company cannot predict whether any proposed changes will be adopted or what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

     The foregoing is a brief summary of certain provisions of the Communications Act and of specific FCC rules and policies. This description does not purport to be comprehensive and reference should be made to the Communications Act, the FCC's rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio broadcast stations.

     Federal Antitrust Considerations. The Company is aware that the FTC and the DOJ, which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets.

     For an acquisition meeting certain size thresholds, the HSR Act and the rules promulgated thereunder require the parties to file Notification and Report Forms with the FTC and the DOJ and to observe specified waiting period requirements before consummating the acquisition. During the initial 30-day period after the filing, the agencies decide which of them will investigate the transaction. If the investigating agency determines that the transaction does not raise significant antitrust issues, then it will either terminate the waiting period or allow it to expire after the initial 30 days. On the other hand, if the agency determines that the transaction requires a more detailed investigation, then, at the conclusion of the initial 30-day period, it will issue a formal request for additional information (a "Second Request"). The issuance of a Second Request extends the waiting period until the twentieth calendar day after the date of substantial compliance by all parties to the acquisition. Thereafter, such waiting period may only be extended by court order or with the consent of the parties. In practice, complying with a Second Request can take a significant amount of time. In addition, if the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including but not limited to persuading the agency that the proposed acquisition would not violate the antitrust laws, restructuring the proposed acquisition, divestiture of other assets of one or more parties, or abandonment of the transaction. Such discussions and negotiations can be time consuming, and the parties may agree to delay consummation of the acquisition during their pendency.

     At any time before or after the consummation of a proposed acquisition, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of the business acquired or other assets of the Company. Acquisitions that are not required to be reported under the HSR Act may be investigated by the FTC or the DOJ under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.

     As part of its increased scrutiny of radio station acquisitions, the DOJ has stated publicly that it believes that commencement of operations under LMAs, JSAs and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the HSR Act could violate the HSR Act. In connection with acquisitions subject to the waiting period under the HSR Act, the Company will not commence operation of any affected station to be acquired under an LMA or similar agreement until the waiting period has expired or been terminated.

     The Company has received two civil investigative demands from the Antitrust Division of the DOJ. One CID addresses the Company's acquisition of KRST-FM in Albuquerque, New Mexico, and the second CID addresses the Company's JSA relating to stations in Spokane, Washington and Colorado Springs, Colorado. See "--Legal Proceedings."

SEASONALITY

     Seasonal revenue fluctuations are common in the radio broadcasting industry and are primarily the result of fluctuations in advertising expenditures by retailers. The Company's revenue is typically lowest in the first quarter and highest in the second and fourth quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--General."

TRADEMARKS

     The Company owns a number of trademarks and service marks, including the federally registered marks "Cat Country," "KHOP," "Supertalk" and the Cat Country logo. The Company also owns a number of marks registered in various states. The Company considers such trademarks and service marks to be important to its business. See "-- Operating Strategy--Targeted Programming."

EMPLOYEES

     At June 1, 1998, the Company employed approximately 1,614 persons. None of such employees are covered by collective bargaining agreements, and the Company considers its relations with its employees to be good.

     The Company employs several on-air personalities with large loyal audiences in their respective markets. The Company generally enters into employment agreements with these personalities to protect its interests in those relationships that it believes to be valuable. The loss of one of these personalities could result in a short-term loss of audience share, but the Company does not believe that any such loss would have a material adverse effect on the Company's financial condition or results of operations.

PROPERTIES AND FACILITIES

     The types of properties required to support each of the Company's radio stations include offices, studios, transmitter sites and antenna sites. A station's studios are generally housed with its offices in business districts. The transmitter sites and antenna sites are generally located so as to provide maximum market coverage.

     The Company currently owns certain studio facilities in Spokane, Washington; Billings, Montana; Tri-Cities, Washington; East Providence, Rhode Island; Little Rock, Arkansas; Boise, Idaho; and Patton Township (State College), Lower Yoder Township (Johnstown), Williams Township (Allentown) and Tunkhannock (Wilkes-Barre/Scranton), Pennsylvania, and it owns certain transmitter and antenna sites in

Reno, Nevada; Salt Lake City, Utah; Spokane and Tri-Cities, Washington; Tracy (Modesto), California; Billings, Montana; Santa Fe and Albuquerque, New Mexico; Medford, Oregon; East Providence and Johnston, Rhode Island; Township One (Quincy), Illinois; Little Rock, Arkansas; and Patton Township (State College), Croyle Township (Johnstown), Mt. Joy Township (Harrisburg/York), Williams Township and Salisbury Township (Allentown) and Hanover Township, Plymouth Township, Carbondale and Tunkhannock (Wilkes-Barre/Scranton), Pennsylvania. The Company leases its remaining studio and office facilities, including office space in Tempe, Arizona which is not related to the operations of a particular station, and it leases its remaining transmitter and antenna sites. The Company does not anticipate any difficulties in renewing any facility leases or in leasing alternative or additional space, if required. The Company owns substantially all of its other equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment.

     No one property is material to the Company's operations. The Company believes that its properties are generally in good condition and suitable for its operations; however, the Company continually looks for opportunities to upgrade its properties and intends to upgrade studios, office space and transmission facilities in certain markets.

     Substantially all of the Company's properties and equipment serve as collateral for the Company's obligations under the Credit Facility. See "Description of Indebtedness--Existing Loan Agreement."

LEGAL PROCEEDINGS

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business, but the Company is not a party to any lawsuit or proceeding which, in the opinion of the Company, is likely to have a material adverse effect on the Company.


     The Company has received two CIDs from the DOJ pursuant to which the DOJ has requested information from the Company to determine whether the Company has violated certain antitrust laws. The first CID was issued on September 27, 1996 and concerns the Company's acquisition of all of the assets of KRST-FM in Albuquerque, New Mexico on October 9, 1996 (the "KRST Acquisition"). The CID requested written answers to interrogatories and the production of certain documents concerning the radio station market in Albuquerque, in general, and the KRST Acquisition, in particular, to enable the DOJ to determine, among other things, whether the KRST Acquisition would result in excessive concentration in the market. The Company has responded to the CID. The DOJ requested supplemental information on January 27, 1997, to which the Company also responded. There have been no communications since that time and, at present, the Company has been given no indication from the DOJ regarding its intended future actions. If the DOJ were to proceed with and successfully challenge the KRST Acquisition, the Company may be required to divest one or more radio stations in Albuquerque.



     The second CID was issued on October 9, 1996 and concerned the Company's JSA relating to a total of eight radio stations in Spokane, Washington and Colorado Springs, Colorado and which became effective in January 1996. Pursuant to such CID, the DOJ has requested information to determine whether the JSAs constituted a de facto merger, resulting in a combination or contract in restraint of trade. The Company responded to the CID, and has recently met with the DOJ concerning this matter. If the DOJ were to proceed with and successfully challenge the JSA, the Company may be required to terminate the JSA.


     At this time, the Company cannot predict the impact on the Company, if any, of these proceedings or any future DOJ demands. See "Risk Factors -- Limitations on Acquisition Strategy; Antitrust Considerations."

                            THE PENDING DISPOSITIONS


     There are several transactions currently pending which, if consummated, would result in the Company selling seven FM and four AM radio stations.


THE JOHNSTOWN/STATE COLLEGE DISPOSITIONS

     WQKK-FM and WGLU-FM, Johnstown, Pennsylvania and WRSC-AM, WQWK-FM, WBLF-AM and WIKN-FM, State College, Pennsylvania. On September 29, 1997, the Company entered into an Asset Purchase Agreement with Talleyrand Broadcasting, Inc. ("Talleyrand") pursuant to which Talleyrand has agreed to purchase substantially all of the assets of radio stations WQKK-FM and WGLU-FM in Johnstown, Pennsylvania and radio stations WRSC-AM, WQWK-FM, WBLF-AM and WIKN-FM in State College, Pennsylvania for the aggregate purchase price of approximately $8.5 million in cash. In addition to the stations it owns in Johnstown and State College, the Company also will sell to Talleyrand its right of first refusal to purchase two additional radio stations in Johnstown.


     The Asset Purchase Agreement with Talleyrand contains customary representations and warranties of the parties, and consummation of the sale of WQKK-FM, WGLU-FM, WRSC-AM, WQWK-FM, WBLF-AM and WIKN-FM is subject to certain conditions including (i) the receipt of FCC consent to the assignment of the station licenses to Talleyrand and (ii) the receipt of consents to the assignment to Talleyrand of certain contracts relating to the stations. An application seeking FCC approval was filed with the FCC on October 10, 1997. A grant of such application was received on June 4, 1998 with a condition that the closing shall not occur until the FCC has granted the various stations' pending applications for renewal of license. The FCC has referred the purchase to the DOJ for review of questions about the purchaser's market share if the transaction is consummated, and the DOJ has requested additional information concerning the transaction. If the transaction is consummated, it is expected that the proceeds from the sale of these stations will be used to repay outstanding indebtedness. The Company does not own any other radio stations in either Johnstown or State College.


THE ALLENTOWN DISPOSITION

     WEST-AM, Allentown/Bethlehem, Pennsylvania. On July 15, 1997, the Company entered into an Asset Purchase Agreement with Maranatha Broadcasting Company, Inc. ("Maranatha") pursuant to which Maranatha has agreed to acquire from the Company certain of the assets used in the operation of radio station WEST-AM in Allentown/Bethlehem. In October 1997, the Company acquired radio station WLEV-FM from Maranatha, and the assets of WEST-AM constitute a portion of the purchase price for WLEV-FM.

     The Asset Purchase Agreement with Maranatha contains customary representations and warranties of the parties, and consummation of the sale of WEST-AM is subject to certain conditions including (i) the receipt of FCC consent to the assignment of the WEST-AM license to Maranatha and (ii) the receipt of consents to the assignment to Maranatha of certain contracts relating to WEST-AM. An application seeking FCC approval was filed on August 21, 1997. A grant of such application was received on February 6, 1998, and the Company has filed with the FCC a request for an extension of time to close the transaction. Upon consummation of such sale, the Company will own two FM radio stations in Allentown/Bethlehem.


THE QUINCY DISPOSITIONS



     WQCY-FM, WMOS-FM, WTAD-AM and WBRJ-FM, Quincy, Illinois. On June 18, 1998, the Company entered into an Asset Purchase Agreement with STARadio Corp. ("STARadio") pursuant to which STARadio has agreed to purchase substantially all of the assets of radio stations WQCY-FM, WMOS-FM, WTAD-AM and WBRJ-FM in Quincy, Illinois for the aggregate purchase price of approximately $2.3 million in cash.



     The Asset Purchase Agreement with STARadio contains customary representations and warranties of the parties, and consummation of the sale of WQCY-FM, WMOS-FM, WTAD-AM and WBRJ-FM is subject to certain conditions including
(i) the receipt of FCC consent to the assignment of the station licenses to STARadio and (ii) the receipt of consents to the assignment to STARadio of certain contracts relating to the stations. If the transaction is consummated, it is expected that the proceeds from the sale of these stations will be used to repay outstanding indebtedness. The Company does not own any other radio stations in Quincy.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the names, ages and positions of the directors and executive officers of the Company:

NAME                              AGE                      POSITION
----                              ---                      --------
Lawrence R. Wilson..............  53    Chief Executive Officer, President and Chairman
                                        of the Board of Directors
Donna L. Heffner................  39    Vice President, Chief Financial Officer,
                                        Treasurer and Secretary
Stuart R. Stanek................  42    Vice President; President--East Region of
                                        Citadel Broadcasting
D. Robert Proffitt..............  46    Vice President; President--Central Region of
                                        Citadel Broadcasting
Edward T. Hardy.................  49    Vice President; President--West Region of
                                        Citadel Broadcasting
Patricia Diaz Dennis............  51    Director
Scott E. Smith..................  43    Director
Ted L. Snider, Sr...............  69    Director
John E. von Schlegell...........  44    Director

     The five persons presently constituting the Board of Directors of the Company are serving pursuant to the terms of a Fourth Amended and Restated Voting Agreement dated as of October 15, 1997 (the "Voting Agreement"), by and among the Company, the Voting Trustee under the Voting Trust Agreement (as defined) and certain other stockholders of the Company, including the Selling Stockholders. It is anticipated that, in connection with the Offering, (a) the Voting Agreement and a related Stockholders Agreement among the Company and certain of its stockholders, including the Selling Stockholders (the "Stockholders Agreement"), will be terminated, (b) the Voting Trust Agreement will continue in effect until terminated in accordance with its terms, (c) following amendments to the Company's Certificate of Incorporation and Bylaws, Messrs. Wilson, Smith, Snider and von Schlegell will become the Class A Directors and Patricia Diaz Dennis will become the Class B Director, (d) Mr. Smith, Ms. Dennis and Mr. von Schlegell will continue as members of the Compensation Committee of the Board of Directors and (e) Messrs. von Schlegell, Smith and Snider will continue as members of the Audit Committee of the Board of Directors.

     Lawrence R. Wilson co-founded and was a general partner of Predecessor from 1984 to July 1992 and has been the Chief Executive Officer, President and Chairman of the Board of the Company since it was incorporated in May 1993 and of Citadel Broadcasting since it was incorporated in August 1991. From 1974 to 1979, Mr. Wilson was Executive Vice President and General Counsel of Combined Communications Corporation, a national media company, where he handled all acquisitions and mergers and oversaw the broadcast, newspaper and outdoor billboard divisions as a part of a five person management committee. From 1979 to 1986, he was engaged in the private practice of law.

     Donna L. Heffner joined Predecessor in 1988 as its Controller. Ms. Heffner has served as Treasurer and Secretary of the Company since it was incorporated in May 1993 and of Citadel Broadcasting since it was incorporated in August 1991. She has served as Chief Financial Officer of the Company and Citadel Broadcasting since May 1993 and July 1992, respectively. In January 1997, Ms. Heffner became Vice President of the Company and Citadel Broadcasting. Ms. Heffner also served as a director of the Company for several months in 1993 and as a director of Citadel Broadcasting from 1992 to 1993. From 1982 to 1985 and in 1987, she was employed by Price Waterhouse, and in 1986, she was employed by Lowrimore, Warwick & Company as an accountant.

     Stuart R. Stanek joined Predecessor in 1986 as a General Manager of KKFM-FM in Colorado Springs. In 1988, he became General Manager of KCNR-AM/KUBL-FM in Salt Lake City, in 1991, he was appointed Vice President of Citadel Broadcasting, in 1992 he was elected to the Board of Directors of Citadel

Broadcasting and in 1993, he was appointed Vice President and elected to the Board of Directors of the Company. He served as a Director of the Company and Citadel Broadcasting until August 1996. Mr. Stanek became President of East Region for Citadel Broadcasting in June 1997.

     D. Robert Proffitt joined Predecessor in 1988 as Vice President--General Manager of KKFM-FM in Colorado Springs. In 1991, he was appointed Vice President of Citadel Broadcasting, and in 1993, he was appointed Vice President of the Company. Mr. Proffitt took over as General Manager of the Company's Albuquerque operations in 1994. Mr. Proffitt became President of Central Region for Citadel Broadcasting in June 1997.

     Edward T. Hardy founded and was elected President and Chief Executive Officer of Deschutes in 1994. Mr. Hardy joined the Company in January 1997 as President of Deschutes following the Company's acquisition of Deschutes. Mr. Hardy became President of West Region for Citadel Broadcasting and Vice President of the Company and Citadel Broadcasting in June 1997. From 1984 to 1993, Mr. Hardy was Vice President--General Manager of KUPL AM/FM in Portland.

     Patricia Diaz Dennis became a director of the Company and Citadel Broadcasting in November 1997. Since September 1995, Ms. Dennis has served as Senior Vice President and Assistant General Counsel for regulation and public policy of SBC Communications Inc., a company which provides telecommunications products and services. From March 1993 until joining SBC Communications Inc., Ms. Dennis served as special counsel for communications matters for the law firm of Sullivan & Cromwell. Ms. Dennis served as a commissioner of the FCC from June 1986 to September 1989 and as Assistant Secretary of State for Human Rights and Humanitarian Affairs in the United States Department of State from August 1992 to January 1993. Ms. Dennis also serves as director for various entities, including Massachusetts Mutual Life Insurance Company and National Public Radio.

     Scott E. Smith has served as a member of the Board of Directors of the Company since 1993 and of Citadel Broadcasting since 1992. He is an Executive Vice President of Baker, Fentress & Company ("Baker Fentress"). Since 1989, Mr. Smith has managed the private placement portfolio of Baker Fentress.

     Ted L. Snider, Sr. became a director of the Company and Citadel Broadcasting in November 1997 following the Company's October 1997 acquisition of Snider Corporation. Mr. Snider had been Chairman of Snider Corporation since its incorporation in 1971. Snider Corporation owned two FM and two AM radio stations, the right to construct an additional FM radio station and the Arkansas Radio Network.

     John E. von Schlegell has served as a member of the Board of Directors of the Company and Citadel Broadcasting since January 1997. He co-founded and, since 1991, has managed, Endeavour Capital Fund Limited Partnership ("Endeavour Capital"), a firm that invests equity capital in privately held businesses throughout the northwest. Prior to 1991, Mr. von Schlegell was a general partner at Golder, Thoma & Cressey, a private equity firm based in Chicago.

     Following consummation of the Offering, Ms. Dennis will continue to receive an annual fee of $20,000 for her services as a director of the Company and the other non-employee directors of the Company will receive an annual fee of $12,000 for their services as directors of the Company. Directors who are also employees of the Company will not receive additional consideration for serving as directors, except that all directors will be reimbursed for travel and out-of-pocket expenses in connection with their attendance at Board and committee meetings.

BOARD COMPOSITION AND GOVERNANCE MATTERS

     Immediately prior to the consummation of the Offering, the Board of Directors will consist of four Class A Directors and one Class B Director. Following the Offering, at each annual meeting of the stockholders of the Company, one director will be elected by the holders of the Convertible Preferred Stock (the "Class B Director") and the remaining directors will be elected by the holders of the Common Stock and the Convertible Preferred Stock voting as a single class (the "Class A Directors").

     The Company's Certificate of Incorporation and Bylaws will provide that so long as any shares of Convertible Preferred Stock are outstanding there shall be one Class B Director and that the number of Class A Directors shall not exceed six and shall be determined from time to time by the Board of Directors. Class A Directors may be removed only with cause by the holders of a majority of the outstanding shares of capital stock of the Company then entitled to vote in the election of directors, and Class B Directors may be removed with or without cause by the holders of a majority of the outstanding shares of Convertible Preferred Stock. A Class A Director vacancy created by the removal or resignation of a Class A Director or by the expansion of the authorized number of Class A Directors may be filled by the remaining directors then in office, even if less than a quorum. Only holders of Convertible Preferred Stock may elect a director to fill a Class B Director vacancy.

     In connection with the Recapitalization, only ABRY II and ABRY/CIP will receive shares of Convertible Preferred Stock and thus will be entitled to elect the Class B Director. Pursuant to an Amended and Restated Voting Trust Agreement dated October 15, 1997 (the "Voting Trust Agreement"), the Trustee thereunder (the "Voting Trustee") votes the shares of ABRY II and ABRY/CIP. See "Principal and Selling Stockholders." The Company has been advised that the Voting Trustee is, and pursuant to the terms of the Voting Trust Agreement any successor trustee is required to be, an independent person having no familial or extra-trust business relationship (within the rules and policies of the FCC under the Communications Act) with ABRY II, ABRY/CIP or any of their affiliates. At such time that ABRY II, ABRY/CIP and their respective affiliates no longer exercise sole or shared dispositive control over at least 50% of the shares of Convertible Preferred Stock that ABRY II and ABRY/CIP own at the time of consummation of the Recapitalization, each outstanding share of Convertible Preferred Stock will automatically convert into one share of Common Stock, the Board of Directors will cease to be a classified board and the holders of Common Stock will be entitled to elect and remove all directors in accordance with the terms of the Company's Certificate of Incorporation, Bylaws and applicable law. See "Description of Capital Stock."

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation paid to the Company's Chief Executive Officer and each of the other four persons who were executive officers of the Company during 1997 (collectively, the "Named Executives"). Information with respect to 1996 compensation is not given for Messrs. Proffitt and Hardy, as such persons did not begin service as executive officers of the Company until 1997.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                           ANNUAL COMPENSATION              COMPENSATION
                                 ---------------------------------------    ------------
                                                                             SECURITIES
NAME AND                                                  OTHER ANNUAL       UNDERLYING     ALL OTHER
PRINCIPAL POSITION        YEAR    SALARY     BONUS      COMPENSATION(1)       OPTIONS      COMPENSATION
------------------        ----   --------   --------    ----------------    ------------   ------------
Lawrence R. Wilson......  1997   $341,256   $120,000(2)         -0 -              -0 -        $3,278(3)
  Chief Executive         1996    325,000     81,250(4)     $412,041(5)        450,000         2,786(3)
     Officer and
     President
Donna L. Heffner........  1997   $140,535   $ 50,000(2)         -0 -              -0 -        $3,086(6)
  Vice President and      1996    120,000     20,000(4)         -0 -            66,000         2,505(6)
     Chief Financial
     Officer
Stuart R. Stanek........  1997   $190,007   $ 30,000(2)         -0 -              -0 -        $2,529(7)
  Vice President and      1996    165,000     35,000(4)         -0 -            72,000         2,553(7)
     President of the
     East Region
D. Robert Proffitt......  1997   $192,211   $ 15,000(2)         -0 -              -0 -        $2,541(8)
  Vice President and
     President of
     Central Region
Edward T. Hardy.........  1997   $150,000   $  5,000(2)         -0 -              -0 -        $1,026(9)
  Vice President and
     President of the
     West Region

---------------

(1) In accordance with applicable regulations, the amounts set forth in this column do not include perquisites and other personal benefits received by the Named Executives unless the aggregate value of such perquisites and other benefits exceeded the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Executive.

(2) Bonuses were earned in 1997 and paid in 1997 and 1998. Does not reflect bonuses earned in 1996 but paid in 1997.

(3) Represents the Company's contribution of $3,200 and $2,708 in 1997 and 1996, respectively, to the Company's 401(k) Plan, which contributions vest over five years, and the Company's payment of $78 in each year of premiums for term life insurance.

(4) Bonuses were earned in 1996, but paid in 1997. Does not reflect bonuses earned in 1995, but paid in 1996.

(5) Represents $3,404 for personal use of Company-provided vehicle and for goods and services received through the Company's trade agreements, and the forgiveness of $408,637 of indebtedness in 1996. See "Certain Transactions."

(6) Represents the Company's contribution of $3,008 and $2,427 in 1997 and 1996, respectively, to the Company's 401(k) Plan, which contributions vest over five years, and the Company's payment of $78 in each year of premiums for term life insurance.

(7) Represents the Company's contribution of $2,451 and $2,475 in 1997 and 1996, respectively, to the Company's 401(k) Plan, which contributions vest over five years, and the Company's payment of $78 in each year of premiums for term life insurance.

(8) Represents the Company's contribution of $2,463 in 1997 to the Company's 401(k) Plan, which contribution vests over five years, and the Company's payment of $78 of premiums for term life insurance.

(9) Represents the Company's contribution of $1,000 in 1997 to the Company's 401(k) Plan, which contribution vests over five years, and the Company's payment of $26 of premiums for term life insurance.

     Stock Options. No stock options were granted to the Named Executives during 1997. The following table shows the number and value of unexercised stock options to purchase shares of Common Stock (rounded to the nearest whole share) held by the Named Executives as of December 31, 1997. No options were exercised by the Named Executives in 1997.

                         FISCAL YEAR END OPTION VALUES

                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                 UNDERLYING UNEXERCISED              IN-THE-MONEY
                                         OPTIONS                      OPTIONS(1)
                                -------------------------      -------------------------
                                EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
                                -------------------------      -------------------------
Lawrence R. Wilson..........         334,231/407,717             $4,507,143/$4,435,058
Donna L. Heffner............          97,832/109,222               1,363,571/1,361,230
Stuart R. Stanek............          98,420/113,614               1,368,773/1,412,698
D. Robert Proffitt..........          72,016/100,010                 982,064/1,202,873
Edward T. Hardy.............          115,089/88,800                 1,463,706/912,568

---------------
(1) There was no public trading market for the Common Stock as of December 31, 1997. Accordingly, these values have been calculated on the basis of an assumed initial public offering price of $16.00 per share, less the applicable exercise price.

EMPLOYMENT AGREEMENT

     In June 1996, the Company entered into an employment agreement with Lawrence R. Wilson which has an initial term ending in June 2001. Mr. Wilson's current annual base salary under the agreement is $358,313 which is to be increased by 5% in January of each year during the term of the agreement. The agreement also provides for an annual bonus calculated as a percentage of Mr. Wilson's base salary in effect at the end of the year and based on certain annual performance criteria of the Company.

     Mr. Wilson's employment with the Company will terminate upon Mr. Wilson's becoming permanently disabled or upon (i) a liquidation or dissolution of the Company, (ii) a sale, transfer or other disposition of all of the assets of the Company on a consolidated basis or (iii) any transaction or series of transactions whereby any person or entity other than ABRY II or its affiliates or affiliates of the Company, becomes the direct or indirect beneficial owner of securities of the Company or Citadel Broadcasting representing 50% or more of the combined voting power of the Company's or Citadel Broadcasting's then outstanding securities. In such event, Mr. Wilson or his beneficiary will be entitled to receive Mr. Wilson's then base salary through the end of the month in which the termination occurs. In addition, upon the affirmative vote or written consent of not less than 66 2/3% of the members of the Company's Board of Directors, Mr. Wilson's employment may be terminated with or without cause. If any such termination is without cause, Mr. Wilson will be entitled to receive his then current base salary through the end of the then current term of the employment agreement.

1996 EQUITY INCENTIVE PLAN

     The Company has adopted the 1996 Equity Incentive Plan (the "Plan") pursuant to which all employees of the Company are eligible to receive awards in the form of non-qualified options and incentive options to purchase Common Stock, stock appreciation rights, restricted securities and other stock-based awards as determined by the Board of Directors. The Plan is administered by the Board of Directors, which determines the price and type of awards granted and the key managerial employees eligible to receive awards and the terms thereof, including vesting, all in a manner consistent with the Plan. The Board of Directors may delegate responsibility for administration of the Plan to a committee of the Board of Directors. After giving effect to the Recapitalization, the total number of shares of Common Stock reserved and available for awards under the Plan (or which may be used to provide a basis of measurement for an award) is 1,577,646 shares. Shares subject to any option which terminates or expires unexercised will be available for subsequent grants. The exercise price of incentive stock options granted under the Plan is to be at least 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value of the Common Stock in the case of an incentive stock option to an individual who at the time of the grant owns more than 10% of the combined voting power of the Company's capital stock). The Board of Directors may provide that an optionee may pay for shares upon exercise of an option in cash or by check or by such other medium or by any combination of media as authorized by the Board of Directors. The grant of an option may be accompanied by a reload option, which gives an optionee who pays the exercise price of an option with shares of Common Stock an additional option to acquire the same number of shares that was used to pay for the original option at an exercise price of not less than the fair market value of Common Stock as of the reload option grant date. An unexercised option normally expires upon termination of employment, provided that the Board of Directors may permit the holder of the option to exercise it during the 90 days following termination. Under certain circumstances, including termination of employment upon retirement, disability or death, the option may be exercised during an extended period. In the event of termination of employment under certain circumstances following certain change in control events, an option generally may be exercised in full during the 90 days following termination. The Plan also provides for the grant of performance units and shares of restricted stock, none of which have been granted.

401(k) PLAN

     Effective in 1993, the Company adopted a 401(k) Savings Plan (the "Retirement Plan") for the purpose of providing, at the option of the employee, retirement benefits to full-time employees of the Company and its subsidiaries who have been employed for a period of one year or longer. Contributions to the Retirement Plan are made by the employee and, on a voluntary basis, by the Company. The Company currently matches 100% of that part of the employee's deferred compensation which does not exceed 2% of such employee's salary.

     A contribution to the Retirement Plan of $0.3 million was made by the Company during the year ended December 31, 1997.

DIRECTOR COMPENSATION

     Ms. Dennis received an annual fee of $20,000 for services as a Board member. In addition, on November 25, 1997, Ms. Dennis was granted an immediately exercisable option to purchase 7,500 shares of Common Stock at an exercise price of $10.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, Scott E. Smith, John E. von Schlegell and Patricia Diaz Dennis and former directors Mark A. Leavitt and Royce Yudkoff were members of the Compensation Committee of the Citadel Board, which determines compensation matters for the Company. Such persons are or were also directors of the Company. Mr. Yudkoff is President of ABRY Holdings, Inc., the general partner of ABRY Capital, L.P., the general partner of ABRY II and ABRY/CIP. See "Principal and Selling Stockholders."

     Investment Banking Relationships. Mark A. Leavitt, a director of the Company from 1993 to November 1997, is a Managing Director of Prudential Securities Incorporated, which has provided since 1996, and may in the future provide, investment banking services to the Company. Such services have been provided on terms customary in the industry. Prudential Securities Incorporated was an initial purchaser in the Broadcasting Offerings and is an Underwriter of the Offering. See "Underwriting." In each of 1995 and 1996, Oppenheimer & Co., Inc. ("Oppenheimer") provided investment banking services to the Company. During such years, Mr. Leavitt was a Managing Director of Oppenheimer. Such services were provided on terms customary in the industry. Oppenheimer is also a party to the Voting Agreement, the Securities Purchase and Exchange Agreement (as defined), the Stockholders Agreement and the Registration Rights Agreement (as defined).

     Repayment of Certain Indebtedness. In October 1996, the Company repaid its indebtedness to Baker Fentress, which consisted of $7.0 million in principal amount and $20,534 in accrued and unpaid interest. The Company also paid Baker Fentress a $420,000 prepayment penalty. Baker Fentress beneficially owns all of the outstanding shares of one series of preferred stock of the Company which will be converted into approximately 2,239,236 shares of Common Stock in the Recapitalization. Scott E. Smith, a director of the Company, is an Executive Vice President of Baker Fentress. See "Principal and Selling Stockholders."

     Registration Rights Agreement. The Company is a party to a Registration Rights Agreement, dated June 28, 1996, as amended (the "Registration Rights Agreement"), with Lawrence R. Wilson, Rio Bravo Enterprise Associates, L.P. ("Rio Bravo"), ABRY II, ABRY/CIP, Baker Fentress, Bank of America (and certain of its employees and its affiliates who are Selling Stockholders), Oppenheimer, Edward T. Hardy, Endeavour Capital, Ted L. Snider, Sr. and others, which requires the Company to register their shares of Common Stock of the Company under the Securities Act for offer and sale to the public (including by way of an underwritten public offering), upon a one-time demand by such stockholders on or after the earlier of (i) the consummation of an initial public offering of the Company's Common Stock which is registered pursuant to the Securities Act or
(ii) August 1, 2000, and which entitles such parties to join in any registration of equity securities of the Company. Consummation of the Offering will cause such rights to become exercisable. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo.

     Securities Purchase and Exchange Agreement. Pursuant to a Securities Purchase and Exchange Agreement, dated June 28, 1996, as amended (the "Securities Purchase and Exchange Agreement"), among the Company, Citadel Broadcasting, ABRY II, ABRY/CIP, Baker Fentress, Oppenheimer, Endeavour Capital, Edward T. Hardy, Bank of America, the Selling Stockholders, Ted L. Snider, Sr. and certain other parties, the Company redeemed outstanding preferred stock held by Bank of America and certain other parties, repaid the $2.0 million principal balance and the $17,500 in accrued interest on the Company's Junior Subordinated Convertible Note Due 1996 dated May 24, 1996 issued to ABRY II, financed four radio station acquisitions, and paid certain working capital requirements. The transactions were financed by the Company's issuance of shares of its preferred stock to ABRY II and to ABRY/CIP for a total consideration of approximately $49.5 million, and through borrowings under a $20.0 million revolving line of credit with ABRY II and ABRY/CIP. Simultaneously, four then existing series of capital stock of the Company held by Baker Fentress, Oppenheimer, Bank of America and certain other parties were reclassified.

     The Securities Purchase and Exchange Agreement established a commitment (the "Facility A Commitment") by ABRY II and ABRY/CIP in favor of the Company for a revolving line of credit in the aggregate principal amount of $20.0 million and against which ABRY II and ABRY/CIP made pro rata advances (the "Facility A Advances"). At June 30, 1997, there were four Facility A Advances outstanding, the aggregate principal balance of which was approximately $12.8 million. Contemporaneously with the consummation of the Broadcasting Offerings, a portion of the proceeds was used to repay advances made to Citadel Broadcasting by the Company with the proceeds of the Facility A Advances. The Company repaid the Facility A Advances concurrently with the Broadcasting Offerings. Thereafter, the Facility A Commitment terminated and ABRY II and ABRY/CIP have no further obligation to make Facility A Advances.


     Voting Trust Agreement. In 1997, the Company paid ABRY II (for the account of ABRY II and ABRY/CIP) $75,000 to defray the fees and expenses associated with the Voting Trust, including any fees payable to the Voting Trustee and the Back-Up Trustees. Each of Christopher P. Hall, J. Walter Corcoran and Harlan A. Levy, directors of the Company for a portion of 1997, served as either the Voting Trustee or a Back-Up Trustee in 1997. Mr. Levy currently serves as the Voting Trustee. For additional information concerning the Voting Trust Agreement, see "Management--Board Composition and Governance Matters" and "Principal and Selling Stockholders."


     Management and Consulting Services Agreement. In June 1996, the Company entered into a Management Services and Consulting Agreement with ABRY Partners, Inc. (the "Management and Consulting Services Agreement") which was terminated in March 1997. Pursuant to the agreement, ABRY Partners, Inc. provided consultation to the Company's Board of Directors and management on business and financial matters. The Company paid $37,500 and $62,500 to ABRY Partners, Inc. under this agreement in 1996 and 1997, respectively, and reimbursed ABRY Partners, Inc. for reasonable out-of-pocket costs and expenses. ABRY Partners, Inc. is an affiliate of ABRY II and ABRY/CIP.

     Deschutes Transactions. In connection with the acquisition of Deschutes, Edward T. Hardy, an officer, director and shareholder of Deschutes prior to its acquisition by the Company and currently an executive officer of the Company, and Endeavour Capital, a shareholder of Deschutes prior to its acquisition by the Company and currently a stockholder of the Company, each received merger consideration consisting of shares of capital stock of the Company valued at approximately $206,500 and approximately $7.2 million, respectively. John E. von Schlegell, a director of the Company, is President and a shareholder of the general partner of Endeavour Capital. Mr. Hardy also received immediately exercisable options to purchase 68,754 shares of Common Stock at an exercise price of $1.64 per share and 24,135 shares of Common Stock at an exercise price of $5.72 per share in exchange for options to acquire shares of Deschutes capital stock. Following the Deschutes merger, he was granted options to purchase an aggregate of 111,000 shares of Common Stock at an exercise price of $5.72 per share, which options vest 20% per year beginning with the first anniversary of the date of the grant. In contemplation of the proposed acquisition of Deschutes, during 1996, the Company made advances to Deschutes to enable Deschutes to acquire various radio stations and pay-off existing debt. At December 31, 1996, an aggregate of approximately $18.3 million was due under these advances, which was credited against the cash portion of the purchase price for Deschutes.

     In connection with the acquisition of Deschutes, the Company entered into an Agreement Not to Compete with DVS Management, Inc. ("DVS"), the general partner of Endeavour Capital, a shareholder of Deschutes prior to its acquisition by the Company, pursuant to which DVS has agreed not to compete in radio broadcasting in any geographic area or market served or competed in by one or more of the Company's stations. In consideration for such agreement not to compete with the Company's stations, the Company paid DVS $100,000 in 1997 and is obligated to pay DVS $100,000 in 1998. John E. von Schlegell, a director of the Company, is President and a shareholder of DVS.

     In February 1995, the Company sold the assets of six radio stations located in Montana to Deschutes for the aggregate purchase price of $5.4 million. At the time of the transaction, Mr. Hardy was a director, executive officer and shareholder of Deschutes and Endeavour Capital was a shareholder of Deschutes.

                              CERTAIN TRANSACTIONS

CERTAIN LOAN TRANSACTIONS

     Lawrence R. Wilson, an executive officer and director of the Company, was indebted to the Company in the amount of $394,297 (including accrued interest of $46,440) as of December 31, 1995 (the "Principal Shareholder Loan"). Approximately $70,000 of the principal amount of the Principal Shareholder Loan was advanced by Predecessor to Mr. Wilson in June 1992 for personal purposes, approximately $27,860 of the Principal Shareholder Loan was advanced by Predecessor to Mr. Wilson in April 1993 to finance Mr. Wilson's purchase of capital stock of the Company from a former stockholder and approximately $250,000 was advanced by the Company to Mr. Wilson in 1994 for personal purposes. The Principal Shareholder Loan, which bore interest at the rate of 8.5% per annum, was forgiven in June 1996, at which time an aggregate of $408,637 principal and accrued interest was outstanding. Mr. Wilson's indebtedness under the Principal Shareholder Loan was secured by certain shares of capital stock of the Company owned by Mr. Wilson.

     In 1995, Mr. Wilson made a short-term unsecured loan of $365,000 to the Company at an annual interest rate of 10%. The Company repaid such loan in full in 1996.

SALE AND LEASEBACK OF AIRPLANE

     In December 1995, the Company sold to Wilson Aviation, L.L.C., a company owned by Mr. Wilson and his spouse, an airplane formerly owned by the Company, for a cash purchase price of approximately $1.3 million. Contemporaneously with the sale of the airplane, the Company entered into an agreement to lease the airplane from Wilson Aviation, L.L.C. from December 29, 1995 to December 31, 2001. Under the terms of the lease, the Company is required to pay monthly rent in the amount of $17,250 and, in addition, to bear all of the costs of the maintenance, repair and operation of the airplane during the term of the lease. The sale and leaseback were not independently established in an arm's length transaction; however, the transaction was reviewed and approved by the Company's senior lender and the Company believes, based upon such review, that the terms of the transaction are reasonable and at least as favorable to the Company as could be obtained generally from unaffiliated parties.

REAL ESTATE PURCHASE IN CONNECTION WITH ACQUISITION

     In order to facilitate the Company's acquisition of KKLI-FM from Tippie Communications, Inc. ("Tippie") in 1996, Mr. Wilson purchased from a shareholder of Tippie certain associated real estate located in Colorado Springs, Colorado, which the Company did not desire to acquire. The purchase price for the real estate was $350,000. The purchase price and terms of the transaction were negotiated between Mr. Wilson and the seller of the real estate, and neither the Company nor Mr. Wilson obtained an independent appraisal of such real estate. In acquiring the real estate involved, Mr. Wilson did not obtain funds directly or indirectly from the Company to purchase such property. The Company believes that its acquisition of KKLI-FM, in the context of the acquisition of the real estate by Mr. Wilson, was fair to the Company.

LITTLE ROCK AND PROVIDENCE ACQUISITIONS

     Ted L. Snider, Sr., who became a director of the Company in November 1997, and his spouse were the shareholders of Snider Corporation and, in connection with the Company's acquisition of Snider Corporation and certain other assets from Mr. Snider and his spouse in October 1997, Mr. Snider and his spouse received approximately $7.4 million in cash and approximately $4.5 million in shares of a newly created series of preferred stock of the Company which will be converted into shares of Common Stock in the Recapitalization. Mr. Snider's son, Ted Snider, Jr., and nephew, Calvin Arnold, were principal shareholders of Snider Broadcasting Corporation ("Snider Broadcasting") and of CDB Broadcasting Corporation ("CDB") and, in connection with the Company's acquisition of Snider Broadcasting and certain assets from CDB in October 1997, they received approximately $5.5 million in shares of a newly created series of preferred stock of the Company which will be converted into shares of Common Stock in the Recapitalization. In addition, the Company repaid approximately $2.6 million of indebtedness of Snider Broadcasting and CDB received approximately $4.9 million in cash. Mr. Arnold is employed by the Company as General Manager of the Company's radio stations in the Little Rock area.

     Prior to its acquisition by the Company, Snider Corporation transferred to Mr. Snider and his spouse its rights to operate under an LMA an FM radio station under construction. Accordingly, the cash portion of the purchase price for Snider Corporation was reduced by $100,000. Because a designated third party did not take an assignment and assume the Sniders' rights under the LMA, the Company accepted an assignment of the LMA and paid the Sniders $100,000.

     Effective June 2, 1997, the Company began operating the radio stations formerly owned by Snider Corporation, Snider Broadcasting and CDB under LMAs under which an aggregate of approximately $823,000 was paid by the Company to such entities. The Company believes that the terms of the foregoing transactions were at least as favorable to the Company as could have been obtained generally from unaffiliated parties.

     In connection with the Company's September 1997 acquisition of WXEX-FM and related assets in Providence, Rhode Island, each of Philip Urso and Phillip Norton acquired ownership of more than five percent of the outstanding shares of a newly created series of preferred stock of the Company, shares of which series will be converted into shares of Common Stock in the Recapitalization. Mr. Urso and Mr. Norton are employed by the Company. Mr. Urso and certain of his family members were shareholders of Bear Broadcasting Company ("Bear"), which sold WHKK-FM to the Company in November 1997 for approximately $4.0 million in cash. From September 15, 1997 until the acquisition of WHKK-FM, the Company operated WHKK-FM under an LMA pursuant to which the Company reimbursed Bear an aggregate of approximately $17,000 for certain costs and expenses of station operation. The Company believes that the terms of the foregoing transactions were at least as favorable to the Company as could have been obtained generally from unaffiliated parties.

     In May 1998, the Company entered into an agreement pursuant to which an entity controlled by Ted Snider, Jr. will provide to the Company telephone access services and other related services. The term of the agreement is five years and, unless terminated, the agreement will automatically renew for additional five-year terms. The Company believes that the terms of this agreement reflect arm's-length negotiations and are at least as favorable to the Company as could be obtained generally from unaffiliated providers of similar services.

CONSULTING ARRANGEMENT

     During the fiscal year ended December 31, 1996, Michael J. Ahearn, a director of the Company from 1996 to November 1997, provided financial consulting services to the Company for which he was paid $83,520. On June 28, 1996, Mr. Ahearn was also granted an option to purchase 12,000 shares of Common Stock at an exercise price of $5.72 per share. Such option is fully vested. The Company believes that such services were provided to the Company on terms at least as favorable to the Company as could have been obtained generally from unaffiliated parties.

LEGAL SERVICES

     During each of the fiscal years ended December 31, 1995 and 1996, the Company retained the law firm of Gallagher & Kennedy, P.A. to represent the Company on various matters. Michael J. Ahearn was a shareholder of such firm and a director of the Company in such years.

PREPAYMENT AND REDEMPTION OF CERTAIN SECURITIES

     On June 28, 1996, pursuant to the Securities Purchase and Exchange Agreement, the Company prepaid certain Senior Subordinated Notes in the principal amount of $4.0 million, and funded the Company's redemption of a portion of the stock purchase warrants, issued under a Senior Subordinated Note and Warrant Purchase Agreement dated as of October 1, 1993. These Senior Subordinated Notes and warrants were held, in part, by Bank of America. As of June 28, 1996 (after giving effect to the redemption), Bank of America held a warrant to purchase 138,101 shares of nonvoting common stock of the Company, which will be converted into a warrant to purchase 414,303 shares of Common Stock in the Recapitalization. Immediately thereafter, the warrant will be transferred to, and exercised for a nominal exercise price by, BankAmerica, and the 414,303 shares of Common Stock will be sold in the Offering. See "Principal and Selling Stockholders."

STOCK REPURCHASE

     In June 1996, the Company repurchased shares of capital stock of the Company then held by Mesirow Capital Partners VI ("Mesirow VI") for an aggregate of approximately $10.7 million. Mesirow VI had acquired such shares in 1993. William P. Sutter, Jr., a former director of the Company, was an officer of the general partner of Mesirow VI. Mesirow VI had been a party to the Registration Rights Agreement, the Voting Agreement and the Stockholders Agreement.

     See also "Management--Compensation Committee Interlocks and Insider Participation" for a description of certain other transactions involving the directors, executive officers and certain shareholders of the Company.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock and the Convertible Preferred Stock as of the effective date of the Recapitalization and the Warrant Exercise and after giving effect to the sale of the shares of Common Stock offered hereby by (i) each person, entity or group known to the Company to beneficially own more than 5% of the Common Stock or the Convertible Preferred Stock, (ii) each director of the Company, (iii) each Named Executive, (iv) all directors and executive officers of the Company as a group and (v) the Selling Stockholders. All information with respect to the beneficial ownership of shares by the Selling Stockholders has been provided by the Selling Stockholders.

     Except as indicated below, the persons named have sole voting and investment power with respect to the shares shown as beneficially owned by them. The percentages are rounded to the nearest tenth of a percent. Holders of the Common Stock and holders of the Convertible Preferred Stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally. Both classes vote together as a single class on all matters except the election or removal of the Class B Director and when class voting is required by applicable law. Only holders of Convertible Preferred Stock are entitled to vote for the election of the Class B Director. See "Description of Capital Stock."


                                                                                    BENEFICIAL             BENEFICIAL
                                            BENEFICIAL            NUMBER             OWNERSHIP            OWNERSHIP OF
                                           OWNERSHIP OF             OF            OF CONVERTIBLE          CAPITAL STOCK
                                          COMMON STOCK(1)         SHARES          PREFERRED STOCK       AFTER OFFERING(2)
                                        -------------------        BEING        -------------------    -------------------
       NAME OF BENEFICIAL OWNER          NUMBER     PERCENT       OFFERED        NUMBER     PERCENT     NUMBER     PERCENT
       ------------------------         ---------   -------    -------------    ---------   -------    ---------   -------
Lawrence R. Wilson(3).................  2,748,401    29.2%              --             --      --      2,748,401    10.9%
  1256 E. Dines Point Road
  Greenbank, WA 98253
Donna L. Heffner(4)...................    157,867     1.7               --             --      --        159,430       *
Stuart R. Stanek(5)...................    186,973     2.1               --             --      --        187,286       *
D. Robert Proffitt(6).................    164,417     1.8               --             --      --        165,980       *
Edward T. Hardy.......................    152,267     1.7               --             --      --        152,267       *
Patricia Diaz Dennis..................      7,500       *               --             --      --          7,500       *
Scott E. Smith(7).....................  2,239,236    25.1               --             --      --      2,239,236     9.1
John von Schlegell(8).................  1,255,836    14.1               --             --      --      1,255,836     5.1
Ted L. Snider, Sr.(9).................    349,251     3.9               --             --      --        349,251     1.4
Rio Bravo Enterprise..................  2,709,869    28.9               --             --      --      2,709,869    10.8
  Associates, L.P.(3)
  1256 E. Dines Point Road
  Greenbank, WA 98253
Baker, Fentress & Company.............  2,239,236    25.1               --             --      --      2,239,236     9.1
  200 West Madison
  Suite 3510
  Chicago, IL 60602
The Endeavour Capital Fund Limited
  Partnership.........................  1,255,836    14.1               --             --      --      1,255,836     5.1
  4380 SW Macadam
  Suite 460
  Portland, OR 97201
ABRY Broadcast Partners II,
  L.P.(10)............................  8,460,839    48.6               --      8,460,839    89.0%     8,460,839    34.3
  18 Newbury Street
  Boston, MA 02116
ABRY/Citadel Investment Partners,
  L.P.(10)............................  1,045,722    10.5               --      1,045,722    11.0      1,045,722     4.2
  18 Newbury Street
  Boston, MA 02116

                                                                                    BENEFICIAL             BENEFICIAL
                                            BENEFICIAL            NUMBER             OWNERSHIP            OWNERSHIP OF
                                           OWNERSHIP OF             OF            OF CONVERTIBLE          CAPITAL STOCK
                                          COMMON STOCK(1)         SHARES          PREFERRED STOCK       AFTER OFFERING(2)
                                        -------------------        BEING        -------------------    -------------------
       NAME OF BENEFICIAL OWNER          NUMBER     PERCENT       OFFERED        NUMBER     PERCENT     NUMBER     PERCENT
       ------------------------         ---------   -------    -------------    ---------   -------    ---------   -------
Harlan A. Levy(11)....................  9,506,561    51.6               --      9,506,561   100.0      9,506,561    38.5
BankAmerica Investment Corporation....    414,303     4.6          414,303             --      --             --      --
Christopher J. Perry..................     24,128       *           24,128             --      --             --      --
Robert F. Perille.....................     13,535       *           13,535             --      --             --      --
M. Ann O'Brien........................     12,358       *           12,358             --      --             --      --
Ford S. Bartholow.....................      2,354       *            2,354             --      --             --      --
Jeffrey M. Mann.......................      1,765       *            1,765             --      --             --      --
Matthew W. Clary......................      1,177       *            1,177             --      --             --      --
Andrea P. Joselit.....................        588       *              588             --      --             --      --
Sheryl E. Bartol......................        588       *              588             --      --             --      --
All directors and executive officers
  as a group (9 persons)(12)..........  7,261,748    73.6               --             --      --      7,265,187    28.3


---------------

*   Less than 1%


(1) The number of shares and percentages are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on a stockholder by stockholder basis, assuming that each stockholder converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder within 60 days, and that no other stockholder so converts. The number of shares and percentage figures include shares covered by options that are currently exercisable or that are exercisable within 60 days of the date of the Recapitalization. The numbers and percentages of shares owned assume that such outstanding options have been exercised by such respective stockholders as follows: Lawrence R. Wilson--479,636 shares (including options held by Rio Bravo); Donna L. Heffner--121,316 shares; Stuart R. Stanek--122,900 shares; D. Robert Proffitt--94,095 shares; Edward T. Hardy--115,089 shares; Patricia Diaz Dennis--7,500 shares; Rio Bravo--441,194 shares; and all directors and executive officers as a group--940,537 shares.


(2) Represents beneficial ownership of both Common Stock and Convertible Preferred Stock calculated in accordance with Rule 13d-3 under the Exchange Act. The numbers and percentages of shares owned assume the conversion of all shares of Convertible Preferred Stock into shares of Common Stock on a one-for-one basis and that outstanding options have been exercised as discussed in footnote (1).


(3) Includes 2,268,675 shares of outstanding Common Stock and 441,194 shares of Common Stock which may be acquired upon exercise of options that are currently exercisable or that are exercisable within 60 days of the date of the Recapitalization, which shares and options are owned by Rio Bravo. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo.


(4)  Ms. Heffner's shares are jointly owned by Ms. Heffner and her spouse.

(5)  Mr. Stanek's shares are jointly owned by Mr. Stanek and his spouse.

(6)  Mr. Proffitt's shares are jointly owned by Mr. Proffitt and his spouse.

(7) Represents shares held by Baker Fentress, as described in the table. Mr. Smith is an Executive Vice President of Baker Fentress and, since 1989, has managed its private placement portfolio.

(8) Represents shares held by Endeavour Capital, as described in the table. Mr. von Schlegell is the Managing Partner of Endeavour Capital.

(9)  Does not include 121,713 shares owned by Mr. Snider's spouse.

(10) These shares are held pursuant to the Voting Trust Agreement. By its terms, the Voting Trust Agreement shall continue in effect until terminated upon the written agreement of the Company and the holders of voting trust certificates which represent a majority of the shares held in the voting trust as determined in accordance with the Voting Trust Agreement. The Voting Trust also terminates with respect to any shares upon transfer of such shares to a person who is not an affiliate of ABRY II or ABRY/CIP or upon a distribution of shares by ABRY II or ABRY/CIP to its partners. During the term of the Voting Trust Agreement, the Voting Trustee has the right to vote the shares of stock subject to that Agreement (the "Voting Trust Shares") and to take part in any shareholders' meetings, including the right to vote the Voting Trust Shares for the election of directors of the Company. The Voting Trustee may assign his rights and delegate his obligations to a successor Voting Trustee, who shall be a Back-Up Trustee or other person appointed in the manner provided under the terms of the Voting Trust Agreement. Dispositive power with respect to these shares is held by Royce Yudkoff, the President of ABRY Holdings, Inc., the general partner of ABRY Capital, L. P., the general partner of each of ABRY II and ABRY/CIP.

(11) Represents shares held by Mr. Levy as Voting Trustee under the Voting Trust Agreement. See footnote (10).

(12) Includes shares discussed in footnotes (3), (7) and (8).

                          DESCRIPTION OF CAPITAL STOCK

     Prior to the consummation of the Offering, the Company will undertake the Recapitalization. Prior to the Recapitalization, the Company's capital stock consists of three classes of common stock (collectively, the "Old Common Stock") and seven classes of preferred stock (collectively, the "Old Preferred Stock"). In connection with the Recapitalization, the Company intends to amend its Certificate of Incorporation to authorize the Company to issue 200,000,000 shares of Common Stock, 19,013,122 shares of Convertible Preferred Stock and 20,000,000 shares of undesignated preferred stock (the "Undesignated Preferred Stock"). Upon the filing of such amendment, (i) each outstanding share of Old Common Stock will be converted into three shares of Common Stock, (ii) each outstanding share of Old Preferred Stock, other than shares owned beneficially or of record by ABRY II and ABRY/CIP, will be converted into three shares of Common Stock, (iii) each outstanding share of Old Preferred Stock owned beneficially or of record by ABRY II and ABRY/CIP will be converted into three shares of Convertible Preferred Stock and (iv) each outstanding option or warrant to acquire shares of Old Common Stock will be converted into an option or warrant to acquire three times the same number of shares of Common Stock.


     The following is a description of certain provisions of the Company's Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws"), after giving effect to the Recapitalization, and of Nevada's laws on private corporations, Chapter 78 of the Nevada Revised Statutes (the "NGCL"). The discussion gives effect to the Recapitalization.


GENERAL

     Immediately following the Offering, there will be outstanding 15,180,664 shares (16,188,783 shares if the Underwriters' over-allotment option is exercised in full) of Common Stock, 9,506,561 shares of Convertible Preferred Stock and no shares of Undesignated Preferred Stock.

VOTING RIGHTS OF COMMON STOCK AND CONVERTIBLE PREFERRED STOCK

     Holders of the Common Stock and the Convertible Preferred Stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally. Both classes vote together as a single class on all matters except the election or removal of the Class B Director and when class voting is required by applicable law. Only holders of Convertible Preferred Stock are entitled to vote for the election of the Class B Director. Immediately after the Offering, ABRY II and ABRY/CIP together will beneficially own all of the outstanding Convertible Preferred Stock, representing approximately 38.5% of the voting power of the outstanding capital stock of the Company, and the Voting Trustee who votes such shares will have the power to elect the Class B Director and to significantly influence the election of Class A Directors and other matters submitted to a vote of stockholders.

DIVIDENDS ON COMMON STOCK AND CONVERTIBLE PREFERRED STOCK

     Dividends must be paid on both the Common Stock and the Convertible Preferred Stock at any time dividends are paid on either. The holders of the Common Stock and the Convertible Preferred Stock are entitled to receive, pro rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Any dividend so declared and payable in cash, capital stock of the Company (other than Common Stock or Convertible Preferred Stock) or other property will be paid equally, pro rata, on the Common Stock and the Convertible Preferred Stock. Dividends and distributions payable in shares of Common Stock may only be paid on Common Stock and dividends and distributions payable in shares of Convertible Preferred Stock may only be paid on Convertible Preferred Stock. Pursuant to any such dividend or distribution, each share of Convertible Preferred Stock will receive a number of shares of Convertible Preferred Stock equal to the number of shares of Common Stock payable on each share of Common Stock.

OTHER PROVISIONS APPLICABLE TO THE COMMON STOCK AND THE CONVERTIBLE PREFERRED STOCK

     There are no preemptive rights to subscribe for any additional securities which the Company may issue, and there are no redemption provisions or sinking fund provisions applicable to the Common Stock or the Convertible Preferred Stock, nor is either class subject to calls or assessments by the Company.

     In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Stock and Convertible Preferred Stock will be entitled to share ratably in the assets of the Company remaining after payment or provision for payment of all of the Company's debts and obligations and liquidation payments to holders of outstanding shares of Convertible Preferred Stock or Undesignated Preferred Stock. The Convertible Preferred Stock is senior to the Common Stock on liquidation to the extent of a liquidation preference of $.001 per share.

     In the event of a merger or consolidation to which the Company is a party, each share of Common Stock and Convertible Preferred Stock will be entitled to receive the same consideration.

     To the extent an increase or decrease in the number of outstanding shares of either Common Stock or Convertible Preferred Stock results from a stock split, combination or consolidation of shares or other capital reclassification, the Company is required to take parallel action with respect to the other class so that the number of shares of each class outstanding immediately following the stock split, combination or consolidation of shares or other capital reclassification bears the same relationship to each other as the number of shares of each class outstanding before such event.

OTHER PROVISIONS APPLICABLE TO CONVERTIBLE PREFERRED STOCK


     Each share of Convertible Preferred Stock is convertible at any time at the option of the holder into one share of Common Stock. In addition, each share of Convertible Preferred Stock automatically converts into a share of Common Stock at the time voting and dispositive power with respect thereto is held by a person other than ABRY II, ABRY/CIP or an affiliate of either ABRY II or ABRY/CIP. All shares of Convertible Preferred Stock will convert into shares of Common Stock at such time that ABRY II, ABRY/CIP and their respective affiliates, in the aggregate, no longer exercise sole or shared dispositive control over at least 50% of the shares of Convertible Preferred Stock that ABRY II and ABRY/CIP beneficially own at the time of consummation of the Recapitalization.


UNDESIGNATED PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further action of the stockholders, to issue up to 20,000,000 shares of Undesignated Preferred Stock in one or more classes or series and to fix the designations, powers, preferences and the relative participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereon. No classes or series have been designated. Any Undesignated Preferred Stock issued by the Company may rank prior to the Common Stock and the Convertible Preferred Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock.

     The issuance of Undesignated Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from, acquiring or seeking to acquire, a significant portion of the outstanding Common Stock. See "Risk Factors--Concentration of Share Ownership and Voting Control; Potential Anti-takeover Effects."

CERTAIN ANTI-TAKEOVER EFFECTS

     Certificate of Incorporation and Bylaws. Certain provisions of the Certificate of Incorporation and Bylaws summarized in the following paragraphs may be deemed to have anti-takeover effects. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which individual Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. See "Risk Factors--Concentration of Share Ownership and Voting Control; Potential Anti-takeover Effects."

     Number of Directors; Removal; Filling Vacancies. The Certificate of Incorporation and Bylaws provide that, for so long as any shares of Convertible Preferred Stock are outstanding, the number of Class B Directors shall be one and the number of Class A Directors shall not exceed six and shall be fixed from time to time with the consent of a majority of the Board of Directors. Moreover, the Certificate of Incorporation provides that Class A Directors may only be removed with cause and that the Class B Director may be removed with or without cause. Removal of a Class A Director requires the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company then entitled to vote at an election of directors, and removal of a Class B Director requires the affirmative vote of the holders of at least a majority of the outstanding Convertible Preferred Stock. These provisions prevent stockholders from removing any incumbent Class A Director without cause and allow a majority of the incumbent directors to add additional Class A Directors without approval of stockholders until the next annual meeting of stockholders at which directors are elected. Only holders of Convertible Preferred Stock may elect a director to fill a Class B Director vacancy.

     Meetings of Stockholders. The Bylaws provide that a special meeting of stockholders may be called only by the Chairman or the Board of Directors unless otherwise required by law. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law. In addition, the Bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders.

     No Stockholder Action by Written Consent. The Bylaws provide that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof, except with respect to matters to be voted on by the holders of the Convertible Preferred Stock voting as a separate class.

     Foreign Ownership. The Certificate of Incorporation permits restriction on the ownership, voting and transfer of the Company's capital stock in accordance with the Communications Act and the rules of the FCC, to prohibit ownership of more than 20% of the Company's outstanding capital stock (or more than 20% of the voting rights it represents) by or for the account of aliens or corporations otherwise subject to domination or control by aliens. See "Business--Federal Regulation of Radio Broadcasting." The Certificate of Incorporation also authorizes the Company's Board to prohibit any transfer of the Company's capital stock that would cause the Company to violate this prohibition. The Company's Board of Directors may also prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause the Company to violate, or would otherwise result in violation of, any provision of the Communications Act or the rules, regulations and policies promulgated by the FCC under the Communications Act. No stockholders may exercise any voting rights the result of which would cause the Company to be in violation of the rules, regulations or policies of the FCC.

     Nevada General Corporation Law. Under certain circumstances, the following provisions of the NGCL may delay or make more difficult acquisitions or changes of control of the Company and may make it more difficult to accomplish transactions that stockholders may otherwise believe to be in their best interests. Such provisions may also have the effect of preventing changes in the Company's management. The Company's Certificate of Incorporation and Bylaws do not exclude it from these provisions of the NGCL.

     Control Share Acquisitions. Under Sections 78.378 to 78.3793 of the NGCL (the "Control Share Act"), an "acquiring person," who acquires a "controlling interest" in an "issuing corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at an annual meeting or at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. If the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and the corporation must comply with the demand. For the above provisions, "acquiring person" means (subject to certain exceptions) any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. "Controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority and/or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. The Control Share Act is triggered as a stockholder moves from one level to the next. Voting rights must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded. "Control shares" means those outstanding voting shares of an issuing corporation which an acquiring person (1) acquires or offers to acquire in an acquisition or (2) acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person. "Issuing corporation" means a corporation that is organized in Nevada, has 200 or more stockholders (at least 100 of whom are stockholders of record and residents of Nevada) and does business in Nevada directly or though an affiliated corporation. The above does not apply if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that said provisions do not apply. The Company's Certificate of Incorporation and Bylaws do not exclude it from the restrictions imposed by such provisions. However, unless and until the Company has 200 or more stockholders at least 100 of whom are stockholders of record and resident in Nevada, the Control Share Act will not apply to the Company.

     Certain Business Combinations. Sections 78.411 to 78.444 of the NGCL (the "Business Combinations Act") restrict the ability of a "resident domestic corporation" to engage in any combination with an "interested stockholder" for three years following the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder on the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more stockholders. The provisions of the Business Combinations Act do not apply to any combination of a resident domestic corporation which does not, as of the date of acquiring shares, have a class of voting shares registered with the Commission under Section 12 of the Exchange Act, unless the corporation's articles of incorporation provide otherwise. "Interested stockholder," when used in reference to any resident domestic corporation, means any person, or its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (ii) an affiliate or associate of the resident domestic corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above does not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. The Company's Certificate of Incorporation does not exclude it from the restrictions imposed by such provisions. If, as is likely, the Company will have at least 200 stockholders following the Offering, the Business Combinations Act will apply to the Company.

     Directors' Duties. Section 78.138 of the NGCL allows directors and officers, in exercising their respective powers to further the interests of the corporation, to consider the interests of the corporation's employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation; the interests of the community and of society and the long and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in the best interest of the corporation. In so determining, the board of directors may consider the interests described above or have reasonable grounds to believe that, within a reasonable time, the debt created as a result of the change in control would cause the assets of the corporation or any successor to be less than the liabilities or would render the corporation or any successor insolvent or lead to bankruptcy proceedings.

LIMITATIONS ON LIABILITIES AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Limitations on Liabilities. Consistent with the NGCL, the Certificate of Incorporation contains a provision eliminating or limiting liability of directors to the Company and its stockholders for damages for breach of fiduciary duty as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) for unlawful distributions in violation of the NGCL. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their fiduciary duty, except as indicated above. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his fiduciary duty is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his fiduciary duty. The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     Indemnification. The Certificate of Incorporation and Bylaws provide for mandatory indemnification rights to the maximum extent permitted by applicable law, subject to limited exceptions, to any director or officer of the Company who, by reason of the fact that he is a director or officer of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable provisions of the NGCL. The Company also maintains directors' and officers' liability insurance.

QUOTATION OF COMMON STOCK; TRANSFER AGENT AND REGISTRAR


     The Common Stock has been approved for inclusion in the Nasdaq National Market under the symbol "CITC." The Company has selected BankBoston, N.A. as the transfer agent and registrar for the Common Stock.

                          DESCRIPTION OF INDEBTEDNESS

EXISTING LOAN AGREEMENT

     On October 9, 1996, Citadel Broadcasting, Deschutes f/k/a Deschutes Acquisition Corporation (now merged into Citadel Broadcasting), Citadel License and Deschutes License, Inc. (now merged into Citadel License) (collectively, the "Borrowers") entered into a loan agreement (as thereafter amended, the "Credit Facility") with FINOVA Capital Corporation, as administrative agent (the "Agent"), and other lending institutions party thereto (the "Lenders").

     On July 3, 1997, the Borrowers, the Agent and the Lenders entered into amendments to the Credit Facility which permitted the issuance of the Broadcasting Notes and the Broadcasting Exchangeable Preferred Stock subject to certain limitations and restrictions regarding, among other things, redemption of or payment prior to maturity of principal on the Broadcasting Notes or the Broadcasting Exchange Debentures, if issued, the redemption of or exchange of the Broadcasting Exchangeable Preferred Stock and the payment of cash dividends on the Broadcasting Exchangeable Preferred Stock. The amendments to the Credit Facility provided for a revolving loan (the "Revolving Loan"), initially in the principal amount of $150.0 million, which includes a $5.0 million letter of credit facility (the "L/C Facility"). A portion of the proceeds of the Broadcasting Offerings was used to repay a portion of Borrowers' indebtedness under the Credit Facility. As of June 1, 1998, the Credit Facility allowed for borrowings of up to $145.0 million.

  Revolving Loan

     As of June 1, 1998, the outstanding principal amount of the Revolving Loan under the Credit Facility was approximately $121.1 million, and $1.7 million of interest was accrued thereon. The Revolving Loan will be due on September 30, 2003 (the "Maturity Date") and it may be drawn upon, subject to certain conditions, for certain acquisitions, working capital and other permitted uses. On the last business day of each quarter, the Revolving Loan commitment is to be reduced by an amount increasing from $2.5 million at December 31, 1997 to approximately $8.1 million at June 30, 2003. The Credit Facility also provides for certain additional mandatory reductions in the Revolving Loan commitment. The Borrowers will be required to pay any amount by which the outstanding principal balance exceeds the Revolving Loan commitment, as adjusted. The remaining principal balance of the Revolving Loan shall be due and payable on the Maturity Date. At the Borrowers' election (a) any portion of the Revolving Loan which has been prepaid or repaid may be reborrowed and (b) the maximum amount of the Revolving Loan commitment may be permanently reduced.

     The Lenders' obligation to make additional loans under the Credit Facility or issue letters of credit under the L/C Facility is subject to certain conditions, including, without limitation, that the Adjusted Total Leverage Ratio not exceed the Applicable Ratio as calculated on the last day of the most recent month preceding the applicable date for funding or letter of credit issuance. The Adjusted Total Leverage Ratio is the ratio as of the end of any month of the Adjusted Total Debt (as defined in the Credit Facility) as of such date to the Adjusted Operating Cash Flow (as defined in the Credit Facility) for the twelve-month period ending on such date. The Applicable Ratio (i) for June 1998 is 7.0, (ii) for July 1998 and August 1998 will be 6.75, (iii) for September 1998 and October 1998 will be 6.5 and (iv) for November 1998 will be
6.25. For each six-month period thereafter through maturity, the Applicable Ratio shall decrease by 0.25.

  L/C Facility

     The L/C Facility provides for, subject to certain limitations, the issuance of letters of credit to be used by Borrowers as security for the obligations of Borrowers under agreements entered into in connection with certain radio station acquisitions and for such other purposes as may be approved by the Agent ("Permitted Letters of Credit"). The Borrowers will be required to pay a quarterly fee equal to 1.25% of the amount of each Permitted Letter of Credit from time to time outstanding. No letters of credit are currently issued.

  Prepayments

     Voluntary prepayments of the amended Credit Facility are permitted without premium or penalty. Mandatory prepayment of the amended Credit Facility will be required if the Total Leverage Ratio (as defined in the Credit Facility) as of the end of each year is 4.5 or greater. The amount of the mandatory prepayment shall be the lesser of (a)(i) 66 2/3% of the Excess Cash Flow (as defined in the Credit Facility) if the Total Leverage Ratio as of the end of such year exceeds 5.5 and (ii) 50% of the Excess Cash Flow if the Total Leverage Ratio as of the end of each such year is 4.5 to 5.5, inclusive, or (b) an amount by which Cash Equivalents (as defined in the Credit Facility), as of the last day of March in which the Borrowers are required to deliver financial statements, exceeds $5.0 million. Notwithstanding the foregoing, upon retirement of the Credit Facility, Citadel Broadcasting will be required to pay a fee in the maximum amount of $0.7 million as of June 1, 1998, which amount will decline quarterly based on the amount of outstanding borrowings under the amended Credit Facility.

  Interest Rates

     The Credit Facility bears interest at a rate equal to the applicable Base Rate (as defined in the Credit Facility) in effect from time to time plus the Applicable Margin (as defined in the Credit Facility) or, at the written election of the Borrowers, at a rate equal to the applicable LIBOR Rate (as defined in the amended Credit Facility) in effect from time to time as determined by the Agent for the respective Interest Period (as defined in the Credit Facility), plus the Applicable Margin. The Borrowers' right to elect a LIBOR Rate will be subject to certain limitations. The Applicable Margins for the Credit Facility are expected to range between 0.50% and 1.75% for the Base Rate and 1.50% and 2.75% for the LIBOR Rate, depending on the Total Leverage Ratio from time to time. Except as otherwise provided with respect to voluntary and mandatory prepayments, interest on the Credit Facility is payable quarterly in arrears on the last business day of each quarter. At June 1, 1998, the interest rate under the Credit Facility was 8.40625%.

  Other Fees

     The Borrowers are required to pay to the Agent an unused commitment fee on the last business day of each quarter, which equals the product of the Maximum Revolving Loan Commitment (as defined in the Credit Facility) for the preceding quarter minus the average outstanding principal balance of the Revolving Loan during such preceding quarter, multiplied by 0.125%. This multiplier will be reduced to 0.09375% if the Total Leverage Ratio calculated as of the last day of the quarter preceding such quarter was less than 4.5. The Borrowers are required to pay an annual agency fee of $50,000 in October of each year.

  Security and Guarantee

     Subject to certain permitted liens, the Credit Facility is secured by (a) a first priority pledge on all of the Borrowers' capital stock other than the Broadcasting Exchangeable Preferred Stock, (b) a first priority security interest in all the existing and after acquired property of the Borrowers, including, without limitation, accounts, machinery, equipment, inventory, general intangibles, investment property and insurance on the life of Lawrence
R. Wilson and (c) all proceeds of the foregoing. The Credit Facility is also guaranteed by the Company pursuant to a guaranty (the "Guaranty").

  Change of Control

     The Credit Facility provides that a change in control or ownership will be an Event of Default. A change in control or ownership shall occur if (a) the Company shall cease to own all of the capital stock of Citadel Broadcasting (other than the Broadcasting Exchangeable Preferred Stock), (b) Citadel Broadcasting shall cease to own or control all of the capital stock of its subsidiaries, (c) any person (including entities) or affiliates of such person, except Mr. Wilson or ABRY II or their respective affiliates, own capital stock possessing more than 35.0% of the voting power of all voting stock of the Company or (d) Mr. Wilson shall die, become permanently disabled or cease, for a period in excess of 60 days, to devote his full business time to the operation of the Borrowers' broadcasting business, unless Mr. Wilson is replaced by a person reasonably acceptable to certain Lenders within 90 days after the occurrence of any such event.

  Covenants

     The Credit Facility contains customary restrictive covenants, which, among other things, and with certain exceptions, will limit the ability of the Borrowers to incur additional indebtedness and liens in connection therewith, enter into certain transactions with affiliates, pay dividends, consolidate, merge or affect certain asset sales, issue additional stock, make certain capital or overhead expenditures, make certain investments, loans or prepayments and change the nature of their business. The Borrowers are also required to satisfy certain financial covenants, which will require the Borrowers to maintain specified financial ratios and to comply with certain financial tests, such as ratios for maximum leverage, senior debt leverage, minimum interest coverage and minimum fixed charges.

  Events of Default

     The Credit Facility contains customary Events of Default, including without limitation: (a) failure of Borrowers to pay all or any portion of the principal balance of the amended Credit Facility when due or to pay any other of the Borrowers' Obligations (as defined in the amended Credit Facility) within five days after becoming due and payable; (b) failure of Borrowers to observe or perform certain affirmative covenants or agreements, specifically those pertaining to legal existence, good standing, insurance, environmental matters, the interest hedge contract and all negative covenants; (c) failure of Borrowers or the Company to observe or perform any other covenant or agreement contained in the amended Credit Facility or related documents which is not remedied within 30 days of written notice; (d) breach of warranty or representation and/or false or misleading statements by Borrowers or the Company made in connection with the amended Credit Facility or related documents; (e) certain defaults, including payment defaults, by Borrowers, under other agreements relating to indebtedness;
(f) failure of Borrowers or the Company to generally pay debts as they become due or to be adjudicated insolvent; (g) Borrowers' or the Company's filing, or consent to the filing against it, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the law of any jurisdiction or making of an assignment for the benefit of creditors, or the appointment of a custodian, receiver or trustee for the Borrowers or the Company under certain circumstances; (h) failure of the Borrowers or the Company to discharge certain judgments and awards against any of them; (i) revocation, termination, suspension or adverse modification of any license which is material to the continuation of the Borrowers' broadcasting business; (j) seizure or failure to maintain any item of collateral provided as security under the amended Credit Facility; (k) complete interruption of on-air broadcast operations in two or more markets at any time for more than 72 hours during any consecutive ten-day period; (l) existence of certain conditions which result in actual or potential liability to Borrower or any ERISA affiliate for its pension plan which creates a material adverse effect in the opinion of certain Lenders;
(m) a change of ownership or control; (n) failure of the Guaranty to remain in full force and effect; and (o) the Company's denial or disaffirmance of obligations under the Guaranty or its failure to make payment when due.

     Upon the occurrence of an Event of Default, with certain limitations, the Borrowers' obligations under the Credit Facility which are at that time outstanding may become automatically accelerated.

BROADCASTING NOTES

     On July 3, 1997, Citadel Broadcasting offered and sold $101.0 million aggregate principal amount of 10 1/4% Senior Subordinated Notes due 2007. The Broadcasting Notes were issued pursuant to the Broadcasting Notes Indenture dated as of July 1, 1997 among Citadel Broadcasting, Citadel License and The Bank of New York, as trustee. Interest on the Broadcasting Notes is payable semi-annually at a rate of 10 1/4% per annum, and the Broadcasting Notes mature on July 1, 2007.

     The Broadcasting Notes are unconditionally guaranteed on a senior subordinated basis by Citadel License, and will be similarly guaranteed by future Restricted Subsidiaries (as defined in the Broadcasting Notes Indenture). The Broadcasting Notes are unsecured senior subordinated obligations of Citadel Broadcasting and are subordinated to all Senior Debt (as defined in the Broadcasting Notes Indenture) of Citadel Broadcasting, including indebtedness under the Credit Facility.

     The Broadcasting Notes are redeemable, in whole or in part, at the option of Citadel Broadcasting, at any time on or after July 1, 2002, at the redemption prices set forth in the Broadcasting Notes Indenture (ranging from 105.125% to 101.025%), plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, Citadel Broadcasting may, at its option, redeem a portion of the Broadcasting Notes with the net proceeds of one or more Public Equity Offerings (as defined in the Broadcasting Notes Indenture), at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate principal amount of the Broadcasting Notes. Upon the occurrence of a Change of Control (as defined in the Broadcasting Notes Indenture), Citadel Broadcasting is required to make an offer to purchase all of the then outstanding Broadcasting Notes at a price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

     Citadel Broadcasting also is required to offer to repurchase Broadcasting Notes at 100.0% of their principal amount plus accrued and unpaid interest to the date of redemption in the event that the net proceeds of certain asset sales of Citadel Broadcasting or its Restricted Subsidiaries are not used within 12 months after the occurrence of such sales to permanently reduce Senior Debt of Citadel Broadcasting and/or to make an investment in or acquire replacement assets or assets that will be used in the broadcast business or businesses reasonably related thereto.

     The Broadcasting Notes Indenture contains certain covenants which, among other things, restrict the ability of Citadel Broadcasting and its subsidiaries with respect to (i) the incurrence of additional debt; (ii) restricted payments;
(iii) dividend and other payment restrictions affecting certain subsidiaries;
(iv) asset dispositions; (v) certain asset swaps; (vi) transactions with affiliates; (vii) issuances and sales of stock of certain subsidiaries; (viii) liens; and (ix) consolidations, mergers or sales of assets.

     Events of default under the Broadcasting Notes Indenture include, among other things, payment defaults, covenant defaults, cross-defaults to certain other indebtedness, judgment defaults and certain events of bankruptcy and insolvency.

BROADCASTING EXCHANGEABLE PREFERRED STOCK


     On July 3, 1997, Citadel Broadcasting also offered and sold 1.0 million shares of 13 1/4% Series A Exchangeable Preferred Stock, no par value. The Broadcasting Exchangeable Preferred Stock was sold for, and has a liquidation preference of, $100.0 per share. Dividends on the Broadcasting Exchangeable Preferred Stock accumulate from the date of issuance and are payable semi-annually at a rate of 13 1/4% of the liquidation preference per share. Dividends on the Broadcasting Exchangeable Preferred Stock are payable in cash or, at the option of Citadel Broadcasting, on or prior to July 1, 2002, in additional shares of Broadcasting Exchangeable Preferred Stock. On January 1, 1998, Citadel Broadcasting issued an additional 65,514 shares of Broadcasting Exchangeable Preferred Stock in payment of dividends on the then outstanding shares of Broadcasting Exchangeable Preferred Stock, and it is expected that on July 1, 1998, Citadel Broadcasting will issue an additional 70,590 shares of Broadcasting Exchangeable Preferred Stock in payment of dividends on the then outstanding shares of Broadcasting Exchangeable Preferred Stock.


     The Broadcasting Exchangeable Preferred Stock is redeemable, in whole or in part, at the option of Citadel Broadcasting, at any time on or after July 1, 2002, at the redemption prices set forth in the Broadcasting Certificate of Designation (ranging from 107.729% to 101.104%), plus accumulated and unpaid dividends, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, Citadel Broadcasting may, at its option, redeem up to an aggregate of 35% of the shares of Broadcasting Exchangeable Preferred Stock with the net proceeds of one or more Public Equity Offerings (as defined in the Broadcasting Certificate of Designation), at a redemption price equal to 113.25% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate liquidation preference of the Broadcasting Exchangeable Preferred Stock. Citadel Broadcasting is required, subject to certain conditions, to redeem all of the Broadcasting Exchangeable Preferred Stock outstanding on July 1, 2009, at a redemption price equal to 100% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption. Upon the occurrence of a Change of Control (as defined in the Broadcasting Certificate of Designation), Citadel Broadcasting is required to make an offer to purchase all of the then outstanding shares of Broadcasting Exchangeable Preferred Stock at a price equal to 101.0% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the repurchase date.

     Subject to certain conditions, the Broadcasting Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of Citadel Broadcasting, on any dividend payment date, for Citadel Broadcasting's 13 1/4% Subordinated Exchange Debentures due 2009. See "--Broadcasting Exchange Debentures."

     The Broadcasting Certificate of Designation contains certain covenants which, among other things, restrict the ability of Citadel Broadcasting and its subsidiaries with respect to (i) the incurrence of additional debt; (ii) restricted payments; (iii) issuances and sales of stock of certain subsidiaries; and (iv) consolidations, mergers or sales of assets.

     In the event that, after July 1, 2002, two or more semi-annual dividends payable on the Broadcasting Exchangeable Preferred Stock are in arrears and unpaid, or upon the occurrence of certain other events (including failure to comply with certain covenants and failure to pay the mandatory redemption price when due), then the holders of a majority of the then outstanding shares of Broadcasting Exchangeable Preferred Stock, voting separately as a class, will be entitled to elect two additional directors of Citadel Broadcasting, who shall serve until such time as all dividends in arrears or any other failure, breach or default giving rise to such voting rights is remedied or waived.

BROADCASTING EXCHANGE DEBENTURES

     Subject to certain conditions, the Broadcasting Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of Citadel Broadcasting, on any dividend payment date, for Broadcasting Exchange Debentures in an aggregate principal amount equal to the then effective liquidation preference of the Broadcasting Exchangeable Preferred Stock, plus accumulated and unpaid dividends, if any, to the date fixed for exchange. If such exchange occurs, the Broadcasting Exchange Debentures will be issued pursuant to the Broadcasting Exchange Indenture dated as of July 1, 1997 among Citadel Broadcasting, Citadel License and The Bank of New York, as trustee. Interest on the Broadcasting Exchange Debentures will be payable semi-annually at a rate of 13 1/4% per annum, and the Broadcasting Exchange Debentures will mature on July 1, 2009. Interest on the Broadcasting Exchange Debentures will be payable in cash or, at the option of Citadel Broadcasting, on or prior to July 1, 2002, in additional Broadcasting Exchange Debentures.

     The Broadcasting Exchange Debentures will be unconditionally guaranteed on a senior subordinated basis by Citadel License, and will be similarly guaranteed by future Restricted Subsidiaries (as defined in the Broadcasting Exchange Indenture). The Broadcasting Exchange Debentures will be unsecured subordinated obligations of Citadel Broadcasting and will be subordinated to all existing and future Senior Debt and Senior Subordinated Debt (each as defined in the Broadcasting Exchange Indenture) of Citadel Broadcasting, including the Broadcasting Notes.

     The Broadcasting Exchange Debentures will be redeemable, in whole or in part, at the option of Citadel Broadcasting, at any time on or after July 1, 2002, at the redemption prices set forth in the Broadcasting Exchange Indenture, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, Citadel Broadcasting may, at its option, redeem Broadcasting Exchange Debentures having an aggregate principal amount of up to 35.0% of the aggregate principal amount of Broadcasting Exchange Debentures issued upon exchange of the Broadcasting Exchangeable Preferred Stock or in payment of interest on the Broadcasting Exchange Debentures, with the net proceeds of one or more Public Equity Offerings (as defined in the Broadcasting Exchange Indenture), at a redemption price equal to 113.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate principal amount of the Exchange Debentures. Upon the occurrence of a Change of Control (as defined in the Broadcasting Exchange Indenture), Citadel Broadcasting will be required to make an offer to purchase all of the then outstanding Broadcasting Exchange Debentures at a price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

     Citadel Broadcasting also will be required to offer to repurchase Broadcasting Exchange Debentures at 100.0% of their principal amount plus accrued and unpaid interest to the date of redemption in the event that the net proceeds of certain asset sales of Citadel Broadcasting or its Restricted Subsidiaries are not used within 12 months after the occurrence of such sales to permanently reduce Senior Debt or Senior Subordinated Debt of Citadel Broadcasting and/or to make an investment in or acquire replacement assets or assets that will be used in the broadcast business or businesses reasonably related thereto.

     The Broadcasting Exchange Indenture contains certain covenants which, among other things, restricts the ability of Citadel Broadcasting and its subsidiaries with respect to (i) the incurrence of additional debt;

(ii) restricted payments; (iii) dividend and other payment restrictions affecting certain subsidiaries; (iv) asset dispositions; (v) certain asset swaps; (vi) transactions with affiliates; (vii) issuances and sales of stock of certain subsidiaries; (viii) liens; and (ix) consolidations, mergers or sales of assets.

     Events of default under the Broadcasting Exchange Indenture include, among other things, payment defaults, covenant defaults, cross-defaults to certain other indebtedness, judgment defaults and certain events of bankruptcy and insolvency.

OTHER INDEBTEDNESS

     In connection with the Tele-Media Acquisition, the Company incurred a $1.0 million contingent payment obligation which accrues interest at 5.0% per year. The Company will be obligated to make such payment to the former holders of the Tele-Media Bonds only if a particular $2.0 million payment relating to the Company's Providence, Rhode Island operations is received from a third party.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering and after giving effect to the Recapitalization, the Company will have outstanding 15,180,664 shares of Common Stock (16,188,783 shares if the Underwriters' over-allotment option is exercised in full, in each case assuming no exercise of options) and 9,506,561 shares of Convertible Preferred Stock, all of which shares of Convertible Preferred Stock are convertible into shares of Common Stock on a share-for-share basis. The outstanding shares of Common Stock will consist of 8,459,868 shares held by the existing stockholders of the Company, and 6,720,796 shares of Common Stock sold in the Offering.

     The 6,720,796 shares sold in the Offering (7,728,915 shares if the Underwriters' over-allotment option is exercised in full) will immediately be freely tradable, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliates"), may generally only be sold in compliance with the limitations of Rule 144 ("Rule 144") under the Securities Act, as described below.


     The remaining shares of Common Stock and the shares of Convertible Preferred Stock outstanding will be "restricted securities" as defined in Rule 144 and, accordingly, none of these securities may be sold unless they are registered under the Securities Act or sold pursuant to an exemption from registration. The Company, together with officers, directors and other stockholders of the Company owning upon completion of the Offering an aggregate of approximately 8,400,000 shares of Common Stock, have agreed not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into or exchangeable or exercisable therefor for a period of 180 days from the date of this Prospectus without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, except for shares offered pursuant to the Offering, the exercise of options granted under employee benefit plans existing as of the date of consummation of the Offering and shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Based on the terms of the Registration Rights Agreement, the holders of the Convertible Preferred Stock have agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Convertible Preferred Stock or shares of Common Stock into which the Convertible Preferred Stock may be converted without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, for a period of 90 days from the date of this Prospectus. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements. Thereafter, all such restricted securities outstanding could become eligible for future sale in the public market at varying times following the Offering subject to the applicable volume, holding period and other limitations of Rule 144. In addition, the holders of 14,787,289 shares (including shares issuable upon conversion of the Convertible Preferred Stock) will have certain rights to require the Company to register such shares under the Securities Act for public offering and sale. See "Compensation Committee Interlocks and Insider Participation--Registration Rights Agreement."


     In addition to the shares described above, 3,051,879 additional shares of Common Stock have been reserved for issuance upon exercise of options that have been or may be granted by the Company, including under the 1996 Equity Incentive Plan. The Company intends to file one or more registration statements on Form S-8 under the Securities Act to register all of these shares of Common Stock, which registration statements will become effective immediately upon filing. Shares covered by these registration statements will be eligible for sale in the public markets upon the effectiveness of such registration statements (unless such shares are held by an Affiliate). As of the closing of the Offering, options granted to employees and consultants to purchase an aggregate of 2,732,064 shares of Common Stock will be outstanding.

     Any shares of Common Stock that have not been registered under the Securities Act could be sold under Rule 144. In general, under Rule 144 as currently in effect, beginning 90 days after the Offering, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including a person who may be deemed an Affiliate, is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice, and the availability of current public information about the Company. A person who is not an Affiliate at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following the Offering without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule 144.

     Prior to the Offering, there has been no public market for the Common Stock. Sales of substantial amounts of Common Stock into the public market after the Offering, or the perception that such sales could occur, could adversely affect the prevailing market price for the Common Stock and the ability of the Company to raise equity capital. The Company can make no prediction as to the effect, if any, that the sale or availability for future sale of shares of additional Common Stock will have on the market price of the Common Stock prevailing from time to time.

                                  UNDERWRITING

     The underwriters named below (the "Underwriters"), for whom Prudential Securities Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. and NationsBanc Montgomery Securities LLC are acting as the representatives (the "Representatives"), have severally agreed, subject to the terms and conditions contained in the underwriting agreement between the Company, the Selling Stockholders and the Underwriters (the "Underwriting Agreement"), to purchase from the Company and the Selling Stockholders the number of shares of Common Stock set forth opposite their respective names:


                                                                  NUMBER
UNDERWRITER                                                      OF SHARES
------------------------------------------------------------     ---------
Prudential Securities Incorporated..........................
Donaldson, Lufkin & Jenrette Securities Corporation.........
Goldman, Sachs & Co.........................................
NationsBanc Montgomery Securities LLC.......................
                                                                -----------
Total.......................................................      6,720,796
                                                                ===========


     The Company and the Selling Stockholders are obligated to sell, and the Underwriters are obligated to purchase, all of the shares of Common Stock offered hereby if any are purchased.

     The Underwriters, through their Representatives, have advised the Company and the Selling Stockholders that they propose to offer the shares of Common Stock initially at the initial public offering price set forth on the cover page of this Prospectus; that the Underwriters may allow to selected dealers a
concession of $          per share; and that such dealers may reallow a
concession of $          per share to certain other dealers. After the initial
public offering, the offering price and the concessions may be changed by the Representatives.

     The Company has granted to the Underwriters an over-allotment option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 1,008,119 shares of Common Stock at the initial public offering price less the underwriting discounts and commissions as set forth on the cover page of this Prospectus. The Underwriters may exercise such option solely for the purpose of covering over-allotments incurred in the sale of the shares of Common Stock offered hereby. To the extent such option to purchase is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to 6,720,796 shares.


     The Company, together with officers, directors and other stockholders of the Company owning upon completion of the Offering an aggregate of approximately 8,400,000 shares of Common Stock, have agreed not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into or exchangeable or exercisable therefor for a period of 180 days from the date of this Prospectus without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, except for shares offered pursuant to the Offering, the exercise of options granted under employee benefit plans existing as of the date of consummation of the Offering and shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Based on the terms of the Registration Rights Agreement, the holders of the Convertible Preferred Stock have agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Convertible Preferred Stock or shares of Common Stock into which the Convertible Preferred Stock may be converted without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, for a period of 90 days from the date of this Prospectus.

Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements.

     The Company and the Selling Stockholders have agreed to indemnify the several Underwriters and contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     The Representatives have informed the Company and the Selling Stockholders that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price for the Common Stock will be determined by negotiations among the Company, the Selling Stockholders and the Representatives. Among the factors to be considered in determining the initial public offering price will be the economic outlook for the industry in which the Company operates, the Company's position in the industry, the Company's earnings prospects, the Company's financial position, the ability and experience of the Company's management, the prevailing conditions of the securities market at the time of the Offering and the stock prices of publicly traded companies which the Company, the Selling Stockholders and the Representatives believe to be comparable to the Company.

     Prudential Securities Incorporated, the lead Underwriter, has provided, and may in the future provide, investment banking services to the Company. Such services have been provided under terms customary in the industry. Mark A. Leavitt, a former member of the Board of Directors of the Company, is a Managing Director of Prudential Securities Incorporated.


     Oppenheimer & Co., Inc. ("Oppenheimer") and BancAmerica Robertson Stephens, Inc. ("RS"), both of which are NASD members, own, either directly or indirectly, securities of the Company and are subject to the venture capital restrictions of the NASD Conduct Rules. As a result of both of the foregoing, under the applicable rules of the NASD, the public offering price can be no higher than that recommended by a "qualified independent underwriter" meeting certain standards. In accordance with the requirements of the Conduct Rules, Prudential Securities Incorporated has served in such role and has recommended a price in compliance with the requirements of the Conduct Rules. Prudential Securities Incorporated, in its role as qualified independent underwriter, has performed a due diligence investigation and has reviewed and participated in the preparation of this Prospectus and the registration statement of which this Prospectus form a part. In accordance with the NASD Conduct Rules, no NASD member participating in the distribution is permitted to confirm sales to accounts over which it exercises discretionary authority without prior specific written consent.


     In connection with the Offering, certain Underwriters (and selling group members if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market prices of the Common Stock and of the Broadcasting Notes, the Broadcasting Exchangeable Preferred Stock and, if issued, the Broadcasting Exchange Debentures. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the Commission pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with the Offering than they are committed to purchase from the Company and the Selling Stockholders, and in such case may purchase Common Stock in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 1,008,119 shares of Common Stock, by exercising the Underwriters' over-allotment option referred to above. In addition, Prudential Securities Incorporated, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or any selling group member participating in the Offering) for the account of the other Underwriters, the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required and, if they are undertaken, they may be discontinued at any time.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Eckert Seamans Cherin & Mellott, LLC, Pittsburgh, Pennsylvania. As to matters of Nevada law, Eckert Seamans Cherin & Mellott, LLC will rely upon the opinion of Lionel Sawyer & Collins, Las Vegas, Nevada. Certain legal matters related to the Offering will be passed upon for the Underwriters by Schulte Roth & Zabel LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Citadel Communications Corporation as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997, have been included in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Deschutes River Broadcasting, Inc. and Subsidiaries as of December 31, 1995 and 1996, and for each of the years in the two-year period ended December 31, 1996, have been included in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division, as of December 31, 1996, and for the year then ended, have been included in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Snider Corporation and Snider Broadcasting Corporation and Subsidiary and CDB Broadcasting Corporation as of December 31, 1995 and 1996 and for each of the years in the two-year period ended December 31, 1996 have been included in this Prospectus in reliance upon the reports of Erwin & Company, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996 and for the year ended December 31, 1996 have been included in this Prospectus in reliance upon the report of Balukoff, Lindstrom & Co., P.A., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information concerning the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected, without charge, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of each such document may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file such materials electronically with the Commission.

     The Company intends to distribute to its stockholders annual reports containing audited financial statements and quarterly reports containing unaudited financial information for each of the first three quarters of its fiscal year.

                       GLOSSARY OF CERTAIN DEFINED TERMS

     Following is a list of certain defined terms with their respective definitions, as used in this Prospectus:

     "A/C" means an adult contemporary radio programming format.

     "AOR" means an album oriented rock radio programming format.

     "Broadcast cash flow" means operating income (loss) before depreciation, amortization and corporate expenses. Although broadcast cash flow is not a measure of performance calculated in accordance with GAAP, management believes that it is useful to an investor in evaluating the Company because it is a measure widely used in the broadcasting industry to evaluate a radio company's operating performance. However, broadcast cash flow should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

     "Broadcasting Certificate of Designation" means the certificate of designation governing the Broadcasting Exchangeable Preferred Stock.

     "Broadcasting Exchangeable Preferred Stock" means the outstanding shares of 13 1/4% Exchangeable Preferred Stock issued by Citadel Broadcasting.

     "Broadcasting Exchange Debentures" means Citadel Broadcasting's 13 1/4% Subordinated Exchange Debentures due 2009 which are issuable upon conversion of the Broadcasting Exchangeable Preferred Stock.

     "Broadcasting Exchange Indenture" means the indenture dated as of July 1, 1997 governing the Broadcasting Exchange Debentures among Citadel Broadcasting, Citadel License and The Bank of New York, as trustee.

     "Broadcasting Notes" means the outstanding $101.0 million aggregate principal amount of 10 1/4% Senior Subordinated Notes due 2004, issued by Citadel Broadcasting and guaranteed by Citadel License.

     "Broadcasting Notes Indenture" means the indenture dated as of July 1, 1997 governing the Broadcasting Notes among Citadel Broadcasting, Citadel License and The Bank of New York, as trustee.

     "Broadcasting Offerings" means the July 1997 sale by Citadel Broadcasting of the Broadcasting Notes and the Broadcasting Exchangeable Preferred Stock.

     "CHR" means a contemporary hit radio programming format.

     "Communications Act" means the Communications Act of 1934, as amended.

     "Completed Transactions" means collectively the Company's February 1997 acquisition of KENZ-FM in Salt Lake City, its April 1997 acquisition of KBER-FM in Salt Lake City, the Tele-Media Acquisition, the Company's July 1997 acquisition of KNHK-FM in Reno, its September 1997 acquisitions of KTHK-FM in Tri-Cities and WXEX-FM in Providence, its October 1997 acquisitions of KBEE-FM and KFNZ-AM in Salt Lake City, WLEV-FM in Allentown/Bethlehem and KARN-AM/FM, KIPR-FM, KOKY-FM, KKRN-FM, KRNN-AM and the right to construct KAFN-FM in Little Rock, its November 1997 acquisitions of WHKK-FM in Providence and KURB-FM, KLAL-FM, KVLO-FM and KLIH-AM in Little Rock, its January 1998 acquisition of WEMR-AM/FM in Wilkes-Barre/Scranton, its February 1998 acquisition of KQFC-FM, KKGL-FM and KBOI-AM in Boise, its March 1998 acquisition of WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton, the Recent 1998 Acquisitions and the Broadcasting Offerings.

     "DAB" means digital audio broadcasting.

     "DARs" means satellite digital audio radio services.

     "Deschutes" means Deschutes River Broadcasting, Inc., now merged with and into Citadel Broadcasting.

     "EBITDA" means operating income (loss) before depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, management believes that it is useful to an investor in evaluating the Company because it is a measure widely used in the broadcasting industry to evaluate a radio company's operating performance. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

     "Heritage" means a station or on-air show that is firmly established in its format and market and has been so for many years.

     "JSA" means a joint sales agreement or similar arrangement under which a radio station operator sells advertising on behalf of a radio station it does not own.

     "KRST Acquisition" means the acquisition by the Company of all the assets of radio station KRST-FM in Albuquerque, New Mexico on October 9, 1996.

     "Little Rock Acquisitions" means collectively the several transactions which resulted in the Company owning KARN-AM/FM, KKRN-FM, KIPR-FM, KOKY-FM, KLAL-FM, KURB-FM, KVLO-FM, KRNN-AM and KLIH-AM and the right to construct KAFN-FM in Little Rock, Arkansas.

     "LMA" means a local marketing agreement or similar arrangement under which a radio station operator sells advertising on behalf of, and provides programming to, a radio station it does not own.

     "MSA" means metropolitan statistical area.


     "Pending Dispositions" means collectively the agreements entered into by the Company to sell radio stations WQKK-FM and WGLU-FM in Johnstown, Pennsylvania; WRSC-AM, WQWK-FM, WBLF-AM and WIKN-FM in State College, Pennsylvania; WEST-AM in Allentown/Bethlehem, Pennsylvania; and WQCY-FM, WMOS-FM, WTAD-AM and WBRJ-FM in Quincy, Illinois.


     "Predecessor" means collectively Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership.

     "Recapitalization" means the series of transactions in which the Company will engage prior to the consummation of the Offering and which will result in the Company's outstanding capital stock consisting of the Common Stock and Convertible Preferred Stock.

     "Recent 1998 Acquisitions" means the April 1998 acquisitions by the Company of KIZN-FM and KZMG-FM in Boise, Idaho.

     "Telecommunications Act" means the Telecommunications Act of 1996.

     "Tele-Media" means Tele-Media Broadcasting Company.

     "Tele-Media Acquisition" means the July 1997 acquisition by the Company of Tele-Media Broadcasting Corporation.

     "Tele-Media Bonds" means certain corporate bonds and warrants of Tele-Media whose redemption was included in the purchase price for the July 1997 acquisition of Tele-Media by the Company.

     "Warrant Exercise" means the exercise by BankAmerica Investment Corporation of a warrant to acquire 414,303 shares of Common Stock.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                -----
CITADEL COMMUNICATIONS CORPORATION AND SUBSIDIARIES
Independent Auditors' Report................................      F-3
Consolidated Balance Sheets as of December 31, 1996 and 1997
  and March 31, 1998 (unaudited)............................      F-4
Consolidated Statements of Operations for the years ended
  December 31, 1995, 1996 and 1997 and the three months
  ended March 31, 1997 and 1998 (unaudited).................      F-5
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1995, 1996 and 1997 and the three
  months ended March 31, 1998 (unaudited)...................      F-6
Consolidated Statements of Cash Flows for the years ended
  December 31, 1995, 1996 and 1997 and the three months
  ended March 31, 1997 and 1998 (unaudited).................      F-7
Notes to Consolidated Financial Statements..................      F-9

DESCHUTES RIVER BROADCASTING, INC. AND SUBSIDIARIES
Independent Auditors' Report................................     F-31
Consolidated Balance Sheets as of December 31, 1995 and
  1996......................................................     F-32
Consolidated Statements of Operations for the years ended
  December 31, 1995 and 1996................................     F-33
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 1995 and 1996....................     F-34
Consolidated Statements of Cash Flows for the years ended
  December 31, 1995 and 1996................................     F-35
Notes to Consolidated Financial Statements..................     F-36

TELE-MEDIA BROADCASTING COMPANY AND ITS PARTNERSHIP
  INTERESTS
Independent Auditors' Report................................     F-44
Consolidated Balance Sheets as of December 31, 1995 and
  1996......................................................     F-45
Consolidated Statements of Operations for the years ended
  December 31, 1994, 1995 and 1996..........................     F-46
Consolidated Statements of Deficiency in Net Assets for the
  years ended December 31, 1994,
  1995 and 1996.............................................     F-47
Consolidated Statements of Cash Flows for the years ended
  December 31, 1994, 1995 and 1996..........................     F-48
Notes to Consolidated Financial Statements..................     F-49
Condensed Consolidated Balance Sheet as of June 30, 1997
  (unaudited)...............................................     F-56
Condensed Consolidated Statements of Operations and Changes
  in Deficit for the six months ended June 30, 1996 and 1997
  (unaudited)...............................................     F-57
Condensed Consolidated Statements of Cash Flows for the six
  months ended
  June 30, 1996 and 1997 (unaudited)........................     F-58
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................     F-59

SNIDER CORPORATION
Independent Auditors' Report................................     F-60
Balance Sheets as of December 31, 1995 and 1996.............     F-61
Statements of Income for the years ended December 31, 1995
  and 1996..................................................     F-62
Statements of Stockholders' Equity for the years ended
  December 31, 1995 and 1996................................     F-63
Statements of Cash Flows for the years ended December 31,
  1995 and 1996.............................................     F-64
Notes to Financial Statements...............................     F-65
Balance Sheet as of May 31, 1997 (unaudited)................     F-69
Statement of Income for the five months ended May 31, 1997
  (unaudited)...............................................     F-70
Statement of Stockholders' Equity for the five months ended
  May 31, 1997 (unaudited)..................................     F-71
Statement of Cash Flows for the five months ended May 31,
  1997 (unaudited)..........................................     F-72
Note to Financial Statements (unaudited)....................     F-73
Balance Sheet as of June 30, 1996 (unaudited)...............     F-74
Statement of Income for the six months ended June 30, 1996
  (unaudited)...............................................     F-75

                                                                PAGE
                                                                -----
Statement of Stockholders' Equity for the six months ended
  June 30, 1996 (unaudited).................................     F-76
Statement of Cash Flows for the six months ended June 30,
  1996 (unaudited)..........................................     F-77

SNIDER BROADCASTING CORPORATION AND SUBSIDIARY AND
  CDB BROADCASTING CORPORATION
Independent Auditors' Report................................     F-78
Combined Balance Sheets as of December 31, 1995 and 1996....     F-79
Combined Statements of Operations for the years ended
  December 31, 1995 and 1996................................     F-80
Combined Statements of Stockholders' Deficit for the years
  ended
  December 31, 1995 and 1996................................     F-81
Combined Statements of Cash Flows for the years ended
  December 31, 1995 and 1996................................     F-82
Notes to Combined Financial Statements......................     F-83
Combined Balance Sheet as of May 31, 1997 (unaudited).......     F-88
Combined Statement of Operations for the five months ended
  May 31, 1997 (unaudited)..................................     F-89
Combined Statement of Stockholders' Deficit for the five
  months ended May 31, 1997 (unaudited).....................     F-90
Combined Statement of Cash Flows for the five months ended
  May 31, 1997 (unaudited)..................................     F-91
Note to Combined Financial Statements (unaudited)...........     F-92
Combined Balance Sheet as of June 30, 1996 (unaudited)......     F-93
Combined Statement of Operations for the six months ended
  June 30, 1996 (unaudited).................................     F-94
Combined Statement of Stockholders' Deficit for the six
  months ended June 30, 1996 (unaudited)....................     F-95
Combined Statement of Cash Flows for the six months ended
  June 30, 1996 (unaudited).................................     F-96

MARANATHA BROADCASTING COMPANY, INC.'S RADIO BROADCASTING
  DIVISION
Independent Auditors' Report................................     F-97
Balance Sheet as of December 31, 1996 and September 15, 1997
  (unaudited)...............................................     F-98
Statement of Operations and Division Equity for the year
  ended December 31, 1996 and the eight and one-half-month
  period ended September 15, 1997 (unaudited)...............     F-99
Statement of Cash Flows for the year ended December 31, 1996 and the eight and one-half-month period ended September
  15, 1997 (unaudited)......................................    F-100
Notes to Financial Statements...............................    F-101

PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES
Independent Auditors' Report................................    F-104
Combined Balance Sheet as of December 31, 1996..............    F-105
Combined Statement of Operations for the year ended December
  31, 1996..................................................    F-106
Combined Statement of Changes in Owners' Equity for the year ended
  December 31, 1996.........................................    F-107
Combined Statement of Cash Flows for the year ended December
  31, 1996..................................................    F-108
Notes to Combined Financial Statements......................    F-109
Unaudited Combined Balance Sheets as of October 31, 1997....    F-116
Unaudited Combined Statements of Operations for the ten
  months ended October 31, 1997.............................    F-117
Unaudited Combined Statements of Changes in Owners' Equity
  for the ten months ended October 31, 1997.................    F-118
Unaudited Combined Statements of Cash Flows for the ten
  months ended October 31, 1997.............................    F-119
Notes to Unaudited Combined Financial Statements............    F-120

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Citadel Communications Corporation:

     We have audited the accompanying consolidated balance sheets of Citadel Communications Corporation and subsidiaries as of December 31, 1996 and 1997 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citadel Communications Corporation and subsidiaries as of December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP

March 26, 1998, except as to note 25

which is as of June 18, 1998

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                       ----------------------------     MARCH 31,
                                                           1996            1997            1998
                                                       ------------    ------------    ------------
                                                                                       (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents..........................  $  1,588,366    $  7,684,991    $  2,792,033
  Cash held in escrow................................            --         718,561              --
  Accounts receivable, less allowance for doubtful
    accounts of $621,054 in 1996, $808,942 in 1997
    and $1,001,643 in 1998...........................    12,199,973      25,744,137      24,317,915
  Notes receivable from related parties..............       118,646         246,455         269,608
  Prepaid expenses...................................       595,755       1,532,227       2,271,302
                                                       ------------    ------------    ------------
    Total current assets.............................    14,502,740      35,926,371      29,650,858
Property and equipment, net..........................    15,208,569      35,242,284      37,103,472
Note receivable......................................    18,251,402              --              --
Intangible assets, net...............................    51,801,835     268,689,516     286,005,832
Deposits for pending acquisitions....................       300,000         650,000              --
Other assets.........................................     2,250,778       3,664,123       3,633,078
                                                       ------------    ------------    ------------
                                                       $102,315,324    $344,172,294    $356,393,240
                                                       ============    ============    ============

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................  $  1,286,019    $  4,001,194    $  2,185,289
  Accrued liabilities................................     2,659,132       9,060,129       8,215,588
  Current maturities of notes payable................     2,500,000              --              --
  Notes payable to shareholder.......................    11,817,000              --              --
  Current maturities of other long-term
    obligations......................................       435,791         271,352         304,009
                                                       ------------    ------------    ------------
    Total current liabilities........................    18,697,942      13,332,675      10,704,886
Notes payable, less current maturities...............    75,084,060      90,084,059     107,084,059
Senior subordinated notes payable....................            --      98,331,117      98,373,254
Other long-term obligations, less current
  maturities.........................................       877,600       1,012,649         894,629
Deferred tax liability...............................     1,585,333      23,270,338      26,283,501
Exchangeable preferred stock.........................            --     102,009,531     105,581,675
Commitments and contingencies
Shareholders' equity:
  Convertible preferred stock........................        11,798          14,788          14,788
  Class A common stock, $.001 par value; issued and
    outstanding 2,880,000 shares in 1996, 2,931,383
    in 1997 and 2,955,678 shares in 1998.............         2,880           2,931           2,956
  Class B common stock, $.001 par value; issued and
    outstanding 56,493 shares in 1996, 1997 and
    1998.............................................            56              56              56
  Class C common stock, $.001 par value; issued and
    outstanding 223,464 shares in 1996, 1997 and
    1998.............................................           223             223             223
  Additional paid-in capital.........................    29,521,881      44,865,129      41,319,293
  Accumulated deficit................................   (23,466,449)    (28,751,202)    (33,866,080)
                                                       ------------    ------------    ------------
    Total shareholders' equity.......................     6,070,389      16,131,925       7,471,236
                                                       ------------    ------------    ------------
                                                       $102,315,324    $344,172,294    $356,393,240
                                                       ============    ============    ============

          See accompanying notes to consolidated financial statements.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                THREE MONTHS ENDED
                                         YEARS ENDED DECEMBER 31,                    MARCH 31,
                                 ----------------------------------------    -------------------------
                                    1995          1996           1997           1997          1998
                                    ----          ----           ----           ----          ----
                                                                                    (UNAUDITED)
Gross broadcasting revenue.....  $38,047,879   $50,824,384   $ 99,469,550    $16,071,222   $31,070,596
  Less agency commissions......    3,936,169     5,411,578      9,666,280      1,565,626     2,931,392
                                 -----------   -----------   ------------    -----------   -----------
    Net broadcasting revenue...   34,111,710    45,412,806     89,803,270     14,505,596    28,139,204
                                 -----------   -----------   ------------    -----------   -----------
Operating expenses:
  Station operating expenses...   26,832,123    33,232,485     65,245,095     11,276,722    21,897,467
  Depreciation and
    amortization...............    4,920,730     5,188,419     14,661,092      2,528,636     5,946,338
  Corporate general and
    administrative.............    2,273,744     3,247,579      3,530,067        750,446     1,117,733
                                 -----------   -----------   ------------    -----------   -----------
    Operating expenses.........   34,026,597    41,668,483     83,436,254     14,555,804    28,961,538
                                 -----------   -----------   ------------    -----------   -----------
Operating income (loss)........       85,113     3,744,323      6,367,016        (50,208)     (822,334)
                                 -----------   -----------   ------------    -----------   -----------
Nonoperating expenses (income):
  Interest expense.............    5,241,760     6,155,472     12,872,515      2,176,703     4,759,308
  Interest income..............      (70,503)     (407,581)      (439,229)       (40,282)      (32,909)
  Loss (gain) on sale of
    property and equipment.....     (707,286)        1,749             --             --            --
  Other (income) expense,
    net........................       (3,221)       (8,123)       (11,944)        29,333        (4,449)
                                 -----------   -----------   ------------    -----------   -----------
    Nonoperating expenses,
       net.....................    4,460,750     5,741,517     12,421,342      2,165,754     4,721,950
                                 -----------   -----------   ------------    -----------   -----------
Loss before income taxes and
  extraordinary item...........   (4,375,637)   (1,997,194)    (6,054,326)    (2,215,962)   (5,544,284)
Deferred income tax
  (benefit)....................           --            --       (769,573)       (35,056)     (429,406)
                                 -----------   -----------   ------------    -----------   -----------
Loss before extraordinary
  item.........................   (4,375,637)   (1,997,194)    (5,284,753)    (2,180,906)   (5,114,878)
Extraordinary loss on
  extinguishment of debt.......           --    (1,769,000)            --             --            --
                                 -----------   -----------   ------------    -----------   -----------
Net loss.......................   (4,375,637)   (3,766,194)    (5,284,753)    (2,180,906)   (5,114,878)
Dividend requirement for
  exchangeable preferred
  stock........................           --            --      6,632,939             --     3,572,347
                                 -----------   -----------   ------------    -----------   -----------
Net loss applicable to common
  shares.......................  $(4,375,637)  $(3,766,194)  $(11,917,692)   $(2,180,906)  $(8,687,225)
                                 ===========   ===========   ============    ===========   ===========
Basic and diluted net loss per
  common share.................  $     (1.35)  $     (1.18)  $      (3.72)   $     (0.68)  $     (2.70)
                                 ===========   ===========   ============    ===========   ===========
Weighted average common shares
  outstanding..................    3,234,996     3,196,551      3,199,467      3,193,581     3,219,774
                                 ===========   ===========   ============    ===========   ===========

          See accompanying notes to consolidated financial statements.

              CITADEL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                  CONVERTIBLE PREFERRED STOCK
                                  ------------------------------------------------------------   CLASS A   CLASS B   CLASS C
                                  SERIES   SERIES   SERIES   SERIES   SERIES   SERIES   SERIES   COMMON    COMMON    COMMON
                                    A        B        C        D        E        F        G       STOCK     STOCK     STOCK
                                    -        -        -        -        -        -        -       -----     -----     -----
Balances, December 31, 1994.....  $2,916    $42     $  828   $2,064   $   --    $ --    $   --   $2,880     $222      $132
Series B and D preferred stock
  dividend......................      --     --         --       --       --      --        --       --       --        --
Net loss........................      --     --         --       --       --      --        --       --       --        --
                                  ------    ---     ------   ------   ------    ----    ------   ------     ----      ----
Balances, December 31, 1995.....   2,916     42        828    2,064       --      --        --    2,880      222       132
Series B and D preferred stock
  dividend......................      --     --         --       --       --      --        --       --       --        --
Forgiveness of receivable from
  shareholder...................      --     --         --       --       --      --        --       --       --        --
Issuance of Series C preferred
  stock, 4,968,057 shares.......      --     --      4,968       --       --      --        --       --       --        --
Preferred stock redemption......  (1,308)    --       (828)  (2,064)      --      --        --       --       --        --
Class C common stock
  redemption....................      --     --         --       --       --      --        --       --       --       (75)
Issuance of Series D preferred
  stock, 4,538,502 shares, net
  of $520,649 issuance costs....      --     --         --    4,539       --      --        --       --       --        --
Conversion of Class B common
  stock and reclassification....     631     10         --       --       --      --        --       --     (166)      166
Redemption of warrants..........      --     --         --       --       --      --        --       --       --        --
Net loss........................      --     --         --       --       --      --        --       --       --        --
                                  ------    ---     ------   ------   ------    ----    ------   ------     ----      ----
Balances, December 31, 1996.....   2,239     52      4,968    4,539       --      --        --    2,880       56       223
Issuance of Series E preferred
  stock, 1,448,187 shares.......      --     --         --       --    1,448      --        --       --       --        --
Issuance of Series F preferred
  stock, 459,793 shares.........      --     --         --       --       --     460        --       --       --        --
Issuance of Series G preferred
  stock, 1,081,908 shares.......      --     --         --       --       --      --     1,082       --       --        --
Issuance of Class A common
  stock, 33,624 shares..........      --     --         --       --       --      --        --       33       --        --
Conversion of Series D preferred
  stock, 17,757 shares..........      --     --      1,424   (1,424)      --      --        --       --       --        --
Exercise of stock options.......      --     --         --       --       --      --        --       18       --        --
Exchangeable preferred stock
  dividend......................      --     --         --       --       --      --        --       --       --        --
Net loss........................      --     --         --       --       --      --        --       --       --        --
                                  ------    ---     ------   ------   ------    ----    ------   ------     ----      ----
Balances, December 31, 1997.....   2,239     52      6,392    3,115    1,448     460     1,082    2,931       56       223
Exercise of stock options
  (unaudited)...................      --     --         --       --       --      --        --       25       --        --
Additional issuance of costs of
  exchangeable preferred
  stock.........................      --     --         --       --       --      --        --       --       --        --
Exchangeable preferred stock
  dividend (unaudited)..........      --     --         --       --       --      --        --       --       --        --
Net loss (unaudited)............      --     --         --       --       --      --        --       --       --        --
                                  ------    ---     ------   ------   ------    ----    ------   ------     ----      ----
Balances, March 31, 1998
  (unaudited)...................  $2,239    $52     $6,392   $3,115   $1,448    $460    $1,082   $2,956     $ 56      $223
                                  ======    ===     ======   ======   ======    ====    ======   ======     ====      ====

                                                                   TOTAL
                                  ADDITIONAL                   SHAREHOLDERS'
                                    PAID-IN     ACCUMULATED       EQUITY
                                    CAPITAL       DEFICIT        (DEFICIT)
                                    -------       -------        ---------
Balances, December 31, 1994.....  $10,457,053   $(15,156,614)  $ (4,690,477)
Series B and D preferred stock
  dividend......................           --       (111,340)      (111,340)
Net loss........................           --     (4,375,637)    (4,375,637)
                                  -----------   ------------   ------------
Balances, December 31, 1995.....   10,457,053    (19,643,591)    (9,177,454)
Series B and D preferred stock
  dividend......................           --        (56,664)       (56,664)
Forgiveness of receivable from
  shareholder...................     (408,637)            --       (408,637)
Issuance of Series C preferred
  stock, 4,968,057 shares.......   25,838,606             --     25,843,574
Preferred stock redemption......  (26,197,776)            --    (26,201,976)
Class C common stock
  redemption....................     (390,714)            --       (390,789)
Issuance of Series D preferred
  stock, 4,538,502 shares, net
  of $520,649 issuance costs....   23,086,725             --     23,091,264
Conversion of Class B common
  stock and reclassification....         (641)            --             --
Redemption of warrants..........   (2,862,735)            --     (2,862,735)
Net loss........................           --     (3,766,194)    (3,766,194)
                                  -----------   ------------   ------------
Balances, December 31, 1996.....   29,521,881    (23,466,449)     6,070,389
Issuance of Series E preferred
  stock, 1,448,187 shares.......    7,532,851             --      7,534,300
Issuance of Series F preferred
  stock, 459,793 shares.........    4,249,541             --      4,250,000
Issuance of Series G preferred
  stock, 1,081,908 shares.......    9,998,918             --     10,000,000
Issuance of Class A common
  stock, 33,624 shares..........      174,887             --        174,920
Conversion of Series D preferred
  stock, 17,757 shares..........           --             --             --
Exercise of stock options.......       19,990             --         20,008
Exchangeable preferred stock
  dividend......................   (6,632,939)            --     (6,632,939)
Net loss........................           --     (5,284,753)    (5,284,753)
                                  -----------   ------------   ------------
Balances, December 31, 1997.....   44,865,129    (28,751,202)    16,131,925
Exercise of stock options
  (unaudited)...................       40,631             --         40,656
Additional issuance of costs of
  exchangeable preferred
  stock.........................      (14,120)            --        (14,120)
Exchangeable preferred stock
  dividend (unaudited)..........   (3,572,347)            --     (3,572,347)
Net loss (unaudited)............           --     (5,114,878)    (5,114,878)
                                  -----------   ------------   ------------
Balances, March 31, 1998
  (unaudited)...................  $41,319,293   $(33,866,080)  $  7,471,236
                                  ===========   ============   ============

          See accompanying notes to consolidated financial statements.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    THREE MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,                     MARCH 31,
                                   ------------------------------------------   ---------------------------
                                      1995           1996           1997            1997           1998
                                      ----           ----           ----            ----           ----
                                                                                        (UNAUDITED)
Cash flows from operating
  activities:
  Net loss.......................  $(4,375,637)  $ (3,766,194)  $  (5,284,753)  $ (2,180,906)  $ (5,114,878)
  Adjustments to reconcile net
    loss to net cash provided by
    (used in) operating
    activities:
    Extraordinary loss...........           --      1,769,000              --             --             --
    Depreciation and
      amortization...............    4,920,730      5,188,419      14,661,092      2,528,636      5,946,338
    Deferred tax benefit.........           --             --        (769,573)       (35,056)      (429,406)
    Amortization of debt issuance
      costs and debt discounts...      131,752        370,652         441,334         10,740         96,088
    Bad debt expense.............      484,702        421,378       1,016,375        157,244        258,305
    Loss/(gain) on sale of
      property and equipment.....     (707,286)         1,749              --             --             --
Changes in assets and
  liabilities, net of
  acquisitions:
    (Increase) decrease in
      accounts receivable and
      notes receivable from
      related parties............   (1,069,681)    (5,257,849)    (10,214,907)       614,427      1,144,764
    (Increase) decrease in
      prepaid expenses...........       55,531       (175,058)       (230,070)       (35,298)      (735,823)
    (Increase) decrease in other
      assets.....................       75,432         47,410        (630,765)      (113,254)       664,325
    Increase (decrease) in
      accounts payable...........      651,247         94,017         707,945        168,039     (1,815,905)
    Increase (decrease) in
      accrued liabilities........     (600,847)       272,615       5,323,678       (253,860)      (992,541)
                                   -----------   ------------   -------------   ------------   ------------
      Net cash provided by (used
         in) operating
         activities..............     (434,057)    (1,033,861)      5,020,356        860,712       (978,733)
                                   -----------   ------------   -------------   ------------   ------------
Cash flows from investing
  activities:
  Capital expenditures...........   (1,690,950)    (2,040,946)     (2,070,223)      (800,328)      (185,616)
  Capitalized acquisition
    costs........................      (33,480)    (1,144,699)     (2,928,956)      (306,731)      (857,920)
  Cash paid to acquire
    stations.....................           --    (57,056,438)   (205,973,171)   (12,000,451)   (20,431,101)
  Deposits for pending
    acquisitions.................     (150,000)      (930,000)       (650,000)      (500,000)       650,000
  Proceeds from sales of property
    and equipment................    6,684,479          1,115              --             --             --
                                   -----------   ------------   -------------   ------------   ------------
      Net cash provided by (used
         in) investing
         activities..............  $ 4,810,049   $(61,170,968)  $(211,622,350)  $(13,607,510)  $(20,824,637)
                                   -----------   ------------   -------------   ------------   ------------

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                                                                                    THREE MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,                     MARCH 31,
                                   ------------------------------------------   ---------------------------
                                      1995           1996           1997            1997           1998
                                      ----           ----           ----            ----           ----
                                                                                        (UNAUDITED)
Cash flows from financing
  activities:
  Principal payments on notes
    payable......................  $(6,866,198)  $(50,970,385)  $ (51,817,000)  $         --   $         --
  Proceeds from notes payable....    2,400,000     98,061,059      52,499,999      6,000,000     17,000,000
  Proceeds from senior
    subordinated notes payable...           --             --      97,250,000             --             --
  Proceeds from issuance of
    exchangeable preferred
    stock........................           --             --      95,376,592             --             --
  Payment of debt issuance
    costs........................      (30,000)    (2,283,124)     (1,855,123)            --        (75,448)
  Principal payments on other
    long-term obligations........     (412,066)      (776,107)       (735,077)      (328,862)       (54,796)
  Prepayment premium.............           --       (420,000)             --             --             --
  Redemption of stock............           --    (26,592,765)             --             --             --
  Cost of equity issuance........           --       (520,649)             --             --             --
  Redemption of warrants.........           --     (2,862,735)             --             --             --
  Exercise of stock options......           --             --          20,008             --         40,656
  Proceeds from issuance of
    stock........................           --     49,455,487      21,959,220      7,534,300             --
  Payment of dividends...........           --       (302,861)             --             --             --
                                   -----------   ------------   -------------   ------------   ------------
    Net cash provided by (used
      in) financing activities...   (4,908,264)    62,787,920     212,698,619     13,205,438     16,910,412
                                   -----------   ------------   -------------   ------------   ------------
Net increase (decrease) in cash
  and cash equivalents...........     (532,272)       583,091       6,096,625        458,640     (4,892,958)
Cash and cash equivalents,
  beginning of period............    1,537,547      1,005,275       1,588,366      1,588,366      7,684,991
                                   -----------   ------------   -------------   ------------   ------------
Cash and cash equivalents, end of
  period.........................  $ 1,005,275   $  1,588,366   $   7,684,991   $  2,047,006   $  2,792,033
                                   ===========   ============   =============   ============   ============

          See accompanying notes to consolidated financial statements.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     Citadel Communications Corporation was formed August 21, 1991 as a Nevada corporation and is a holding company which wholly owns Citadel Broadcasting Company. Citadel License, Inc. is a wholly owned subsidiary of Citadel Broadcasting Company. The subsidiaries own and operate radio stations and hold Federal Communications Commission ("FCC") licenses in Arkansas, California, Colorado, Idaho, Illinois, Montana, Nevada, New Mexico, Oregon, Pennsylvania, Rhode Island, Utah and Washington.

  Principles of Consolidation and Presentation

     The accompanying consolidated financial statements include Citadel Communications Corporation and its wholly-owned subsidiary ("Company"). The assets, liabilities and operating information for Citadel Broadcasting Company are identical to the Company's. All significant intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

  Derivative Financial Instruments

     The Company uses an interest rate swap agreement to hedge the effects of fluctuations in interest rates. Amounts receivable or payable under the interest rate swap agreement are recognized as interest expense or income.

  Property and Equipment

     Assets acquired in business combinations accounted for using the purchase method of accounting are recorded at their estimated fair value upon acquisition as determined by management or by independent appraisal. Property and equipment additions are recorded at cost. Depreciation of property and equipment is determined using the straight-line method over the estimated useful lives of the related assets.

  Intangible Assets

     Intangible assets with determinable lives have been allocated among various categories of customer-based or market-based intangibles at their estimated fair value upon acquisition as determined by management or by independent appraisal. Goodwill represents the excess of cost over the fair value of tangible assets and intangible assets with determinable lives. Amortization is provided on the straight-line method over the estimated useful lives of the related assets (see note 5). The Company's policy is to write-off intangible assets once they have become fully amortized. The useful lives and recoverability of intangible assets are evaluated at

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

least annually. This evaluation encompasses the undiscounted historical broadcast cash flow of each station and existing broadcast cash flow multiples for sales of similar radio properties to estimate the potential selling price for the station and, therefore, recoverability of the assets.

  Barter Transactions

     Barter contracts are agreements entered into under which the Company provides commercial air time in exchange for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services received. Revenue is recorded and the liability is relieved when commercials are broadcast and expense is recorded and the asset is relieved when goods or services are used.

  Income Taxes

     The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Revenue Recognition

     Revenue is recognized as commercials are broadcast.

  Local Marketing Agreements

     Fees earned or incurred pursuant to various local marketing agreements ("LMA") are recognized as gross broadcasting revenue or station operating expenses, respectively, in the period that the services performed or received occur. The Company's consolidated financial statements include broadcasting revenues and station operating expenses of stations marketed under LMA's.

  Joint Sales Agreements

     Fees earned or incurred pursuant to various joint sales agreements ("JSA") are recognized pursuant to the terms in the various agreements under one of two methods: (a) the JSA fee is recognized as a reduction to sales expense (included in station operating expenses in the Company's consolidated statement of operations), or (b) the Company is allocated a percentage of the JSA stations' net revenue and operating expenses and these amounts are recognized as broadcasting revenue and station operating expenses, respectively, in the period earned or incurred.

  Business and Credit Concentrations

     In the opinion of management, credit risk with respect to receivables is limited due to the large number of customers and the geographic diversification of the Company's customer base. The Company performs credit evaluations of its customers and believes that adequate allowances for any uncollectible receivables are maintained. At December 31, 1996 and 1997 and March 31, 1998, no receivable from any customer exceeded

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

five percent of net shareholders' equity nor did any customer's account exceed more than ten percent of net broadcasting revenue for any of the periods presented.

  Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ", ("SFAS No. 121") which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 in the first quarter of the fiscal year ended December 31, 1996 and this adoption did not have a material impact on the consolidated financial statements.

  Income (Loss) Per Share of Common Stock

     In February 1997, the FASB issued SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). This statement establishes standards for computing and presenting earnings per share ("EPS"), and supersedes Accounting Principles Board ("APB") Opinion No. 15. The Statement replaces primary EPS with basic EPS and requires dual presentation of basic and diluted EPS. All prior period EPS data has been restated to conform to SFAS No. 128 and gives effect to the three-to-one capital stock conversion effected by the recapitalization (note 25). The basic and diluted per share effect of the extraordinary loss on extinguishment of debt in 1996 was $(0.55), after giving effect to the three-to-one conversion effected by the recapitalization.

  Stock Option Plan

     Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", ("SFAS No. 123") which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

  Recent Accounting Pronouncements

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," to establish standards for reporting and display of comprehensive income (all changes in equity during a period except those resulting from investments by and distributions to owners) and its components in financial statements. This new standard, which was effective for the Company for the quarter ending March 31, 1998, does not have an impact on the Company's consolidated financial statements since the Company does not have any components of comprehensive income other than net income (loss).

     In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," to establish standards for reporting information about operating segments in annual

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

financial statements, selected information about operating segments in interim financial reports and disclosures about products and services, geographic areas and major customers. This new standard, which will be effective for the Company for the calendar year ending December 31, 1998, will not have an impact on the Company's consolidated financial statements based on the current structure and operations of the Company.

  Reclassifications

     Certain 1995 and 1996 balances have been reclassified to conform to the 1997 presentation.

(2) ACQUISITIONS AND DISPOSITIONS

  1995 Dispositions

     On February 15, 1995, the Company sold the assets of KBOZ-AM, KBOZ-FM and KATH-FM, and KCTR-FM, KBUL-AM, and KKBR-FM in Bozeman and Billings, Montana, respectively, for $5,400,000. A gain of approximately $800,000 was recognized on the sale.

  1996 Acquisitions

     During 1996, the Company acquired the assets of five FM and one AM radio stations from various parties as follows:

                                                                          PURCHASE
     ACQUISITION DATE            STATION            MARKET SERVED           PRICE
---------------------------  ---------------    ---------------------    -----------
June 28, 1996..............  KHFM-FM/KHFN-AM    Albuquerque, NM          $ 5,500,000
June 28, 1996..............  KTBL-FM            Albuquerque, NM            5,000,000
June 28, 1996..............  KDJK-FM            Modesto, CA                5,010,000
October 1, 1996............  KKLI-FM            Colorado Springs, CO       3,450,000
October 9, 1996............  KRST-FM            Albuquerque, NM           20,000,000

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to current assets as well as noncurrent tangible and intangible assets based on their fair values as determined by management or by independent appraisal. The acquisitions were funded with proceeds from the senior credit facility and a securities purchase and exchange agreement. The purchase price, including acquisition costs of $782,881, was allocated as follows:

Property and equipment......................................  $ 2,446,594
Intangible assets...........................................   37,135,955
Accounts receivable.........................................      160,332
                                                              -----------
                                                              $39,742,881
                                                              ===========

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

1997 Acquisitions

     During 1997, the Company acquired the assets of 44 FM and 17 AM radio stations from various parties as follows:

                                                                            PURCHASE
      ACQUISITION DATE            STATION            MARKET SERVED           PRICE
----------------------------  ---------------    ---------------------    ------------
January 1, 1997.............  KCTR-FM/KBUL-AM/   Billings, MT             $ 26,008,357
                              KKBR-FM/KBBB-FM/
                              KMHK-FM/
                              KUGN-AM/KKTT-FM/   Eugene, OR
                              KEHK-FM
                              KAKT-FM/KBOY-FM/   Medford, OR
                              KCMX-AM/KCMX-FM/
                              KTMT-AM/KTMT-FM
                              KEYW-FM/KFLD-AM/   Tri-Cities, WA
                              KORD-FM/KXRX-FM
February 14, 1997...........  KENZ-FM            Salt Lake City, UT          5,590,119
April 10, 1997..............  KBER-FM            Salt Lake City, UT          7,760,000
July 3, 1997................  WPRO-AM/WPRO-FM/   Providence, RI            115,795,216
                              WSKO-AM/WWLI-FM
                              WQCY-FM/WMOS-FM/   Quincy, IL
                              WTAD-AM/WBRJ-FM
                              WQWK-FM/WIKN-FM/   State College, PA
                              WRSC-AM/WBLF-AM
                              WGLU-FM/WQKK-FM    Johnstown, PA
                              WRKZ-FM            Harrisburg, PA
                              WQXA-AM/WQXA-FM    York, PA
                              WCTO-FM/WEST-AM    Allentown, PA
                              WMGS-FM/WARM-      Wilkes-Barre, PA
                              AM/
                              WZMT-FM/WAZL-AM
July 17, 1997...............  KNHK-FM            Reno, NV                    1,300,000
September 25, 1997..........  KTHK-FM            Tri-Cities, WA                600,500
September 29, 1997..........  WXEX-FM,           Providence, RI              4,250,000
                              Edgenet
October 15, 1997............  KARN-AM/KARN-FM/   Little Rock, AR             9,000,000
                              KKRN-FM/KRNN-AM/
                              KAFN-FM
October 15, 1997............  KIPR-FM            Little Rock, AR             5,544,506
October 15, 1997............  Land and           Little Rock, AR             3,001,537
                              Buildings
October 15, 1997............  KOKY-FM            Little Rock, AR             7,354,860
October 21, 1997............  WLEV-FM            Allentown, PA              23,000,000

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

                                                                            PURCHASE
      ACQUISITION DATE            STATION            MARKET SERVED           PRICE
----------------------------  ---------------    ---------------------    ------------
October 24, 1997............  KBEE-FM/KFNZ-AM    Salt Lake City, UT          2,867,092
November 4, 1997............  KLAL-FM            Little Rock, AR             1,500,000
November 4, 1997............  KURB-FM/KVLO-FM/   Little Rock, AR            12,000,000
                              KLIH-FM
November 18, 1997...........  WHKK-FM            Providence, RI              3,999,310

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to current assets as well as noncurrent tangible and intangible assets based on their fair values as determined by management or by independent appraisal. The acquisitions were funded with proceeds from the senior credit facility and a securities purchase and exchange agreement. The purchase price, including acquisition costs of $2,928,956, was allocated as follows:

Cash........................................................  $    877,693
Accounts receivable.........................................     4,473,441
Prepaid expenses............................................       706,402
Property and equipment......................................    21,203,071
Intangible assets...........................................   208,964,226
Other assets................................................        10,100
Accounts payable and accrued liabilities....................    (3,084,549)
Current maturities of other long-term obligations...........      (649,931)
                                                              ------------
                                                              $232,500,453
                                                              ============

  1998 Acquisitions (unaudited)

     During the three months ended March 31, 1998, the Company acquired the assets of five FM and three AM radio stations from various parties as follows:

                                                                            PURCHASE
      ACQUISITION DATE             STATION            MARKET SERVED           PRICE
-----------------------------  ---------------    ---------------------    -----------
January 2, 1998..............  WEMR-FM/WEMR-AM    Wilkes-Barre/            $   815,000
                                                  Scranton, PA
February 12, 1998............  KQFC-FM/KKGL-FM/   Boise, ID                $14,414,101
                               KBOI-AM
March 26, 1998...............  WCTP-FM/WCTD-FM/   Wilkes-Barre/            $ 6,000,000
                               WCDL-AM            Scranton, PA

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to current assets as well as noncurrent tangible and intangible assets based on their fair values as determined by management or by independent appraisal. The acquisitions were funded with

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

proceeds from the senior credit facility. The purchase price, including acquisition costs of $857,920 was allocated as follows:

Property and equipment......................................  $ 2,799,000
Intangible assets...........................................   19,432,769
Prepaid expenses............................................        3,252
Accrued liabilities.........................................     (148,000)
                                                              -----------
                                                              $22,087,021
                                                              ===========

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

  Pro Forma

     The following summary, prepared on a pro forma basis, presents the results of operations as if all the above noted radio stations had been acquired as of January 1, 1996, after including the impact of the amortization of intangible assets, depreciation of property and equipment and increased interest expense on the acquisition debt since the date of acquisition.

                                                            UNAUDITED
                                           --------------------------------------------
                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED
                                           DECEMBER 31,    DECEMBER 31,     MARCH 31,
                                               1996            1997            1998
                                           ------------    ------------    ------------
Net broadcasting revenue.................  $106,683,000    $117,976,000    $28,139,000
Operating income (loss)..................     2,212,000       6,647,000       (856,000)
Net loss.................................   (17,365,000)    (12,565,000)    (5,314,000)

     The pro forma results are not necessarily indicative of what actually would have occurred if the radio stations had been owned for the entire periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

  Pending Dispositions

     On September 29, 1997, the Company entered into an asset purchase agreement to sell substantially all of the assets of radio stations WQKK-FM and WGLU-FM in Johnstown, Pennsylvania and radio stations WRSC-AM, WQWK-FM, WBLF-AM and WIKN-FM in State College, Pennsylvania. The net book value of the assets of these radio stations is $5,066,000 as of December 31, 1997. The disposition is pending approval by the Federal Communications Commission.

(3) NOTE RECEIVABLE

     During 1996 the Company made various advances to Deschutes River Broadcasting, Inc. ("DRB"), a non-related party, to allow DRB to acquire various radio stations and pay off existing debt, in conjunction with the proposed acquisition of DRB by the Company. These advances were funded in part through borrowings the Company made on the Senior Credit Facility. As of December 31, 1996, $18,251,402 was due under these advances.

     During 1997, the Company acquired DRB in a stock-based acquisition. These advances became the cash portion of the purchase price of DRB, resulting in the elimination of the note receivable in 1997.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

(4) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                          DECEMBER 31,                         ESTIMATED
                                    -------------------------    MARCH 31,       USEFUL
                                       1996          1997           1998          LIFE
                                    -----------   -----------   ------------   ----------
                                                                (UNAUDITED)
Land..............................  $   569,638   $ 3,269,025   $  4,069,796       --
Buildings and improvements........    1,216,287     5,726,701      6,882,885   5-30 years
Transmitters, towers and
  equipment.......................   15,509,084    29,053,049     29,786,580   5-15 years
Office furniture and equipment....    3,268,426     5,615,833      5,849,411    3-5 years
Construction in progress..........      578,289       736,620        778,665       --
                                    -----------   -----------   ------------
                                     21,141,724    44,401,228     47,367,337
Less accumulated depreciation and
  amortization....................   (5,933,155)   (9,158,944)   (10,263,865)
                                    -----------   -----------   ------------
                                    $15,208,569   $35,242,284   $ 37,103,472
                                    ===========   ===========   ============

(5) INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                             DECEMBER 31,                             ESTIMATED
                                      ---------------------------    MARCH 31,          USEFUL
                                          1996           1997           1998             LIFE
                                      ------------   ------------   ------------   ----------------
                                                                    (UNAUDITED)
Goodwill............................  $ 28,925,936   $119,226,136   $130,222,287           15 years
Broadcast licenses..................    26,262,983    162,626,295    173,769,370           15 years
Noncompetition agreements...........     5,168,854      1,858,593      1,858,593          3-5 years
Local marketing agreements..........     1,909,998             --             --            5 years
Presold commercials.................       496,380             --             --   less than 1 year
Premium lease space.................       161,787        161,787        161,787         1-13 years
On-air talent contracts.............     1,383,323             --             --          1-3 years
Subcarrier antenna income...........       219,162        100,878        100,878          1-4 years
Programming contracts...............       503,000          3,000          3,000            3 years
                                      ------------   ------------   ------------
                                        65,031,423    283,976,689    306,115,915
Less accumulated amortization.......   (13,229,588)   (15,287,173)   (20,110,083)
                                      ------------   ------------   ------------
                                      $ 51,801,835   $268,689,516   $286,005,832
                                      ============   ============   ============

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

(6) ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                      DECEMBER 31,
                                                ------------------------     MARCH 31,
                                                   1996          1997          1998
                                                ----------    ----------    -----------
                                                                            (UNAUDITED)
Interest......................................  $  368,838    $5,118,735    $2,588,128
Music license fees............................     245,715       209,734       261,690
Compensation and commissions..................   1,237,392     2,082,492     3,002,019
Other.........................................     807,187     1,649,168     2,363,751
                                                ----------    ----------    ----------
                                                $2,659,132    $9,060,129    $8,215,588
                                                ==========    ==========    ==========

(7) NOTES PAYABLE

     Notes payable consist of the following:

                                                     DECEMBER 31,
                                               -------------------------    MARCH 31,
                                                  1996          1997           1998
                                               -----------   -----------   ------------
                                                                           (UNAUDITED)
Note payable to financial institution (Senior
  Credit Facility), interest payable at the
  LIBOR rate (5.78% at December 31, 1996 and
  5.72% at December 31, 1997) plus 2.75%,
  principal due only when required by the
  loan agreement in quarterly amounts through
  September 30, 2003, at which time all
  outstanding amounts are due in full,
  subject to optional prepayments............  $77,584,060   $90,084,059   $107,084,059
Less current maturities......................    2,500,000            --             --
                                               -----------   -----------   ------------
Long-term portion............................  $75,084,060   $90,084,059   $107,084,059
                                               ===========   ===========   ============

     On July 3, 1997, the Company entered into a revised financing agreement (the "Senior Credit Facility") which allows for revolving loan borrowings up to a maximum of $150,000,000. Per the agreement, this amount is subject to reduction starting December 31, 1997 and continuing quarterly thereafter. The maximum available loan commitment at December 31, 1997 and March 31, 1998 is $147,500,000 and $145,000,000, respectively. The Company must pay, on a quarterly basis, an unused commitment fee equal to the maximum revolving loan commitment less the average of the outstanding principal balance for the preceding quarter, multiplied by .125% or if the total leverage ratio (as defined in the agreement) calculated as of the last day of the preceding quarter was less than 4.5, the commitment fee is .09375%. Commitment fees paid in 1996 and 1997 were $74,931 and $380,295, respectively, and $81,250 and $64,173 for the three months ended March 31, 1997 and 1998, respectively. The agreement requires that the Company enter into an interest rate swap agreement for a period of at least two years. See note 24 for information on the interest rate swap agreement. Principal payments are not scheduled to commence until the outstanding principal balance exceeds the maximum loan commitment adjusted by quarterly mandatory commitment reductions (as defined in the agreement).

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

     The Senior Credit Facility is secured by a pledge of property and equipment and the common stock of the Company's wholly-owned subsidiaries, which own substantially all of the assets of the Company. Various debt covenants place restrictions on, among other things, indebtedness, acquisitions, dividends, capital expenditures, leverage calculations, and the sale or transfer of assets. At December 31, 1997 and March 31, 1998, the Company was in compliance with all debt covenant provisions.

     The required aggregate principal payments, excluding the consideration of any payments required based upon annual excess cash flow (as defined), as of December 31, 1997 and March 31, 1998 are as follows:

                                               DECEMBER 31, 1997    MARCH 31, 1998
                                               ------------------   ---------------
2000.........................................     $  --              $ 11,709,059
2001.........................................       23,209,059         28,500,000
2002.........................................       30,500,000         30,500,000
Thereafter...................................       36,375,000         36,375,000
                                                  ------------       ------------
                                                  $ 90,084,059       $107,084,059
                                                  ============       ============

(8) NOTES PAYABLE TO SHAREHOLDER

     The Company entered into a securities purchase and exchange agreement with certain related parties and various other parties on June 28, 1996. As part of this agreement, a revolving line of credit with a maximum amount available of $20 million was established. Interest was payable quarterly at the LIBOR rate (5.78% at December 31, 1996) plus 2.75% or 9%, whichever is greater. The amount outstanding at December 31, 1996 was $11,817,000, which was paid in full in 1997, and the revolving line of credit was terminated.

(9) SENIOR SUBORDINATED NOTES PAYABLE

     On July 3, 1997, Citadel Broadcasting Company ("CBC"), the wholly owned subsidiary of the Company, completed the issuance of $101 million of 10 1/4% Senior Subordinated Notes ("Notes") due 2007. Interest is payable semi-annually. The Notes will be redeemable at the option of CBC, in whole or in part, at any time on or after July 1, 2002. In addition, at any time prior to July 1, 2000, subject to certain conditions, CBC may, at its option, redeem a portion of the Notes with the net proceeds of one or more Public Equity Offerings (as defined in the indenture governing the Notes), at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. The Notes are shown net of unamortized discount of $2,668,883 and $2,626,746 at December 31, 1997 and March 31, 1998, respectively.


     The indenture governing the Notes contains certain restrictive covenants, including limitations which restrict the ability of CBC to incur additional debt, incur liens, pay dividends or make certain other restricted payments, consummate asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. At December 31, 1997 and March 31, 1998, CBC was in compliance with all debt covenants. In addition, Citadel License, Inc. is a guarantor on the Notes for which such guarantee is full, unconditional and joint and several. The operations of Citadel License, Inc., include holding FCC licenses for all stations owned by the Company and the amortization of these licenses. The separate financial statements of Citadel License, Inc. have not been presented because management of the Company has determined they would not be material to investors. There are no costs or expenses of Citadel License, Inc. that are borne by CBC.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

     The following is summary financial data for Citadel License, Inc.:


                                                             DECEMBER 31,           MARCH 31,
                                                      --------------------------   ------------
                                                         1996           1997           1998
                                                      -----------   ------------   ------------
Balance Sheets:
  Intangible assets, net (broadcast licenses).......  $24,035,920   $137,073,551   $158,624,583
  Other assets......................................        5,147          2,048          1,364
                                                      -----------   ------------   ------------
     Total assets...................................  $24,041,067   $137,075,599   $158,625,947
                                                      ===========   ============   ============
Shareholder's equity................................   24,041,067    137,075,599    158,625,947
                                                      -----------   ------------   ------------
     Total liabilities and shareholder's equity.....  $24,041,067   $137,075,599   $158,625,947
                                                      ===========   ============   ============
Statements of Operations:
  Amortization expense..............................      991,901      5,267,872      2,655,323
                                                      -----------   ------------   ------------
     Net loss.......................................  $  (991,901)  $ (5,267,872)  $ (2,655,323)
                                                      ===========   ============   ============


(10) OTHER LONG-TERM OBLIGATIONS

     Other long-term obligations consist of the following:

                                                        DECEMBER 31,
                                                   -----------------------    MARCH 31,
                                                      1996         1997         1998
                                                   ----------   ----------   -----------
                                                                             (UNAUDITED)
Various noncompetition and consulting agreements
  with the sellers of radio stations acquired,
  due at various dates through July 2003, face
  amount of $486,113 and $437,503 at December 31,
  1996 and 1997, respectively, and $393,754 at
  March 31, 1998, non-interest bearing with
  interest imputed at 8.5% to 9.0%, net of
  discount of $54,540, $29,640 and $22,688 in
  1996, 1997 and 1998, respectively..............  $  431,573   $  407,863   $  371,068
Prepayment premium on extinguishment of
  debt(a)........................................     881,818      770,779      732,831
Capital leases...................................          --      105,359       94,739
                                                   ----------   ----------   ----------
                                                    1,313,391    1,284,001    1,198,638
Less current maturities..........................     435,791      271,352      304,009
                                                   ----------   ----------   ----------
Long-term portion................................  $  877,600   $1,012,649   $  894,629
                                                   ==========   ==========   ==========

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

The required aggregate principal payments, net of the amortization of debt discount as of December 31, 1997 are as follows:

1998.........................................  $  271,352
1999.........................................     321,843
2000.........................................     138,648
2001.........................................     132,363
2002.........................................     127,694
Thereafter...................................     292,101
                                               ----------
                                               $1,284,001
                                               ==========

------------
(a) On October 9, 1996, the Company extinguished its long-term debt of $31,310,385, payable to a financial institution, and its note payable to shareholder of $7,000,000. The early retirement of the long-term debt resulted in a $1,769,000 extraordinary loss due to prepayment premiums and the write-off of debt issuance costs. The prepayment premium can be reduced on a quarterly basis dependent on the outstanding balance of the Senior Credit Facility. The balance of the premium is due upon the repayment of the Senior Credit Facility.

(11) LEASE COMMITMENTS

     The Company leases certain tower sites, transmitters and equipment, automobiles, office equipment and an airplane. The following is a schedule by year of future minimum rental payments required under operating leases that have an initial or remaining noncancelable lease term in excess of one year as of December 31, 1997:

1998.........................................  $ 2,030,301
1999.........................................    1,939,314
2000.........................................    1,874,159
2001.........................................    1,859,330
2002.........................................    1,457,545
Thereafter...................................    5,357,157
                                               -----------
                                               $14,517,806
                                               ===========

     Total rental expense was $744,395, $1,101,237 and $1,971,774 for the years ended December 31, 1995, 1996 and 1997, respectively, and $434,662 and $653,282 for the three months ended March 31, 1997 and 1998, respectively.

(12) INCOME TAXES

     For the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 and 1998, the Company generated a net loss for both financial reporting and income tax purposes; therefore, no current tax provision has been recorded. The deferred income tax benefit in 1997 and for the three months ended March 31, 1997 and 1998 represents the reversal of deferred tax liabilities established at the date of acquisition due to differences in the tax basis and the financial statement carrying amounts of intangibles and property and equipment acquired in stock-based acquisitions. At December 31, 1997, the Company has net operating loss carryforwards for federal income tax purposes of approximately $18,600,000 which begin to expire in 2007.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

     On June 28, 1996, the Company underwent an ownership change in accordance with Section 382 of the Internal Revenue Code. Due to this change, the utilization of net operating losses of the Company are subject to limitation in future years. The approximate amount of the net operating loss which may be used in any one year is $4,400,000.

     The reconciliation of the expected income tax benefit calculated at the U.S. federal statutory rate to the actual income tax benefit per the financial statements for the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 and 1998 is as follows:

                                               DECEMBER 31,                       MARCH 31,
                                   -------------------------------------   -----------------------
                                      1995         1996         1997         1997         1998
                                   -----------   ---------   -----------   ---------   -----------
                                                                                 (UNAUDITED)
U.S. federal statutory rate
  applied to the loss before
  income taxes and extraordinary
  item...........................  $(1,487,717)  $(679,046)  $(2,058,471)  $(879,121)  $(1,885,057)
  Amortization of goodwill.......       16,563     186,844       425,344      52,841       187,777
Nondeductible meals and
  entertainment..................       19,786      31,601        51,495      12,875         9,596
Net operating losses providing no
  current benefit for federal
  income tax purposes............    1,467,025     458,101       882,031     795,227     1,165,155
Other............................      (15,657)      2,500       (69,972)    (16,878)       93,123
                                   -----------   ---------   -----------   ---------   -----------
Deferred income tax benefit......  $        --   $      --   $  (769,573)  $ (35,056)  $  (429,406)
                                   ===========   =========   ===========   =========   ===========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets, liabilities and the valuation allowance are as follows:

                                                             DECEMBER 31,
                                                      --------------------------    MARCH 31,
                                                         1996           1997           1998
                                                      -----------   ------------   ------------
                                                                                   (UNAUDITED)
Deferred tax assets:
  Receivables, principally due to valuation
     allowances.....................................  $   248,422   $    323,577   $    400,657
  Net operating loss carryforward...................    6,720,659      7,436,896      8,098,096
  Accrued liabilities not deductible................       18,465        193,423        234,305
  Intangible assets; differences in book and tax
     amortization...................................     (834,071)          (300)       836,256
                                                      -----------   ------------   ------------
     Total deferred tax assets......................    6,153,475      7,953,596      9,569,314
  Valuation allowance...............................   (4,270,206)    (5,025,378)    (6,506,934)
                                                      -----------   ------------   ------------
     Net deferred tax assets........................    1,883,269      2,928,218      3,062,380
                                                      -----------   ------------   ------------
Deferred tax liabilities:
  Property and equipment, principally due to
     accelerated depreciation.......................   (1,883,269)    (2,928,218)    (3,062,380)
  Differences between the tax basis and fair value
     of intangibles and property and equipment
     acquired.......................................   (1,585,333)   (23,270,338)   (26,283,501)
                                                      -----------   ------------   ------------
     Total deferred tax liabilities.................   (3,468,602)   (26,198,556)   (29,345,881)
                                                      -----------   ------------   ------------
Net deferred tax liability..........................  $(1,585,333)  $(23,270,338)  $(26,283,501)
                                                      ===========   ============   ============

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

     The valuation allowance has been increased by $2,320,699 in 1996, $755,172 in 1997 and $1,481,556 for the three months ended March 31, 1998. The Company has established a valuation allowance for the amount of the net deferred tax asset which management has determined that it is more likely than not will not be realized.

(13) EXCHANGEABLE PREFERRED STOCK

     On July 3, 1997, the Company completed the sale of 1,000,000 shares of Series A Exchangeable Preferred Stock (Exchangeable Preferred Stock) for $100 million. The Exchangeable Preferred Stock has a liquidation preference of $100 per share, plus accumulated and unpaid dividends. Dividends on the Exchangeable Preferred Stock accrue at the rate of 13 1/4% per annum. All dividends will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. On or prior to July 1, 2002, dividends are payable in additional shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, or, at the option of the Company, in cash. Thereafter, all dividends will be payable only in cash. The Company will be required to redeem the Exchangeable Preferred Stock on July 1, 2009 (subject to the legal availability of funds therefor) at a redemption price equal to the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption.

     The Exchangeable Preferred Stock is presented net of unamortized issuance costs of $4,541,858 and includes accrued dividends at December 31, 1997 of $6,551,389, which were paid in 65,514 additional shares of exchangeable preferred stock on January 1, 1998. At March 31, 1998 the Exchangeable Preferred Stock is presented net of unamortized issuance costs of $4,499,024 and includes accrued dividends of $3,529,515.

     The Certificate of Designation for the Exchangeable Preferred Stock contains certain covenants, which, among other things, restrict the ability of the Company with respect to the incurrence of additional debt, restricted payments, issuances and sales of stock of certain subsidiaries and consolidations, mergers or sales of assets. The Company was in compliance with these covenants at December 31, 1997 and March 31, 1998.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

(14) CONVERTIBLE PREFERRED STOCK

     Convertible preferred stock consists of the following:

                                                                DECEMBER 31,
                                                              -----------------    MARCH 31,
                                                               1996      1997        1998
                                                              -------   -------   -----------
                                                                                  (UNAUDITED)
Convertible preferred stock, Series A, $.001 par value;
  authorized 2,916,000 shares; issued and outstanding
  2,239,236 shares in 1996, 1997 and 1998. Liquidation value
  $1,861,029 in 1997 and 1998...............................  $ 2,239   $ 2,239     $ 2,239
Convertible preferred stock, Series B, $.001 par value;
  authorized 1,447,200 shares; issued and outstanding 51,602 shares in 1996, 1997 and 1998. Liquidation value $50,003
  in 1997 and 1998..........................................       52        52          52
Convertible preferred stock, Series C, $.001 par value;
  authorized 36,000,000 shares; issued and outstanding
  4,968,060 shares in 1996 and 6,391,761 shares in 1997 and
  1998. Liquidation value $33,251,432 in 1997 and 1998......    4,968     6,392       6,392
Convertible preferred stock, Series D, $.001 par value;
  authorized 36,000,000 shares; issued and outstanding
  4,538,502 shares in 1996 and 3,114,800 shares in 1997 and
  1998. Liquidation value $16,203,922 in 1997 and 1998......    4,539     3,115       3,115
Convertible preferred stock, Series E. $.001 par value;
  authorized 1,448,187 shares; issued and outstanding
  1,448,187 shares in 1997 and 1998. Liquidation value
  $7,533,807 in 1997 and 1998...............................       --     1,448       1,448
Convertible preferred stock, Series F, $.001 par value;
  authorized 459,793 shares; issued and outstanding 459,793
  shares in 1997 and 1998. Liquidation value $4,250,011 in
  1997 and 1998.............................................       --       460         460
Convertible preferred stock, Series G, $.001 par value;
  authorized 1,081,908 shares; issued and outstanding
  1,081,908 shares in 1997 and 1998. Liquidation value
  $10,000,436 in 1997 and 1998..............................       --     1,082       1,082
                                                              -------   -------     -------
                                                              $11,798   $14,788     $14,788
                                                              =======   =======     =======

     The Series A, B, C, E, F and G convertible preferred stock have voting rights equal to the number of common shares they are convertible into, as described below. The Series D convertible preferred stock has no voting rights.

     All convertible preferred shares except Series C and D are mandatorily convertible into shares of common stock at the time the Company effects an initial public offering. Preferred stock is convertible on a three-to-one basis. All convertible preferred shares have equal rank in liquidation preference.

     The Series A, B, C, D, E, F and G convertible preferred stock are entitled to dividends when and if declared by the Board of Directors of the Company. In 1995, 1996 and 1997, and for the three months ended March 31, 1998, $111,340, $56,664, $0 and $0 dividends were declared on the convertible preferred stock. At December 31, 1997, 14,787,288 shares of Class A common stock are reserved for conversion of the convertible preferred stock.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

(15) COMMON STOCK

     The Company is authorized to issue three classes of common stock: Class A--47,731,413 shares; Class B--470,799 shares; and Class C--36,000,000 shares.
The Class B and C common stock is non-voting. As and when dividends are declared, the holders of the then outstanding shares of Class A, B and C common stock shall be entitled to participate in such dividends ratably on a per share basis. As of December 31, 1997 and March 31, 1998, there have been no dividends declared on the Company's common stock.

(16) STOCK WARRANTS

     In connection with the issuance of the Company's old senior subordinated notes payable to a shareholder in October 1993, warrants to acquire 1,096,128 shares of the Company's Class C non-voting common stock at an exercise price of $.001 per share were issued. The warrants entitle the holders to purchase the common stock at any time prior to October 1, 1999 or until the related notes are paid in full, whichever is later. These warrants were assigned a value of $350,000 upon issuance. Subsequent to issuance, in 1993, warrants to purchase 131,532 shares were exercised. On June 28, 1996, the warrant holder sold to the Company a warrant to purchase 550,293 shares of Class C Common Stock for an aggregate purchase price of $2,862,735. Class C Common Stock subject to the remaining warrant was reclassified as Class B Common Stock at the same time. Warrants to purchase 414,303 shares of Class B Common Stock were outstanding at December 31, 1997 and March 31, 1998.

(17) STOCK OPTION PLAN

     Prior to the adoption of the Company's 1996 Equity Incentive Plan, the Company granted options, including performance options to the principal shareholder and employees. The options to acquire shares of Class A common stock have an exercise price which represented the Company's Board of Directors' estimate of the fair market value of the shares at the date of grant. The options can be earned over a five-year period commencing one year from the date of grant and expire on the earlier of ten years from the date granted or termination of employment. The performance options are dependent upon the Company achieving certain annual operating results and are fully vested when earned.

     On June 28, 1996, the Company adopted the Citadel Communications Corporation 1996 Equity Incentive Plan ("Plan") pursuant to which the Company's Board of Directors may grant stock options to officers, employees and related parties. The Plan, which was subsequently amended, as of March 31, 1998, authorizes grants of options to purchase up to 1,577,646 shares of authorized but unissued Class A common stock which excludes those options granted prior to the adoption of the Plan. Stock options are granted with an exercise price equal to the common stock's fair market value at the date of grant as determined by the Company's Board of Directors. Stock options will vest ratably over a five-year period, commencing one year after the date of grant and expire on the earlier of ten years from the date granted or termination of employment, or they will vest immediately, as determined by the Company's Board of Directors at the date of grant.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

     Stock option activity is summarized as follows:

                                                                  WEIGHTED
                                                                   AVERAGE
                                                                  EXERCISE
                                                                  PRICE PER    EXERCISABLE
                                                      OPTIONS       SHARE        OPTIONS
                                                     ---------    ---------    -----------
Outstanding December 31, 1994......................  1,771,014    $  1.37         137,265
  Canceled.........................................   (338,787)      1.14              --
                                                     ---------    -------       ---------
Outstanding December 31, 1995......................  1,432,227       1.41         365,319
  Granted..........................................    930,000       5.67              --
  Canceled.........................................    (36,600)      1.19              --
                                                     ---------    -------       ---------
Outstanding December 31, 1996......................  2,325,627       3.12         630,297
  Granted..........................................    415,107       5.18              --
  Exercised........................................    (17,757)      2.62              --
  Canceled.........................................    (34,404)      3.29              --
                                                     ---------    -------       ---------
Outstanding December 31, 1997......................  2,688,573       3.46       1,273,542
  Granted..........................................     15,000      10.00              --
  Exercised........................................    (26,946)      1.51              --
  Canceled.........................................    (19,563)      1.41              --
                                                     ---------    -------       ---------
Outstanding March 31, 1998 (unaudited).............  2,657,064       3.53       1,365,960
                                                     =========    =======       =========

     The weighted average fair value of options granted in 1996, 1997 and 1998 was 1.02, 1.45 and 2.56 per share, respectively. Options held by the principal shareholder total 793,512 of which 334,231 were exercisable at December 31, 1997 at a weighted average exercise price of $1.79 per share.

                               OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                   -------------------------------------------   -----------------------------
                                         WEIGHTED
                                          AVERAGE     WEIGHTED                        WEIGHTED
                                         REMAINING    AVERAGE                         AVERAGE
    RANGE OF         OUTSTANDING AT     CONTRACTUAL   EXERCISE     EXERCISABLE AT     EXERCISE
EXERCISE PRICES    DECEMBER 31, 1997       LIFE        PRICE     DECEMBER 31, 1997     PRICE
----------------   ------------------   -----------   --------   ------------------   --------
$ 0.97                   646,467            6.0        $ 0.97          413,418         $ 0.97
$ 1.64 - $ 1.79          806,151            6.4          1.77          548,769           1.77
$ 4.00 -$ 5.72         1,183,455            8.5          5.68          303,855           5.68
$10.00                    52,500            9.9         10.00            7,500          10.00
---------------        ---------            ---        ------        ---------         ------
$ 0.97 -$10.00         2,688,573            7.3        $ 3.46        1,273,542         $ 2.49
===============        =========            ===        ======        =========         ======

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for 1996, 1997 and 1998: risk-free interest rates of 6.0 percent; dividend yield of $0; expected lives of 3.4 years; and volatility of 0 percent since the Company did not have publicly traded shares. The Company did not grant options in 1995.

     The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss, would have been reduced to the pro forma amounts indicated below:

                                                      1996           1997
                                                   -----------    -----------
Net loss
  As reported....................................  $(3,766,194)   $(5,284,753)
  Pro forma......................................   (3,863,774)    (5,513,161)
Net loss per common share
  As reported....................................        (1.18)         (3.72)
  Pro forma......................................        (1.21)         (1.72)

(18) DEFINED CONTRIBUTION PLAN

     The Company has a defined contribution 401(k) plan for all employees who are at least 21 years of age and have worked at least 1,000 hours in the year. Under the 401(k) plan, employees can contribute up to 20% of their compensation, subject to the maximum contribution allowed by the Internal Revenue Code. Participants vest immediately in their contributions. The Company may make discretionary contributions as approved by the Board of Directors. Participants' rights to amounts contributed by the Company vest on a graded schedule over a five-year period. During 1995, 1996, and 1997 the Company contributed $133,215, $144,048, and $298,623, respectively, and $47,640 and $107,036 for the three-months ended March 31, 1997 and 1998, respectively, which represented a two percent matching of employee contributions to the 401(k) plan.

(19) TRANSACTIONS WITH RELATED PARTIES

     On December 29, 1995, the Company entered into a sale-leaseback transaction with the principal shareholder. The Company sold an airplane for its fair value of $1,275,000 to the shareholder resulting in a loss of $74,327. The operating lease commenced on December 29, 1995 with monthly payments of $17,250 due through December 31, 2001.

(20) LOCAL MARKETING AGREEMENTS

     At December 31, 1997, the Company had local marketing agreements to market stations WBHT-FM, WKQV-FM, WEMR-AM, WEMR-FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/ Scranton, Pennsylvania and stations KIZN-FM, KZMG-FM, KKGL-FM, KQFC-FM and KBOI-AM in Boise, Idaho. The agreements principally provide for the Company to supply specified programming to the brokered stations and enables the sales staff of the Company to sell advertising time on the station for a fixed fee to be paid by the Company. The agreements also provide the Company with the option to purchase the stations. The Company's financial statements include the broadcasting revenue and station operating expenses of the brokered stations. All stations under LMAs except for WBHT-FM and WKQV-FM in Wilkes-Barre/ Scranton and Boise were acquired by the Company in 1998.

     The local marketing agreements enable the Company to extend or terminate the agreements at the Company's option through August 1, 2002. The fees paid under the local marketing agreements amounted to $350,000, $1,414,527 and $1,936,139 for the years ended December 31, 1995, 1996 and 1997, respectively, and $290,001 and $518,705 for the three months ended March 31, 1997 and 1998, respectively.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

(21) JOINT SALES AGREEMENTS

     On January 15, 1996, the Company entered into a joint sales agreement (JSA) to sell advertising for radio stations KEYF-AM/FM, KUDY-AM and KKZX-FM in Spokane, Washington and radio stations KVOR-AM, KSPZ-FM, KTWK-AM, and KVUU-FM in Colorado Springs, Colorado. As stated in the JSA agreement, JSA revenue is calculated as 60% of the broadcast cash flows of these radio stations and all Citadel owned radio stations in these markets, with the exception of KKLI in Colorado Springs which is not included in the JSA calculation.

     On April 22, 1996, the Company entered into a JSA for radio station KENZ-FM in Salt Lake City, Utah. The Company's financial statements include all sales expenses for the station as well as revenue for the JSA fee calculated at 30% of net revenue of the station. On February 14, 1997 the Company acquired KENZ-FM.

     On July 3, 1997, the Company acquired all of the issued and outstanding capital stock of Tele-Media Broadcasting Company ("Tele-Media"). As a result of this acquisition, the Company assumed a Tele-Media JSA for radio station WKQV-AM in Wilkes-Barre/Scranton, Pennsylvania. As stated in the JSA agreement, JSA revenue is calculated as the sum of (i) a base monthly payment of $5,000, and
(ii) an additional monthly fee ranging from 5% to 8% of revenues (as defined in the JSA agreement) based on monthly revenues of WKQV-AM and of its simulcast station, WARM-AM.

(22) SUPPLEMENTAL FINANCIAL INFORMATION

     The Company paid cash of $5,237,240, $7,065,546 and $7,271,586 for interest for the years ended December 31, 1995, 1996 and 1997, respectively, and $2,411,306 and $7,252,746 for the three months ended March 31, 1997 and 1998, respectively.

     Dividends on preferred stock of $111,340 were accrued during the year ended December 31, 1995 and subsequently paid in 1996. Dividends on preferred stock of $56,664 were declared and paid during the year ended December 31, 1996. No dividends were declared on preferred stock during the year ended December 31, 1997 or the three months ended March 31, 1998.

     Barter revenue included in gross broadcasting revenue and barter expenses included in station operating expenses, amounted to $3,087,871, $3,335,024, $7,388,471, $1,158,659 and $2,564,061, and $3,214,284, $3,029,665, $7,062,822,
$900,306 and $2,195,011 for the years ended December 31, 1995, 1996 and 1997, and the three months ended March 31, 1997 and 1998, respectively.

     The activity for the allowance for doubtful accounts consists of the following:

                                      BALANCE AT
                                     BEGINNING OF                                BALANCE AT
                                         YEAR        ADDITIONS     WRITE-OFFS    END OF YEAR
                                     ------------    ----------    ----------    -----------
Year ended December 31, 1995.......    $380,531      $  484,702    $(350,700)     $514,533
Year ended December 31, 1996.......     514,533         421,378     (314,857)      621,054
Year ended December 31, 1997.......     621,054       1,016,375     (828,487)      808,942

(23) LITIGATION

     The Company is involved in certain legal actions and claims arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without a material effect on the Company's financial position.

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

     The Company has received two civil investigative demands ("CIDs") from the Antitrust Division of the U.S. Department of Justice. One CID addresses the Company's acquisition of station KRST in Albuquerque, New Mexico and the second CID addresses the joint sales agreement for stations in Spokane, Washington and Colorado Springs, Colorado. The Company has provided the requested information in response to each CID.

(24) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

  Limitations

     Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect these estimates.

     Since the fair value is estimated as of December 31, 1996 and 1997, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

  Cash equivalents and cash held in escrow

     The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

  Accounts receivable and notes receivable

     The carrying amount is assumed to be the fair value because of the short-term maturity of the portfolio. The carrying amount of the non-current note receivable is assumed to be the fair value because the note receivable was converted into a portion of the purchase price of Deschutes River Broadcasting, Inc. on January 1, 1997 at the carrying value.

  Accounts payable and accrued liabilities

     The carrying amount approximates fair value because of the short-term maturity of these instruments.

  Notes payable, notes payable to shareholder, exchangeable preferred stock, senior subordinated notes payable, and other long-term obligations

     The fair value of the Company's notes payable, notes payable to shareholder, senior subordinated notes payable, exchangeable preferred stock and other long-term obligations approximate the terms in the marketplace at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.

     In 1996, the Company entered into an interest rate swap agreement with a financial institution in accordance with the terms of its Senior Credit Facility. The fair value of the interest rate swap as of December 31, 1996 and 1997 and March 31, 1998 was $190,000, $3,700 and $(43,324), respectively, as determined by the financial institution and represents unrealized gains or (losses). The fair value of the

                       CITADEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (ALL DATA AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

interest rate swap is the estimated amount that the financial institution would receive or pay to terminate the swap agreement at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

(25) SUBSEQUENT EVENTS

     On April 21, 1998, the Company acquired radio stations KIZN-FM and KZMG-FM in Boise, Idaho for an aggregate purchase price of $14,600,000. The acquisition will be accounted for by the purchase method of accounting. In conjunction with the acquisition, the Company borrowed an additional $14,000,000 on its Senior Credit Facility.

     The Company has filed a registration statement with the Securities and Exchange Commission for the purpose of registering shares of its common stock for sale in an underwritten public offering and in connection with that offering the Board of Directors of the Company expects to approve, and formal approval of certain matters by the stockholders of the Company is expected to be received for a recapitalization of the Company. In accordance with the terms of the recapitalization, each share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock shall be converted into the right to receive three shares of common stock, par value $.001 per share. Each share of Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Preferred Stock shall be converted into the right to receive three shares of Series AA Convertible Preferred Stock, par value $.001 per share. Each option or warrant to acquire shares of capital stock of the Company shall be converted into an option or warrant, as applicable, to acquire three times the same number of shares of common stock, and the per share exercise price of each such option or warrant shall be divided by three. In the event that the offering is not consummated, each stockholder will be reinstated to the position such stockholder was in vis-a-vis ownership of capital stock prior to the recapitalization. The per share information included in the consolidated financial statements of the Company give effect to this recapitalization as if it had occurred on January 1, 1995.


     On June 18, 1998, the Company entered into an asset purchase agreement to sell radio stations WTAD-AM, WQCY-FM, WMOS-FM and WBRJ-FM in Quincy, Illinois for an aggregate sale price of $2,250,000. The disposition is pending approval by the Federal Communications Commission.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Deschutes River Broadcasting, Inc.:

     We have audited the accompanying consolidated balance sheets of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/  KPMG PEAT MARWICK LLP

Portland, Oregon
February 14, 1997

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995           1996
                                                              -----------    -----------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $        --    $   823,968
  Accounts receivable, less allowance for doubtful accounts
     of $49,952 and $122,714 at December 31, 1995 and 1996,
     respectively...........................................    1,283,847      1,856,984
  Prepaid expenses and other current assets.................      238,868        367,621
  Current portion of note receivable........................           --        156,000
                                                              -----------    -----------
     Total current assets...................................    1,522,715      3,204,573
Intangible assets, net (note 4).............................    5,281,109     14,142,899
Long-term portion of note receivable........................           --        143,000
Property and equipment, net (notes 3 and 5).................    3,606,655      3,153,930
Deposits....................................................        6,542          3,026
                                                              -----------    -----------
                                                              $10,417,021    $20,647,428
                                                              ===========    ===========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft............................................  $    23,133    $        --
  Line of credit (notes 7 and 13)...........................      418,168             --
  Accounts payable..........................................      185,071        467,873
  Accrued compensation and commissions......................      313,734        542,502
  Other accrued expenses....................................      128,510        147,985
  Current portion of long-term debt (notes 7 and 13)........      485,983             --
  Accrued interest payable (notes 6, 12 and 13).............      335,501        255,001
                                                              -----------    -----------
     Total current liabilities..............................    1,890,100      1,413,361
Advance (note 13)...........................................           --      9,123,310
Note payable (notes 6 and 13)...............................           --      8,867,000
Long-term debt, less current portion (notes 7 and 13).......    2,886,033             --
Subordinated notes payable (notes 7, 12 and 13).............    3,156,998             --
Other long-term liabilities.................................       38,751         47,735
                                                              -----------    -----------
          Total liabilities.................................    7,971,882     19,451,406
                                                              -----------    -----------
Stockholders' equity (notes 9 and 13):
  Convertible preferred stock, authorized 5,000,000 shares;
     issued at stated value of $1 per share:
     Series A preferred, no par value, issued and
      outstanding 643,000 shares............................      643,000        643,000
     Series B preferred, no par value, issued and
      outstanding 1,612,000 shares..........................    1,612,000      1,612,000
     Series C preferred, no par value, issued and
      outstanding 592,000 shares............................      592,000        592,000
     Series D preferred, no par value, issued and
      outstanding 95,000 shares.............................       95,000         95,000
     (Aggregate liquidation preference of $3,172,962 and
      $3,426,798 at December 31, 1995 and 1996,
      respectively)
  Common stock, authorized 10,000,000 shares; no par value;
     -0- and 1,096,902 shares issued and outstanding at
     December 31, 1995 and 1996, respectively...............           --        136,471
  Accumulated deficit.......................................     (496,861)    (1,882,449)
                                                              -----------    -----------
          Total stockholders' equity........................    2,445,139      1,196,022
                                                              -----------    -----------
Commitments and contingencies (notes 9, 10, 12 and 13)......  $10,417,021    $20,647,428
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995          1996
                                                              ----------    -----------
Revenues:
  Net broadcasting revenues.................................  $6,845,107    $ 8,843,074
                                                              ----------    -----------
Operating expenses:
  Station operating expenses:
     Selling, promoting, programming and engineering........   4,053,145      5,554,632
     General and administrative.............................   1,297,835      1,780,584
  Corporate general and administrative expenses.............     374,158        488,831
  Management fees (note 12).................................     171,128        215,938
  Depreciation and amortization.............................     765,200      1,173,349
                                                              ----------    -----------
          Income (loss) from operations.....................     183,641       (370,260)
                                                              ----------    -----------
Nonoperating income (expenses):
  Interest expense (notes 12 and 13)........................    (656,897)    (1,143,893)
  Gain on sale of assets....................................          --         97,097
  Other, net................................................       1,591         30,162
  Net trade income (expense)................................     (22,934)         1,306
                                                              ----------    -----------
          Nonoperating expenses, net........................    (678,240)    (1,015,328)
                                                              ----------    -----------
          Loss before income taxes..........................    (494,599)    (1,385,588)
Income taxes (note 11)......................................          --             --
                                                              ----------    -----------
          Net loss..........................................  $ (494,599)   $(1,385,588)
                                                              ==========    ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                              PREFERRED STOCK           COMMON STOCK                          NOTE            TOTAL
                           ----------------------   ---------------------   ACCUMULATED   RECEIVABLE --   STOCKHOLDERS'
                            SHARES       AMOUNT      SHARES      AMOUNT       DEFICIT        OFFICER         EQUITY
                           ---------   ----------   ---------   ---------   -----------   -------------   -------------
Balance, December 31,
  1994...................    643,000   $  643,000     102,000   $ 102,000   $    (2,262)    $(42,000)      $   700,738
  Repayment of note
 receivable -- officer...         --           --          --          --            --       42,000            42,000
  Issuance of common
     stock...............         --           --      95,000      95,000            --           --            95,000
  Conversion of common
     stock to preferred
     stock...............    197,000      197,000    (197,000)   (197,000)           --           --                --
  Issuance of preferred
     stock...............  2,102,000    2,102,000          --          --            --           --         2,102,000
  Net loss...............         --           --          --          --      (494,599)          --          (494,599)
                           ---------   ----------   ---------   ---------   -----------     --------       -----------
Balance, December 31,
  1995...................  2,942,000    2,942,000          --          --      (496,861)          --         2,445,139
  Issuance of common
     stock...............         --           --      91,649     126,419            --           --           126,419
  Exercise of common
     stock warrants......         --           --   1,005,253      10,052            --           --            10,052
  Net loss...............         --           --          --          --    (1,385,588)          --        (1,385,588)
                           ---------   ----------   ---------   ---------   -----------     --------       -----------
Balance, December 31,
  1996...................  2,942,000   $2,942,000   1,096,902   $ 136,471   $(1,882,449)    $     --       $ 1,196,022
                           =========   ==========   =========   =========   ===========     ========       ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995           1996
                                                              -----------    -----------
Cash flows from operating activities:
  Net loss..................................................  $  (494,599)   $(1,385,588)
                                                              -----------    -----------
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation...........................................      314,319        388,284
     Amortization...........................................      450,881        785,065
     Increase in allowance for doubtful accounts............       33,500         72,762
     Gain on sale of assets.................................           --        (97,097)
     Changes in assets and liabilities, net of effect of
      acquisitions:
       Increase in accounts receivable......................   (1,150,810)      (645,898)
       Increase in prepaid expenses and other current
        assets..............................................      (86,257)      (100,767)
       Increase in accounts payable and accrued expenses....      414,911        315,973
       Increase (decrease) in accrued interest payable......      314,800        (59,287)
                                                              -----------    -----------
          Net cash used in operating activities.............     (203,255)      (726,553)
                                                              -----------    -----------
Cash flows from investing activities:
  Proceeds from sale of assets..............................           --      1,150,000
  Capital expenditures for property and equipment...........     (171,177)      (237,305)
  Capital expenditures for property and equipment related to
     acquisitions...........................................   (2,898,359)      (744,717)
  Purchase of intangible assets.............................   (5,072,508)    (9,532,047)
  Purchase of note receivable...............................           --       (273,416)
  Other.....................................................       11,454          2,340
                                                              -----------    -----------
          Net cash used in investing activities.............   (8,130,590)    (9,635,145)
                                                              -----------    -----------
Cash flows from financing activities:
  Proceeds from issuance of note payable....................           --      8,867,000
  Proceeds from advance.....................................           --      9,123,310
  Increase (decrease) in bank overdraft.....................       22,992        (23,133)
  Proceeds from note receivable -- officer..................       42,000             --
  Proceeds from issuance of long-term debt..................    3,306,000             --
  Principal payments on long-term debt......................     (284,649)    (3,372,016)
  Proceeds from issuance of subordinated debt...............    2,710,998      2,600,000
  Principal payments on subordinated debt...................           --     (5,756,998)
  Net borrowings under line of credit.......................      315,719       (418,168)
  Proceeds from exercise of common stock warrants...........           --         10,052
  Proceeds from issuance of preferred stock.................    2,197,000             --
  Proceeds from issuance of common stock....................           --        126,419
  Increase in other long-term liabilities...................       23,785         29,200
                                                              -----------    -----------
          Net cash provided by financing activities.........    8,333,845     11,185,666
                                                              -----------    -----------
          Net increase in cash and cash equivalents.........           --        823,968
Cash and cash equivalents, beginning of year................           --             --
                                                              -----------    -----------
Cash and cash equivalents, end of year......................  $        --    $   823,968
                                                              ===========    ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................  $   321,396    $ 1,244,393
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

(1)  NATURE OF BUSINESS AND ORGANIZATION

     Deschutes River Broadcasting, Inc. was formed in 1994 and is a holding company which wholly-owns eight subsidiaries located in Oregon, Washington and Montana. The subsidiaries own and operate radio stations and hold Federal Communications Commission (FCC) licenses.

     The subsidiary companies which own and operate radio stations are Deschutes River Broadcasting of Oregon, Inc., Deschutes River-Tri-Cities Operating Company, Inc., Deschutes River Broadcasting of Billings, Inc. and Deschutes River Broadcasting of Bozeman, Inc. The subsidiary companies which hold FCC licenses are DRB Oregon License, Inc., Deschutes River-Tri-Cities Broadcasting, Inc., DRB Billings License, Inc. and DRB Bozeman License, Inc.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany items and transactions have been eliminated in consolidation.

  (b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (c) Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents, accounts receivable, note receivable, accounts payable and other accrued expenses, accrued interest, advance, note payable and the line of credit approximate fair value because of the short-term or intercompany nature of these instruments.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  (d) Cash and Cash Equivalents

     The Company considers all investments with a maturity of three months or less at date of purchase to be a cash equivalent.

  (e) Intangible Assets

     Intangible assets are recorded at cost and amortized using the straight-line method over the expected periods to be benefited, which range from three to fifteen years. The Company assesses the recoverability of these intangible assets by determining whether the balance can be recovered through undiscounted future operating cash flows of the acquired asset. The amount of asset impairment, if any, is measured based on

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of the asset will be impacted if estimated future operating cash flows are not achieved.

  (f) Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated lives of the respective assets, which range from five to twenty years. Maintenance and repairs are charged to operations as incurred.

  (g) Revenue

     Net broadcast revenue is presented net of agency commissions and is recognized when the advertisements are broadcast.

  (h) Trade Transactions

     Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed. An asset and liability are recorded at the fair market value of the goods or services received.

  (i) Stock Option Plan

     Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosure for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

  (j) Income Taxes

     The Company accounts for taxes on the asset and liability method. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes are measured using the enacted tax rates and laws that are anticipated to be in effect when the differences are expected to reverse.

  (k) Reclassifications

     Certain 1995 amounts have been reclassified to conform with current year presentation.

(3)  ACQUISITIONS

     During 1995, the Company acquired two stations in Medford, Oregon for approximately $1.9 million and six stations in the Montana markets combined for approximately $5.4 million. The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

property and equipment and intangible assets based on their fair values at the date of acquisition. The purchase price, including acquisition costs of $564,000 was allocated as follows:

Property and equipment...........................  $2,600,000
Intangible assets................................   5,264,000
                                                   ----------
                                                   $7,864,000
                                                   ==========

     During 1996, the Company acquired ten new radio stations in various markets. The acquisitions included three stations in Eugene, Oregon, four stations in Medford, Oregon, two stations in Billings, Montana and one station in Tri-Cities, Washington. The purchase prices were approximately $7.0 million, $2.0 million, $1.35 million and $500,000, respectively.

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to property and equipment, intangible assets and payables based on their fair values at the date of acquisition. The purchase price, including acquisition costs of $112,266 was allocated as follows:

Property and equipment..........................  $   806,000
Intangible assets...............................   10,206,028
Payables assumed................................      (49,762)
                                                  -----------
                                                  $10,962,266
                                                  ===========

     During 1996, the Company disposed of three stations in Bozeman, Montana for approximately $750,000. A gain of approximately $285,000 was recognized on the sale.

     The consolidated financial statements include the operating results of each business from the date of acquisition. Pro forma unaudited consolidated operating results of the Company and the acquired stations for the years ended December 31, 1995 and 1996, assuming the acquisitions and dispositions had been made as of January 1, 1995 and 1996, are summarized below:

                                                       1995           1996
                                                    -----------    -----------
Net broadcasting revenues.........................  $11,316,910    $11,442,108
Income (loss) from operations.....................      423,053       (436,871)
Net loss..........................................   (1,188,707)    (2,215,299)

     These pro forma results have been prepared for comparative purposes only and include certain adjustments for operational expenses that the Company will not incur in its operation of the stations, for interest expense that would have been incurred to finance the purchases, additional depreciation expense based on the fair market value of the property and equipment acquired, and the amortization of intangibles arising from the transactions. The pro forma financial information is not necessarily indicative of the results of operations had the acquisitions and dispositions been consummated as of January 1, 1995 and 1996 or of future results of operations of the consolidated entities.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4) INTANGIBLE ASSETS, NET

     Intangible assets, net are as follows at December 31:

                                            ESTIMATED
                                           USEFUL LIFE     1995         1996
                                           -----------  ----------   -----------
Goodwill.................................   15 years    $2,811,354   $ 5,037,425
FCC licenses.............................   15 years     2,325,000     9,474,000
Covenants not to compete.................  3-5 years       295,000       456,000
Organizational costs.....................   5 years        255,319       252,970
Deferred financing costs.................  Loan term        88,455            --
                                                        ----------   -----------
                                                         5,775,128    15,220,395
Less accumulated amortization............                  494,019     1,077,496
                                                        ----------   -----------
     Intangible assets, net..............               $5,281,109   $14,142,899
                                                        ==========   ===========

(5)  PROPERTY AND EQUIPMENT, NET

     Property and equipment, net are as follows at December 31:

                                         ESTIMATED
                                        USEFUL LIFE        1995          1996
                                       -------------    ----------    ----------
Land.................................       --          $  312,764    $  312,764
Buildings............................    20 years          497,430       297,431
Leasehold improvements...............  Life of lease       130,000        13,000
Tower and transmitter equipment......    13 years        1,664,710     1,521,586
Vehicles.............................     5 years           13,260        28,724
Studio equipment.....................     7 years        1,089,163     1,153,715
Furniture and fixtures...............   5 - 7 years        236,859       352,179
                                                        ----------    ----------
                                                         3,944,186     3,679,399
Less accumulated depreciation and
  amortization.......................                      337,531       525,469
                                                        ----------    ----------
          Property and equipment,
            net......................                   $3,606,655    $3,153,930
                                                        ==========    ==========

(6)  NOTE PAYABLE

     During 1996, in contemplation of the merger discussed at note 13, the Company obtained financing from Citadel Communications Corporation (CCC) in the form of an $8.9 million note payable to assist in making current year acquisitions (see note 3). The note bears interest at the higher of the Euro dollar rate plus 300 basis points or 9% and is payable quarterly. Accrued interest at December 31, 1996 was approximately $255,000. The note is secured by the assets of the acquired stations and stock of the subsidiary corporations that own the stations acquired with the note proceeds. The note payable was required to be repaid by July 1, 1997 if the merger did not occur. On the date of the merger, the note payable was reclassified as an intercompany liability, therefore it is classified as a non-current liability at December 31, 1996.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7)  LINE OF CREDIT, LONG-TERM DEBT AND SUBORDINATED NOTES PAYABLE

     At December 31, the Company had the following debt instruments outstanding:

                                                            1995        1996
                                                         ----------    ------
Line of credit, revolving; rate of prime plus 1.5%.....  $  418,168    $   --
Bank note payable; variable and fixed rates
  of 8.5% to 10%.......................................   3,372,016        --
Subordinated notes payable; rate of 11%................   3,156,998        --
                                                         ----------    ------
          Total........................................  $6,947,182    $   --
                                                         ==========    ======

     Borrowings under the line of credit and bank note payable were collateralized by substantially all assets of the Company, excluding assets discussed in note 6.

     In contemplation of the merger discussed at note 13, all debt instruments were paid off on December 31, 1996. As the instruments were paid off by December 31, 1996, the Company did not have to comply with any financial covenants at or for the year then ended.

(8)  LEASES

     The Company and its subsidiaries are obligated under certain noncancelable operating leases for which future minimum payments are as follows:

Year ending December 31:
  1997......................................................  $  309,542
  1998......................................................     243,062
  1999......................................................     207,604
  2000......................................................     189,175
  2001......................................................     176,279
  Subsequent to 2001........................................     379,705
                                                              ----------
                                                              $1,505,367
                                                              ==========

     Rental expense, principally for office space, equipment and tower rentals, amounted to $145,000 and $278,000 for the years ended December 31, 1995 and 1996.

(9)  STOCKHOLDERS' EQUITY

  Conversion of Stock at Time of Merger

     As discussed in note 13, all equity instruments of the Company; preferred stock, common stock and stock options, were converted into CCC equity instruments on January 1, 1997, the merger date.

  Convertible Preferred Stock

     Each share of Deschutes River Broadcasting Series A, B, C and D preferred stock is convertible at any time into common stock on a one-for-one basis (subject to certain adjustments). Conversion of each series of preferred stock is automatic upon the exchange of 51% or more of each series of preferred stock into common stock.

     Dividends are payable when and as declared by the Board of Directors and are not cumulative. Dividends must be first paid on preferred stock before amounts are paid on common stock. No dividends were declared or paid during 1995 or 1996.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Upon liquidation, dissolution, or winding up of the Company, holders of convertible preferred stock have preference and priority over common shares for payment out of the assets of the Company or proceeds thereof available for distribution to stockholders of $1 per share plus a liquidation preference, which accrues at an annual compounded rate of 8%.

  Common Stock

     At December 31, 1995 and 1996, the Company had reserved shares of common stock for issuance as follows:

                                                        1995           1996
                                                      ---------      ---------
Conversion of preferred stock.......................  2,942,000      2,942,000
Issuance of warrants................................  1,005,253             --
Issuance to employees, officers, directors and
  consultants under stock incentive plan............    708,843        708,843
                                                      ---------      ---------
                                                      4,656,096      3,650,843
                                                      =========      =========

  Stock Incentive Plan

     During 1995, the Company adopted a Stock Incentive Plan (the Plan) for selected employees, officers, directors and consultants. Under the terms of the Plan, the option price is determined by the Board of Directors (the Board) at the time the option is granted. The options generally expire ten years from date of grant and are exercisable as determined by the Board. At December 31, 1995, no shares had been granted under the Plan.

     During 1996, the Company granted 246,569 options at $.60 and 332,926 options at $2.10. None of the options were exercised during the current year. The options generally are either 100% vested at the time of grant or become 100% vested at the time of a merger (see note 13). At December 31, 1996, 579,495 options were outstanding at a weighted average exercise price of $1.46, of which 238,095 options with an exercise price of $2.10 were exercisable.

     During 1995, the Financial Accounting Standards Board issued "Accounting for Stock-Based Compensation" (SFAS 123) which defines a fair value based method of accounting for an employee stock option and similar equity instruments.

     As permitted under SFAS 123, the Company has elected to continue to account for its stock-based compensation plans under APB Opinion No. 25. The Company has computed, for pro forma disclosure purposes, the value of all options granted during 1996 using the minimum value method as prescribed by SFAS 123 using the following assumptions for grants:

Risk-free interest rate.....................     6.04%
Expected dividend yield.....................        0%
Expected lives..............................  5 years

     Using the minimum value methodology, the total value of options granted during 1996 was $223,000 which would be amortized on a pro forma basis over the vesting period of the options (one to five years). The weighted average fair value per share of options granted during 1996 was $.38. If the Company had accounted

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

for its stock-based compensation plans in accordance with SFAS 123, the Company's net loss would approximate the pro forma disclosure below for the year ended December 31, 1996:

                                                AS             PRO
                                             REPORTED         FORMA
                                            ----------      ----------
Net loss..................................  $1,385,588      $1,534,861

     The effects of applying SFAS 123 in this pro forma disclosure is not indicative of future amounts.

  Warrants

     During 1995, the Company granted 1,005,253 warrants to purchase common stock to subordinated debt holders at a price of $.01. All warrants granted in 1995 were exercised in 1996 for 1,005,253 shares of common stock. Management determined that the value associated with these warrants at the date of grant was not material.

     During 1996, the Company granted 290,381 warrants to purchase common stock to subordinated debt holders at a price of $.01. The warrants were to become exercisable on January 1, 1997 if the warrant holders' portion of the subordinated debt was not repaid by December 31, 1996. Due to the contingent nature of these warrants, no value was assigned at the grant date. These warrants expired on December 31, 1996, when the subordinated debt was repaid (see notes 7 and 13).

(10)  SALARY SAVINGS AND RETIREMENT PLAN

     The Company has a salary savings and retirement plan. The plan covers primarily all officers and employees of the Company who meet prescribed age and service requirements. Employees may contribute up to 15% of their compensation. Matching contributions are determined at the discretion of the Board of Directors. There were no Company contributions made to the plan during the years ended December 31, 1995 or 1996.

(11)  INCOME TAXES

     No income tax benefit was recorded by the Company in 1995 and 1996. Income tax benefit for the year ended December 31, 1996 differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pretax income primarily due to an increase in the valuation allowance.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1996 are presented below:

                                                                1995        1996
                                                              --------    --------
Deferred tax assets:
  Federal and state net operating loss carryforwards........  $246,553    $912,219
  Allowance for doubtful accounts...........................    19,160      48,983
  Payroll accrual...........................................    21,403       2,100
                                                              --------    --------
          Total gross deferred tax assets...................   287,116     963,302
  Less valuation allowance..................................   190,338     735,645
                                                              --------    --------
          Net deferred tax assets...........................    96,778     227,657
                                                              --------    --------
Deferred tax liabilities:
  Book versus tax basis accumulated depreciation............    96,778     227,657
                                                              --------    --------
          Total gross deferred tax liabilities..............    96,778     227,657
                                                              --------    --------
          Net deferred tax asset............................  $     --    $     --
                                                              ========    ========

     As of December 31, 1996, the Company had a consolidated net operating loss carryforward of approximately $2,280,000 for consolidated federal income tax reporting purposes available to offset future taxable income through the year 2011. Based on the Company's history of operating losses, the more likely than not criteria for recognizing the tax benefit primarily associated with the net operating losses cannot be met and, therefore, the Company has recorded a valuation allowance to the extent of net deferred tax assets.

(12)  RELATED PARTY TRANSACTIONS

     The preferred stockholders are considered related parties of the Company. At December 31, 1995, the Company had approximately $3.2 million in notes payable to subordinated debt holders and $308,000 in accrued interest payable. During 1996, the Company borrowed an additional $2.6 million in subordinated debt from the preferred stockholders. Interest expense on the subordinated debt for fiscal 1995 and 1996 was $308,000 and $548,000, respectively.

     One of the preferred stockholders provides certain management services to the Company. Management fees accrued at December 31, 1995 and 1996 were approximately $21,000 and $48,000 and expense for the years then ended was approximately $171,000 and $216,000, respectively.

     As part of the merger discussed in note 13, all subordinated debt and accrued interest was repaid and management services will no longer be provided to the Company.

(13)  SUBSEQUENT EVENTS

     The Company was merged with and into a wholly-owned subsidiary of CCC effective 12:01 a.m. on January 1, 1997. Effective with the merger, the Company (and its wholly-owned subsidiaries) ceased to exist. All of the Company's equity instruments, preferred stock, common stock and stock options, existing at December 31, 1996, were converted into CCC equity instruments at the conversion multiple defined in the merger agreement, at a per share conversion rate of
 .1222948. All options outstanding at December 31, 1996 became fully vested at the time of the merger. To effectuate the merger, CCC made an advance to the Company of approximately $9.1 million on December 31, 1996 to pay off subordinated debt, line of credit, long-term debt and other accrued expenses of the Company. The advance is considered a non-current liability at December 31, 1996 as the obligation was reclassified as an intercompany liability on the date of the merger.

LOGO

                                   ---------------------------------------------
                                   2500 One PPG Place   Telephone: (412)
                                                        338-7200
                                   Pittsburgh, Pennsylvania 15222-5401
                                                        Facsimile: (412)
                                                        338-7380

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
  Tele-Media Broadcasting Company:

     We have audited the accompanying consolidated balance sheets of Tele-Media Broadcasting Company and its partnership interests (collectively, the "Companies" -- see Note 1) as of December 31, 1995 and 1996, and the related consolidated statements of operations, deficiency in net assets and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Companies as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 4 to the consolidated financial statements, at December 31, 1996, the Companies were not in compliance with the terms of a debt agreement.

/s/ DELOITTE & TOUCHE LLP

March 28, 1997

LOGO

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995           1996
                                                              -----------    -----------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 1,904,258    $ 2,343,395
  Accounts receivable:
     Nonbarter -- less allowance for doubtful accounts of
      $531,000 and $612,000.................................    4,599,032      5,262,484
  Barter -- net.............................................      363,394        304,244
  Other current assets......................................      157,998        739,831
                                                              -----------    -----------
     Total current assets...................................    7,024,682      8,649,954
                                                              -----------    -----------
Property, plant and equipment:
  Land......................................................    1,372,571      1,372,571
  Buildings and improvements................................    2,357,447      2,369,520
  Broadcasting equipment....................................   10,653,182     11,169,533
                                                              -----------    -----------
                                                               14,383,200     14,911,624
  Less accumulated depreciation.............................    6,916,068      8,259,285
                                                              -----------    -----------
     Property, plant and equipment -- net...................    7,467,132      6,652,339
                                                              -----------    -----------
Intangibles -- Net of accumulated amortization..............   29,036,404     26,904,288
                                                              -----------    -----------
Other noncurrent assets.....................................       95,641         16,331
                                                              -----------    -----------
                                                              $43,623,859    $42,222,912
                                                              ===========    ===========

                        LIABILITIES AND DEFICIENCY IN NET ASSETS
Current liabilities:
  Accounts payable and other accrued expenses...............  $ 1,466,387    $ 2,019,269
  Accrued interest..........................................      999,880      1,895,889
  Accrued sales commissions.................................      330,561        358,513
  Amounts due to affiliates -- net..........................    2,057,456      2,818,179
  Current portion of long-term debt.........................    3,106,208     37,528,396
                                                              -----------    -----------
     Total current liabilities..............................    7,960,492     44,620,246
                                                              -----------    -----------
Long-term liabilities:
  Long-term debt -- less current portion....................   64,417,869     32,382,419
  Other.....................................................       32,772         31,266
                                                              -----------    -----------
     Total long-term liabilities............................   64,450,641     32,413,685
                                                              -----------    -----------
Redeemable stock warrants...................................      750,950      1,644,000
                                                              -----------    -----------
Deficiency in net assets:
  Common stock, voting, $0.01 par value per share; 25,000
     shares authorized, 15,000 shares outstanding...........          150            150
  Common stock, nonvoting, $0.01 par value per share; 10,000
     shares authorized, none outstanding....................           --             --
  Additional paid-in capital................................    6,924,445      6,924,445
  Deficit...................................................  (36,462,819)   (43,379,614)
                                                              -----------    -----------
     Deficiency in net assets...............................  (29,538,224)   (36,455,019)
                                                              -----------    -----------
                                                              $43,623,859    $42,222,912
                                                              ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                         1994           1995           1996
                                                      -----------    -----------    -----------
Revenues:
  Local advertising.................................  $17,637,256    $18,539,201    $20,968,055
  National advertising..............................    4,867,471      4,957,359      4,618,104
  Barter............................................    3,561,009      3,646,290      3,451,849
  Other.............................................      576,607        511,827        370,932
                                                      -----------    -----------    -----------
                                                       26,642,343     27,654,677     29,408,940
  Less agency commissions...........................    2,648,183      2,811,738      2,984,574
                                                      -----------    -----------    -----------
          Net revenues..............................   23,994,160     24,842,939     26,424,366
                                                      -----------    -----------    -----------
Selling, general and administrative, programming,
  barter and technical expenses:
     Selling........................................    4,719,103      5,154,097      5,001,176
     General and administrative.....................    3,552,604      4,088,306      4,674,883
     Programming....................................    3,882,737      4,391,676      4,858,386
     Barter.........................................    3,485,969      3,520,426      3,513,231
     Technical......................................      176,459        224,975        245,524
                                                      -----------    -----------    -----------
                                                       15,816,872     17,379,480     18,293,200
                                                      -----------    -----------    -----------
Operating income before management fees and
  depreciation and amortization.....................    8,177,288      7,463,459      8,131,166
                                                      -----------    -----------    -----------
Management fees and depreciation and amortization:
  Management fees -- affiliates.....................      844,579        741,876        804,410
  Depreciation and amortization.....................    4,690,730      3,708,809      3,493,509
                                                      -----------    -----------    -----------
                                                        5,535,309      4,450,685      4,297,919
                                                      -----------    -----------    -----------
Operating income....................................    2,641,979      3,012,774      3,833,247
Interest expense....................................    6,093,333      9,132,133     10,750,042
                                                      -----------    -----------    -----------
Loss before extraordinary item......................   (3,451,354)    (6,119,359)    (6,916,795)
Extraordinary item -- Loss on extinguishment of
  debt..............................................   (1,341,348)            --             --
                                                      -----------    -----------    -----------
          Net loss..................................  $(4,792,702)   $(6,119,359)   $(6,916,795)
                                                      ===========    ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

              CONSOLIDATED STATEMENTS OF DEFICIENCY IN NET ASSETS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                            COMMON STOCK      ADDITIONAL
                                                          ----------------     PAID-IN
                                                          SHARES    AMOUNT     CAPITAL        DEFICIT
                                                          ------    ------    ----------    ------------
Balance, January 1, 1994................................   2,000     $ 20     $7,125,383    $(25,550,758)
  Stock dividend........................................  13,000      130           (130)             --
  Capital contributions -- cash.........................      --       --          1,000              --
  Distributions.........................................      --       --       (400,000)             --
  Contribution of management fees -- affiliates.........      --       --        198,192              --
  Net loss..............................................      --       --             --      (4,792,702)
                                                          ------     ----     ----------    ------------
Balance, December 31, 1994..............................  15,000      150      6,924,445     (30,343,460)
  Net loss..............................................      --       --             --      (6,119,359)
                                                          ------     ----     ----------    ------------
Balance, December 31, 1995..............................  15,000      150      6,924,445     (36,462,819)
  Net loss..............................................      --       --             --      (6,916,795)
                                                          ------     ----     ----------    ------------
Balance, December 31, 1996..............................  15,000     $150     $6,924,445    $(43,379,614)
                                                          ======     ====     ==========    ============

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                                 1994           1995           1996
                                                              -----------    -----------    -----------
Cash flows from operating activities:
  Net loss..................................................  $(4,792,702)   $(6,119,359)   $(6,916,795)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    4,690,730      3,708,809      3,493,509
     Interest deferral......................................    1,343,351      5,114,170      4,932,565
     Amortization of loan origination fees..................           --        311,916        300,795
     Management fees -- affiliates..........................      198,192        741,876        804,410
     Provision for losses on accounts receivable............      376,732        367,522        387,291
     Loss on write-off of intangible assets.................      159,431             --             --
     Net barter transactions................................      (75,040)      (125,864)        61,382
     Increase in fair value of redeemable stock warrants....           --             --        893,050
     Other..................................................       90,867        (36,420)       (78,760)
     Changes in operating assets and liabilities:
       Accounts receivable -- nonbarter.....................     (437,520)      (938,846)    (1,050,743)
       Other current assets.................................     (249,489)       233,807       (581,833)
       Accounts payable and other accrued expenses..........      (96,561)       281,957        552,882
       Affiliates activity -- net...........................    1,148,600       (407,409)       (43,687)
       Accrued interest.....................................       35,113        136,081        896,009
       Accrued sales commissions............................      (38,885)        (6,891)        27,952
                                                              -----------    -----------    -----------
          Net cash provided by operating activities.........    2,352,819      3,261,349      3,678,027
                                                              -----------    -----------    -----------
Cash flows from investing activities:
  Capital expenditures......................................     (428,423)      (520,440)      (468,631)
  Purchase of radio stations................................   (1,900,000)    (5,100,000)       (65,000)
  Other.....................................................       (4,809)         6,124          6,000
                                                              -----------    -----------    -----------
          Net cash used in investing activities.............   (2,333,232)    (5,614,316)      (527,631)
                                                              -----------    -----------    -----------
Cash flows from financing activities:
  Capital contributions.....................................        1,000             --             --
  Borrowings................................................   61,334,446      5,433,347         95,144
  Payments of long-term debt................................  (57,323,706)    (2,932,546)    (2,640,971)
  Loan origination fees and other intangible assets.........   (2,668,295)      (271,271)      (163,764)
  Sale of redeemable stock warrants.........................      750,950             --             --
  Distributions to stockholders.............................     (400,000)            --             --
  Other.....................................................      (12,180)        (2,178)        (1,668)
                                                              -----------    -----------    -----------
          Net cash provided by (used in) financing
            activities......................................    1,682,215      2,227,352     (2,711,259)
                                                              -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents........    1,701,802       (125,615)       439,137
Cash and cash equivalents, beginning of year................      328,071      2,029,873      1,904,258
                                                              -----------    -----------    -----------
Cash and cash equivalents, end of year......................  $ 2,029,873    $ 1,904,258    $ 2,343,395
                                                              ===========    ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

1.  BASIS OF PRESENTATION AND BUSINESS

     Tele-Media Broadcasting Company (the "Company" or "TMBC") was incorporated in 1988 under the name TMZ Broadcasting Company ("TMZ"). In April 1994, TMZ changed its name to Tele-Media Broadcasting Company. Robert E. Tudek and Everett
I. Mundy each own 50% of the outstanding shares of TMBC. TMBC operates radio stations principally in midsize markets in the eastern United States and in Illinois.

     In May 1989, TMZ acquired all of the outstanding common stock of Eastern Broadcasting Company ("Eastern") and its wholly-owned subsidiaries: Lehigh Valley Broadcasting ("Lehigh"), Penn Broadcasting Corporation ("Hershey"), Providence Broadcasting Corporation ("Providence"), Quincy Communications Corporation ("Quincy") and State College Communications Corporation ("State College"). TMZ retained the assets acquired from State College and contributed the assets acquired from the remaining subsidiaries of Eastern to limited partnerships with the same names which TMZ had formed to facilitate the acquisition. TMZ owned between a 95% and 99% general partnership interest in each of the limited partnerships. With the exception of Quincy, the limited partnership interests were owned by the shareholders of TMZ and employees of the Companies (hereinafter defined). The limited partnership interest in Quincy (1%) was owned by Tele-Media Holding Corporation ("Holding"), which is owned by Messrs. Tudek and Mundy.

     In April 1993, Messrs. Tudek and Mundy formed Tele-Media Broadcasting Company of America ("America Corporation"), which purchased substantially all of the assets of two radio stations in Rhode Island, WPRO(AM) and WPRO-FM, for approximately $6 million, and in May 1993 formed Tele-Media Broadcasting Company of Johnstown/Altoona ("Johnstown/Altoona Corporation"), which purchased all of the common stock of Cambria County Broadcasting Company ("CCBC"). CCBC operated radio station WIYQ(FM). Simultaneous with the purchase, CCBC was merged into Johnstown/Altoona Corporation with Johnstown/Altoona Corporation being the surviving corporation. WIYQ(FM)'s call letters were subsequently changed to WQKK-FM.

     In April 1994, Tele-Media Broadcasting Company of Cambria County ("Cambria County Corporation") was formed by the shareholders of TMBC. Cambria County Corporation purchased substantially all of the assets of a radio station, WGLU(FM), in the Johnstown, PA market for approximately $1.9 million.

     In June 1994, the companies were restructured in order to facilitate a refinancing (see Note 4). In order to accomplish the restructuring, Tele-Media Broadcasting Operating Company Limited Partnership ("Tele-Media Operating") was formed by TMBC. Holding distributed its 1% limited partnership interest in Quincy to the shareholders of TMBC. TMBC contributed its general partnership interests in Lehigh, Hershey, Providence and Quincy to Tele-Media Operating. The shareholders of TMBC contributed all of their limited partnership interests in Lehigh, Hershey and Quincy to TMBC. TMBC contributed all of its limited partnership interest in Lehigh and all but 1% of its limited partnership interest in Hershey and Quincy to Tele-Media Operating. These limited partnership interests were, by virtue of an amendment to the respective partnership agreements, converted into general partnership interests. Tele-Media Broadcasting Company of America Limited Partnership ("America LP"), Tele-Media Broadcasting Company of Johnstown/Altoona Limited Partnership ("Johnstown/Altoona LP"), Tele-Media Broadcasting Company of State College Limited Partnership ("State College LP") and Tele-Media Broadcasting Company of Cambria County Limited Partnership ("Cambria County LP") were formed by Tele-Media Operating, and America Corporation, Johnstown/Altoona Corporation and Cambria County Corporation were merged with and into TMBC and the assets were then contributed to Tele-Media Operating which in turn conveyed them to the limited partnerships by the same names. TMBC then transferred all of the assets acquired in the State College acquisition to Tele-Media Operating which in turn conveyed them to State College LP.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     After the restructuring, TMBC owned a 99% general partnership interest in Tele-Media Operating, and Tele-Media Operating owned between a 95% and 99% general partnership interest in the following limited partnerships: Lehigh, Hershey, Providence, Quincy, State College LP, America LP, Johnstown/Altoona LP and Cambria County LP (collectively, the "Companies").

     In March 1995, Quincy purchased substantially all of the assets of WZLZ-FM for approximately $367,000 and the call letters were subsequently changed to WMOS-FM. This acquisition was financed primarily with unsecured seller debt.

     During 1994, Tele-Media Operating formed Tele-Media Broadcasting Company of York Limited Partnership ("York LP"), of which Tele-Media Operating is 99% general partner and TMBC is 1% limited partner. On May 1, 1995, the Companies entered into Local Marketing Agreements ("LMAs") to operate WQXA-AM, WQXA-FM and WIKN-FM. In November 1995, York LP acquired substantially all the assets of WQXA-AM and WQXA-FM for approximately $5 million. This acquisition was financed with additional borrowings under the Amended Loan Agreement (see Note 4).

     On August 1, 1996, the Companies entered into an LMA to operate WBLF-AM. In October 1996, State College LP acquired substantially all the assets of WBLF-AM for approximately $215,000 (including forgiveness of a note receivable from the seller and cash paid of $65,000).

     During 1996, Tele-Media Operating formed Tele-Media Broadcasting Company of Wilkes Barre /Scranton Limited Partnership ("Wilkes Barre LP") of which Tele-Media Operating is 99% general partner and TMBC is 1% limited partner. On August 1, 1996 Wilkes Barre LP entered into an asset purchase agreement to acquire WAZL-AM and WZMT-FM and entered into an LMA to operate the stations. On December 1, 1996, TMBC entered into an asset purchase agreement to acquire WARM-AM and WMGS-FM along with the rights to purchase options for WBHT-FM, WKQV-FM and WKQV-AM, all of which are located in the Wilkes-Barre market, and which were being operated under LMAs and Joint Sales Agreements ("JSA's"). Subsequent to December 31, 1996, the Company consummated the acquisition of the assets of WAZL-AM and WZMT-FM for approximately $3.5 million, which was financed with borrowings under the Amended Loan Agreement. The Company expects to consummate the acquisition of the assets of WARM-AM and WMGS-FM in 1997 for approximately $11 million to be financed through additional borrowings under the Amended Loan Agreement. The Company has made a nonrefundable escrow deposit of $550,000 related to this acquisition. The escrow deposit is included in other current assets and will be a reduction of the purchase price or, in the event the acquisition is not consummated, paid to the seller.

     The accompanying consolidated financial statements include the accounts of TMBC and its partnership interests, including the acquisition of businesses from their respective dates of purchase. All of the aforementioned acquisitions were accounted for under the purchase method, and as such, the purchase price is allocated among the assets and liabilities purchased based on their relative fair market values at the date of acquisition. All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Cash and Cash Equivalents -- For purposes of the consolidated statements of cash flows, the Companies consider highly liquid investments with original maturities of three months or less to be cash equivalents.

     b. Property, Plant and Equipment -- Property, plant and equipment, carried at cost, is depreciated over the estimated useful lives of the related assets, principally five to ten years. Depreciation is computed on the straight-line method for financial statement purposes and on accelerated methods for federal income tax

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

purposes. Depreciation expense totaled $1,446,000, $1,499,000 and $1,358,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     c. Intangibles -- Broadcast licenses are amortized over 20 years. Loan origination fees and non-compete agreements are amortized over the terms of the related agreements, and organization costs are amortized over five years. The Companies write-off these assets and related accumulated amortization when the assets become fully amortized.

     d. Impairment of Long-Lived Assets -- Management of the Companies reviews long-lived assets (including property, plant and equipment and intangibles) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management considers the undiscounted cash flow expected to be generated by the use of the asset and its eventual disposition to determine when, and if, an impairment has occurred. Any write-downs due to impairment are charged to operations at the time the impairment is identified. During the year ended December 31, 1994, the Company wrote-off loan origination fees with a net carrying value of approximately $159,000 due to a refinancing of the debt. There were no such write-downs required in 1995 or 1996.

     e. Income Taxes -- No provision for income taxes has been made for the taxable income of the partnerships included in the consolidated financial statements as income taxes are the responsibility of the partners. TMBC has Subchapter S status for federal income tax purposes and, therefore, the shareholders, rather than the Company, have the responsibility for federal income taxes and for state income taxes in those states that recognize the equivalent of Subchapter S status.

     f. Revenue Recognition -- Revenue is recognized as commercials are broadcast. The Companies also enter into barter transactions in which advertising time is traded for merchandise or services used principally for promotional and other business purposes. Barter revenue is recorded as commercials are broadcast at the estimated fair value of the air time. If merchandise or services are received prior to the broadcast of commercials, recognition of the related revenue is deferred and recognized as the commercials are broadcast.

     g. Reclassifications -- Certain reclassifications have been made to the 1994 and 1995 consolidated financial statements in order to conform to the 1996 presentation.

     h. Use of Estimates in Preparation of the Consolidated Financial Statements -- The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     i. Local Marketing Agreements and Joint Sales Agreements -- The Companies use property, plant and equipment of the radio stations operated under LMAs and JSAs in exchange for a fee. Under provisions of the Company's LMAs and JSAs, the expenses of operating the stations (other than depreciation or amortization of assets) are the obligations of the Companies, and they are entitled to the revenues generated by the stations. Revenues and expenses related to these agreements are reflected in the consolidated statements of operations. The Companies have recorded fees in respect to these agreements of $63,750 for the year ended December 31, 1996 within general and administrative expenses on the consolidated statement of operations. No such costs were incurred in 1994 or 1995.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  INTANGIBLES

     Intangibles consist of the following:

                                                       1995           1996
                                                    -----------    -----------
Broadcast licenses................................  $36,389,881    $36,440,231
Non-compete agreements............................    1,487,500        265,000
Loan origination fees.............................    2,854,888      2,937,340
Organization costs................................      250,387        284,633
                                                    -----------    -----------
                                                     40,982,656     39,927,204
Less accumulated amortization.....................   11,946,252     13,022,916
                                                    -----------    -----------
                                                    $29,036,404    $26,904,288
                                                    ===========    ===========

4.  LONG-TERM DEBT AND REDEEMABLE STOCK WARRANTS

     Long-term debt consists of the following:

                                                     1995             1996
                                                  -----------      -----------
Senior:
  Borrowings under Amended Loan Agreement.......  $36,383,700      $33,935,700
  Discount Notes................................   30,698,371       35,630,986
Other...........................................      442,006          344,129
                                                  -----------      -----------
                                                   67,524,077       69,910,815
Less current portion............................    3,106,208       37,528,396
                                                  -----------      -----------
                                                  $64,417,869      $32,382,419
                                                  ===========      ===========

     The significant provisions of the Amended and Restated Loan Agreement dated February 26, 1997 (the "Amended Loan Agreement"), Senior Discount Notes (the "Notes"), and the Redeemable Stock Warrants (the "Warrants") are discussed below. The debt arrangements discussed in the preceding sentence were entered into in connection with a refinancing in June 1994 of substantially all of the debt then outstanding, resulting in an extraordinary loss on the extinguishment thereof of approximately $1,341,000 during the year ended December 31, 1994.

AMENDED LOAN AGREEMENT

     The Amended Loan Agreement permits borrowings of up to approximately $49 million. The remaining permitted borrowings under the Amended Loan Agreement ($16 million at February 26, 1997) were provided to finance the 1997 planned acquisitions described in Note 1. The Amended Loan Agreement modified principal and interest payments, and certain financial covenants and requires the payment of additional fees to the Lender of $250,000 in 1997 and 1998 in the event of a failure to meet the leverage covenant in either year. Prior to the amendment on February 26, 1997, and at December 31, 1996, the Companies were not in compliance with the provisions of the loan agreement then in effect.

     Principal is payable in quarterly installments with any remaining principal due April 1999. The Lender has the option to require the Companies to make an additional principal payment of up to approximately $8.9 million in 1997 and $21.4 million in 1998. Prior to the date of the Amended Loan Agreement, interest was payable quarterly at the prime rate plus 2%, or at the Companies' option, LIBOR plus 4.75%. At December 31, 1996, the interest rate was 10.25% (prime plus 2%). The Amended Loan Agreement requires interest payments quarterly. Interest under the Amended Loan Agreement is charged at the prime rate plus

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2%, or at the Companies' option, LIBOR plus 4.5%, on borrowings up to approximately $44 million; interest on the next $5 million borrowed will be charged at the prime rate plus 3.75%. The Amended Loan Agreement requires the Companies to enter into a two year interest hedge contract on or before September 30, 1997 in a notional amount not less than $25 million, providing protection should the prime rate exceed the prime rate at the date the interest hedge contract is entered into by 2.5%. A penalty of between 2% and 4% is assessed on any principal prepayment.

     Borrowings under the Amended Loan Agreement are collateralized by substantially all of the assets and partnership interests of Tele-Media Operating and its partnerships. The Amended Loan Agreement provides for, among other things, limitations on distributions, indebtedness, mergers, sale and purchase of assets, capital expenditures, payment of management fees and payment of interest on the Notes, and requires the achievement of certain minimum cash flow amounts.

SENIOR DISCOUNT NOTES

     The Notes are due June 15, 2004 and were issued with an original issue discount based on an interest rate of 16%. TMBC did not make interest payments on the Notes due June 15, 1995, December 15, 1995 and June 15, 1996 and did not consummate the Exchange Offer by the date as set forth in the original Registration Rights Agreement (as defined below). Consequently, TMBC and the Note holders amended the existing agreements to convert the amount of cash interest payments then due ($2,509,000) plus penalties of approximately $1,260,000 to notes payable and, in consideration of the conversion, the Note holders waived TMBC's default. Under the terms of the Note Agreement, as amended to include the notes issued in 1995 and 1996, interest of approximately $920,000 is payable semi-annually through June 15, 1999, and the remainder of the interest is deferred and added to principal. After June 15, 1999, semi-annual interest payments will be made at an annual rate of 16% of the accreted value of the Notes. The accreted value of the Notes will approximate $47,811,000 at June 15, 1999.

     TMBC did not make the required interest payment of $920,585 on the Notes which was due on December 15, 1996, and consequently it is in default of the Note Agreement. The holders of the Notes have the right to require immediate payment of all amounts due under the Note Agreement. The total amount due under the Note Agreement at December 31, 1996, which is classified as a current obligation, was $35,630,986. The shareholders of TMBC have negotiated an agreement to sell their stock in the Company. As part of the transaction, the holders of the Notes will be paid an amount sufficient to satisfy all outstanding claims against TMBC, including settlement of claims relating to the redeemable stock warrants discussed below (see Note 6). In the event the sale is not consummated, TMBC plans to enter into discussions with the Note holders to convert the delinquent amount, plus any penalties, into a note payable. If the Note holders refuse to agree to the conversion or another acceptable alternative, TMBC intends to search for replacement financing.

     Payment under the Notes is restricted by the Amended Loan Agreement. Redemption of the Notes prior to their scheduled maturity is subject to prepayment premiums. If a Qualified Public Offering is consummated by June 15, 1999, the Notes may be redeemed at TMBC's option for between 110% to 120% of the Accreted Value of the Notes. After June 15, 1999, the Notes may be redeemed at TMBC's option for $47,811,000 plus a premium of up to 8%, which declines ratably through the date of maturity. In addition, if a Change of Control occurs, the Note holders have the option to require TMBC to repurchase the Notes at 101% of the Accreted Value.

     The Notes are unsecured and restrict, among other things, the declaration or payment of any dividends or any other distributions to shareholders, the incurrence of additional debt, transactions with affiliates, payment of management fees, formation of additional subsidiaries, mergers, sales of assets and capital expenditures. Pursuant to a Registration Rights Agreement between TMBC and the Purchasers, TMBC filed an Exchange Offer Registration Statement (the "Registration Statement") with the Securities and Exchange Commission

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

on September 19, 1994. Under the terms of the Exchange Offer the holders of the Notes may exchange the Old Notes for New Notes with identical terms, except that the New Notes may be offered for resale, be resold or otherwise transferred, under certain conditions by the holders without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. Pursuant to the terms of the Registration Rights Agreement, as amended, if the Registration Statement does not become effective by May 1, 1997, additional interest of 1% per annum will be charged from May 1, 1997 through December 1, 1997 and increase
 .5% each six months thereafter, not to exceed an aggregate of 5% based on the Accreted Value of the Notes until the Registration Statement becomes effective.

REDEEMABLE STOCK WARRANTS

     The Warrants are exercisable at no additional cost to the Note holders for between 3,750 and 5,290 shares of non-voting common stock representing 20% to 26% of the equity of TMBC, based on the achievement of certain levels of Operating Cash Flow. The Warrant agreement provides registration rights to the holders and restricts, among other things, the incurrence of additional debt, payment of management fees, formation of additional subsidiaries, mergers, sale of assets and distributions to stockholders. In addition, the Warrant holders have put rights during the period from January 1, 2000 through March 31, 2000 or upon a Change of Control, to require TMBC to redeem the Warrants for cash at fair value.

     The Warrants expire June 9, 2004 and are exercisable at any time on or after January 1, 2000, or upon the occurrence of any of the following: the conversion of TMBC to a Subchapter C corporation for federal income tax purposes; an Initial Public Offering; a merger where TMBC is not the surviving entity; a sale, lease, transfer or other disposition of all or substantially all of the assets of TMBC or its subsidiaries; a liquidation or dissolution of TMBC; or if Messrs. Tudek and Mundy own less than 50% of TMBC or a successor company.

     Holders of the non-voting common stock will enter into a Registration Rights Agreement providing them with unlimited piggy-back registration rights and the right to participate in any Initial Public Offering. The non-voting stock is convertible into voting common stock in connection with the sale of shares in a public offering, in a brokers' transaction pursuant to Rule 144 under the Securities Act of 1933, and if, after conversion, the shareholder would own 4.9% or less of the common stock. TMBC has reserved 10,000 shares of non-voting stock and 10,000 shares of voting stock for exercise of the Warrants.

     TMBC estimated the redemption price of the warrants at December 31, 1995 and 1996 as $750,950 and $7,000,000, respectively. Increases in the redemption price are accounted for prospectively as an adjustment to periodic interest expense from the date of the increase to January 1, 2000, the earliest date the put can be exercised. The accreted value of the Warrants at December 31, 1995 and 1996, was $750,950 and $1,644,000, respectively, resulting in a charge to interest expense for the year ended December 31, 1996 of $893,050. There was no adjustment to interest expense for the years ended December 31, 1994 and 1995.

     Minimum scheduled maturities of long-term debt during the next five years considering the Amended Loan Agreement and the classification of the Notes as a current liability resulting from the default are as follows:

1997........................................................  $37,528,000
1998........................................................    2,595,000
1999........................................................   33,744,000
2000........................................................       19,000
2001........................................................        3,000

     Interest paid on all debt in 1994, 1995 and 1996 was approximately $4,616,000, $3,570,000 and $3,750,000, respectively.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  OPERATING AGREEMENT WITH AFFILIATE

     Under terms of an operating agreement entered into in June 1994, Tele-Media Corporation of Delaware (an affiliate) ("Tele-Media Delaware") provides certain management and technical services to the Companies and charges a management fee of 3.5% of revenues. Payment of the management fee is restricted by the Notes and the Amended Loan Agreement. The operating agreement expires on June 9, 2004 and continues from year-to-year thereafter unless either party gives written notice to the other at least 30 days in advance of an expiration date.

     Prior to the June 1994 operating agreement discussed above, Tele-Media Delaware charged a management fee ranging from 3.5% to 7% of revenues. As required by the provisions of the debt arrangements then outstanding as discussed in Note 4, Messrs. Tudek and Mundy assumed responsibility for the payment of certain management fees in 1994. The liabilities assumed by Messrs. Tudek and Mundy are treated as additional paid-in capital in the consolidated financial statements.

6.  CONTINGENCIES AND COMMITMENTS

     In 1995, TMBC and its shareholders entered into a nonbinding letter of intent to sell the stock of TMBC. TMBC terminated the letter of intent and the proposed buyer filed suit for damages and specific performance. A motion to dismiss the suit was heard in early 1996 and the court ruled to dismiss a majority of the claims, including those for specific performance, as no definitive agreement had been reached for sale of the stock. On March 28, 1997, the shareholders of TMBC executed an agreement to sell the stock of the Company to the plaintiff in this suit. As part of this transaction, the suit was dismissed with prejudice, and upon motion of the parties, the dismissal of the suit was approved by the court. As a result of the suit's dismissal, this action cannot again be filed by the plaintiff.

     General and administrative expenses for the year ended December 31, 1995 and 1996 include approximately $274,000 and $260,000, respectively, of legal expenses incurred relating to the defense of the lawsuit and the proposed sale.

     The shareholders have agreed to pay 5.5% of the net proceeds from a sale of their stock to two key members of management.

                                  * * * * * *

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997

                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  3,708,373
  Accounts receivable:
     Nonbarter -- less allowance for doubtful accounts of
      $800,000..............................................     5,447,842
     Barter -- net..........................................       303,749
  Other current assets......................................       303,620
                                                              ------------
          Total current assets..............................     9,763,584
                                                              ------------
Property, plant and equipment -- net........................     8,436,165
                                                              ------------
Intangibles -- net..........................................    38,326,412
                                                              ------------
Other noncurrent assets.....................................        16,331
                                                              ------------
                                                              $ 56,542,492
                                                              ============

          LIABILITIES AND DEFICIENCY IN NET ASSETS

Current liabilities:
  Accounts payable and other accrued expenses...............  $  1,514,622
  Accrued interest..........................................     2,969,594
  Amounts due to affiliates -- net..........................     4,159,152
  Current portion of long-term debt.........................    39,491,064
                                                              ------------
          Total current liabilities.........................    48,134,432
                                                              ------------
Long-term liabilities:
  Long-term debt -- less current portion....................    47,306,734
  Other.....................................................        31,266
                                                              ------------
          Total long-term liabilities.......................    47,338,000
                                                              ------------
Redeemable stock warrants...................................     7,000,000
                                                              ------------
Deficiency in net assets:
  Common stock, voting, $0.01 par value per share; 25,000
     shares authorized, 15,000 shares outstanding...........           150
  Common stock, nonvoting, $0.01 par value per share; 10,000
     shares authorized, none outstanding....................            --
  Additional paid-in capital................................     6,924,445
  Deficit...................................................   (52,854,535)
                                                              ------------
          Deficiency in net assets..........................   (45,929,940)
                                                              ------------
                                                              $ 56,542,492
                                                              ============

      See notes to unaudited condensed consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN DEFICIT
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                                  1996            1997
                                                              ------------    ------------
Revenues:
  Local advertising.........................................  $  9,323,963    $ 12,557,493
  National advertising......................................     2,052,723       2,710,273
  Barter....................................................     1,697,415       2,357,519
  Other.....................................................       222,507         339,431
                                                              ------------    ------------
                                                                13,296,608      17,964,716
  Less agency commissions...................................     1,346,551       1,723,832
                                                              ------------    ------------
          Net revenues......................................    11,950,057      16,240,884
                                                              ------------    ------------
Selling, general and administrative, programming, barter and technical expenses:
  Selling...................................................     2,441,926       3,287,451
  General and administrative................................     2,008,273       3,366,246
  Programming...............................................     2,337,296       3,491,639
  Barter....................................................     1,697,415       2,357,519
  Technical.................................................       127,977         176,110
                                                              ------------    ------------
                                                                 8,612,887      12,678,965
                                                              ------------    ------------
Operating income before management fees and depreciation and
  amortization..............................................     3,337,170       3,561,919
                                                              ------------    ------------
Management fees and depreciation and amortization:
  Management fees -- affiliates.............................       358,113         454,258
  Depreciation and amortization.............................     2,092,858       2,207,660
                                                              ------------    ------------
                                                                 2,450,971       2,661,918
                                                              ------------    ------------
Operating income............................................       886,199         900,001
Interest expense............................................     4,955,734      10,374,922
                                                              ------------    ------------
Net loss....................................................    (4,069,535)     (9,474,921)
Deficit, beginning of period................................   (36,462,819)    (43,379,614)
                                                              ------------    ------------
Deficit, end of period......................................  $(40,532,354)   $(52,854,535)
                                                              ============    ============

      See notes to unaudited condensed consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                                 1996            1997
                                                              -----------    ------------
Cash flows from operating activities:
  Net loss..................................................  $(4,069,535)   $ (9,474,921)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    2,092,858       2,207,660
     Interest deferral......................................    3,012,406       1,975,012
     Management fees -- affiliates..........................      358,113         454,258
     Provision for losses on accounts receivable............      158,144         305,581
     Increase in fair value of redeemable stock warrants....           --       5,356,000
                                                              -----------    ------------
     Other..................................................          849             335
     Changes in operating assets and liabilities:
       Accounts receivable -- nonbarter.....................       (6,589)       (490,939)
       Other current assets.................................     (115,852)       (114,795)
       Accounts payable and other accrued expenses..........     (587,980)       (863,160)
       Affiliates activity -- net...........................     (135,961)        886,715
       Accrued interest.....................................      478,336       1,073,705
                                                              -----------    ------------
          Net cash provided by operating activities.........    1,184,789       1,315,451
                                                              -----------    ------------
Cash flows from investing activities:
  Capital expenditures......................................     (255,344)       (227,926)
  Purchase of radio stations................................           --     (14,170,000)
  Other.....................................................        2,500           1,500
                                                              -----------    ------------
          Net cash used in investing activities.............     (252,844)    (14,396,426)
                                                              -----------    ------------
Cash flows from financing activities:
  Borrowings................................................       79,361      16,000,000
  Payments of long-term debt................................   (1,575,046)     (1,408,350)
  Loan origination fees and other intangible assets.........      (25,000)       (145,334)
  Other.....................................................       (1,714)           (363)
                                                              -----------    ------------
          Net cash provided by (used in) financing
            activities......................................   (1,522,399)     14,445,953
                                                              -----------    ------------
Net increase (decrease) in cash and cash equivalents........     (590,454)      1,364,978
Cash and cash equivalents, beginning of period..............    1,904,258       2,343,395
                                                              -----------    ------------
Cash and cash equivalents, end of period....................  $ 1,313,804    $  3,708,373
                                                              ===========    ============

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

1.  BASIS OF PRESENTATION

     The condensed consolidated balance sheet as of June 30, 1997 and the condensed consolidated statements of operations and changes in deficit and cash flows for the six month periods ended June 30, 1996 and 1997 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods presented have been included. These interim unaudited condensed consolidated financial statements for 1996 and 1997 should be read in conjunction with the audited consolidated financial statements and notes thereto. The consolidated results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

2.  BUSINESS ACQUISITIONS

     On February 27, 1997, the Company purchased substantially all of the assets of two radio stations in the Wilkes-Barre/Scranton, Pennsylvania market for approximately $3,400,000. The acquisition was accounted for under the purchase method, with approximately $500,000 allocated to property, plant and equipment and approximately $2,900,000 allocated to intangibles.

     On April 18, 1997, the Company closed the acquisition of two additional radio stations in the Wilkes-Barre/Scranton, Pennsylvania market for approximately $11,000,000. The acquisition was financed by $12,000,000 of additional borrowings under the Amended Loan Agreement. The acquisition was accounted for under the purchase method, with approximately $1,722,000 allocated to property, plant and equipment and approximately $9,278,000 allocated to intangibles.

     On May 5, 1997, the Company closed the acquisition of a radio station in the Quincy, Illinois market for approximately $345,000. The acquisition was financed primarily by an unsecured seller note and assumption of capital leases. The acquisition was accounted for under the purchase method, with approximately $148,000 allocated to property and equipment and approximately $197,000 allocated to intangibles.

3.  SUBSEQUENT EVENTS

     On July 3, 1997, all of the issued and outstanding stock of the Company was acquired by Citadel Broadcasting Company, a subsidiary of Citadel Communications Corporation for approximately $114,400,000. In connection with the acquisition by Citadel Broadcasting Company, a Change of Control occurred. The Change of Control has a material effect on the financial statements due to the change in the earliest put date of the redeemable stock warrants. The Warrant holders have put rights as of January 1, 2000 or upon a Change of Control. TMBC estimated the redemption price of the warrants at December 31, 1996 as $7,000,000, and the accreted value of the warrants at December 31, 1996 was $1,644,000. Previously, increases in the redemption price were accounted for prospectively as an adjustment to periodic interest expense from the date of the increase to January 1, 2000, the earliest date the put could be exercised. However, due to the Change of Control on July 3, 1997, the earliest put date is July 3, 1997 and the warrants must be accreted to their full value by this time. The accreted value of the warrants at December 31, 1996 was $1,644,000, thus resulting in a charge to interest expense of $5,356,000 during the six months ended June 30, 1997 to accrete the warrants to their $7,000,000 redemption price.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Snider Corporation:

     We have audited the accompanying consolidated balance sheet of Snider Corporation as of December 31, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. We have also audited the accompanying balance sheet of Snider Corporation as of December 31, 1996 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Snider Corporation as of December 31, 1995 and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Snider Corporation as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Notes 3, 6 and 7, the Company has significant transactions with related parties.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The combining information is presented for purposes of additional analysis of the financial statements. The combining information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          /s/ ERWIN & COMPANY

Little Rock, Arkansas
April 1, 1997

                               SNIDER CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995          1996
                                                              ----------    ----------
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................  $   44,870    $  105,788
  Accounts receivable, net of allowance for doubtful
     accounts of
     $26,652 in 1995 and $34,461 in 1996....................     566,180       475,065
  Due from affiliates.......................................      61,352        38,146
  Other.....................................................      34,495        20,867
                                                              ----------    ----------
     Total current assets...................................     706,897       639,866
Other assets:
  Non-compete covenant......................................          --        45,833
  Land held for investment, at cost, which approximates
     market value...........................................     123,396        97,553
  Other.....................................................          --        18,536
                                                              ----------    ----------
     Total other assets.....................................     123,396       161,922
Property and equipment, at cost less accumulated
  depreciation..............................................     666,934       874,992
                                                              ----------    ----------
                                                              $1,497,227    $1,676,780
                                                              ==========    ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable -- related party.............................  $   50,000    $   50,000
  Accounts payable -- trade.................................     128,416       152,388
                      -- other..............................         385            --
  Accrued expenses..........................................      96,593        86,481
                                                              ----------    ----------
     Total current liabilities..............................     275,394       288,869
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100
     shares issued and outstanding..........................     143,000       143,000
  Paid in capital...........................................      62,298       474,300
  Retained earnings.........................................   1,016,535       770,611
                                                              ----------    ----------
     Total stockholders' equity.............................   1,221,833     1,387,911
                                                              ----------    ----------
                                                              $1,497,227    $1,676,780
                                                              ==========    ==========

                            See accompanying notes.

                               SNIDER CORPORATION

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995          1996
                                                              ----------    ----------
Revenue:
  Announcements and programs................................  $3,510,863    $3,583,944
  Barter accounts...........................................     360,616       428,129
                                                              ----------    ----------
          Total revenue.....................................   3,871,479     4,012,073
                                                              ----------    ----------
Direct charges:
  Commissions...............................................     440,461       450,944
  Royalties and franchise fees..............................      93,744       140,303
                                                              ----------    ----------
          Total direct charges..............................     534,205       591,247
                                                              ----------    ----------
Gross profit................................................   3,337,274     3,420,826
                                                              ----------    ----------
Operating expenses:
  Technical department......................................      57,985        95,416
  Program department........................................     608,416       509,877
  News department...........................................     264,837       255,458
  Sales department..........................................     839,461       859,674
  General and administrative................................     926,945       974,815
  Depreciation and amortization.............................      81,232       186,723
                                                              ----------    ----------
          Total operating expenses..........................   2,778,876     2,881,963
                                                              ----------    ----------
Operating income............................................     558,398       538,863
Other income (expense):
  Interest income...........................................       5,275         3,168
  Interest expense..........................................      (8,548)       (6,917)
  Loss on sale of property and equipment....................          --       (59,024)
  Minority interest.........................................     (48,004)           --
  Operating agreement -- acquired stations..................          --       (65,698)
  Other.....................................................     (30,540)     (124,316)
                                                              ----------    ----------
          Total other income (expense)......................     (81,817)     (252,787)
                                                              ----------    ----------
Net income..................................................  $  476,581    $  286,076
                                                              ==========    ==========

                             See accompanying notes

                               SNIDER CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                COMMON     PAID-IN      RETAINED
                                                STOCK      CAPITAL      EARNINGS       TOTAL
                                               --------    --------    ----------    ----------
Balance -- December 31, 1994.................  $143,000    $ 62,298    $  868,958    $1,074,256
  Net income.................................        --          --       476,581       476,581
  Distributions to stockholders..............        --          --      (329,004)     (329,004)
                                               --------    --------    ----------    ----------
Balance -- December 31, 1995.................   143,000      62,298     1,016,535     1,221,833
  Net income.................................        --          --       286,076       286,076
  Capital contribution.......................        --     412,002            --       412,002
  Distributions to stockholders..............        --          --      (532,000)     (532,000)
                                               --------    --------    ----------    ----------
Balance -- December 31, 1996.................  $143,000    $474,300    $  770,611    $1,387,911
                                               ========    ========    ==========    ==========

                             See accompanying notes

                               SNIDER CORPORATION

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                1995         1996
                                                              ---------    ---------
Cash flows from operating activities:
  Net income................................................  $ 476,581    $ 286,076
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization..........................     81,232      186,723
     Loss on disposal of assets.............................         --       59,023
     Minority interest......................................     48,004           --
     Recognition of unearned income.........................   (107,813)          --
     Bad debt provision.....................................     30,636       34,461
     Net changes in operating assets and liabilities:
       Accounts receivable..................................   (173,698)      56,654
       Other current assets.................................     77,524       13,628
       Other non-current assets.............................         --      (18,536)
       Accounts payable.....................................    (15,065)      23,587
       Accrued expenses.....................................      6,280      (10,112)
                                                              ---------    ---------
          Net cash provided by operating activities.........    423,681      631,504
                                                              ---------    ---------
Cash flows from investing activities:
  Purchase of property and equipment........................   (192,120)    (213,240)
  Purchase of land held for investment......................    (22,563)          --
  Proceeds from sale of property and equipment..............         --      262,800
  Net advances to affiliate.................................    (49,064)     (38,146)
  Payment under non-compete covenant........................         --      (50,000)
                                                              ---------    ---------
          Net cash used in investing activities.............   (263,747)     (38,586)
                                                              ---------    ---------
Cash flows from financing activities:
  Proceeds from repayments of notes receivable..............    107,623           --
  Repayment of note payable -- Bank.........................    (45,044)          --
  Distributions to minority interest........................    (48,004)          --
  Distributions to stockholders.............................   (329,004)    (532,000)
                                                              ---------    ---------
          Net cash used in financing activities.............   (314,429)    (532,000)
                                                              ---------    ---------
Net increase (decrease) in cash and cash equivalents........   (154,495)      60,918
Cash and cash equivalents:
  Beginning of year.........................................    199,365       44,870
                                                              ---------    ---------
  End of year...............................................  $  44,870    $ 105,788
                                                              =========    =========
Supplemental cash flows information:
  Interest paid.............................................  $   8,548    $   6,917
  Significant non-cash investing and financing activities:
     Non-cash purchase of property and equipment from
      affiliate.............................................         --      473,353
     Non-cash contribution of capital.......................         --      412,002

                             See accompanying notes

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of consolidation

     The consolidated financial statements include the accounts of Snider Corporation (the Company) and SMN Company (SMN), a 52% owned partnership. All significant intercompany transactions and accounts have been eliminated in consolidation. SMN was liquidated effective December 31, 1995.

  Nature of operations

     The Company operates an AM radio station and two FM radio stations in the central Arkansas market area and provides news and information to other radio stations throughout Arkansas. The activities of SMN were not material to 1995 consolidated financial position or results of operations.

  Accounting estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Depreciation and amortization

     Depreciation is calculated by the straight-line method. Estimated useful lives are as follows:

                                                                YEARS
                                                                -----
Transmitter building, antenna system, office machines and       3-25
  equipment.................................................
Furniture and fixtures......................................    5-10
Vehicles....................................................    2- 4
Other.......................................................    3- 5

  Non-compete covenant

     The non-compete covenant with the former owner of certain radio broadcasting assets acquired in 1996 is being amortized on a straight-line basis over a period of two years. Total amortization expense was for 1996 was $4,167.

  Statement of cash flows

     For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Concentrations of credit risk

     Most of the Company's business activity is with customers located within the state of Arkansas. The Company grants credit to its customers in the normal course of business, ordinarily without collateral requirements.

     The Company's exposure to credit risk from accounts receivable -- trade and notes receivable is represented by the carrying value of those receivables. The Company also periodically has demand deposit balances with a local financial institution that exceed federally insured limits. Management periodically reviews the soundness of this financial institution and does not believe the Company is exposed to significant financial risk.

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1995 AND 1996 -- CONTINUED

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

  Reclassifications

     Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 basis of presentation.

(2) PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1995 and 1996 consists of the following:

                                                        1995             1996
                                                     ----------       ----------
Land...............................................  $  301,252       $   57,700
Transmitter building...............................      87,879           87,879
Antenna system.....................................      91,736           91,736
Satellite equipment................................          --          473,353
Equipment..........................................     452,326          650,906
Office machines....................................     325,787          339,616
Furniture and fixtures.............................     149,455          150,289
Vehicles...........................................      63,623           56,272
Other..............................................     198,714           78,831
                                                     ----------       ----------
                                                      1,670,772        1,986,582
Less accumulated depreciation......................   1,003,838        1,111,590
                                                     ----------       ----------
                                                     $  666,934       $  874,992
                                                     ==========       ==========

(3) NOTE PAYABLE -- RELATED PARTY:

     Note payable -- related party at December 31, 1995 and 1996 consists of an unsecured note payable to a stockholder. The note bears interest at 8% and is due on demand.

(4) INCOME TAXES:

     The Company has elected to be treated as an S corporation for federal income tax purposes and is subject to similar treatment for state income tax purposes. Under this election, income and losses of the Company are reported in the income tax returns of the stockholders. As a result, no income taxes are reflected in the accompanying consolidated financial statements.

(5) ACQUISITIONS:

     During 1996, the Company acquired the assets, including broadcast rights for a local FM radio. Prior to FCC approval of the acquisition, the station was operated by the Company under a license management agreement. Expenses incurred under this agreement totaling $65,698 are included in the accompanying 1996 statement of income under the heading "Other Income (Expenses)."

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1995 AND 1996 -- CONTINUED

(5) ACQUISITION (CONTINUED):

     The acquisition cost of the broadcast assets were allocated as follows:

Property and equipment..................................    $132,820
Non-compete covenant....................................      50,000
                                                            --------
          Total.........................................    $182,820
                                                            ========

(6) COMMITMENTS AND CONTINGENCIES:

     The Company leases its office building and parking lot under an operating lease from an officer and principal stockholder of the Company for $10,000 per month. Additionally, the Company rented satellite space from an affiliate under an informal lease agreement totaling $107,950 and $6,300 during the years ended December 31, 1995 and 1996, respectively. Total rent expense was $245,377 and $140,400 for the years ended December 31, 1995 and 1996, respectively. Rent expense was offset by $54,000 in 1995 and $48,320 in 1996 by amounts received from an affiliate under a month to month sublease agreement for office space.

     Future minimum rentals under noncancelable operating leases, including renewal options, at December 31, 1996 are as follows:

1997....................................................    $120,000
1998....................................................     120,000
                                                            --------
                                                            $240,000
                                                            ========

(7) RELATED PARTY TRANSACTIONS:

     General and administrative expense has been reduced by $23,282 and $21,000 in 1995 and 1996, respectively, for shared office and overhead expenses charged to an affiliate. The amounts shown in the accompanying balance sheets as due from affiliates represent amounts owed to the Company for these and certain other operating expenses paid by the Company on behalf of affiliates.

     During 1996, the Company purchased satellite communications equipment from an affiliate for $473,353. In connection with the purchase, the Company's stockholders transferred certain assets of another affiliate with a fair value of $412,002 to the Company. The transfer was recorded as a capital contribution. These contributed assets, plus accounts receivable due from the affiliate totaling $61,351 were exchanged for the satellite communications equipment.

     Information concerning the note payable -- related party is contained in
Note 3. Information concerning lease and other rental income and expenses with related parties is described in Note 5.

                               SNIDER CORPORATION

                    SCHEDULE OF COMBINING OPERATING INCOME,
                    EXCLUDING DEPRECIATION AND AMORTIZATION
                             FOR BROADCASTING UNITS
                          YEAR ENDED DECEMBER 31, 1996

                                                            KARN          ARN         COMBINED
                                                         ----------    ----------    ----------
Revenue:
  Local announcements..................................  $1,604,785    $1,353,472    $2,958,257
  National announcements...............................     135,805            --       135,805
  Political announcements..............................      68,318       193,539       261,857
  Network..............................................      77,236            --        77,236
  Materials and facilities.............................      71,411        79,378       150,789
  Barter accounts......................................     289,797       138,332       428,129
                                                         ----------    ----------    ----------
          Total revenue................................   2,247,352     1,764,721     4,012,073
Less direct charges:
  Agency commissions...................................     156,538       187,616       344,154
  National representative commissions..................      16,676        90,114       106,790
  Rights fees..........................................      78,426        61,877       140,303
                                                         ----------    ----------    ----------
          Totals.......................................     251,640       339,607       591,247
                                                         ----------    ----------    ----------
Gross profit...........................................   1,995,712     1,425,114     3,420,826
Operating expenses:
  Technical department.................................      73,611        21,805        95,416
  Program department...................................     356,247       153,630       509,877
  News department......................................     115,269       140,189       255,458
  Sales department.....................................     480,476       379,198       859,674
  General and administrative...........................     633,288       341,527       974,815
                                                         ----------    ----------    ----------
          Total operating expenses, excluding
            depreciation and amortization..............   1,658,891     1,036,349     2,695,240
                                                         ----------    ----------    ----------
Operating income, excluding depreciation and
  amortization.........................................  $  336,821    $  388,765    $  725,586
                                                         ==========    ==========    ==========

                               SNIDER CORPORATION

                                 BALANCE SHEET
                                  MAY 31, 1997
                                  (UNAUDITED)

                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $   45,972
  Accounts receivable -- trade, net of allowance for
     doubtful accounts of $38,228...........................     780,901
  Due from affiliates.......................................      44,589
  Other.....................................................       7,941
                                                              ----------
          Total current assets..............................     879,403
Property and equipment, at cost less accumulated
  depreciation of $1,193,204................................     813,910
Other assets:
  Non-compete agreement, less accumulated amortization of
     $14,583................................................      35,417
  Land held for investment, at cost, which approximates
     market value...........................................      97,553
  Other.....................................................      25,692
                                                              ----------
          Total other assets................................     158,662
                                                              ----------
                                                              $1,851,975
                                                              ==========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable -- related party.............................  $   50,000
  Accounts payable -- trade.................................     190,990
  Accrued expenses..........................................     103,427
                                                              ----------
          Total current liabilities.........................     344,417
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100
     shares issued and outstanding..........................     143,000
  Paid-in capital...........................................     474,300
  Retained earnings.........................................     890,258
                                                              ----------
          Total stockholders' equity........................   1,507,558
                                                              ----------
                                                              $1,851,975
                                                              ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                              STATEMENT OF INCOME
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Revenue:
     Announcements and programs.............................  $1,694,439
     Barter accounts........................................     140,783
                                                              ----------
          Total revenue.....................................   1,835,222
Direct charges:
     Commissions............................................     261,257
     Royalties and franchise fees...........................      42,210
                                                              ----------
          Total direct charges..............................     303,467
                                                              ----------
Gross profit................................................   1,531,755
                                                              ----------
Operating expenses:
     Technical department...................................      52,958
     Program department.....................................     263,608
     News department........................................      99,351
     Sales department.......................................     439,047
     General and administrative.............................     437,718
     Depreciation and amortization..........................      92,030
                                                              ----------
          Total operating expenses..........................   1,384,712
                                                              ----------
Operating income............................................     147,043
Other income (expense):
     Interest income........................................         733
     Interest expense.......................................      (1,677)
     Other..................................................     (26,452)
                                                              ----------
          Total other income (expense)......................     (27,396)
                                                              ----------
Net income..................................................  $  119,647
                                                              ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

                                                 COMMON     PAID-IN     RETAINED
                                                 STOCK      CAPITAL     EARNINGS      TOTAL
                                                --------    --------    --------    ----------
Balance -- December 31, 1996..................  $143,000    $474,300    $770,611    $1,387,911
Net income....................................        --          --     119,647       119,647
                                                --------    --------    --------    ----------
Balance -- May 31, 1997.......................  $143,000    $474,300    $890,258    $1,507,558
                                                ========    ========    ========    ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                            STATEMENT OF CASH FLOWS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income................................................  $119,647
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Depreciation and amortization..........................    92,030
     Bad debt provision.....................................    12,155
     Net changes in operating assets and liabilities:
       Accounts receivable -- trade.........................  (317,991)
       Other current assets.................................    12,926
       Other non-current assets.............................    (7,156)
       Accounts payable -- trade............................    38,602
       Accrued expenses.....................................    16,946
                                                              --------
          Net cash used in operating activities.............   (32,841)
                                                              --------
Cash flows from investing activities:
  Capital expenditures......................................   (20,532)
  Net advances to affiliate.................................    (6,443)
                                                              --------
          Net cash used in investing activities.............   (26,975)
                                                              --------
Net decrease in cash and cash equivalents...................   (59,816)
Cash and cash equivalents:
  Beginning of period.......................................   105,788
                                                              --------
  End of period.............................................  $ 45,972
                                                              ========
Supplemental cash flows information:
  Interest paid.............................................  $  1,677
                                                              ========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                          NOTE TO FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                  (UNAUDITED)

(1) SUBSEQUENT EVENT

     On June 2, 1997, Snider Corporation (the "Company") entered into a local marketing agreement ("LMA") with Citadel Broadcasting Company ("Citadel") whereby Citadel pays $89,000 per month to the Company in exchange for supplying specified programming to the brokered stations and marketing all commercial advertising time of the brokered stations, subject to the Company's right to control the content of all programming. On the same date, the Company also entered into a Merger Agreement with Citadel, upon the consummation of which Citadel will acquire radio stations KARN-FM, KARN-AM, KKRN-FM, KRNN-AM and KAFN-FM. The LMA shall terminate upon the closing of the Merger Agreement or the termination of the Merger Agreement, unless terminated earlier pursuant to the default provisions of the LMA. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the month ended June 30, 1997 are included in the financial statements of Citadel and are summarized as follows:

Net broadcasting revenues...................................  $270,289
Station operating expenses..................................   304,259

                               SNIDER CORPORATION
                                 BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

                            ASSETS
Current assets:
  Cash and cash equivalents.................................  $  191,595
  Accounts receivable--trade, net of allowance for doubtful
     accounts of $45,546....................................     800,790
  Due from affiliates.......................................      25,617
  Other.....................................................       4,106
                                                              ----------
          Total current assets..............................   1,022,108
Property and equipment, at cost less accumulated
  depreciation of $1,017,541................................     808,870
Other assets:
  Land held for investment, at cost, which approximates
     market value...........................................      97,553
  Other.....................................................      11,240
                                                              ----------
          Total other assets................................     108,793
                                                              ----------
                                                              $1,939,771
                                                              ==========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable--related party...............................  $   50,000
  Accounts payable--trade...................................     153,348
  Accrued expenses..........................................     132,907
                                                              ----------
          Total current liabilities.........................     336,255
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100
     shares issued and outstanding..........................     143,000
  Paid-in capital...........................................     474,300
  Retained earnings.........................................     986,216
                                                              ----------
          Total stockholders' equity........................   1,603,516
                                                              ----------
                                                              $1,939,771
                                                              ==========

                               SNIDER CORPORATION

                              STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Revenue:
  Announcements and programs................................  $1,893,131
  Barter accounts...........................................     214,064
                                                              ----------
          Total revenue.....................................   2,107,195
Direct charges:
  Commissions...............................................     266,398
  Royalties and franchise fees..............................      65,599
                                                              ----------
          Total direct charges..............................     331,997
                                                              ----------
Gross profit................................................   1,775,198
                                                              ----------
Operating expenses:
  Technical department......................................      35,290
  Program department........................................     236,052
  News department...........................................     125,103
  Sales department..........................................     414,766
  General and administrative................................     511,160
  Depreciation and amortization.............................      88,507
                                                              ----------
          Total operating expenses..........................   1,410,878
                                                              ----------
Operating income............................................     364,320
Other income (expense):
  Loss on sale of property and equipment....................     (59,024)
  Interest expense..........................................      (2,541)
  Operating agreement--stations under contract..............     (36,839)
  Other.....................................................     (39,235)
                                                              ----------
          Total other income (expense)......................    (137,639)
                                                              ----------
Net income..................................................  $  226,681
                                                              ==========

                               SNIDER CORPORATION
                       STATEMENT OF STOCKHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                                      COMMON    PAID-IN     RETAINED
                                                      STOCK     CAPITAL     EARNINGS      TOTAL
                                                     --------   --------   ----------   ----------
Balance--December 31, 1995.........................  $143,000   $ 62,298   $1,016,535   $1,221,833
Net income.........................................                           226,681      226,681
Capital contribution...............................              412,002                   412,002
Distributions to stockholders......................                          (257,000)    (257,000)
                                                     --------   --------   ----------   ----------
Balance--June 30, 1996.............................  $143,000   $474,300   $  986,216   $1,603,516
                                                     ========   ========   ==========   ==========

                               SNIDER CORPORATION
                            STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income................................................  $226,681
  Adjustments to reconcile net income to net cash provided
     by in operating activities:
     Depreciation and amortization..........................    88,507
     Loss on sale of property and equipment.................    59,024
     Bad debt provision.....................................    19,886
     Net changes in operating assets and liabilities:
       Accounts receivable--trade...........................  (254,496)
       Other current assets.................................    19,149
       Accounts payable--trade..............................    24,547
       Accrued expenses.....................................    36,314
                                                              --------
          Net cash provided by operating activities.........   219,612
                                                              --------
Cash flows from investing activities:
  Capital expenditures......................................   (53,071)
  Proceeds from sale of assets..............................   262,800
  Net advances to affiliate.................................   (25,616)
                                                              --------
          Net cash provided by investing activities.........   184,113
                                                              --------
Cash flows from financing activities:
  Distributions to stockholders.............................  (257,000)
                                                              --------
          Net cash used in financing activities.............  (257,000)
                                                              --------
Net increase in cash and cash equivalents...................   146,725
Cash and cash equivalents:
  Beginning of period.......................................    44,870
                                                              --------
  End of period.............................................  $191,595
                                                              ========
Supplemental cash flows information:
  Interest paid.............................................  $  2,541
  Significant non-cash investing and financing activities:
     Non-cash purchase of property and equipment from
      affiliate.............................................   473,353
     Non-cash contribution of capital.......................   412,002

                          INDEPENDENT AUDITORS' REPORT

The Boards of Directors and Stockholders
Snider Broadcasting Corporation and Subsidiary
CDB Broadcasting Corporation:

     We have audited the accompanying consolidated balance sheet of Snider Broadcasting Corporation and Subsidiary, as of December 31, 1995 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. We have also audited the combined balance sheet of Snider Broadcasting Corporation and Subsidiary, and CDB Broadcasting Corporation as of December 31, 1996 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The combined financial statements include the financial statements of Snider Broadcasting Corporation and Subsidiary, and CDB Broadcasting Corporation, which are related through common ownership and management.

     As described in Notes 3, 5, and 10, the Company has significant transactions with related parties.

     In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Snider Broadcasting Corporation and subsidiary as of December 31, 1995 and the consolidated results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the combined financial position of Snider Broadcasting Corporation and affiliate as of December 31, 1996 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ ERWIN & COMPANY

Little Rock, Arkansas
April 23, 1997

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995              1996
                                                              -----------       -----------
                                          ASSETS
Current assets:
  Cash......................................................  $    30,813       $    49,821
  Accounts receivable, net of allowance for doubtful
     accounts of $8,108 in 1995 and $7,000 in 1996..........      305,154           376,579
     Other..................................................        2,302            15,366
                                                              -----------       -----------
     Total current assets...................................      338,269           441,766
Property and equipment, at cost less accumulated
  depreciation (Note 2).....................................       59,706           292,286
Other assets:
  Excess of cost over carrying value of net assets acquired, less accumulated amortization of $117,476 in 1995 and
     $130,936 in 1996.......................................      309,710           796,691
  Start-up costs, net of accumulated amortization of $8,797
     in 1996................................................           --            61,588
  Non-compete agreement, net of accumulated amortization of
     $2,083 in 1996.........................................           --            97,917
  Other assets..............................................           --            21,189
                                                              -----------       -----------
     Total other assets.....................................      309,710           977,385
                                                              -----------       -----------
                                                              $   707,685       $ 1,711,437
                                                              ===========       ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable -- stockholders (Note 3)....................  $    52,698       $        --
  Note payable -- bank (Note 4).............................           --         2,637,408
  Current maturities of long-term debt (Note 5).............      206,781                --
  Accounts payable -- trade.................................      109,406           218,422
  Income taxes payable......................................        2,117             7,803
  Accrued expenses..........................................       12,526            45,778
  Accrued interest payable (Note 10)........................       14,548            10,714
  Deferred income taxes (Note 8)............................           --             2,297
                                                              -----------       -----------
          Total current liabilities.........................      398,076         2,922,422
Long-term debt, less current maturities (Note 5)............    1,386,490                --
                                                              -----------       -----------
          Total liabilities.................................    1,784,566         2,922,422
Stockholders' deficit:
  Common stock (Note 6).....................................       75,213            75,313
  Retained deficit..........................................   (1,152,094)       (1,286,298)
                                                              -----------       -----------
          Total stockholders' deficit.......................   (1,076,881)       (1,210,985)
                                                              -----------       -----------
                                                              $   707,685       $ 1,711,437
                                                              ===========       ===========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                       COMBINED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995             1996
                                                              ----------       ----------
Revenue:
  Announcements and programs................................  $2,097,623       $2,008,315
  Barter accounts...........................................     145,608          137,963
                                                              ----------       ----------
          Total revenue.....................................   2,243,231        2,146,278
Less direct charges -- commissions..........................     286,944          264,907
                                                              ----------       ----------
Gross profit................................................   1,956,287        1,881,371
                                                              ----------       ----------
Operating expenses:
  Technical department......................................      45,339           55,616
  Program department........................................     305,344          384,480
  Sales department..........................................     377,007          439,883
  General and administrative................................     465,647          679,475
  Ratings enhancement.......................................          --          105,498
  Time brokerage............................................          --           60,470
  Consulting and non-compete (Note 9).......................      64,733           64,733
  Goodwill amortization.....................................      10,680           13,460
  Depreciation and amortization.............................      27,046           78,820
                                                              ----------       ----------
          Total operating expenses..........................   1,295,796        1,882,435
                                                              ----------       ----------
Operating income (loss).....................................     660,491           (1,064)
                                                              ----------       ----------
Other income (expense):
  Interest expense (Note 10)................................    (189,532)        (150,553)
  Rent (Note 10)............................................      12,000           30,000
  Other.....................................................          --               39
                                                              ----------       ----------
          Total other income (expense)......................    (177,532)        (120,514)
                                                              ----------       ----------
Income (loss) before income taxes...........................     482,959         (121,578)
Provision for income taxes (Note 8).........................       2,117           12,626
                                                              ----------       ----------
Net income (loss)...........................................  $  480,842       $ (134,204)
                                                              ==========       ==========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                        COMMON      RETAINED
                                                         STOCK       DEFICIT            TOTAL
                                                        -------    -----------       -----------
Balance -- December 31, 1994..........................  $75,213    $(1,632,936)      $(1,557,723)
  Net income..........................................       --        480,842           480,842
                                                        -------    -----------       -----------
Balance -- December 31, 1995..........................   75,213     (1,152,094)       (1,076,881)
  Common stock issued.................................      100             --               100
  Net loss............................................       --       (134,204)         (134,204)
                                                        -------    -----------       -----------
Balance -- December 31, 1996..........................  $75,313    $(1,286,298)      $(1,210,985)
                                                        =======    ===========       ===========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                1995          1996
                                                              ---------    -----------
Cash flows from operating activities:
  Net income (loss).........................................  $ 480,842    $  (134,204)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation...........................................     27,046         42,899
     Amortization...........................................     10,680         49,381
     Deferred income taxes..................................         --          2,297
     Loss on sale of property and equipment.................         --            458
     Net changes in operating assets and liabilities:
       Accounts receivable..................................    (56,489)       (71,425)
       Other assets.........................................        446        (59,294)
       Accounts payable.....................................      2,896         99,824
       Accrued expenses.....................................     12,707         38,938
       Accrued interest payable.............................   (113,269)        (3,834)
                                                              ---------    -----------
          Net cash provided by (used in) operating
            activities......................................    364,859        (34,960)
                                                              ---------    -----------
Cash flows from investing activities:
  Acquisition of business assets............................    (14,921)      (768,011)
  Non-compete agreement.....................................         --       (100,000)
  Other.....................................................         --        (69,560)
                                                              ---------    -----------
          Net cash used in investing activities.............    (14,921)      (937,571)
                                                              ---------    -----------
Cash flows from financing activities:
  Repayment of borrowings -- affiliates.....................   (186,825)    (1,291,759)
                              -- other......................   (169,347)      (494,210)
  Proceeds from borrowings..................................         --      2,777,408
  Common stock issued.......................................         --            100
                                                              ---------    -----------
          Net cash provided by (used in) financing
            activities......................................   (356,172)       991,539
                                                              ---------    -----------
Net increase (decrease) in cash.............................     (6,234)        19,008
Cash:
  Beginning of year.........................................     37,047         30,813
                                                              ---------    -----------
  End of year...............................................  $  30,813    $    49,821
                                                              =========    ===========
Supplemental information:
  Interest paid.............................................  $ 302,800    $   154,387
  Income taxes paid.........................................         --          4,643
  Non-cash investing activities:
     Equipment acquired through trade.......................      2,333          9,192

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Reporting Entity

     The accompanying 1995 financial statements include the accounts of Snider Broadcasting Corporation and its wholly-owned subsidiary, Cornerstone Broadcasting Corporation (Snider). The accompanying 1996 financial statements include these accounts combined with those of CDB Broadcasting Corporation
(CDB), a company affiliated through common ownership and management. CDB was incorporated and began operations May 17, 1996 . All significant intercompany transactions and accounts have been eliminated.

  Nature of Operations

     Snider and CDB operate FM radio stations in the Central Arkansas market area.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment

     Depreciation of property and equipment is calculated using the accelerated and modified accelerated cost recovery systems. Depreciation calculated under these methods does not differ significantly from amounts calculated under methods and lives which conform to generally accepted accounting principles.

     Estimated useful lives of property and equipment are as follows:

                                                              YEARS
                                                              -----
Tower.......................................................  5-10
Radio, office and computer equipment........................  3- 7
Vehicle.....................................................     5

  Intangible Assets

     The excess of cost over carrying value of assets acquired for Snider Broadcasting Corporation is being amortized over 40 years using the straight-line method. The excess of cost over carrying value of assets acquired of CDB Broadcasting Corporation is being amortized over 15 years using the straight-line method.

     The non-compete agreement is being amortized over 24 months using the straight-line method. Start-up costs are being amortized over five years using the straight-line method.

  Asset Impairment

     In the event that facts and circumstances indicate that the carrying value of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair value or a value based on discounted cash flows is required.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

  Income Taxes

     Snider incurred net operating losses from the date of its incorporation on January 1, 1985 through 1991. At December 31, 1996 there are approximately $610,000 of net operating loss carryforwards available for federal income tax purposes. These loss carryforwards will expire beginning in the year 2000 if not previously used to offset future net taxable income. In addition, Snider has approximately $3,600 in general business credit carryforwards that expire in 2000 and 2001.

     Snider provides for deferred income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement provides for a liability approach under which deferred income taxes are based on enacted tax laws and rates applicable to the periods in which the taxes become payable.

     CDB has elected to be treated as an S corporation for federal income tax purposes and is subject to similar treatment for state income tax purposes. Under this election, income and losses of CDB are reported in the income tax returns of the stockholders. As a result, no provision for income taxes for CDB is reflected in the accompanying combined financial statements.

  Statement of Cash Flows

     For purposes of the statement of cash flows, the Companies consider cash on hand and deposits in financial institutions with initial maturities of three months or less as cash.

  Concentrations of Credit Risk

     Most of the Companies' business activity is with customers located within the central region of Arkansas. The Companies' grant credit to their customers in the normal course of business, ordinarily without collateral requirements.

  Reclassifications

     Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 basis of presentation.

(2) PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1995 and 1996 consists of the following:

                                                          1995           1996
                                                        --------       --------
Tower.................................................  $ 89,909       $104,642
Radio equipment.......................................   186,059        404,648
Office equipment......................................    67,357         95,921
Computer equipment....................................    37,727         52,604
Vehicle...............................................    20,113          9,859
                                                        --------       --------
                                                         401,165        667,674
Less accumulated depreciation.........................   341,459        375,388
                                                        --------       --------
                                                        $ 59,706       $292,286
                                                        ========       ========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(3) NOTES PAYABLE -- STOCKHOLDERS:

     Notes payable -- stockholders at December 31, 1995 consist of unsecured demand notes payable to stockholders of Snider bearing interest at 10.25% at December 31, 1995.

(4) NOTE PAYABLE -- BANK:

     Note payable-bank represents a short-term, $3,000,000 credit facility shared by Snider and CDB. The note matures June 12, 1997, and is secured by substantially all assets of the Companies and by guarantees of the Companies stockholders.

     The agreement requires the maintenance of certain ratios related to leverage and debt service. In addition, the agreement contains certain covenants, the most restrictive of which prohibit or restrict the Companies' ability to incur additional debt; pledge assets; merge, consolidate or sell assets; make certain "restricted" investments or loans and advances; dispose of certain assets; make distributions to its stockholders; and engage in transactions with their affiliates.

     At December 31, 1996, the Companies were in technical default with respect to a required leverage ratio and certain reporting requirements, however the Companies had not defaulted on any required principal or interest payments and were in compliance with all other ratios required under the agreement. These technical defaults permit the lender to accelerate the scheduled due date of the debt. Management anticipates the note to be extended during June 1997 with a new maturity date of December 1997.

(5) LONG-TERM DEBT:

     Long-term debt at December 31, 1995 consists of the following:

                                                                 1995
                                                              ----------
Variable rate (9.0% at December 31, 1995); note payable to
  Nationsbank of Texas, N.A.................................  $  169,500
Variable rate (10.0% at December 31, 1995) unsecured,
  subordinated note payable to Snider Communications
  Corporation, an affiliate; payable on demand..............   1,291,759
10.0% note payable; payable $4,067 monthly, including
  interest through February 1999; secured by real estate and personal property of Snider and guaranteed by stockholders of Snider and by a member of the immediate family of
  Snider's majority stockholder.............................     132,012
                                                              ----------
                                                               1,593,271
Less current portion........................................     206,781
                                                              ----------
Long-term debt, less current portion........................  $1,386,490
                                                              ==========

     The note payable to affiliate of $1,291,759 at December 31, 1995 was classified as long-term due to such affiliate waiving its right to demand payment during the immediately following year.

(6) STOCKHOLDERS EQUITY:

     Snider Broadcasting Corporation has 1,000 shares of no par value common stock authorized and 85 shares issued and outstanding.

     CDB Broadcasting Corporation has 1,000 shares of no par value common stock authorized, issued and outstanding.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(7) RETIREMENT PLAN:

     During 1995, Snider adopted a 401(k) savings plan which covers substantially all employees who have completed one year of service and attained the age of 21. Participating employees may contribute from 1% to 15% of their compensation. Snider matches 25% of the first 4% contributed by participating employees. Matching contributions totaled $3,950 and $3,727 for the years ended December 31, 1995 and 1996, respectively.

(8) INCOME TAXES:

     The provision for income taxes at December 31, 1995 and 1996, consists of the following:

                                                         1995            1996
                                                       ---------       --------
Current:
  Federal............................................  $   2,117       $     --
  State..............................................         --         10,329
                                                       ---------       --------
                                                           2,117         10,329
                                                       ---------       --------
Deferred:
  Federal............................................    155,754         84,429
  State..............................................     32,802          4,709
  Decrease in valuation allowance....................   (188,556)       (86,841)
                                                       ---------       --------
                                                              --          2,297
                                                       ---------       --------
Provision for income taxes...........................  $   2,117       $ 12,626
                                                       =========       ========

     The income tax provision computed at the federal statutory rate on pretax income differs from the reported tax provision due to the decrease in the valuation allowance, effect of graduated rates and non-deductible expenses, and the results of operations of CDB reported to stockholders for income tax purposes.

     The components of the net deferred tax liability at December 31, 1995 and 1996 follows:

                                                        1995            1996
                                                      ---------       ---------
Deferred tax assets:
  Federal...........................................  $ 295,680       $ 213,291
  State.............................................      4,319              --
                                                      ---------       ---------
  Valuation allowance...............................   (299,999)       (213,158)
                                                      ---------       ---------
                                                             --             133
                                                      ---------       ---------
Deferred tax liabilities:
  Federal...........................................         --           2,040
  State.............................................         --             390
                                                      ---------       ---------
                                                             --           2,430
                                                      ---------       ---------
Net deferred tax liability..........................  $      --       $  (2,297)
                                                      =========       =========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(9) COMMITMENTS AND CONTINGENCIES:

     The Companies lease office space, office equipment, broadcasting equipment and tower facilities under operating leases expiring in 1993 through 1999. Total rent expense under these agreements was $61,939 in 1995 and $61,159 in 1996.

     Snider has commitments to pay the former owner of one of its radio stations consulting fees and amounts due under a non-compete agreement. These commitments extend through February 1999. Payments related to these commitments totaled $64,733 for each of the years ended December 31, 1995 and 1996.

     Future commitments under noncancelable operating leases, consulting and non-compete agreements at December 31, 1996 are as follows:

1997......................................................  $138,557
1998......................................................    75,607
1999......................................................    20,569
2000......................................................     9,780
                                                            --------
                                                            $244,513
                                                            ========

(10) RELATED PARTY TRANSACTIONS:

     Interest expense in 1995 and 1996, respectively, includes $144,132 and $56,846 related to the Company's note payable to an affiliate (Note 5). Included in accrued expenses at December 31, 1995 is accrued interest payable of $708 related to the note.

     The Company leases a subcarrier bandwidth of Snider to an affiliate to transmit paging and weather information under an operating lease, cancelable upon six months written notice, expiring in 2000 and requiring monthly lease payments. Total rental income recognized under this lease was $12,000 in 1995 and $30,000 in 1996.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                                  MAY 31, 1997
                                  (UNAUDITED)

                            ASSETS
Current assets:
  Cash......................................................  $    16,874
  Accounts receivable -- trade, net of allowance for
     doubtful accounts of $13,110...........................      539,057
  Other.....................................................       16,652
                                                              -----------
          Total current assets..............................      572,583
Property and equipment, at cost less accumulated
  depreciation of $421,330..................................      284,067
Other assets:
  Excess of cost over carrying value of net assets acquired,
     less accumulated amortization of $149,287..............      778,340
  Start-up costs, net of accumulated amortization of
     $14,663................................................       55,723
  Non-compete agreement, less accumulated amortization of
     $22,917................................................       77,083
                                                              -----------
          Total other assets................................      911,146
                                                              -----------
                                                              $ 1,767,796
                                                              ===========
           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Note payable -- bank......................................  $ 2,635,000
  Accounts payable -- trade.................................      277,793
                     -- affiliate...........................       27,782
  Income taxes payable......................................        2,461
  Accrued expenses..........................................       13,056
  Accrued interest payable..................................       42,216
  Deferred income taxes.....................................        4,245
                                                              -----------
          Total current liabilities.........................    3,002,553
Stockholders' deficit:
  Common stock..............................................       75,313
  Retained deficit..........................................   (1,310,070)
                                                              -----------
          Total stockholders' deficit.......................   (1,234,757)
                                                              -----------
                                                              $ 1,767,796
                                                              ===========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF OPERATIONS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Revenue:
  Announcements and programs................................  $  937,865
  Barter accounts...........................................      65,293
                                                              ----------
          Total revenue.....................................   1,003,158
Less direct charges -- commissions..........................     107,208
                                                              ----------
Gross profit................................................     895,950
                                                              ----------
Operating expenses:
  Technical department......................................      28,843
  Program department........................................     193,887
  Sales department..........................................     222,007
  General and administrative................................     246,680
  Consulting and non-compete................................      26,972
  Goodwill amortization.....................................      18,351
  Depreciation and amortization.............................      91,903
                                                              ----------
          Total operating expenses..........................     828,643
                                                              ----------
Operating income............................................      67,307
                                                              ----------
Other income (expense):
  Interest expense..........................................     (90,723)
  Rent......................................................      12,500
                                                              ----------
          Total other income (expense)......................     (78,223)
                                                              ----------
Loss before income taxes....................................     (10,916)
Provision for income taxes..................................      12,856
                                                              ----------
Net loss....................................................  $  (23,772)
                                                              ==========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

                                                         COMMON      RETAINED
                                                          STOCK       DEFICIT         TOTAL
                                                         -------    -----------    -----------
Balance -- December 31, 1996...........................  $75,313    $(1,286,298)   $(1,210,985)
Net loss...............................................       --        (23,772)       (23,772)
                                                         -------    -----------    -----------
Balance -- May 31, 1997................................  $75,313    $(1,310,070)   $(1,234,757)
                                                         =======    ===========    ===========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Cash flows from operating activities:
  Net loss..................................................    $ (23,772)
     Adjustments to reconcile net loss to net cash
       provided by operating activities:
       Depreciation.........................................       45,942
       Amortization.........................................       64,313
       Deferred income taxes................................        1,948
       Net changes in operating assets and liabilities:
          Accounts receivable -- trade......................     (134,431)
          Other assets......................................          640
          Accounts payable -- trade.........................       56,906
          Accrued expenses..................................      (38,064)
          Accrued interest payable..........................       31,502
                                                                ---------
            Net cash provided by operating activities.......        4,984
                                                                ---------
Cash flows from investing activities:
  Capital expenditures......................................      (35,523)
                                                                ---------
            Net cash used in investing activities...........      (35,523)
                                                                ---------
Cash flows from financing activities:
  Repayment of borrowings...................................       (2,408)
                                                                ---------
            Net cash used in financing activities...........       (2,408)
                                                                ---------
Net decrease in cash........................................      (32,947)
Cash:
  Beginning of period.......................................       49,821
                                                                ---------
  End of period.............................................    $  16,874
                                                                =========
Supplemental cash flows information:
  Interest paid.............................................    $  59,229
  Income taxes paid.........................................       16,250
  Equipment acquired by trade...............................        2,200

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                     NOTE TO COMBINED FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                  (UNAUDITED)

(1) SUBSEQUENT EVENT

     On June 2, 1997, Snider Broadcasting Corporation and Subsidiary CDB Broadcasting Corporation (the "Company") entered into local marketing agreements ("LMA") with Citadel Broadcasting Company ("Citadel") whereby Citadel pays $97,335 per month to the Company in exchange for supplying specified programming to the brokered stations and marketing all commercial advertising time of the brokered stations, subject to the Company's right to control the content of all programming. On the same date, the Company also entered into an Asset Purchase Agreement and a Merger Agreement with Citadel, upon the consummation of which Citadel will acquire radio stations KESR-FM and KIPR-FM. The LMA shall terminate upon the closing of the Merger Agreement and the Asset Purchase Agreement or the termination of the Merger Agreement and the Asset Purchase Agreement, unless terminated earlier pursuant to the default provisions of the LMA. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the month ended June 30, 1997 are included in the financial statements of Citadel and are summarized as follows:

Net broadcasting revenues...................................  $247,783
Station operating expenses..................................   169,569

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

                              ASSETS
Current assets:
  Cash......................................................  $   74,209
  Accounts receivable--trade, net of allowance for doubtful
     accounts of $6,000.....................................     384,567
  Other.....................................................     113,716
                                                              ----------
          Total current assets..............................     572,492
Property and equipment, at cost less accumulated
  depreciation of $346,745..................................      69,855
Other assets:
  Excess of cost over carrying value of net assets acquired, less accumulated
     amortization of $122,816...............................     304,370
  Start-up costs, less accumulated amortization of $2,023...      78,900
                                                              ----------
          Total other assets................................     383,270
                                                              ----------
                                                              $1,025,617
                                                              ==========
              LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Note payable--bank........................................  $1,737,408
  Accounts payable--trade...................................     137,490
  Income taxes payable......................................       3,889
  Accrued expenses..........................................      16,638
  Accrued interest payable..................................      19,132
                                                              ----------
          Total current liabilities.........................   1,914,557
Stockholders' deficit:
  Common stock..............................................      75,313
  Retained deficit..........................................    (964,253)
                                                              ----------
          Total stockholders' deficit.......................    (888,940)
                                                              ----------
                                                              $1,025,617
                                                              ==========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Revenue:
  Announcements and programs................................  $  974,107
  Barter accounts...........................................      62,690
                                                              ----------
          Total revenue.....................................   1,036,797
Less direct charges--commissions............................     136,184
                                                              ----------
Gross profit................................................     900,613
                                                              ----------
Operating expenses:
  Technical department......................................      27,973
  Program department........................................     156,515
  Sales department..........................................     181,298
  General and administrative................................     209,999
  Ratings enhancement.......................................       7,657
  Consulting and non-compete................................      32,366
  Goodwill amortization.....................................       5,340
  Depreciation and amortization.............................      18,925
                                                              ----------
          Total operating expenses..........................     640,073
                                                              ----------
Operating income............................................     260,540
Other income (expense):
  Interest expense..........................................     (82,076)
  Loss on sale of property and equipment....................        (458)
  Rent......................................................      15,000
                                                              ----------
          Total other income (expense)......................     (67,534)
                                                              ----------
Income before income taxes..................................     193,006
Provision for income taxes..................................       5,165
                                                              ----------
Net income..................................................  $  187,841
                                                              ==========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                                             COMMON     RETAINED
                                                              STOCK      DEFICIT        TOTAL
                                                             -------   -----------   -----------
Balance--December 31, 1995.................................  $75,213   $(1,152,094)  $(1,076,881)
Common stock issued........................................      100                         100
Net income.................................................                187,841       187,841
                                                             -------   -----------   -----------
Balance--June 30, 1996.....................................  $75,313   $  (964,253)  $  (888,940)
                                                             =======   ===========   ===========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income................................................  $  187,841
     Adjustments to reconcile net income to net cash
      provided by operating activities:
       Depreciation.........................................      14,256
       Amortization.........................................       8,800
       Loss on sale of property and equipment...............         458
       Net changes in operating assets and liabilities:
          Accounts receivable--trade........................     (79,413)
          Other assets......................................     (62,851)
          Accounts payable--trade...........................      28,084
          Accrued expenses..................................       5,884
          Accrued interest payable..........................       4,584
                                                              ----------
            Net cash provided by operating activities.......     107,643
                                                              ----------
Cash flows from investing activities:
  Capital expenditures......................................     (25,688)
  Proceeds from sale of assets..............................         825
  Business acquisition costs................................     (50,000)
  Start-up costs............................................     (80,923)
                                                              ----------
     Net cash used in investing activities..................    (155,786)
                                                              ----------
Cash flows from financing activities:
  Repayment of borrowings--bank.............................    (169,500)
                             --affiliates...................  (1,291,759)
                             --others.......................    (184,710)
  Proceeds from borrowings..................................   1,737,408
  Common stock issued.......................................         100
                                                              ----------
     Net cash provided by financing activities..............      91,539
                                                              ----------
Net increase in cash........................................      43,396
Cash:
  Beginning of period.......................................      30,813
                                                              ----------
  End of period.............................................  $   74,209
                                                              ==========
Supplemental cash flows information:
  Interest paid.............................................  $   77,492
                                                              ==========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Maranatha Broadcasting Company, Inc.:

     We have audited the accompanying balance sheet of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division (the "Company") as of December 31, 1996, and the related statements of operations and division equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
September 29, 1997

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                                 BALANCE SHEET
                    DECEMBER 31, 1996 AND SEPTEMBER 15, 1997

                                                              DECEMBER 31,       SEPTEMBER 15,
                                                                  1996               1997
                                                              ------------       -------------
                                                                                  (UNAUDITED)
                                            ASSETS
Current assets:
  Accounts receivable, net of reserves of $20,000...........   $ 366,278           $ 293,143
  Equipment.................................................     213,800             220,562
  Accumulated depreciation..................................    (140,828)           (155,828)
                                                               ---------           ---------
                                                                  72,972              64,734
  Broadcast license.........................................      10,325               9,895
                                                               ---------           ---------
     Total assets...........................................   $ 449,575           $ 367,772
                                                               =========           =========

                               LIABILITIES AND DIVISION EQUITY
Current Liabilities:
  Accounts payable..........................................   $  11,944           $   9,630
  Trade payable.............................................      10,000                  --
  Accrued compensation and commissions......................      18,091              12,537
  Customer deposits.........................................      16,447              16,964
                                                               ---------           ---------
     Total current liabilities..............................      56,482              39,131
Commitments and contingencies
  Division equity...........................................     393,093             328,641
                                                               ---------           ---------
     Total liabilities and division equity..................   $ 449,575           $ 367,772
                                                               =========           =========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  STATEMENT OF OPERATIONS AND DIVISION EQUITY
   YEAR ENDED DECEMBER 31, 1996 AND THE EIGHT AND ONE-HALF-MONTH PERIOD ENDED
                               SEPTEMBER 15, 1997

                                                              DECEMBER 31,       SEPTEMBER 15,
                                                                  1996               1997
                                                              ------------       -------------
                                                                                  (UNAUDITED)
Revenue:
  Net broadcasting revenue..................................   $2,066,271         $1,375,243
  Subcarrier rental.........................................       48,796             37,333
                                                               ----------         ----------
                                                                2,115,067          1,412,576
Operating expenses:
  Technical expenses........................................       75,265             54,366
  Program expenses..........................................      191,363            135,229
  Selling expenses..........................................      893,721            656,039
  General and administrative expenses.......................      279,090            213,382
  Management fee and corporate overhead allocation..........      139,379             55,966
  Bad debts.................................................       62,868             51,511
  Depreciation and amortization.............................       20,148             15,430
                                                               ----------         ----------
          Total operating expenses..........................    1,661,834          1,181,923
                                                               ----------         ----------
Net income..................................................      453,233            230,653
Division equity, beginning of period........................      421,384            393,093
Transfers to parent.........................................     (481,524)          (295,105)
                                                               ----------         ----------
Division equity, end of period..............................   $  393,093         $  328,641
                                                               ==========         ==========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                            STATEMENT OF CASH FLOWS
   YEAR ENDED DECEMBER 31, 1996 AND THE EIGHT AND ONE-HALF MONTH PERIOD ENDED
                               SEPTEMBER 15, 1997

                                                              DECEMBER 31,    SEPTEMBER 15,
                                                                  1996            1997
                                                              ------------    -------------
                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income................................................   $ 453,233        $ 230,653
  Adjustment to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization........................      20,148           15,430
       Changes in assets and liabilities:
       Decrease in accounts receivable......................      25,809           73,135
       Decrease in accounts payable and accruals............        (740)         (17,351)
                                                               ---------        ---------
          Net cash provided by operating activities.........     498,450          301,867
                                                               ---------        ---------
Cash flows from investing activities:
  Purchase of radio equipment...............................     (16,926)          (6,762)
                                                               ---------        ---------
          Net cash used in investing activities.............     (16,926)          (6,762)
                                                               ---------        ---------
Cash flows from financing activities:
  Cash transfers to parent..................................    (481,524)        (295,105)
                                                               ---------        ---------
          Net cash used in financing activities.............    (481,524)        (295,105)
                                                               ---------        ---------
  Net change in cash........................................          --               --
Cash, beginning of period...................................          --               --
                                                               ---------        ---------
Cash, end of period.........................................   $      --        $      --
                                                               =========        =========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
   (INFORMATION AS OF SEPTEMBER 15, 1997 AND FOR THE EIGHT AND ONE-HALF-MONTH
                                     PERIOD
                            THEN ENDED IS UNAUDITED)

(1) NATURE OF BUSINESS AND ORGANIZATION

     Radio Broadcasting (the "Company") is a division of the Maranatha Broadcasting Company, Inc. ("Maranatha"). Maranatha is a television and radio broadcaster with facilities located in Allentown, Pennsylvania. The Company's operations and facilities are integrated with those of Maranatha. Maranatha provides management, accounting and certain administrative services for the Company and charges them for these services based upon a percentage of utilization which management believes is reasonable. Total allocated administrative costs were $418,469 and $296,416 for the year ended December 31, 1996 and the eight and one-half months ended September 15, 1997, respectively. Maranatha collects and retains all cash generated by the Radio Broadcasting Division.

     The Radio Broadcasting Division provides credit to customers, substantially all of whom are regional businesses engaged in a variety of industries and services. The Division broadcasts in the Allentown, Bethlehem, Easton region of Eastern Pennsylvania as WLEV (formerly WFMZ) and broadcasts, through a translator, in Reading, Pennsylvania as WLEV.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Equipment

     Equipment is carried at cost, less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of 5 to 7 years. Maintenance and repairs are charged to operations as incurred.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue

     Net broadcasting revenue is presented net of agency commissions and is recognized when the advertisements are broadcast.

  Trade Transactions

     Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed. An asset and liability are recorded at the fair market value of the goods or services received.

  Accounts Receivable

     The division generally extends 60 day credit terms to its advertisers and maintains an allowance for uncollectible accounts based upon past experience.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Broadcast License

     The broadcast license and translator license were recorded at cost and amortized over 15 years; the license has been fully amortized.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Income Taxes

     Maranatha has elected by consent of its shareholders to be taxed under the provisions of Subchapter S for federal and state income tax purposes. Under those provisions, Maranatha does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on the Company's taxable income. Accordingly, these financial statements do not contain a provision for income taxes.

  Interim Financial Information

     The financial statements as of September 15, 1997 and for the eight and one-half months ended September 15, 1997 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results to be achieved for the full fiscal year.

  Division Equity

     Division equity at December 31, 1996 consists of accumulated earnings of $5,629,473 less distributions to Maranatha of $5,216,380.

(3) CONTINGENT LIABILITIES AND COMMITMENTS

     Maranatha has certain debt and a revolving line of credit, which is secured by all the assets of Maranatha, including the assets of the Radio Broadcasting Division, as follows:

                                                    DECEMBER 31,       SEPTEMBER 15,
                                                        1996               1997
                                                    ------------       -------------
                                                                        (UNAUDITED)
Total notes and debt payable......................    $506,886           $ 826,648
Less current portion..............................    (190,286)           (183,670)
                                                      --------           ---------
Total long-term debt..............................    $316,600           $ 642,978
                                                      ========           =========
Revolving line of credit..........................    $     --           $      --
                                                      ========           =========

     The notes and line of credit bear interest primarily at the lender's prime rate which was 8.25% and 8.5% at December 31, 1996 and September 15, 1997, respectively. One of the notes bears interest at a fixed rate of 7.90%. Maranatha is in compliance with the debt covenants as of September 15, 1997. Proceeds from debt issuance were used to enhance Maranatha's television operations.

     The Division leases its Reading translator site and Reading sales office under operating leases with future minimum monthly payments of $800 through November 1998. The Division has also entered into lease

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

agreements to provide sub-channel broadcast frequency to two lessees. The future revenue under the lease terms is as follows:

1997......................................................  $ 48,796
1998......................................................    50,516
1999......................................................    39,121
2000......................................................    39,817
2001......................................................    23,891
                                                            --------
                                                            $202,141
                                                            ========

(4) AGREEMENT OF SALE

     On July 15, 1997, Maranatha entered into an asset purchase agreement with Citadel Broadcasting Company ("CBC") and a wholly-owned subsidiary of CBC to sell the assets and broadcast license of the Radio Broadcasting Division to CBC for $23,000,000 plus the broadcasting assets of a radio station (WEST-AM in Easton, Pennsylvania) owned by CBC and a wholly-owned subsidiary of CBC.

     On September 15, 1997 Maranatha entered into a local marketing agreement
(LMA) with Citadel Broadcasting Company (Citadel) whereby Citadel pays $25,000 per month to the Company in exchange for supplying specified programming to the brokered stations and marketing all commercial advertising time of the brokered stations, subject to the Company's right to control the content of all programming. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the 15-day period from September 16, 1997 to September 30, 1997 are included in the financial statements of Citadel.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pacific Northwest Broadcasting Corporation
Boise, Idaho

     We have audited the accompanying combined balance sheet of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996, and the related combined statements of operations, changes in owners' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ BALUKOFF, LINDSTROM & CO., P.A.

Boise, Idaho
September 25, 1997

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1996

                                 ASSETS
Current assets:
  Cash......................................................  $   220,381
  Trade accounts receivable, net of allowance for doubtful
     accounts of $25,000....................................    1,079,835
  Other accounts receivable.................................       57,692
  Prepaid expenses..........................................      189,395
  Accrued interest receivable...............................       18,169
  Current portion of notes receivable.......................      488,880
                                                              -----------
     Total current assets...................................    2,054,352
Other assets:
  AM and FM broadcast licenses..............................    4,497,916
  Notes receivable, less current portion....................    3,011,778
  Noncompete agreements.....................................      354,441
  Equipment deposits and other assets.......................       39,250
  Deferred taxes............................................       42,443
                                                              -----------
                                                                7,945,828
Property and equipment, at cost
  Land and improvements.....................................      130,011
  Leasehold improvements....................................       61,744
  Towers and antennas.......................................      402,710
  Transmitters and transmitter buildings....................      508,444
  Studio and technical equipment............................      915,007
  Automobiles...............................................       44,930
  Furniture and office equipment............................      360,595
                                                              -----------
                                                                2,423,441
  Accumulated depreciation..................................     (992,576)
                                                              -----------
                                                                1,430,865
                                                              -----------
                                                              $11,431,045
                                                              ===========
                     LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   268,401
  Accrued expenses..........................................      259,479
  Accrued taxes payable.....................................       12,520
  Current portion of notes payable to related parties.......      106,868
  Current portion of long-term debt.........................    1,195,717
                                                              -----------
     Total current liabilities..............................    1,842,985
Long-term debt:
  Notes payable to related parties, less current portion....    1,155,817
  Notes payable, less current portion.......................    7,184,057
                                                              -----------
                                                                8,339,874
Deferred revenue............................................      235,395
Owners' equity:
  Convertible preferred stock, nonvoting, par value $1,000
     per share, 5% non cumulative, authorized 3,500 shares,
     issued and outstanding 1,396.8 shares..................    1,396,800
  Common stock, voting, no par value, authorized 10,000
     shares, issued and outstanding 3,766.6 shares..........      475,677
  Members' equity...........................................       61,176
  Accumulated deficit.......................................     (920,862)
                                                              -----------
                                                                1,012,791
                                                              -----------
                                                              $11,431,045
                                                              ===========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

Revenues:
  Revenues..................................................  $5,404,307
  Less agency and representative commissions................     772,233
                                                              ----------
                                                               4,632,074
Expenses:
  Transmission..............................................     223,366
  Programming and production................................   1,476,235
  Sales.....................................................     816,459
  General and administrative................................   1,599,675
  Advertising...............................................     150,696
                                                              ----------
                                                               4,266,431
                                                              ----------
     Income from operations.................................     365,643
Nonoperating income (expense)
  Gain on sale of assets....................................     198,581
  Noncompete revenue........................................     184,508
  Interest income...........................................     321,759
  Interest expense..........................................    (566,783)
                                                              ----------
                                                                 138,065
                                                              ----------
     Income before income taxes.............................     503,708
Income tax expense..........................................     182,480
                                                              ----------
     Net income.............................................  $  321,228
                                                              ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                COMBINED STATEMENT OF CHANGES IN OWNERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1996

                               PREFERRED     COMMON     SHAREHOLDER    ACCUMULATED   MEMBERS'
                                 STOCK        STOCK      RECEIVABLE      DEFICIT      EQUITY      TOTAL
                               ----------   ---------   ------------   -----------   --------   ----------
Balance at January 1, 1996...  $1,396,800   $ 591,302     $(85,445)    $(1,180,914)  $    --    $  721,743
  Common stock redemption,
    125 shares...............          --    (115,625)          --              --        --      (115,625)
  Decrease in shareholder
    receivable...............          --          --       85,445              --        --        85,445
  Net income.................          --          --           --         260,052    61,176       321,228
                               ----------   ---------     --------     -----------   -------    ----------
Balance at December 31,
  1996.......................  $1,396,800   $ 475,677     $     --     $  (920,862)  $61,176    $1,012,791
                               ==========   =========     ========     ===========   =======    ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996

Cash flows from operating activities:
  Net income................................................  $ 321,228
  Adjustments to reconcile net income to net cash provided
     by operating activities Amortization...................     55,427
     Depreciation...........................................     71,926
     Noncompete revenue.....................................   (134,508)
     Noncompete expense.....................................     89,257
     Provision for bad debts................................     14,029
     Gain on sale of assets.................................   (198,581)
     Legal expense paid directly by bank....................     10,200
     Changes in operating assets and liabilities
       Trade accounts receivable............................   (604,884)
       Other accounts receivable............................     (5,319)
       Prepaid expenses.....................................     21,658
       Prepaid income tax...................................      7,739
       Accrued interest receivable..........................      9,794
       Equipment deposits and other assets..................    (14,258)
       Deferred taxes.......................................    169,936
       Accounts payable.....................................     90,761
       Accrued expenses.....................................     82,996
       Accrued taxes payable................................     12,520
                                                              ---------
          Net cash used by operating activities.............        (79)
Cash flows from investing activities:
  Payments on receivable from shareholders..................         39
  Loans made to shareholders................................   (491,256)
  Payments on notes receivable..............................    773,885
  Payments for acquisition of stations......................    (63,360)
  Proceeds from sale of assets..............................    190,244
  Additions to property and equipment.......................   (152,300)
                                                              ---------
          Net cash provided by investing activities.........    257,252
Cash flows from financing activities:
  Decrease in bank overdraft................................   (118,289)
  Payments on notes payable.................................   (282,906)
  Borrowings on notes payable to related parties............    400,000
  Payment on notes payable to related parties...............    (35,597)
                                                              ---------
          Net cash provided by financing activities.........    (36,792)
                                                              ---------
          Net increase in cash..............................    220,381
Cash at beginning of year...................................         --
                                                              ---------
          Cash at end of year...............................  $ 220,381
                                                              =========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Operations

     The Company operates AM and FM radio stations in southwestern Idaho. Revenues received from local advertisers and national agencies advertising in the southwestern Idaho market account for the majority of revenues.

  Principles of Combination

     The financial statements include the accounts of Pacific Northwest Broadcasting Corporation (PNWB) and its wholly owned subsidiary, (Richardson Broadcasting Company), and Wilson Group, LLC (Wilson), a limited liability company which has common ownership. Wilson operates as an Idaho limited liability company and its members have limited personal liability for the obligations or debts of the entity. Wilson will terminate no later than December 31, 2072. Intercompany accounts and transactions have been eliminated in combination.

  Allocation of Earnings

     Wilson operates two broadcast signals--KIZN and KZMG. Earnings from these two signals are reported on the balance sheet as increases or decreases in members' equity. The other broadcast signals--KBOI, KQFC and KKGL--are operated by PNWB. Their earnings are reported as increases or decreases in the accumulated deficit account.

  Cash

     For purposes of reporting cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

  Depreciation

     Depreciation of property and equipment is provided using the straight line method over the estimated useful lives of the assets, which range from 3 to 50 years.

  Amortization

     Costs related to obtaining AM and FM broadcast licenses are amortized using the straight line method over fifteen years. Accumulated amortization relating to these licenses was $133,852 at December 31, 1996.

     Costs related to the noncompete agreements are amortized using the straight-line method over five years, the term of the agreement. Accumulated amortization relating to the noncompete agreements was $171,848 at December 31, 1996.

  Deferred Revenue

     Deferred revenue consists of a noncompete agreement and will be earned over the life of the agreement (7 years).

  Revenue Recognition and Trade Transactions

     Broadcast revenue is recognized when the advertisements are broadcast. Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

  Advertising

     The Company expenses advertising costs as they are incurred.

  Income Taxes

     Income taxes are provided for the tax effects of PNWB transactions reported in the financial statements and consist of taxes currently due or recoverable and deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Differences between financial and income tax reporting relate to accumulated depreciation, installment sales, basis in subsidiary's stock, allowance for doubtful accounts, deferred compensation, noncompete amortization and shareholder interest payable.

     No provision has been made for the tax effects of the Wilson transactions since Wilson is taxed as a partnership and taxes are the responsibility of the individual members.

  Estimates

     Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from these estimates.

  Concentrations of Credit Risk

     In the normal course of business, the Company extends unsecured credit to customers principally national advertising agencies and companies in the southwestern Idaho market. The Company also has demand deposits on hand in financial institutions which exceed applicable FDIC insurance.

  Acquisitions and Local Marketing Agreement

     In October, 1996, the Company acquired two radio stations in Boise, Idaho for $5,000,000. This acquisition was accounted for using the purchase method of accounting. The purchase price has been allocated to the assets purchased based upon fair values as agreed to with the seller.

     The Company operated the two radio stations under a Local Marketing Agreement (LMA) for six months prior to the acquisition. Under the terms of the LMA, the expenses of operating the stations (other than depreciation or amortization of assets) were the obligation of the Company and the Company received the revenues generated by the stations.

NOTE B -- NOTES RECEIVABLE

     The Company sold radio stations in Medford, Oregon, Chico, California, and Eugene, Oregon in prior years and financed the sale of the radio stations to the buyers. In 1996, the Company sold two radio stations and a building in Pocatello, Idaho, and financed the sale. Each of the sales agreements included provisions which restrict the Company from competing in markets served by the radio stations which were sold. The

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

noncompete agreements extend for periods up to seven years from the dates of the sales. The terms of the notes are as follows:

Note receivable from broadcasting company for Pocatello
  stations at $4,003 per month through March 1997 and
  $11,592 per month thereafter including interest at 8.5%,
  due March 2002, secured by substantially all assets of the
  Pocatello stations........................................  $  564,993
Note receivable from broadcasting company for Pocatello
  building at $2,405 per month, including interest at 8.5%,
  due March 2002, secured by real estate....................     108,884
Note receivable from broadcasting company for Chico and
  Eugene stations at monthly payments ranging from $37,033
  to $53,204 including interest at 7.71%, due September
  2002, secured by substantially all assets of the
  stations..................................................   2,826,781
                                                              ----------
                                                               3,500,658
Less current portion........................................     488,880
                                                              ----------
                                                              $3,011,778
                                                              ==========

NOTE C -- LONG-TERM DEBT

     Long-term debt is summarized as follows:

To banks:

  Note payable to bank, monthly payments of interest only at prime plus 1%, secured by substantially all of the
  Company's assets. The interest rate at December 31, 1996
  was 9.25%.................................................  $8,000,000
To individuals:
  Note payable to former shareholder at $1,205 per month
  including interest at 8% through January 2003,
  unsecured.................................................      69,440
  Note payable to former shareholder at $991 per month
  including interest at 10% through June 2000, unsecured....      35,002
  Note payable to former shareholder at $3,033 per month
  including interest at 8% through January 2006,
  unsecured.................................................     234,457
  Note payable to former shareholder at $375 per month
  through January 2006......................................      40,875
  Unsecured notes payable to related party, due on demand...       7,772
  Unsecured notes payable to related parties at $4,446 per
  month including interest at 9% through August 2018........     208,093
  Unsecured notes payable to related party, due on demand
  including interest at 7.5%................................      53,372

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

  Notes payable to related parties, secured by certain notes receivable and guaranteed by principal shareholder, payable in monthly installments, including interest as follows:


               MONTHLY           INTEREST
             INSTALLMENTS         RATES                      DUE DATES
             ------------        --------                    ---------
                $5,077             8.0%          January 1, 2005..................  $  679,945
                $  470             8.0%          January 1, 2005..................      58,820
                $  470             8.0%          January 1, 2005..................      58,820
                $  470             8.0%          January 1, 2005..................      58,821
                $  440             8.0%          January 1, 2005..................      58,956
                $  381             8.0%          January 1, 2005..................      50,989
            Accrued interest due to related parties...............................      27,097
                                                                                    ----------
                                                                                     9,642,459
            Less current portion..................................................   1,302,585
                                                                                    ----------
                                                                                    $8,339,874
                                                                                    ==========

     Maturities in future years are: 1997 -- $1,302,585, 1998 -- $2,589,369;
1999 -- $4,454,088; 2000 -- $106,077; 2001 -- $1,018,430 and
thereafter -- $171,910.

     The note payable to the bank limits the amount of new debt and operating leases to not more than a total of $50,000 without lender's approval.

     The bank issued a commitment letter to refinance $7,000,000 of the $8,000,000 obligation in 1997, including a bridge loan of $2,000,000 and a term loan of $5,000,000. The bridge loan has terms which include interest at prime plus 1% and a maturity date of February 28, 1998. Requirements of the term loan include interest at prime plus 1%, due August 31, 1999 and monthly payments of approximately $77,000 (using an interest rate of 9.25%). The current portion and scheduled maturities have been adjusted to reflect the intended refinance.

NOTE D -- RELATED PARTY TRANSACTIONS

     Interest expense paid to related parties amounted to $187,646 in 1996. The Company leases land, office facilities, and equipment from certain shareholders and officers of the Company. Rental expense paid to related parties amounted to $99,588 in 1996.

NOTE E -- LEASE COMMITMENTS

     The Company leases radio transmitter sites, buildings, music and airtime under noncancellable leases with terms in excess of one year. Future minimum payments, by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1996:

1997........................................................  $206,120
1998........................................................   201,980
1999........................................................   133,202
2000........................................................    31,300
2001........................................................    11,150
Thereafter..................................................   105,850
                                                              --------
Total minimum lease payments................................  $689,602
                                                              ========

     Rental expense amounted to $245,589 in 1996.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

NOTE F -- INCOME TAXES

     The provision for income taxes results from continuing operations and includes the following components:

Federal
          Current tax provision.............................  $     --
          Deferred tax provision............................   147,548
                                                              --------
                                                               147,548
State
          Current tax provision.............................    12,544
          Deferred tax provision............................    22,388
                                                              --------
                                                                34,932
                                                              --------
Total income tax expense....................................  $182,480
                                                              ========

     The components of the net deferred tax asset at December 31, 1996 are as follows:

                                                               FEDERAL     STATE       TOTAL
                                                              ---------   --------   ---------
Deferred tax liability from:
  Taxable temporary differences.............................  $(255,017)  $(60,004)  $(315,021)
Deferred tax asset from:
  Deductible temporary differences..........................    105,662     22,049     127,711
  Operating loss carryforward...............................    205,289         --     205,289
  Tax credit carryforward...................................     83,214      2,793      86,007
  Valuation allowance.......................................    (61,543)        --     (61,543)
                                                              ---------   --------   ---------
                                                                332,622     24,842     357,464
                                                              ---------   --------   ---------
Deferred tax asset (liability)..............................  $  77,605   $(35,162)  $  42,443
                                                              =========   ========   =========

     The following reconciles the federal tax provision with the expected provision by applying statutory rates to income before income taxes:

Federal tax expense at statutory rate.......................  $171,261
Effect of state taxes.......................................   (13,701)
Nondeductible expenses......................................     2,861
Partnership income..........................................   (20,800)
Other.......................................................     7,927
                                                              --------
Federal income tax expense..................................  $147,548
                                                              ========

     For income tax purposes, operating losses and tax credit carryovers used and available are as follows at December 31, 1996:

                                                            USED     AVAILABLE
                                                          --------   ---------
Net operating loss, federal.............................  $379,789   $710,617
Alternative minimum tax credit..........................        --     21,671
General business credit.................................        --     61,543

     The federal net operating losses expire during 2004 through 2010. The general business credits expire during 1998 through 2000. The alternative minimum tax credits can be carried forward indefinitely.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

NOTE G -- DEFINED CONTRIBUTION PLAN

     The Company maintains a 401(k) plan covering all employees over the age of twenty-one who have completed one year of service. The Company matches 10% of an employee's contribution. Contributions to the plan were $7,022 in 1996.

NOTE H -- CONVERTIBLE PREFERRED STOCK

     The preferred stockholders have the option to convert the preferred stock into common stock prior to December 31, 2002 on the basis of five shares of common stock for each share of preferred stock redeemed. The holders of preferred stock do not have voting rights. Preferred stock is redeemable at par. Subsequent to year end, the preferred stockholders converted all of their preferred stock to common stock at the ratio of five shares of common stock for each share of preferred stock.

NOTE I -- CASH FLOW INFORMATION

     Supplemental cash flow information for the years ended December 31, 1996 is as follows:

Interest paid...............................................  $   347,933
Taxes paid (net of refunds).................................  $    (7,718)
Noncash financing and investing activities:
  Purchase of shareholder's common stock and payment of
     deferred compensation:
     Common stock redeemed..................................  $   115,625
     New debt incurred......................................     (295,000)
     Deferred compensation paid.............................      179,375
                                                              -----------
                                                              $        --
                                                              ===========
  Sale of assets:
     Proceeds from sale of property and equipment...........  $   689,000
     Increase in notes receivable...........................     (689,000)
                                                              -----------
                                                              $        --
                                                              ===========
  Payment of shareholder receivable with reduction in
     shareholder note payable:
     Notes payable reduced..................................  $ 1,000,000
     Note payable created...................................       (7,772)
     Shareholder receivable paid............................     (992,228)
                                                              -----------
                                                              $        --
                                                              ===========
  Refinancing company and shareholder debt and acquisition
     of radio stations:
     Proceeds from new debt.................................  $ 8,000,000
     Payments on existing debt..............................   (2,557,188)
     Broadcast licenses acquired............................   (4,100,000)
     Property and equipment acquired........................     (800,000)
     Noncompete agreement...................................     (100,000)
     Debt repayment on behalf of shareholder................     (415,972)
     Loan fees..............................................      (80,000)
     Legal fees.............................................      (10,200)
                                                              -----------
          Net cash paid for acquisition                       $   (63,360)
                                                              ===========

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

NOTE J -- SUBSEQUENT EVENTS

     The Company has entered into an agreement to redirect certain of the Company's broadcast signals in exchange for a payment of $2,000,000. The agreement is subject to Federal Communications Commission (FCC) approval and is secured by a letter of credit. Approval is expected in 1997 and the payment is expected to be received subsequent to approval.

     Subsequent to December 31, 1996, the shareholders of PNWB and the members of Wilson have signed letters of intent to sell the capital stock of PNWB, the operating assets of Wilson and a building owned by a shareholder to Citadel Broadcasting Company (Citadel). The transactions are subject to approval of the FCC. Under the letters of intent, the Company will enter into a LMA with Citadel which will allow Citadel use of the property and equipment of the radio stations in exchange for a fee. The LMA will continue until closing of the sales of the stock of PNWB and the assets of Wilson. The sale of the stock of PNWB will not close prior to January 1, 1998 and the sale of the assets of Wilson will not close prior to April 18, 1998. The sale price of $28,500,000 for the stock, assets and building is payable in cash, or, if Citadel's parent consummates an initial public offering prior to closing, such price is payable in cash totaling $25,650,000 and stock of $2,850,000. The agreement to purchase the stock of PNWB requires, among other things, that certain minimum levels of net asset value be met on the date of closing.

     The Company made payments of notes payable amounting to approximately $1,800,000 subsequent to year end in advance of the payment due dates. Additionally, the Company received approximately $2,600,000 in full payment of certain notes receivables subsequent to December 31, 1996.

     Subsequent to year end, the preferred stockholders converted all of their preferred stock to common stock at the ratio of five shares of common stock for each share of preferred stock.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        UNAUDITED COMBINED BALANCE SHEET
                                OCTOBER 31, 1997

                                  ASSETS
Current assets:
  Cash......................................................    $   457,658
  Trade accounts receivable, net of allowance for doubtful
    accounts of $25,000.....................................      1,033,958
  Other accounts receivable.................................         47,171
  Prepaid expenses..........................................         92,255
  Prepaid income tax........................................          5,880
  Accrued interest receivable...............................          2,119
  Current portion of notes receivable.......................        132,952
                                                                -----------
         Total current assets...............................      1,771,993
Other Assets:
  AM and FM broadcast licenses..............................      4,382,008
  Notes receivable, less current portion....................        525,244
  Noncompete agreements.....................................        266,170
  Equipment deposits and other assets.......................         43,509
  Deferred taxes............................................          5,452
                                                                -----------
                                                                  5,222,383
Property and equipment, at cost:
  Land and improvements.....................................        324,647
  Leasehold improvements....................................         63,063
  Towers and antennas.......................................        402,710
  Transmitters and transmitter buildings....................        513,002
  Studio and technical equipment............................        951,467
  Automobiles...............................................         44,930
  Furniture and office equipment............................        382,019
                                                                -----------
                                                                  2,681,838
  Accumulated depreciation..................................     (1,109,093)
                                                                -----------
                                                                  1,572,745
                                                                -----------
                                                                $ 8,567,121
                                                                ===========
                      LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $   203,805
  Accrued expenses..........................................        181,856
  Current portion of notes payable to related parties.......         71,720
  Current portion of long-term debt.........................      6,533,928
                                                                -----------
         Total current liabilities..........................      6,991,309
Long-term debt:
  Notes payable to related parties, less current portion....        832,523
  Notes payable, less current portion.......................        284,301
                                                                -----------
                                                                  1,116,824
Deferred revenue............................................        123,305
Owners' equity:
  Common stock, voting, no par value, authorized 20,000
    shares, issued and outstanding 10,750.6 shares..........      1,872,477
  Shareholder receivable....................................       (531,500)
  Accumulated deficit.......................................       (852,164)
  Members' deficit..........................................       (153,130)
                                                                -----------
                                                                    335,683
                                                                -----------
                                                                $ 8,567,121
                                                                ===========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                   UNAUDITED COMBINED STATEMENT OF OPERATIONS
                       TEN MONTHS ENDED OCTOBER 31, 1997

Revenues:
  Revenues..................................................  $5,717,702
  Less agency and representative commissions................     796,360
                                                              ----------
                                                               4,921,342
Expenses:
  Transmission..............................................     233,678
  Programming and production................................   1,640,619
  Sales.....................................................     874,358
  General and administrative................................   1,622,242
  Advertising...............................................     137,386
                                                              ----------
                                                               4,508,283
                                                              ----------
          Income from operations............................     413,059
Nonoperating income (expense):
  Loss on sale of assets....................................     (65,639)
  Noncompete revenue........................................     112,090
  Interest income...........................................     121,846
  Interest expense..........................................    (694,674)
                                                              ----------
                                                                (526,377)
                                                              ----------
          Loss before income taxes..........................    (113,318)
Income tax expense..........................................      32,290
                                                              ----------
          Net loss..........................................  $ (145,608)
                                                              ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

           UNAUDITED COMBINED STATEMENT OF CHANGES IN OWNERS' EQUITY
                       TEN MONTHS ENDED OCTOBER 31, 1997

                                 PREFERRED      COMMON     SHAREHOLDER    ACCUMULATED   MEMBERS'
                                   STOCK        STOCK       RECEIVABLE      DEFICIT      DEFICIT      TOTAL
                                 ----------   ----------   ------------   -----------   ---------   ----------
Balance at January 1, 1997.....  $1,396,800   $  475,677    $      --     $  (920,862)  $  61,176   $1,012,791
  Preferred stock conversion...  (1,396,800)   1,396,800           --              --          --           --
  Increase in shareholder
    receivable.................          --           --     (531,500)             --          --     (531,500)
  Net income (loss)............          --           --           --          68,698    (214,306)    (145,608)
                                 ----------   ----------    ---------     -----------   ---------   ----------
Balance at October 31, 1997....  $       --   $1,872,477    $(531,500)    $  (852,164)  $(153,130)  $  335,683
                                 ==========   ==========    =========     ===========   =========   ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                   UNAUDITED COMBINED STATEMENT OF CASH FLOWS
                       TEN MONTHS ENDED OCTOBER 31, 1997

Cash flows from operating activities:
  Net loss..................................................  $  (145,608)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Amortization............................................      115,908
    Depreciation............................................      116,517
    Noncompete revenue......................................     (112,090)
    Noncompete expense......................................       88,271
    Provision for bad debts.................................       20,284
    Loss on sale of assets..................................       65,639
    Changes in operating assets and liabilities:
      Trade accounts receivable.............................       25,593
      Other accounts receivable.............................       10,521
      Prepaid expenses......................................       97,140
      Prepaid income tax....................................       (5,880)
      Accrued interest receivable...........................       16,050
      Equipment deposits and other assets...................       (4,259)
      Deferred taxes........................................       36,991
      Accounts payable......................................      (64,596)
      Accrued expenses......................................      (77,623)
      Accrued taxes payable.................................      (12,520)
                                                              -----------
         Net cash provided by operating activities..........      170,338
Cash flows from investing activities:
  Loans made to shareholders................................     (531,500)
  Advances on notes receivable..............................      (59,836)
  Payments on notes receivable..............................    2,902,298
  Proceeds from sale of assets..............................       61,100
  Additions to property and equipment.......................     (385,136)
                                                              -----------
         Net cash provided by investing activities..........    1,986,926
Cash flows from financing activities:
  Payments on notes payable.................................   (1,561,545)
  Payments on notes payable to related parties..............     (358,442)
                                                              -----------
         Net cash used by financing activities..............   (1,919,987)
                                                              -----------
         Net increase in cash...............................      237,277
         Cash at beginning of period........................      220,381
                                                              -----------
         Cash at end of period..............................  $   457,658
                                                              ===========
Supplemental disclosure of cash flow information:
  Interest paid.............................................  $   703,382
  Taxes paid................................................  $    13,699

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                OCTOBER 31, 1997

NOTE A -- UNAUDITED INTERIM FINANCIAL STATEMENTS

     The combined balance sheet as of October 31, 1997 and the combined statements of operations, changes in owners' equity, and cash flows for the ten month period ended October 31, 1997 are unaudited. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position of Pacific Northwest Broadcasting Corporation and Affiliates, (the Company) and the results of operations, changes in owners' equity, and cash flows. These interim unaudited combined financial statements should be read in conjunction with the audited combined financial statements. The combined results of operations for the ten months ended October 31, 1997 are not necessarily indicative of results to be expected for the full year.

NOTE B -- AGREEMENT TO REDIRECT SIGNAL

     The Company has entered into an agreement to redirect certain of the Company's broadcast signals in exchange for a payment of $2,000,000. The agreement is subject to Federal Communications Commission approval and is secured by a letter of credit.

NOTE C -- SALES AGREEMENTS

     On September 29, 1997, the shareholders of Pacific Northwest Broadcasting Corporation (PNWB) and the members of Wilson Group, LLC (Wilson) signed various agreements to sell the capital stock of PNWB, the operating assets of Wilson and a building of the controlling owner to Citadel Broadcasting Company (Citadel). In conjunction with the agreements, the Company entered into a Local Marketing Agreement (LMA) with Citadel which allowed Citadel use of the property and equipment of the radio stations in exchange for a fee. The LMA continued until the closing of the sale of the assets of Wilson. The sale of the stock of PNWB closed February 12, 1998 and the sale of the assets of Wilson closed on April 21, 1998. The sales price of $28,500,000 for the stock, assets and building was paid in cash.

NOTE D -- SUBSEQUENT EVENT

     On February 12, 1998, PNWB entered into an assignment and distribution agreement with Wilson Properties, L.P., the sole shareholder. This agreement transferred certain obligations and assets to the shareholder and resulted in a net dividend of $245,301. The agreement also assigned the right to collect the proceeds from the agreement to redirect broadcast signals described in Note B.

     The dividend is summarized as follows:

Cash........................................................  $   655,089
Accounts receivable.........................................    1,534,460
Notes receivable............................................    5,636,732
Real property...............................................      312,872
Other assets................................................       30,902
Debt........................................................   (7,681,981)
Accounts payable and accrued expenses.......................     (242,773)
                                                              -----------
Dividend....................................................  $   245,301
                                                              ===========

            =======================================================


NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER TO SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


UNTIL          (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            -----
Prospectus Summary........................     5
Risk Factors..............................    15
Use of Proceeds...........................    23
Dividend Policy...........................    23
Capitalization............................    24
Dilution..................................    25
Unaudited Pro Forma Condensed Consolidated
  Financial Statements....................    26
Selected Historical Financial Data........    37
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................    39
Business..................................    46
The Pending Dispositions..................    68
Management................................    69
Certain Transactions......................    77
Principal and Selling Stockholders........    80
Description of Capital Stock..............    82
Description of Indebtedness...............    87
Shares Eligible for Future Sale...........    93
Underwriting..............................    95
Legal Matters.............................    97
Experts...................................    97
Available Information.....................    97
Glossary of Certain Defined Terms.........    99
Index to Financial Statements.............   F-1

            =======================================================
            =======================================================
                                6,720,796 Shares

                                 [CITADEL LOGO]

                                  Common Stock

                             ---------------------
                                   PROSPECTUS
                             ---------------------
                       PRUDENTIAL SECURITIES INCORPORATED

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                              GOLDMAN, SACHS & CO.

                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                                            , 1998
            =======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission filing fee...............  $   38,761*
National Association of Securities Dealers, Inc. filing
  fee.......................................................      13,639*
Nasdaq National Market Fee..................................      90,500*
Printing expenses...........................................     325,000
Accounting fees and expenses................................     260,000
Legal fees and expenses.....................................     300,000
Blue Sky fees and expenses..................................       5,000
Transfer agent fees.........................................      10,500*
Miscellaneous...............................................       5,000
                                                              ----------
     TOTAL..................................................   1,048,400
                                                              ==========


---------


* Actual. All other amounts are estimates.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.7502 of the Nevada General Corporation Law (the "NGCL") empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 78.7502 of the NGCL also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 78.7502 of the NGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and that indemnification provided for by Section
78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, except that such indemnification may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless a court of competent jurisdiction orders otherwise, utilizing the standard described in the immediately preceding paragraph.

     The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation; these provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under any contract or otherwise by law.

     Any indemnification referred to above, unless ordered by a court or paid as incurred in advance of final disposition upon receipt of a proper undertaking to repay the same, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the act, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Citadel Communications Corporation's Amended and Restated Certificate of Incorporation provides as follows:

          To the full extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director at the request of the Corporation or any predecessor of the Corporation.

     Citadel Communications Corporation's Bylaws further implement the permissive provisions of Section 78.751 of the NGCL discussed above.

     As permitted by Section 78.037 of the NGCL, Citadel Communications Corporation's Amended and Restated Certificate of Incorporation provides as follows:

          To the full extent permitted by the General Corporation Law of the State of Nevada in effect from time to time and to no greater extent, no officer or member of the Board of Directors shall be liable for monetary damages for breach of fiduciary duty in his or her capacity as an officer or a director in any action brought by or on behalf of the Corporation or any of its shareholders.

     Section 78.037 currently provides that any such provision of a corporation's articles of incorporation may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the NGCL.

     Citadel Communications Corporation maintains insurance to protect persons entitled to indemnification pursuant to its Amended and Restated Certificate of Incorporation and Bylaws and the NGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the NGCL.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The number of shares described as being sold in this Item 15 does not give effect to the Recapitalization described in this Registration Statement.

     On June 28, 1996, in connection with refinancing transactions, the Registrant issued to ABRY Broadcast Partners II, L.P. and ABRY Citadel Investment Partners, L.P. an aggregate of 3,168,853.7 shares of two newly-created classes of preferred stock for the aggregate purchase price of $49,465,806.26, and it issued an aggregate of 231,420.947 shares of common stock and 763,612.584 shares of preferred stock as two classes of then-existing common stock and two classes of then-existing preferred stock were reclassified. As no public offering was involved, the issuance of such shares was exempt from registration under Section 4(2) of the Securities Act.

     On December 31, 1996, in connection with the acquisition of Deschutes River Broadcasting, Inc. ("Deschutes"), the Registrant issued to the shareholders of Deschutes an aggregate of 11,208 shares of common stock and 482,727 shares of preferred stock. As no public offering was involved, the issuance of such shares was exempt from registration under Section 4(2) of the Securities Act.

     As of April 15, 1997, the Registrant issued to certain employees an aggregate of 1,454 shares of common stock for the aggregate purchase price of $22,932.44. As no public offering was involved, the issuance of such shares was exempt from registration under Section 4(2) of the Securities Act.

     On September 29, 1997, in connection with the acquisition of certain radio stations and related assets in Providence, Rhode Island, the Registrant issued to the shareholders of the selling entities an aggregate of 153,264 shares of preferred stock. As no public offering was involved, the issuance of such shares will be exempt from registration under Section 4(2) of the Securities Act.

     On October 15, 1997, in connection with the acquisition of certain radio stations and related assets in Little Rock, Arkansas, the Registrant issued to the shareholders of the selling entities an aggregate of 360,636 shares of preferred stock. As no public offering was involved, the issuance of such shares will be exempt from registration under Section 4(2) of the Securities Act.

     As of April 15, 1997, September 30, 1997, February 10, 1998, March 18, 1998 and March 25, 1998, the Registrant issued to former employees an aggregate of 14,901 shares of common stock upon the exercise of vested employee stock options for the aggregate purchase price of $62,696.61 plus delivery to the Registrant of 885 shares of common stock. As no public offering was involved, the issuance of such shares was exempt from registration under Section 4(2) of the Securities Act.

     In connection with the proposed Recapitalization described in this Registration Statement, the Company will reclassify its outstanding common stock and its outstanding preferred stock and will issue new shares of common stock and preferred stock to its existing security holders. The issuance of such shares will be exempt from registration under Section 3(a)(9) of the Securities Act.

     In connection with the proposed Warrant Exercise described in this Registration Statement, the Company will issue 414,303 of its Common Stock upon exercise of a warrant for the aggregate purchase price of $345.25. As such issuance will involve no public offering, the issuance of such shares will be exempt from registration under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

(A) EXHIBITS


 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
  1         Form of Underwriting Agreement.**
  2.1       Stock Purchase Agreement dated September 29, 1997 among
            Pacific Northwest Broadcasting Corporation, Wilson
            Properties, L.P. and Citadel Broadcasting Company
            (incorporated by reference to Exhibit 2.1 to Citadel
            Broadcasting Company's Amendment No. 1 to Registration
            Statement No. 333-36771 on Form S-4).
  2.2       Asset Purchase Agreement dated September 29, 1997 among
            Wilson Group, LLC, Citadel Broadcasting Company and Citadel
            License, Inc. (incorporated by reference to Exhibit 2.2 to
            Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
  2.3       Asset Purchase Agreement dated as of July 15, 1997 among
            Maranatha Broadcasting Company, Inc., Citadel Broadcasting
            Company and Citadel License, Inc. (relating to WFMZ-FM)
            (incorporated by reference to Exhibit 2.3 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
  2.4       Asset Purchase Agreement dated as of July 15, 1997 among
            Maranatha Broadcasting Company, Inc., Citadel Broadcasting
            Company and Citadel License, Inc. (relating to WEST-AM)
            (incorporated by reference to Exhibit 2.4 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
  2.5       Merger Agreement dated as of June 2, 1997 among Snider
            Corporation, Ted L. Snider, Sr., Jane J. Snider, Citadel
            Communications Corporation and Citadel Broadcasting Company
            (incorporated by reference to Exhibit 2.5 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
  2.6       Merger Agreement dated as of June 2, 1997 among Snider
            Broadcasting Corporation, Ted L. Snider, Jr., Calvin G.
            Arnold, Citadel Communications Corporation and Citadel
            Broadcasting Company (incorporated by reference to Exhibit
            2.6 to Citadel Broadcasting Company's Registration Statement
            No. 333-36771 on Form S-4).
  2.7       Asset Purchase Agreement dated as of June 2, 1997 among CDB
            Broadcasting Corporation, CDB License Corporation and
            Citadel Broadcasting Company (incorporated by reference to
            Exhibit 2.7 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
  2.8       Agreement of Purchase and Sale dated March 17, 1997 by and among Tele-Media Broadcasting Company, Tele-Media
            Broadcasting Company of Centre Region, Tele-Media
            Broadcasting Holding Corporation and their respective
            shareholders and Citadel Broadcasting Company and Citadel
            Communications Corporation (incorporated by reference to
            Exhibit 10.19 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
  3(i)      Form of Amended and Restated Articles of Incorporation of
            Citadel Communications Corporation (incorporated by
            reference to Exhibit 1 to the Registrant's Registration
            Statement on Form 8-A).
  3(ii)     Form of Amended and Restated Bylaws of Citadel
            Communications Corporation (incorporated by reference to
            Exhibit 2 to the Registrant's Registration Statement on Form
            8-A).
  4.1       Form of Recapitalization Agreement (incorporated by
            reference to Exhibit 3 to the Registrant's Registration
            Statement on Form 8-A).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
  4.2       Indenture dated as of July 1, 1997 among Citadel
            Broadcasting Company, Citadel License, Inc. and The Bank of
            New York, as Trustee, with the forms of 10 1/4% Senior
            Subordinated Notes due 2007 and 10 1/4% Series B Senior
            Subordinated Notes due 2007 included therein (incorporated by reference to Exhibit 4.1 to Citadel Broadcasting
            Company's Registration Statement No. 333-36771 on Form S-4).
  4.3       Indenture dated as of July 1, 1997 among Citadel
            Broadcasting Company, Citadel License, Inc. and The Bank of
            New York, as Trustee, with the forms of 13 1/4% Exchange
            Debentures due 2009 and 13 1/4% Series B Exchange Debentures
            due 2009 included therein (incorporated by reference to
            Exhibit 4.2 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
  4.4       Amendment to Certificate of the Designations, Voting Powers
            Preferences and Relative, Participating, Optional and Other
            Special Rights and Qualifications, Limitations or
            Restrictions of the 13 1/4% Series A Exchangeable Preferred
            Stock and the 13 1/4% Series B Exchangeable Preferred Stock
            of Citadel Broadcasting Company (incorporated by reference to Exhibit 3(i)(b) to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
  5.1       Opinion of Eckert Seamans Cherin & Mellott, LLC, including consent.*
  5.2       Opinion of Lionel Sawyer & Collins.*
  9         Amended and Restated Voting Trust Agreement dated as of
            October 15, 1997 among Citadel Communications Corporation,
            ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment
            Partners, L.P., Harlan Levy as Trustee, and J. Walter
            Corcoran and Christopher Hall (incorporated by reference to
            Exhibit 9 to Citadel Broadcasting Company's Amendment No. 1
            to Registration Statement No. 333-36771 on Form S-4).
 10.1       Employment Agreement dated as of June 28, 1996 among
            Lawrence R. Wilson, Citadel Broadcasting Company and Citadel
            Communications Corporation (incorporated by reference to
            Exhibit 10.1 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
 10.2       Citadel Communications Corporation 1996 Equity Incentive
            Plan, as amended (incorporated by reference to Exhibit 10.2 to Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
 10.3       Citadel Communications Corporation Nonqualified Stock Option
            Agreement made and entered into as of June 28, 1996 between
            Citadel Communications Corporation and Lawrence R. Wilson
            (incorporated by reference to Exhibit 10.3 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.4       Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of December 21, 1994
            (incorporated by reference to Exhibit 10.4 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.5       Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of February 21, 1994
            (incorporated by reference to Exhibit 10.5 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.6       Joint Sales Agreement dated as of December 15, 1995 among
            Pourtales Radio Partnership, Pourtales Holdings, Inc.,
            Springs Radio, Inc., KVUU/KSSS, Inc. and Citadel
            Broadcasting Company (incorporated by reference to Exhibit
            10.6 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
 10.7       Securities Purchase and Exchange Agreement dated as of June
            28, 1996 among Citadel Communications Corporation, Citadel
            Broadcasting Company, ABRY Broadcast Partners II, L.P.,
            ABRY/Citadel Investment Partners, L.P., Baker, Fentress &
            Company, Bank of America Illinois, Oppenheimer & Co., Inc.,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, and
            Thomas E. Pelt, Jr. (incorporated by reference to Exhibit
            10.7 to Citadel Broadcasting Company's to Registration
            Statement No. 333-36771 on Form S-4).
 10.8       First Amendment to the Securities Purchase Agreement dated as of December 31, 1996 among Citadel Communications
            Corporation, Citadel Broadcasting Company, Deschutes
            Acquisition Corporation, ABRY Broadcast Partners II, L.P.,
            ABRY/Citadel Investment Partners, L.P., Baker, Fentress &
            Company, Oppenheimer & Co., Inc., Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl
            E. Bartol, Andrea P. Joselit, The Endeavour Capital Fund
            Limited Partnership, Joseph P. Tennant, The Schafbuch Family
            Trust u/a/d 2-15-94, Babson Capital Partners Limited
            Partnership, Tal Johnson, Edward T. Hardy and Ralph W. McKee
            (incorporated by reference to Exhibit 10.8 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.9       Second Amendment to the Securities Purchase and Exchange
            Agreement dated as of March 17, 1997 among Citadel
            Communications Corporation, Citadel Broadcasting Company,
            Deschutes Acquisition Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            Illinois, Christopher J. Perry, Robert F. Perille, M. Ann
            O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W.
            Clary, Sheryl E. Bartol, Andrea P. Joselit, The Endeavour
            Capital Fund Limited Partnership, Joseph P. Tennant, The
            Schafbuch Family Trust u/a/d 2-15-94, Babson Capital
            Partners Limited Partnership, Tal Johnson, Edward T. Hardy
            and Ralph W. McKee (incorporated by reference to Exhibit
            10.9 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
 10.10      Third Amendment to the Securities Purchase and Exchange
            Agreement dated as of September 26, 1997 among Citadel
            Communications Corporation, Citadel Broadcasting Company,
            Deschutes Acquisition Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/ Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, The Endeavor Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust u/a/d 2-15-94,
            Babson Capital Partners Limited Partnership, Tal Johnson,
            Edward T. Hardy, Ralph W. McKee, Philip J. Urso, Phillip
            Norton, Richard Poholek, Karen Kutniewski, Thomas Jenkins,
            Jeff Thompson, Pat Bowen, Mark Urso, M. Linda Urso and
            Juliet Rice (incorporated by reference to Exhibit 10.10 to
            Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
10.11       Second Amended and Restated Stockholders Agreement dated as of June 28, 1996, among Citadel Communications Corporation,
            Baker, Fentress & Company, Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Thomas
            E. Van Pelt, Jr., ABRY Broadcast Partners II, L.P., ABRY
            Citadel Investment Partners, L.P., Oppenheimer & Co., Inc.,
            Finova Capital Corporation, Lawrence R. Wilson, Claire
            Wilson, Donna L. Heffner and Stuart Stanek (incorporated by reference to Exhibit 10.11 to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
 10.12      First Amendment to the Second Amended Stockholders Agreement
            dated as of December 31, 1996 among Citadel Communications
            Corporation, ABRY Broadcast Partners II, L.P., ABRY/Citadel
            Investment Partners, L.P., Baker, Fentress & Company,
            Oppenheimer & Co., Inc., Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl
            E. Bartol, Andrea P. Joselit, Finova Capital Corporation,
            The Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust u/a/d 2-15-94, Babson
            Capital Partners Limited Partnership, Tal Johnson, Edward T.
            Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
            (incorporated by reference to Exhibit 10.12 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.13      Second Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of March 17, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            Illinois, Christopher J. Perry, Robert F. Perille, M. Ann
            O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W.
            Clary, Sheryl E. Bartol, Andrea P. Joselit, Finova Capital
            Corporation, The Endeavour Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust, Babson
            Capital Partners Limited Partnership, Tal Johnson, Edward T.
            Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
            (incorporated by reference to Exhibit 10.13 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.14      Third Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of September 26, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, Finova Capital Corporation, The Endeavour
            Capital Fund Limited Partnership, Joseph P. Tennant, The
            Schafbuch Family Trust, Babson Capital Partners Limited
            Partnership, Tal Johnson, Edward T. Hardy, Ralph W. McKee,
            Philip J. Urso, Phillip Norton, Richard Poholek, Karen
            Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark
            Urso, M. Linda Urso, Juliet Rice, Lawrence R. Wilson and
            Claire Wilson (incorporated by reference to Exhibit 10.14 to
            Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
 10.15      Fourth Amended and Restated Voting Agreement dated as of
            October 15, 1997 among Citadel Communications Corporation,
            ABRY Broadcast Partners II, L.P., Baker Fentress & Company,
            Finova Capital Corporation, Oppenheimer & Co., Inc., The
            Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust, Babson Capital Partners
            Limited Partnership, Tal Johnson, Edward T. Hardy, Ralph W.
            McKee, Philip J. Urso, Phillip Norton, Richard Poholek,
            Karen Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen,
            Mark Urso, M. Linda Urso, Juliet Rice, Ted L. Snider, Sr.,
            Jane L. Snider, Ted L. Snider, Jr., Calvin Arnold, Lawrence
            R. Wilson and Claire Wilson (incorporated by reference to
            Exhibit 10.15 to Citadel Broadcasting Company's Amendment
            No. 1 to Registration Statement No. 333-36771 on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
10.16       Fourth Amendment to the Securities Purchase and Exchange
            Agreement dated as of October 15, 1997 among Citadel
            Communications Corporation, Citadel Broadcasting Company,
            Deschutes Acquisition Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/ Citadel Investment Partners, L.P., Baker
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, The Endeavour Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust u/a/d 2-15-94,
            Babson Capital Partners Limited Partnership, Tal Johnson,
            Edward T. Hardy, Ralph W. McKee, Philip J. Urso, Phillip
            Norton, Richard Poholek, Karen Kutniewski, Thomas Jenkins,
            Jeff Thompson, Pat Bowen, Mark Urso, M. Linda Urso, Juliet
            Rice, Ted L. Snider, Sr., Jane J. Snider, Ted L. Snider,
            Jr., and Calvin G. Arnold (incorporated by reference to
            Exhibit 10.16 to Citadel Broadcasting Company's Amendment
            No. 1 to Registration Statement No. 333-36771 on Form S-4).
 10.17      Fourth Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of October 15, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, The Endeavour Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust, Finova
            Capital Corporation, Babson Capital Partners Limited
            Partnership, Tal Johnson, Edward T. Hardy, Ralph W. McKee,
            Philip J. Urso, Phillip Norton, Richard Poholek, Karen
            Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark
            Urso, M. Linda Urso, Juliet Rice, Ted L. Snider, Sr., Jane
            J. Snider, Ted L. Snider, Jr., Calvin G. Arnold, Lawrence R.
            Wilson and Claire Wilson (incorporated by reference to
            Exhibit 10.17 to Citadel Broadcasting Company's Amendment
            No. 1 to Registration Statement No. 333-36771 on Form S-4).
 10.18      Amended and Restated Loan Agreement dated as of July 3, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            FINOVA Capital Corporation and the Lenders party thereto
            (incorporated by reference to Exhibit 10.18 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.19      Agreement Not to Compete made as of December 31, 1996
            between DVS Management Inc. and Citadel Communications
            Corporation (incorporated by reference to Exhibit 10.20 to
            Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
 10.20      Purchase Agreement dated June 30, 1997 by and among Citadel
            Broadcasting Company, Citadel Communications Corporation,
            Prudential Securities Incorporated, NationsBanc Capital
            Markets, Inc., and BancBoston Securities Inc. (incorporated by reference to Exhibit 10.21 to Citadel Broadcasting
            Company's Registration Statement No. 333-36771 on Form S-4).
 10.21      Deschutes Option Exchange Agreement dated as of December 31,
            1996 by and between Citadel Communications Corporation and
            Edward T. Hardy (incorporated by reference to Exhibit 10.24 to Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
 10.22      Deschutes Option Exchange Agreement dated as of December 31,
            1996 by and between Citadel Communications Corporation and
            Edward T. Hardy (incorporated by reference to Exhibit 10.25 to Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
 10.23      Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of January 1, 1996
            (incorporated by reference to Exhibit 10.26 to Citadel
            Broadcasting Company's Annual Report on Form 10-K for the
            fiscal year ended December 31, 1997).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
 10.24      Third Amended and Restated Registration Rights Agreement
            dated as of June 28, 1996 among Citadel Communications
            Corporation, Lawrence R. Wilson, Claire Wilson, Baker
            Fentress & Company, ABRY Broadcast Partners II, L.P.,
            ABRY/Citadel Investment Partners, L.P., Oppenheimer & Co.,
            Inc., Bank of America Illinois, Christopher J. Perry, Robert
            F. Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M.
            Mann, Matthew W. Clary and Thomas E. VanPelt, Jr.**
 10.25      First Amendment to Third Amended and Restated Registration
            Rights Agreement dated as of December 31, 1996 among Citadel
            Communications Corporation, Lawrence R. Wilson, Claire
            Wilson, Baker Fentress & Company, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P.,
            Oppenheimer & Co., Inc., Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl
            E. Bartol, Andrea P. Joselit, The Endeavour Capital Fund
            Limited Partnership, Joseph P. Tennant, The Schafbuch Family
            Trust, Babson Capital Partners Limited Partnership, Tal
            Johnson, Edward T. Hardy and Ralph W. McKee.**
 10.26      Second Amendment to Third Amended and Restated Registration
            Rights Agreement dated as of September 26, 1997 among
            Citadel Communications Corporation, Lawrence R. Wilson,
            Claire Wilson, Baker Fentress & Company, ABRY Broadcast
            Partners II, L.P., ABRY/ Citadel Investment Partners, L.P.,
            Oppenheimer & Co., Inc., Bank of America National Trust and
            Savings Association, Christopher J. Perry, Robert F.
            Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann,
            Matthew W. Clary, Sheryl E. Bartol, Andrea P. Joselit, The
            Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust, Babson Capital Partners
            Limited Partnership, Tal Johnson, Edward T. Hardy, Ralph W.
            McKee, Philip J. Urso, Phillip Norton, Richard Poholek,
            Karen Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen,
            Mark Urso, M. Linda Urso and Juliet Rice.**
 10.27      Third Amendment to Third Amended and Restated Registration
            Rights Agreement dated as of October 15, 1997 among Citadel
            Communications Corporation, Lawrence R. Wilson, Claire
            Wilson, Baker Fentress & Company, ABRY Broadcast Partners
            II, L.P., ABRY/ Citadel Investment Partners, L.P.,
            Oppenheimer & Co., Inc., Bank of America National Trust and
            Savings Association, Christopher J. Perry, Robert F.
            Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann,
            Matthew W. Clary, Sheryl E. Bartol, Andrea P. Joselit, The
            Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust, Babson Capital Partners
            Limited Partnership, Tal Johnson, Edward T. Hardy, Ralph W.
            McKee, Philip J. Urso, Phillip Norton, Richard Poholek,
            Karen Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen,
            Mark Urso, M. Linda Urso, Juliet Rice, Ted L. Snider, Sr.,
            Jane J. Snider, Ted L. Snider, Jr. and Calvin G. Arnold.**
 10.28      First Amendment to Loan Instruments dated July 15, 1997
            among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.29      Second Amendment to Loan Instruments dated September 25,
            1997 among Citadel Broadcasting Company, Citadel License,
            Inc., Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.30      Third Amendment to Loan Instruments dated October 15, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.31      Fourth Amendment to Loan Instruments dated November 4, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.32      Fifth Amendment to Loan Instruments dated December 24, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
 10.33      Sixth Amendment to Loan Instruments dated February 12, 1998 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.34      Seventh Amendment to Loan Instruments dated March 24, 1998 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.35      Eighth Amendment to Loan Instruments dated April 21, 1998
            among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.36      Amended and Restated Guaranty dated as of July 3, 1997 made by Citadel Communications Corporation for the benefit of
            FINOVA Capital Corporation, in its individual capacity and as Agent for the Lenders, as amended.*
 21         Subsidiaries of Citadel Communications Corporation.**
 23.1       Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinion filed herewith as Exhibit 5.1).*
 23.2       Consent of KPMG Peat Marwick LLP.*
 23.3       Consent of KPMG Peat Marwick LLP.*
 23.4       Consent of KPMG Peat Marwick LLP.*
 23.5       Consent of Deloitte & Touche LLP.*
 23.6       Consent of Erwin & Company.*
 23.7       Consent of Balukoff, Lindstrom & Co., P.A.*
 24         Power of Attorney (included on signature page).**
 27         Financial Data Schedule.**


---------

 *Filed Herewith

**Previously Filed

(B) FINANCIAL STATEMENT SCHEDULES

     None.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, in the State of Arizona, on June 26, 1998.


                                      CITADEL COMMUNICATIONS CORPORATION

                                      By:       /s/ LAWRENCE R. WILSON

                                         ---------------------------------------
                                         Lawrence R. Wilson
                                         Chairman of the Board,
                                         Chief Executive Office and President


    Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on June 26, 1998.


                 SIGNATURES                                           TITLE
                 ----------                                           -----

     /s/ LAWRENCE R. WILSON                        Chairman of the Board, Chief Executive
  ------------------------------------------       Officer and President (Principal Executive
  Lawrence R. Wilson                               Officer)

     /s/ DONNA L. HEFFNER                          Vice President and Chief Financial Officer
  ------------------------------------------       (Principal Financial and Accounting Officer)
  Donna L. Heffner

     /s/ PATRICIA DIAZ DENNIS                      Director
  ------------------------------------------
  Patricia Diaz Dennis

     /s/ SCOTT E. SMITH                            Director
  ------------------------------------------
  Scott E. Smith

     /s/ TED L. SNIDER, SR.                        Director
  ------------------------------------------
  Ted L. Snider, Sr.

     /s/ JOHN E. VON SCHLEGELL                     Director
  ------------------------------------------
  John E. von Schlegell

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
  1         Form of Underwriting Agreement.**
  2.1       Stock Purchase Agreement dated September 29, 1997 among
            Pacific Northwest Broadcasting Corporation, Wilson
            Properties, L.P. and Citadel Broadcasting Company
            (incorporated by reference to Exhibit 2.1 to Citadel
            Broadcasting Company's Amendment No. 1 to Registration
            Statement No. 333-36771 on Form S-4).
  2.2       Asset Purchase Agreement dated September 29, 1997 among
            Wilson Group, LLC, Citadel Broadcasting Company and Citadel
            License, Inc. (incorporated by reference to Exhibit 2.2 to
            Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
  2.3       Asset Purchase Agreement dated as of July 15, 1997 among
            Maranatha Broadcasting Company, Inc., Citadel Broadcasting
            Company and Citadel License, Inc. (relating to WFMZ-FM)
            (incorporated by reference to Exhibit 2.3 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
  2.4       Asset Purchase Agreement dated as of July 15, 1997 among
            Maranatha Broadcasting Company, Inc., Citadel Broadcasting
            Company and Citadel License, Inc. (relating to WEST-AM)
            (incorporated by reference to Exhibit 2.4 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
  2.5       Merger Agreement dated as of June 2, 1997 among Snider
            Corporation, Ted L. Snider, Sr., Jane J. Snider, Citadel
            Communications Corporation and Citadel Broadcasting Company
            (incorporated by reference to Exhibit 2.5 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
  2.6       Merger Agreement dated as of June 2, 1997 among Snider
            Broadcasting Corporation, Ted L. Snider, Jr., Calvin G.
            Arnold, Citadel Communications Corporation and Citadel
            Broadcasting Company (incorporated by reference to Exhibit
            2.6 to Citadel Broadcasting Company's Registration Statement
            No. 333-36771 on Form S-4).
  2.7       Asset Purchase Agreement dated as of June 2, 1997 among CDB
            Broadcasting Corporation, CDB License Corporation and
            Citadel Broadcasting Company (incorporated by reference to
            Exhibit 2.7 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
  2.8       Agreement of Purchase and Sale dated March 17, 1997 by and among Tele-Media Broadcasting Company, Tele-Media
            Broadcasting Company of Centre Region, Tele-Media
            Broadcasting Holding Corporation and their respective
            shareholders and Citadel Broadcasting Company and Citadel
            Communications Corporation (incorporated by reference to
            Exhibit 10.19 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
  3(i)      Form of Amended and Restated Articles of Incorporation of
            Citadel Communications Corporation (incorporated by
            reference to Exhibit 1 to the Registrant's Registration
            Statement on Form 8-A).
  3(ii)     Form of Amended and Restated Bylaws of Citadel
            Communications Corporation (incorporated by reference to
            Exhibit 2 to the Registrant's Registration Statement on Form
            8-A).
  4.1       Form of Recapitalization Agreement (incorporated by
            reference to Exhibit 3 to the Registrant's Registration
            Statement on Form 8-A).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
  4.2       Indenture dated as of July 1, 1997 among Citadel
            Broadcasting Company, Citadel License, Inc. and The Bank of
            New York, as Trustee, with the forms of 10 1/4% Senior
            Subordinated Notes due 2007 and 10 1/4% Series B Senior
            Subordinated Notes due 2007 included therein (incorporated by reference to Exhibit 4.1 to Citadel Broadcasting
            Company's Registration Statement No. 333-36771 on Form S-4).
  4.3       Indenture dated as of July 1, 1997 among Citadel
            Broadcasting Company, Citadel License, Inc. and The Bank of
            New York, as Trustee, with the forms of 13 1/4% Exchange
            Debentures due 2009 and 13 1/4% Series B Exchange Debentures
            due 2009 included therein (incorporated by reference to
            Exhibit 4.2 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
  4.4       Amendment to Certificate of the Designations, Voting Powers
            Preferences and Relative, Participating, Optional and Other
            Special Rights and Qualifications, Limitations or
            Restrictions of the 13 1/4% Series A Exchangeable Preferred
            Stock and the 13 1/4% Series B Exchangeable Preferred Stock
            of Citadel Broadcasting Company (incorporated by reference to Exhibit 3(i)(b) to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
  5.1       Opinion of Eckert Seamans Cherin & Mellott, LLC, including consent.*
  5.2       Opinion of Lionel Sawyer & Collins.*
  9         Amended and Restated Voting Trust Agreement dated as of
            October 15, 1997 among Citadel Communications Corporation,
            ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment
            Partners, L.P., Harlan Levy as Trustee, and J. Walter
            Corcoran and Christopher Hall (incorporated by reference to
            Exhibit 9 to Citadel Broadcasting Company's Amendment No. 1
            to Registration Statement No. 333-36771 on Form S-4).
 10.1       Employment Agreement dated as of June 28, 1996 among
            Lawrence R. Wilson, Citadel Broadcasting Company and Citadel
            Communications Corporation (incorporated by reference to
            Exhibit 10.1 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
 10.2       Citadel Communications Corporation 1996 Equity Incentive
            Plan, as amended (incorporated by reference to Exhibit 10.2 to Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
 10.3       Citadel Communications Corporation Nonqualified Stock Option
            Agreement made and entered into as of June 28, 1996 between
            Citadel Communications Corporation and Lawrence R. Wilson
            (incorporated by reference to Exhibit 10.3 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.4       Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of December 21, 1994
            (incorporated by reference to Exhibit 10.4 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.5       Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of February 21, 1994
            (incorporated by reference to Exhibit 10.5 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.6       Joint Sales Agreement dated as of December 15, 1995 among
            Pourtales Radio Partnership, Pourtales Holdings, Inc.,
            Springs Radio, Inc., KVUU/KSSS, Inc. and Citadel
            Broadcasting Company (incorporated by reference to Exhibit
            10.6 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
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

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
 10.7       Securities Purchase and Exchange Agreement dated as of June
            28, 1996 among Citadel Communications Corporation, Citadel
            Broadcasting Company, ABRY Broadcast Partners II, L.P.,
            ABRY/Citadel Investment Partners, L.P., Baker, Fentress &
            Company, Bank of America Illinois, Oppenheimer & Co., Inc.,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, and
            Thomas E. Pelt, Jr. (incorporated by reference to Exhibit
            10.7 to Citadel Broadcasting Company's to Registration
            Statement No. 333-36771 on Form S-4).
 10.8       First Amendment to the Securities Purchase Agreement dated as of December 31, 1996 among Citadel Communications
            Corporation, Citadel Broadcasting Company, Deschutes
            Acquisition Corporation, ABRY Broadcast Partners II, L.P.,
            ABRY/Citadel Investment Partners, L.P., Baker, Fentress &
            Company, Oppenheimer & Co., Inc., Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl
            E. Bartol, Andrea P. Joselit, The Endeavour Capital Fund
            Limited Partnership, Joseph P. Tennant, The Schafbuch Family
            Trust u/a/d 2-15-94, Babson Capital Partners Limited
            Partnership, Tal Johnson, Edward T. Hardy and Ralph W. McKee
            (incorporated by reference to Exhibit 10.8 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.9       Second Amendment to the Securities Purchase and Exchange
            Agreement dated as of March 17, 1997 among Citadel
            Communications Corporation, Citadel Broadcasting Company,
            Deschutes Acquisition Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            Illinois, Christopher J. Perry, Robert F. Perille, M. Ann
            O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W.
            Clary, Sheryl E. Bartol, Andrea P. Joselit, The Endeavour
            Capital Fund Limited Partnership, Joseph P. Tennant, The
            Schafbuch Family Trust u/a/d 2-15-94, Babson Capital
            Partners Limited Partnership, Tal Johnson, Edward T. Hardy
            and Ralph W. McKee (incorporated by reference to Exhibit
            10.9 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
 10.10      Third Amendment to the Securities Purchase and Exchange
            Agreement dated as of September 26, 1997 among Citadel
            Communications Corporation, Citadel Broadcasting Company,
            Deschutes Acquisition Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/ Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, The Endeavor Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust u/a/d 2-15-94,
            Babson Capital Partners Limited Partnership, Tal Johnson,
            Edward T. Hardy, Ralph W. McKee, Philip J. Urso, Phillip
            Norton, Richard Poholek, Karen Kutniewski, Thomas Jenkins,
            Jeff Thompson, Pat Bowen, Mark Urso, M. Linda Urso and
            Juliet Rice (incorporated by reference to Exhibit 10.10 to
            Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
10.11       Second Amended and Restated Stockholders Agreement dated as of June 28, 1996, among Citadel Communications Corporation,
            Baker, Fentress & Company, Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Thomas
            E. Van Pelt, Jr., ABRY Broadcast Partners II, L.P., ABRY
            Citadel Investment Partners, L.P., Oppenheimer & Co., Inc.,
            Finova Capital Corporation, Lawrence R. Wilson, Claire
            Wilson, Donna L. Heffner and Stuart Stanek (incorporated by reference to Exhibit 10.11 to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
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

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
 10.12      First Amendment to the Second Amended Stockholders Agreement
            dated as of December 31, 1996 among Citadel Communications
            Corporation, ABRY Broadcast Partners II, L.P., ABRY/Citadel
            Investment Partners, L.P., Baker, Fentress & Company,
            Oppenheimer & Co., Inc., Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl
            E. Bartol, Andrea P. Joselit, Finova Capital Corporation,
            The Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust u/a/d 2-15-94, Babson
            Capital Partners Limited Partnership, Tal Johnson, Edward T.
            Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
            (incorporated by reference to Exhibit 10.12 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.13      Second Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of March 17, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            Illinois, Christopher J. Perry, Robert F. Perille, M. Ann
            O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W.
            Clary, Sheryl E. Bartol, Andrea P. Joselit, Finova Capital
            Corporation, The Endeavour Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust, Babson
            Capital Partners Limited Partnership, Tal Johnson, Edward T.
            Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
            (incorporated by reference to Exhibit 10.13 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.14      Third Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of September 26, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, Finova Capital Corporation, The Endeavour
            Capital Fund Limited Partnership, Joseph P. Tennant, The
            Schafbuch Family Trust, Babson Capital Partners Limited
            Partnership, Tal Johnson, Edward T. Hardy, Ralph W. McKee,
            Philip J. Urso, Phillip Norton, Richard Poholek, Karen
            Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark
            Urso, M. Linda Urso, Juliet Rice, Lawrence R. Wilson and
            Claire Wilson (incorporated by reference to Exhibit 10.14 to
            Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
 10.15      Fourth Amended and Restated Voting Agreement dated as of
            October 15, 1997 among Citadel Communications Corporation,
            ABRY Broadcast Partners II, L.P., Baker Fentress & Company,
            Finova Capital Corporation, Oppenheimer & Co., Inc., The
            Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust, Babson Capital Partners
            Limited Partnership, Tal Johnson, Edward T. Hardy, Ralph W.
            McKee, Philip J. Urso, Phillip Norton, Richard Poholek,
            Karen Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen,
            Mark Urso, M. Linda Urso, Juliet Rice, Ted L. Snider, Sr.,
            Jane L. Snider, Ted L. Snider, Jr., Calvin Arnold, Lawrence
            R. Wilson and Claire Wilson (incorporated by reference to
            Exhibit 10.15 to Citadel Broadcasting Company's Amendment
            No. 1 to Registration Statement No. 333-36771 on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
10.16       Fourth Amendment to the Securities Purchase and Exchange
            Agreement dated as of October 15, 1997 among Citadel
            Communications Corporation, Citadel Broadcasting Company,
            Deschutes Acquisition Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/ Citadel Investment Partners, L.P., Baker
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, The Endeavour Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust u/a/d 2-15-94,
            Babson Capital Partners Limited Partnership, Tal Johnson,
            Edward T. Hardy, Ralph W. McKee, Philip J. Urso, Phillip
            Norton, Richard Poholek, Karen Kutniewski, Thomas Jenkins,
            Jeff Thompson, Pat Bowen, Mark Urso, M. Linda Urso, Juliet
            Rice, Ted L. Snider, Sr., Jane J. Snider, Ted L. Snider,
            Jr., and Calvin G. Arnold (incorporated by reference to
            Exhibit 10.16 to Citadel Broadcasting Company's Amendment
            No. 1 to Registration Statement No. 333-36771 on Form S-4).
 10.17      Fourth Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of October 15, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, The Endeavour Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust, Finova
            Capital Corporation, Babson Capital Partners Limited
            Partnership, Tal Johnson, Edward T. Hardy, Ralph W. McKee,
            Philip J. Urso, Phillip Norton, Richard Poholek, Karen
            Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark
            Urso, M. Linda Urso, Juliet Rice, Ted L. Snider, Sr., Jane
            J. Snider, Ted L. Snider, Jr., Calvin G. Arnold, Lawrence R.
            Wilson and Claire Wilson (incorporated by reference to
            Exhibit 10.17 to Citadel Broadcasting Company's Amendment
            No. 1 to Registration Statement No. 333-36771 on Form S-4).
 10.18      Amended and Restated Loan Agreement dated as of July 3, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            FINOVA Capital Corporation and the Lenders party thereto
            (incorporated by reference to Exhibit 10.18 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
 10.19      Agreement Not to Compete made as of December 31, 1996
            between DVS Management Inc. and Citadel Communications
            Corporation (incorporated by reference to Exhibit 10.20 to
            Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
 10.20      Purchase Agreement dated June 30, 1997 by and among Citadel
            Broadcasting Company, Citadel Communications Corporation,
            Prudential Securities Incorporated, NationsBanc Capital
            Markets, Inc., and BancBoston Securities Inc. (incorporated by reference to Exhibit 10.21 to Citadel Broadcasting
            Company's Registration Statement No. 333-36771 on Form S-4).
 10.21      Deschutes Option Exchange Agreement dated as of December 31,
            1996 by and between Citadel Communications Corporation and
            Edward T. Hardy (incorporated by reference to Exhibit 10.24 to Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
 10.22      Deschutes Option Exchange Agreement dated as of December 31,
            1996 by and between Citadel Communications Corporation and
            Edward T. Hardy (incorporated by reference to Exhibit 10.25 to Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
 10.23      Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of January 1, 1996
            (incorporated by reference to Exhibit 10.26 to Citadel
            Broadcasting Company's Annual Report on Form 10-K for the
            fiscal year ended December 31, 1997).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
 10.24      Third Amended and Restated Registration Rights Agreement
            dated as of June 28, 1996 among Citadel Communications
            Corporation, Lawrence R. Wilson, Claire Wilson, Baker
            Fentress & Company, ABRY Broadcast Partners II, L.P.,
            ABRY/Citadel Investment Partners, L.P., Oppenheimer & Co.,
            Inc., Bank of America Illinois, Christopher J. Perry, Robert
            F. Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M.
            Mann, Matthew W. Clary and Thomas E. VanPelt, Jr.**
 10.25      First Amendment to Third Amended and Restated Registration
            Rights Agreement dated as of December 31, 1996 among Citadel
            Communications Corporation, Lawrence R. Wilson, Claire
            Wilson, Baker Fentress & Company, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P.,
            Oppenheimer & Co., Inc., Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl
            E. Bartol, Andrea P. Joselit, The Endeavour Capital Fund
            Limited Partnership, Joseph P. Tennant, The Schafbuch Family
            Trust, Babson Capital Partners Limited Partnership, Tal
            Johnson, Edward T. Hardy and Ralph W. McKee.**
 10.26      Second Amendment to Third Amended and Restated Registration
            Rights Agreement dated as of September 26, 1997 among
            Citadel Communications Corporation, Lawrence R. Wilson,
            Claire Wilson, Baker Fentress & Company, ABRY Broadcast
            Partners II, L.P., ABRY/ Citadel Investment Partners, L.P.,
            Oppenheimer & Co., Inc., Bank of America National Trust and
            Savings Association, Christopher J. Perry, Robert F.
            Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann,
            Matthew W. Clary, Sheryl E. Bartol, Andrea P. Joselit, The
            Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust, Babson Capital Partners
            Limited Partnership, Tal Johnson, Edward T. Hardy, Ralph W.
            McKee, Philip J. Urso, Phillip Norton, Richard Poholek,
            Karen Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen,
            Mark Urso, M. Linda Urso and Juliet Rice.**
 10.27      Third Amendment to Third Amended and Restated Registration
            Rights Agreement dated as of October 15, 1997 among Citadel
            Communications Corporation, Lawrence R. Wilson, Claire
            Wilson, Baker Fentress & Company, ABRY Broadcast Partners
            II, L.P., ABRY/ Citadel Investment Partners, L.P.,
            Oppenheimer & Co., Inc., Bank of America National Trust and
            Savings Association, Christopher J. Perry, Robert F.
            Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann,
            Matthew W. Clary, Sheryl E. Bartol, Andrea P. Joselit, The
            Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust, Babson Capital Partners
            Limited Partnership, Tal Johnson, Edward T. Hardy, Ralph W.
            McKee, Philip J. Urso, Phillip Norton, Richard Poholek,
            Karen Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen,
            Mark Urso, M. Linda Urso, Juliet Rice, Ted L. Snider, Sr.,
            Jane J. Snider, Ted L. Snider, Jr. and Calvin G. Arnold.**
 10.28      First Amendment to Loan Instruments dated July 15, 1997
            among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.29      Second Amendment to Loan Instruments dated September 25,
            1997 among Citadel Broadcasting Company, Citadel License,
            Inc., Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.30      Third Amendment to Loan Instruments dated October 15, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.31      Fourth Amendment to Loan Instruments dated November 4, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.32      Fifth Amendment to Loan Instruments dated December 24, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 ------                        ----------------------
 10.33      Sixth Amendment to Loan Instruments dated February 12, 1998 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.34      Seventh Amendment to Loan Instruments dated March 24, 1998 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.35      Eighth Amendment to Loan Instruments dated April 21, 1998
            among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto.**
 10.36      Amended and Restated Guaranty dated as of July 3, 1997 made by Citadel Communications Corporation for the benefit of
            FINOVA Capital Corporation, in its individual capacity and as Agent for the Lenders, as amended.*
 21         Subsidiaries of Citadel Communications Corporation.**
 23.1       Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinion filed herewith as Exhibit 5.1).*
 23.2       Consent of KPMG Peat Marwick LLP.*
 23.3       Consent of KPMG Peat Marwick LLP.*
 23.4       Consent of KPMG Peat Marwick LLP.*
 23.5       Consent of Deloitte & Touche LLP.*
 23.6       Consent of Erwin & Company.*
 23.7       Consent of Balukoff, Lindstrom & Co., P.A.*
 24         Power of Attorney (included on signature page).**
 27         Financial Data Schedule.**


---------

 *Filed Herewith

**Previously Filed